This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

               =================================================================

               COMPLETE APPRAISAL OF
               REAL PROPERTY

               Montehiedra Town Center
               Montehiedra Avenue & State Road 52
               Rio Peidras Sector, San Juan, Puerto Rico

               =================================================================
               IN A SELF-CONTAINED REPORT

               As of March 7, 1997

               Prepared For:

               Goldman Sachs & Co.
               85 Broad Street
               New York, New York 10004

               Prepared By:

               Cushman & Wakefield, Inc.
               Valuation Advisory Services
               51 West 52nd Street, 9th Floor
               New York, New York 10019

Cushman & Wakefield, Inc.                                         CUSHMAN &
51 West 52nd Street                                             WAKEFIELD (R)
New York, NY 10019-6178
(212) 841-7500                                              Improving your place
                                                                in the world.

April 16, 1997

Mr. P. Sheridan Schechner
Managing Director
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Re:  Appraisal of Real Property
     Montehiedra Town Center
     Montehiedra Avenue & State Road 52
     San Juan, Puerto Rico

Dear Mr. Schechner

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our report estimating the market value of the leased fee estate in the above referenced property, which represents the As Is Value Estimate of the real estate described herein.

     The subject consists of a one- and two-story, 525,452 square foot regional shopping mall. In addition, there is the potential for four outparcel developments which at the request of the Client are not included within this appraisal.

     As specified in the Letter of Engagement, the value opinions reported herein are qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. The accompanying report includes pertinent data secured in our investigation, exhibits, and details of the processes used to arrive at our conclusions of value.

     This report was prepared for Goldman Sachs & Co. (Client) and it is intended only for the specified use of the Client. The property was inspected by Brian J. Booth and the report prepared by Brian J. Booth and Richard W. Latella, MAI.

     As a result of our total analysis, we have formed an opinion that the Market Value of the leased fee estate in the subject property, assuming it to be free and clear of any ground lease, and subject to the assumptions, limiting conditions, definitions, and certifications, as of March 7, 1997, based upon cash flows commencing January 1, 1997, was:

                           NINETY TWO MILLION DOLLARS
                                  $92,000,000

Cushman & Wakefield, Inc.

Mr. P. Sheridan Schechner
April 16, 1997
Page 2

     This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP). The results of the appraisal are being conveyed in a self-contained report according to our agreement.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.


/s/ Brian J. Booth
Brian J. Booth
Retail Valuation Group

/s/ Richard W Latella
Richard W Latella, MAI
Senior Director
Retail Valuation Group
Temporary Licensed Real Estate Appraiser
Commonwealth of Puerto Rico


BJB:RWL
C&W File No. 97-9136

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                            Montehiedra Town Center

Location:                                 Montehiedra Avenue State & Road 52
                                          Rio Peidras Sector, San Juan,
                                          Puerto Rico

Assessor's Parcel Nos.:                   143-009-008-04-000

Interest Appraised:                       Leased Fee

Date of Value:                            March 7, 1997

Date of Cash Flow Commencement:           January 1, 1997

Date of Inspection:                       March 7, 1997

Ownership:                                Big Beaver of Rio Piedras Development
                                          Corporation and Kmart Corporation

Land Area:                                56.26 Cuerdas

Zoning: R-1 (Residential). Original construction approved in accordance to the parameters of a C-4 (Commercial Retail Center) zoning.

Improvements:                             One-, and two-level regional shopping
                                          mall. There are four potential
                                          outparcel lots which are not included
                                          within this appraisal.

Year(s) Built:                            1993-94

Condition:                                Good

Gross Leasable Area:



================================================================================
  Tenancy                                      Sq. Footage       Allocation (%)
================================================================================
Anchor Stores
  Kmart                                          135,385
  Builders Square                                110,241
  Marshall's                                      29,776
  ----------                                      ------
Total Anchors                                    275,402               52.4
--------------------------------------------------------------------------------
Specialty Shops                                  194,029               56.0
--------------------------------------------------------------------------------
Food Court                                         4,491                0.9
--------------------------------------------------------------------------------
Kiosks                                             1,530                0.3
--------------------------------------------------------------------------------
Caribbean Theatres                                50,000                9.5
================================================================================
Total GLA                                        525,452              100.0
================================================================================
Total Owned GLA                                  525,452
================================================================================

                                   Summary of Salient Facts and Conclusions
================================================================================

Highest and Best Use
  As If Vacant:                           Commercial/retail utilization built to
                                          its maximum feasible FAR.

  As Improved:                            Continued retail use as a regional
                                          mall.

================================
Operating Data/Current Occupancy
================================

  Vacancy:                                5,600 SF

  Current Occupancy:                      98.9% (Based upon total GLA)

  Stabilized Occupancy:                   98.0% (Exclusive of downtime between
                                                 leases)

================================================================================
                           Operating Income Expenses*
================================================================================
                                                    1996                 1997
                                                  Forecast              Budget
================================================================================
Minimum & Percentage Rent                        $ 7,823,153         $ 8,603,608
Recovery % 0ther Income                          $ 2,264,373         $ 2,914,565
Total Income                                     $10,087,526         $11,518,173
Operating Expenses                               $ 2,466,752         $ 2,678,906
Net Operating Income                             $ 7,620,773         $ 8,839,267
================================================================================
* Taken from Kmart budget & forecast report.
================================================================================

=======================================
Investment Assumptions - As-Is Analysis
=======================================

Holding Period:                           10 years (commencing January 1, 1997)

Annual Growth Rates

  Sales Growth:                           1997 - 1998 5.0% - thereafter 3.5%
  Rent Growth:                            1997-1999 - 4%; thereafter 3.5%
  Expense Growth:                         3.5%
  CPI:                                    3.5%
  Tax Growth:                             3.5
  Miscellaneous Income:                   3.0%

Leasing Commissions:                      Included in management fee

Renewal Probability:                      80.0%

                                   Summary of Salient Facts and Conclusions
================================================================================

Investment Parameters
  Terminal Cap Rate:                      9.50%
  Cost of Sale at Reversion:              2.0%
  Discount Rate:                          11.25%

==================================
Value Conclusions - As-Is Analysis
==================================

Value Indicators
  Cost Approach:                          N/A
  Sales Comparison Approach:              $91,000,000 - 93,000,000
  Income Capitalization Approach
    Discounted Cash Flow Analysis:        $92,000,000
    Direct Capitalization:                $93,000,000
  Value Conclusion:                       $93,000,000
  Resulting Indicators
  Value Per Sq/Ft Owned GLA:              $175.09
  Net Operating Income (1997):            $8,735,794
  Implicit Overall Capitalization Rate:   9.50%

Special Assumptions:

1. At the time of our inspection, several new leases had been finalized or were in advanced stages of negotiation or completion. Our cash flow analysis and valuation has recognized that all signed, as well as any pending leases with a high probability of being consummated are implemented according to the terms presented to us by management. To the extent such leases exist, they are identified within the body of this report. Furthermore, any proposed tenant construction is assumed to be completed in a timely and workmanlike manner per lease terms.

2. Throughout the analysis we have relied on information provided by ownership and management which we assume to be accurate. This information was provided in the form of a rent roll, sales reports, certain other tenant specific documents, and historical and budgeted income/expenses. We were not provided with audited tenant expense billing statements. In addition, actual lease documents were not provided.

3. We have made a visual inspection of building improvements and local environs in the process of this analysis. Our comments are limited to those items which were readily observable and apparent to such an inspection. Comments regarding the structural integrity of improvements are beyond the scope of our engagement and are best made by a professional engineer.

4. The forecasts of income and expenses contained herein are not predictions of the future. Rather, these projections are our best estimates of current market thinking on future income, expenses, growth rates, and demand. No

                                   Summary of Salient Facts and Conclusions
================================================================================

     warranty or representation is made with regard to materialization of these forecasts.

5. We have not been provided with any environment reports for the property. We are not aware of any environmental hazards or conditions on or about the property that would detract from its market value. Furthermore, our physical inspection gave us no reason to suspect that such conditions might exist. However, we are not experts in the detection of environmental contaminants, or the cost to cure them if they do exist. Our analysis assumes that there are no environmental hazards or conditions affecting the property.

6. We have not been provided with an actual copy of the lease agreement between Robert Wetenhall and Real Investments S.E. We have relied upon information submitted by our client which summarizes the rights and obligations contained therein.

7. Please refer to the complete list of assumptions and limiting conditions included at the end of this report. We believe, based on the assumptions employed in our cash flow analysis and based on our selection of investment parameters for the subject, the value conclusion represents a market price achievable within one year's exposure time on the open market.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

          View of Kmart and mall looking north across the parking lot.



                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

          View of the Marshall's entrance and mall looking northwest.

                                            Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

                Exterior view of the main entrance to the mall.




                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]


                     View of Marshall's and Discovery Zone.

                                            Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]




             View of the Theatre and Builders Square improvements.



                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]


                            View of Kmart entrance.

                                            Photographs of Subject Property
================================================================================



                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]



                        Interior view of main concourse.




                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]



                        View of typical in-line spaces.

                                                          TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION .............................................................     1
Identification of Property ...............................................     1
Property Ownership and Recent History ....................................     1
Extent of the Appraisal Process ..........................................     1
Date of Value and Property Inspection ....................................     2
Property Rights Appraised ................................................     2
Definitions of Value, Interest Appraised, and Other Pertinent Terms ......     2
Legal Description ........................................................     4
AREA ANALYSIS - THE ISLAND OF PUERTO RICO ................................     5
REGION ANALYSIS - MUNICIPALITY OF SAN JUAN ...............................    14
NEIGHBORHOOD ANALYSIS ....................................................    18
RETAIL MARKET AND TRADE AREA ANALYSIS ....................................    19
PROPERTY DESCRIPTION .....................................................    33
Site Description .........................................................    33
Improvements Description .................................................    36
REAL PROPERTY TAXES AND ASSESSMENTS ......................................    40
ZONING ...................................................................    42
HIGHEST AND BEST USE .....................................................    43
Highest and Best Use of Site As Though Vacant ............................    43
Highest and Best Use of Property as Improved .............................    43
VALUATION PROCESS ........................................................    46
SALES COMPARISON APPROACH ................................................    47
INCOME CAPITALIZATION APPROACH ...........................................    64
RECONCILIATION AND FINAL VALUE ESTIMATE ..................................   101
ASSUMPTIONS AND LIMITING CONDITIONS ......................................   104
CERTIFICATION OF APPRAISAL ...............................................   106
ADDENDA ..................................................................   107

                                                               INTRODUCTION
================================================================================

Identification of Property

     The subject of the appraisal is the Montehiedra Town Center, one of the largest regional centers located in the Commonwealth of Puerto Rico. It is situated at the intersection of Montehiedra Avenue and State Road 52, within the Rio Piedras Sector within the San Juan metropolitan area. The mall was constructed between 1993 and 1994 and opened in March, 1995. Montehiedra Town Center is anchored by Kmart (135,385 square feet), Builders Square (110,241 square feet), and Marshalls (29,776 square feet). Other major tenants include Caribbean Theatres (50,000 square feet), Giralda (14,615 square feet), and Discovery Zone (10,000 square feet). The total gross leasable area (GLA) of the center is 525,452 square feet. At the time of our inspection the mall was almost 99 percent occupied with only three noted vacancies. A more complete description of the project, together with our forecasts and assumptions is contained within the text of the report.

Property Ownership and Recent History

     The subject property is currently owned by Big Beaver of Rio Piedras Development Corporation and Kmart Corporation. Kmart Corporation reportedly acquired the site in December 1991 for approximately $10.5 million. The subject improvements were constructed by Kmart between 1993 and 1994 with Kmart opening in late 1994 and the mall opening in March 1995.

     We have been provided with a Purchase Agreement between Big Beaver of Rio Piedras Development/Kmart Corporation and Manley Berenson Associates, Inc. Manley Berenson was involved with the original construction and leasing of the mall which the Kmart Corporation reportedly had always intended on selling upon completion. The agreement to sell/purchase the subject is dated August 1996. The agreed upon purchase price for the property is $74,400,000. We are advised that the sales price was negotiated based upon the cost to construct the mall plus some additional profit.

     Manley Berenson is reportedly attempting to divest themselves out of the Puerto Rico market. They have agreed to sign over the agreement to purchase, under the same terms, to Vornado Montehiedra Acquisition L.P. Under the agreement, Manley Berenson will continue to manage the mall for Vornado. The sales price includes the mall as well as the undeveloped outparcels. According to a representative at Vornado, the outparcels account for approximately $1,623,000 of the overall sales price.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the interior and exterior of the building, site improvements, and a representative sample of tenant spaces;

     o Interviewed representatives of ownership and the property management company.

     o Reviewed leasing policy, concessions, tenant build-out allowances and history of recent rental rates and occupancy;

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     o Reviewed a property operating history as well as a detailed budget of income and expense forecasts for 1996 and 1997;

     o Conducted market research of occupancy rates, asking rents, concessions, and operating expenses at competing properties;

     o Conducted market inquiries into recent sales of similar retail centers to ascertain sale prices per square foot, effective gross income multipliers, and capitalization rates;

     o Analyzed the trading area for the mall and reviewed specific data for the property;

     o Reviewed a current rent roll, sales reports, and other tenant specific data;

     o Estimated market rental rates, absorption, and stabilized income and expenses for the subject based on available market data and current market thinking relative to growth in market rents and market absorption;

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +plus software for the purpose of discounting the forecasted net income stream into a present value for the center;

     o Reconciled the value indications and concluded a final value estimate for the subject as of our date of value; and

     o Prepared a complete appraisal of the subject property with the results conveyed in this summary report. A complete appraisal involves an estimate of market value without any departure from the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation. A self-contained report makes a comprehensive presentation of the data and analyses which serve as the basis of our conclusion of value for the subject property.

Date of Value and Property Inspection

     Our date of value is March 7, 1997. On that date, Brian J. Booth inspected the property and its environs.

Property Rights Appraised

     Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute as well as the Urban Land Institute, Dollars and Cents of Shopping Centers - 1995.

     Gross Leasable Area (GLA)

     The total floor area designed for tenants' occupancy and exclusive use, including any basements, mezzanines, or upper floors, expressed in square feet and measured from the centerline of joint partitions and from outside wall faces.

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leasehold Estate

     The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     Market Value As Is

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     These definitions have been taken into account when arriving at the estimate of market value reported in this appraisal assignment.

Competency Provision

     We are aware of the competency provision of the USPAP. The authors of this report meet these standards. Brian J. Booth inspected the subject property, researched and analyzed pertinent market information, and prepared the appraisal report. Richard W. Latella, MAI also provided significant assistance in the analyses and preparation and reviewing of the report. Richard W. Latella, MAI and Brian J. Booth have extensive appraisal experience with complex retail properties.

     It is our opinion that we are fully competent to perform this appraisal, due to the fact that:

     1. The appraisers have full knowledge and experience in the nature of this assignment.

     2. All necessary and appropriate steps have been taken in order to complete the assignment competently.

     3. There is no lack of knowledge or experience that would prohibit this assignment to be completed in a professional competent manner or where a biased or misleading opinion of value would be rendered.

Legal Description

     A legal description was provided within the Purchase Agreement and can be found within the Addenda of this report.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  AREA ANALYSIS - THE ISLAND OF PUERTO RICO
================================================================================

Introduction

     The short- and long-term value of real estate is influenced by a variety of factors and forces which interact within a given region. Regional analysis serves to identify those forces which affect property value and the role they play within the region. The four primary forces which influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.

================================
A. Environmental Characteristics
================================

     The primary environmental forces which influence the region include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.

General Overview

     The subject property is located within the San Juan metropolitan area on the Island of Puerto Rico. Puerto Rico is the fourth largest of the Caribbean Islands and is flanked to the west by Haiti and the Dominican Republic, to the east by the Virgin Islands, to the north by the Atlantic Ocean, and to the south by the Caribbean Sea. The topography of the island is mostly mountainous with coastal plains, sandy beaches, and a tropical year-round climate (aprox. 80 F /28 C).

     Puerto Rico shares a common defense, economic market and currency with the United States. Puerto Rico's official language is Spanish, although English is widely spoken. Puerto Ricans do not pay federal taxes, except for Social Security taxes and income taxes by federal employees.

================================
B. Governmental Characteristics
================================

     Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

Government Structure - Section 936

     The Commonwealth of Puerto Rico relies on fiscal and monetary decisions adopted by the U.S. Congress. Approximately 20 years ago, Congress adopted
Section 936 of the Internal Revenue Code. Puerto Rico has depended heavily on this federal tax exemption as the primary incentive to attract stateside manufacturers to the Island. Under this Section, U.S. companies meeting certain requirements were able to obtain a 100 percent tax credit against U.S. federal income taxes for earnings derived from a Puerto Rican operation. Due to local tax incentives and restrictions, many of these 936 companies" deposit their profits in local financial institutions. in fact, these deposits constituted 35 percent of private deposits and 29 percent of total bank deposits in 1990. These deposits have provided a source of low-cost funding for economic development on the Island. In addition, recent studies indicate that 936 companies directly and indirectly account for over 300,000 jobs, or approximately 25 percent of the labor force in Puerto Rico. The majority of the employment is generated within the manufacturing sector, more specifically within the professional instruments, electronic equipment, and pharmaceutical industries.

     In 1993, the U.S. Congress passed an amendment to Section 936 reducing the income tax benefits of companies established within Puerto Rico. On August 2, 1996, Congress passed a bill eliminating Section 936 in 10 years. The bill includes a 10-year phase-out period of the tax exemption as well as a provision that no Section 936 exemptions will be granted to new subsidiaries of U.S. firms on the Island. A provision of Section 936 known as the Qualified Possessions Source Investment Income, which grants 100 percent federal tax exemption on income earned by 936 companies on local investments and bank deposits, has also been eliminated.

     A 40 percent federal tax credit can be applied to the net earnings derived from a Puerto Rican operation during the 10-year phase-out period. However, after the first two years of the phase-out period, and between January 1, 1998 and December 31, 2005, a corporation's possession business income, which is income that is eligible for the federal tax credit, is subject to an income cap that might have the effect of reducing the tax credit below the 40 percent level. After January 1, 2006, the credit attributable to the possession of business income is eliminated.

     It is difficult to determine what impact, and to what extent, the elimination of Section 936 will have on the Puerto Rican economy. The current local government administration is seeking alternatives to offset the potential negative effect the elimination may have on the local economy. The government administration plans to develop a permanent wage-credit incentive package under federal law 30A. However, this program would ultimately have to be accepted by the U.S. Congress and implemented in Puerto Rico.

     Although no specific details are available, the local Puerto Rican government is working on a more aggressive Local Incentives Act, which is planned to be presented to the Puerto Rican Legislature by next year. This new Incentives Act, which is to cover the manufacturing, service, and export sectors, is planned to bring existing incentives up to a level competitive with global competition.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

Services & Utilities

     Municipalities within Puerto Rico are responsible for providing a range of services, including police and fire protection, emergency medical services, street construction and maintenance, traffic signalization, planning and zoning, economic development, and parks and recreation. A full range of utilities including electricity, water & sewer, and telephone are provided.

================
C. Social Forces
================

     Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.

Population

     The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.

     According to the Puerto Rico Planning Board, there are approximately 3.67 million people within Puerto Rio, with approximately one-third of the population residing within the San Juan MSA. The following chart details the population of the Island over the last four decades with estimates for 1995, 2000, and 2005.

================================================================================
                           Puerto Rico Population
================================================================================
Year                             Population               Compound Annual Change
================================================================================
1960                              2,349,544                           --
--------------------------------------------------------------------------------
1970                              2,712,033                         1.45%
--------------------------------------------------------------------------------
1980                              3,196,520                         1.66%
--------------------------------------------------------------------------------
1990                              3,522,037                         0.97%
--------------------------------------------------------------------------------
1995                              3,671,373                         0.83%
--------------------------------------------------------------------------------
2000                              3,792,023                         0.64%
--------------------------------------------------------------------------------
2005                              3,892,916                         0.52%
================================================================================

     Between 1960 and 1990 the population within Puerto Rico increased by 1,172,493 to 3,522,037. Population in 1995 was estimated to be 3,671,373 reflecting an annual increase of 0.83 percent from 1990. The Planning Board estimates that the population within Puerto Rico will continue to increase, at a slightly lower rate, through the year 2005. The reduction in the growth rate is reflective of a reduction in the birth rate, as well as a net emigration into the United States.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

Income

     Income levels, either on a per capita, per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has a direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate. The following table outlines per capita as well as average household income for Puerto Rico for 1980 and 1990. Forecasts were not available. We have utilized the same growth rate from indicated from 1980 to 1990 to determine income level estimates for 1995 and forecasted 2000.

================================================================================
                    Income Statistics - Island of Puerto Rico
================================================================================
                     1980        1990     CAGR 1980-90    1995 est.    2000 est.
================================================================================
Avg. HH Income      $5,923      $9,988        5.36%       $12,968      $16,836
--------------------------------------------------------------------------------
Per Capita          $2,126      $4,177        6.99%       $ 5,856      $ 8,209
================================================================================

     Average household within Puerto Rico Grew 5.36 percent per year between 1980 and 1990 while per capita income grew at a higher rate of 6.99 percent over the same 10-year period. Utilizing the same growth rates, we have estimated 1995 average household income at $12,968 and forecasted 2000 at $16,836. On a per capita basis, 1995 income is estimated at $5,856 and forecasted 2000 at $8,209. It should be noted that growth rates of 5.36 percent and 6.99 percent are good and are above levels of inflation.

==================
D. Economic Trends
==================

     Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

Overview

     Unlike other Caribbean Islands, Puerto Rico has a relatively diverse economic base which centers around Manufacturing, Services as well as tourism. As a key industry, tourism employs a large amount of people in the non-manufacturing sector, particularly retail trade, food services and lodging. Puerto Rico is located approximately 1,600 miles southeast of Miami, Florida.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

Employment Distribution

     The following tables, based on statistics from the Labor Department, set forth Puerto Rico's work force distribution since 1988. As can be seen, from 1988 to 1994, employment within Puerto Rico has increased from 824,715 to 902,594, an aggregate increase of 9.44 percent reflective of a compound annual increase of 1.52 percent. Employment in the early 1990s diminished as a result of the recession but has since been on the increase.

                                                   EMPLOYMENT BY INDUSTRIAL SECTOR
====================================================================================================================================
Employment by Industrial Sector

Year   Agriculture  Manufacturing  Construction    Trade     FIRE      TCPU      Services   Government    Mining    Other   Total
====================================================================================================================================
1988     17,854        165,974        42,415      147,651   37,386    52,671     189,363      167,231       830     3,340   824,715
1989     17,757        169,968        45,212      151,900   38,289    54,421     197,004      168,198       984     3,111   846,844
1990     19,470        168,089        44,769      158,309   38,406    55,708     203,262      169,255       978     3,113   861,359
1991     19,262        161,749        44,231      154,792   39.042    55.216     209,480      170,427       906     2,142   857,247
1992     18,356        162,522        47,850      159,761   39,422    55,105     219,039      165,007       928     1,736   869,725
1993     17,456        161,749        47,056      168,034   41,348    54,727     228,515      161,942       908     1,508   883.323
1994     16,190        162,375        46,270      176,078   42,532    55,150     234,081      167,345       981     1,592   902.594
====================================================================================================================================

====================================================================================================================================
Employment by Industrial Sector - Percentage of Total Employment

Year   Agriculture  Manufacturing  Construction    Trade     FIRE      TCPU      Services   Government    Mining    Other   Total
====================================================================================================================================
1988       2.2%          20.1%          5.1%        17.9%     4.5%      6.4%       23.0%        20.3%      0.1%      0.4%    100.0%
1989       2.1%          20.1%          5.3%        17.9%     4.5%      6.4%       23.3%        19.9%      0.1%      0.4%    100.0%
1990       2.3%          19.5%          5.2%        18.4%     4.5%      6.5%       23.6%        19.6%      0.1%      0.4%    100.0%
1991       2.2%          18.9%          5.2%        18.1%     4.6%      6.4%       24.4%        19.9%      0.1%      0.2%    100.0%
1992       2.1%          18.7%          5.5%        18.4%     4.5%      6.3%       25.2%        19.0%      0.1%      0.2%    100.0%
1993       2.0%          18.3%          5.3%        19.0%     4.7%      6.2%       25.9%        18.3%      0.1%      0.2%    100.0%
1994       1.8%          18.0%          5.1%        19.5%     4.7%      6.1%       25.9%        18.5%      0.1%      0.2%    100.0%
====================================================================================================================================

====================================================================================================================================
Employment by Industrial Sector - Percentage Change from Previous Period

Year   Agriculture  Manufacturing  Construction    Trade     FIRE      TCPU      Services   Government    Mining    Other   Total
====================================================================================================================================
1988        --            --            --           --       --        --          --           --        --        --        --
1989      -0.5%           2.4%          6.6%         2.9%     2.4%      3.3%        4.0%         0.6%     18.6%     -6.9%      2.7%
1990       9.6%          -1.1%         -1.0%         4.2%     0.3%      2.4%        3.2%         0.6%     -0.6%      0.1%     1.7%
1991      -1.1%          -3.8%         -1.2%        -2.2%     1.7%     -0.9%        3.1%         0.7%     -7.4%    -31.2%     -0.5%
1992      -4.7%           0.5%          8.2%         3.2%     1.0%     -0.2%        4.6%        -3.2%      2.4%    -19.0%      1.5%
1993      -4.9%          -0.5%         -1.7%         5.2%     4.9%     -0.7%        4.3%        -1.9%     -2.2%    -13.1%      1.6%
1994      -7.3%           0.4%         -1.7%         4.8%     2.9%      0.8%        2.4%         3.3%      8.0%      5.6%      2.2%
====================================================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

     The largest sectors of employment in Puerto Rico include Services, Trade, Government and Manufacturing. Services accounts for 25.9 percent of total employment and Trade accounts for 19.5 percent. Government and Manufacturing round out the top sectors of employment, accounting for approximately 18.5 percent and 18.0 percent of non-farm employment, respectively. Services and Trade have been the fastest growing sectors. Also steadily growing has been the FIRE sector.

     Overall, total employment has witnessed growth over recent years. According to the Labor Department employment growth is expected to be between 2.0 and 3.0 percent annually. The charts display the overall diversification of the Puerto Rican Economy.

     The unemployment rate for Calendar Year 1995 was 13.7 percent. The latest unemployment figures for the Island of Puerto Rico, according to the Department of Labor, estimate that unemployment for 1996 decreased to approximately 12.0 percent. When compared to the United States, these levels of unemployment are high. For 1996, unemployment within the United States is by the Bureau of Employment at 5.4 percent.

Inflation

     The table below illustrates the behavior of the Consumer Price Index for all families in Puerto Rico during the past years, as published by the Department of Labor and Human Resources.

================================================================================
                              Consumer Price Index
================================================================================
      Calendar Year                 Index                   Change (%)
================================================================================
          1984                      100.0                        -
--------------------------------------------------------------------------------
          1985                      100.4                     +0.40%
--------------------------------------------------------------------------------
          1986                      100.2                     -0.20%
--------------------------------------------------------------------------------
          1987                      102.9                     +2.69%
--------------------------------------------------------------------------------
          1988                      105.9                     +2.92%
--------------------------------------------------------------------------------
          1989                      109.8                     +3.68%
--------------------------------------------------------------------------------
          1990                      116.1                     +5.74%
--------------------------------------------------------------------------------
          1991                      119.8                     +3.19%
--------------------------------------------------------------------------------
          1992                      123.3                     +2.92%
--------------------------------------------------------------------------------
          1993                      126.7                     +2.76%
--------------------------------------------------------------------------------
          1994                      131.2                     +3.55%
--------------------------------------------------------------------------------
          1995                      137.0                     +4.42%
               Average (Compounded)                            2.90%
================================================================================

     From the previous tabulation, it can be seen there was a sharp increase from 1989 to 1990, which is attributable to the aftermath of Hurricane Hugo, which hit Puerto Rico in late 1989. With that exception, the average yearly increase in the index has been between 2.5 percent and 3.0 percent, except for 1994 and 1995 when there has been a sharp increase.

================================================================================

                                      -10-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

     Another indicator of an area's economic health is its gross national product. The following table illustrates the gross product of the Island in constant dollars, as reported by the Planning Board.

  Gross Product In Constant Dollars

         =========================================================
         Year       In Millions         % Change     % Change (US)
         =========================================================
         1990        $4,929.8             --             --
         ---------------------------------------------------------
         1991        $4,972.8            0.9%          -0.7%
         ---------------------------------------------------------
         1992        $5,011.5            0.8%           0.3%
         ---------------------------------------------------------
         1993        $5,162.8            3.0%           3.1%
         ---------------------------------------------------------
         1994        55,287.0            2.4%           3.4%
         ---------------------------------------------------------
         1995        $5,465.0            3.4%           3.8%
         =========================================================

     The table illustrates that between 1994 and 1995, Puerto Rico's economy witnessed its largest growth since 1990. The most recent growth in the Gross Product at constant prices was a healthy 3.4 percent. Several factors were influential in achieving this increase. A 3.8 percent growth in the economic system of the United States during fiscal year 1994-95 greatly stimulated local exports towards that market. It must be pointed out that local growth has been losing vitality in the last two decades, during which the average growth rate was barely 2.4 percent.

     For the 1995-96 fiscal year, the Wharton Model reported a reduction in the Gross Product of the United States to 2.5 percent. For 1997-98, the Wharton Model forecasts a further decline to 2.3 percent. Considering the Island's dependence in the United States market for most of its export and growth, a similar reduction within Puerto Rico is expected. No more recent information on the Island's Gross Product has been reported by the Planning Board.

     A positive aspect presented by the above data is that Puerto Rico's economy, because of its association to that of the United States, is less volatile than other economies in Latin America and the Caribbean.

Tourism

     The growing popularity of the Island as a vacation destination has greatly increased the tourism sector. Growth in tourism has been steady over the last ten years. Within the Caribbean, the volume of visitors has increased at an annual compound rate of 7.4 percent over the last five years. Puerto Rico, the Bahamas, Dominican Republic, and Jamaica have been the most popular destinations. If this progress is sustained for the next ten years, it is estimated that the number of visitors to the Caribbean could reach 38 million per year and their expenditures surpass $24.0 billion.

     Recently, legislation was passed regarding tourism known as the Puerto Rico Tourism Development Act, Law 78. The objective of this law is to foster the economic growth of the Island by promoting tourism development by providing tax credits to potential investors in tourism projects. The Puerto Rican government has projected that tourism's contribution to the GDP will increase from 5 percent to 10 percent in a period of ten years.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

Retail Expenditures

     Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United States today. As such, retail sales patterns have become an important indicator of the economic health of a region.

     According to the Puerto Rico Planning Board, total retail expenditures (food, alcoholic beverages, and tobacco products, clothing and accessories, personal care, recreation and miscellaneous purchases) for the period of 1991-1995, as a percentage of total personal consumption expenditures were as follows:

             =========================================================
                              Retail Expenditures
             =========================================================
                   Year                  Retail/Total Expenditures
             =========================================================
                   1991                          45.44%
             ---------------------------------------------------------
                   1992                          44.49%
             ---------------------------------------------------------
                   1993                          43.36%
             ---------------------------------------------------------
                   1994                          42.87%
             ---------------------------------------------------------
                   1995                          42.00%
             =========================================================

     Over recent years, retail expenditures have ranged from 42.0 percent to
45.4 percent of total expenditures. The following chart illustrates the increase in total retail sales within Puerto Rico between 1988 and 1995.

         ============================================================
                           Retail Sales In Puerto Rico
         ============================================================
                          Sales                                CAGR
         Year          (In Millions)         Change          1988-95
         ============================================================
         1988             $8,257
         ------------------------------------------------------------
         1989             $9,058              9.7%
         ------------------------------------------------------------
         1990             $9,448              4.3%
         ------------------------------------------------------------
         1991             $9,486              0.4%
         ------------------------------------------------------------
         1992             $9,960              5.0%
         ------------------------------------------------------------
         1993             $10,667             7.1 %
         ------------------------------------------------------------
         1994             $11,267             5.6%
         ------------------------------------------------------------
         1995             $11,356             0.8%           + 4.7%
         ============================================================
         Source: Puerto Rico Department of Commerce
         ============================================================

     Overall retail sales growth has been good within Puerto Rico increasing an average of 4.7 percent per year between 1988 and 1995.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Area Analysis - The Island of Puerto Rico
================================================================================

========================
E. Critical Observations
========================

     The following bullet points summarize some of our general observations relating to the subject's region:

     o The region's economy is relatively diverse which provides a buffer during either recession or a period of structural changes in the workforce. However, the overall impact of the elimination of Section 936 is yet to be realized within the Manufacturing Sector.

     o Employment within Puerto Rico grew an average of 1.52 percent per year between 1988 an 1994. The largest sectors of employment include Services (25.9%), Trade (19.5%), Government (18.5%), and Manufacturing (18.0%). The fastest growing sectors have been Services and Trade.

     o Population within Puerto Rico has increased each decade since 1960. The estimated 1995 population is approximately 3.67 million and is expected to grow 0.64 percent annually to 3.79 by 2000.

     o Tourism within the Caribbean could reach 38 million people per year within 10 years with their expenses surpassing $24.0 billion.

Conclusion

     The short- and long-term outlook for the Island of Puerto Rico region is for stability, with moderate-good growth in employment and population. The economy is relatively well diversified. On balance, we are relatively optimistic about the short-term outlook of the subject region. Long-term, the region should see stability and moderate growth.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 REGION ANALYSIS - MUNICIPALITY OF SAN JUAN
================================================================================

     The subject is located within the municipality of San Juan which is situated along the northern coastal plain on the Island of Puerto Rico and covers an area of approximately 47 square miles. San Juan is bordered on the north by the ocean, on the east by the municipalities of Carolina and Trujillo Alto, on the west by the municipality of Guaynabo, and on the south by the municipalities of Aguas Buenas and Caguas.

     The municipality of San Juan is within the San Juan Metropolitan Area which is also comprised of the municipalities of Bayamon, Carolina, Catano, Guaynabo, and Trujillo Alto. The San Juan MSA occupies an area of approximately 147 square miles and is the center of Puerto Rico's economic activity. Each municipality is politically independent of the other, having their own municipal government, mayor, and tax system.

     The subject within the Rio Piedras Sector of San Juan. Before 1950, Rio Piedras was a separate municipality from San Juan. Rio Piedras became part of the municipality of San Juan between 1950 and 1960. There are eighteen wards within the municipality of San Juan. The majority of the wards are within Rio Piedras with the exception of the northern wards of San Juan.

Transportation

     The San Juan MSA is the center of regional transportation networks. The MSA is linked to the rest of the Island by an extensive road network. The central portion of the MSA contains a majority of the area's transportation links:
Baldorioty de Castro Avenue (loiza Expressway), the 65th Infantry Highway (State Road 3), De Diego Expressway (State Road 22), Las Americas Expressway (State Road 18), and the Luis A Ferre Expressway (State Road 52). These Highways/Expressways are summarized below:

     Baldorioty de Castro Avenue serves the northern portion of San Juan and leads east providing access to the municipality of Carolina which then connects to the 65th Infantry Highway.

     65th Infantry Highway is a signaled arterial which tends to be congested. The thoroughfare leads from the Rio Peidras Sector towards Carolina and continues east. This arterial links the San Juan MSA with the northeastern portion of the Island.

     De Diego Expressway runs west from the municipality of San Juan providing access to the municipality of Bayamon and other points to the west. This expressway links San Juan with the northwestern portion of the Island.

     Las Americas Expressway serves the municipality of San Juan providing north/south access. As it runs south, it converts to the Luis A Ferre Expressway.

     Luis A Ferre Expressway (State Road 52) leads south from the Rio Piedras Sector of San Juan towards the municipality of Caguas, and continues south. This expressway links the San Juan MSA with the southern region of the Island.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 Region Analysis - Municipality Of San Juan
================================================================================

Population

     The population within each municipality within the San Juan MSA is considered to be urban. The following chart details the urban population as a percentage of the total within each municipality.

                   ==========================================
                   Urban Population, as % of Total Population
                   ==========================================
                             San Juan           99.6%
                   ------------------------------------------
                             Bayamon            97.5%
                   ------------------------------------------
                             Carolina           97.0%
                   ------------------------------------------
                             Catano            100.0%
                   ------------------------------------------
                             Guaynabo           97.4%
                   ------------------------------------------
                             Trujillo Alto      95.2%
                   ==========================================

     The most recent available data for population within the San Juan MSA is for 1992 based upon the 1990 census. The following chart details the population of each municipality which makes up the San Juan MSA, as estimated by the Planning Board.

================================================================================
                          Total Population San Juan MSA
================================================================================
Municipality              1990           1991           1992    % of Total ('92)
================================================================================
San Juan                438,461        444,882        444,882       42.7%
--------------------------------------------------------------------------------
Bayamon                 220,662        223,823        223,823       21.5%
--------------------------------------------------------------------------------
Carolina                178,097        180,681        180,681       17.3%
--------------------------------------------------------------------------------
Catano                   34,644         35,146         35,146        3.4%
--------------------------------------------------------------------------------
Guaynabo                 93,038         94,388         94,388        9.1%
--------------------------------------------------------------------------------
Trujillo Alto            61,220         62,108         62,108        6.0%
================================================================================
Total MSA             1,026,122      1,040,978      1,040,978      100.0%
================================================================================

     As the chart details San Juan is the largest municipality within the San Juan MSA accounting for over 42 percent of the total population. .As of 1992, population within the San Juan MSA was estimated at 1,040,978, a 1.4 percent increase from 1990.

     Among the 78 municipalities comprising the Island, San Juan has the highest ratio of population per square mile, according to the 1990 Census. Catano has the second highest ratio. Bayamon ranks third, Carolina ranks fifth, and Guaynabo ranks sixth. Trujillo Alto ranks seventh.

     In addition to the 1990 census and 1992 estimate the Planning Board has made population projections for the year 2000. According to the board, population within the San Juan MSA is expected to increase to 1,262,086, a projected annual increase of 2.44 percent from 1992. Population within the San Juan municipality is expected to show an annual decline of approximately 0.37 percent 432,038. This is reflective of the urban nature of the area and families moving to some of the less crowded areas. Nonetheless, it is noted that the population within the MSA as a whole is expected to continue to increase.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 Region Analysis - Municipality Of San Juan
================================================================================

     According to 1990 Census Data, the SJMA region has the following median ages and household/family distribution.

                ===============================================
                                 Median     Persons/   Persons/
                Municipality       Age     Household   Family
                ===============================================
                San Juan          32.1       2.85       3.38
                -----------------------------------------------
                Bayamon           29.6       3.29       3.58
                -----------------------------------------------
                Carolina          29.7       3.23       3.58
                -----------------------------------------------
                Catano            27.2       3.40       3.75
                -----------------------------------------------
                Guaynabo          30.5       3.20       3.54
                -----------------------------------------------
                Trujillo Alto     28.1       3.39       3.65
                -----------------------------------------------
                Averages          29.5       3.20       3.60
                ===============================================

     The San Juan municipality has the oldest median age and the least persons per household and family.

Work Force Characteristics

     The following tables illustrate industrial composition by employment sector both by totals and percentages, for the San Juan MSA for 1994 which is the most recent available.

------------------------------------------------------------------------------------------------------------------------------------
Employment by industrial Sector
Municipality    Agriculture Manufacturing Construction  Trade      FIRE     TCPU   Services  Government    Mining  Other    Total
------------------------------------------------------------------------------------------------------------------------------------
San Juan            646          9,103       16,723    58,305     25,571   21,554    83,696     69,509        12    530   285,649
Bayamon             111          6,099        2,057    14,761      1,436    2.395    16,322      6,794         0     80    50,055
Carolina             86          6,012        1,943    13,152      1,406    6,446     8,536      4,668        54    122    42,425
Catano                2          2,345          282     3,529        114    1,042     1,800        965         0      8    10,087
Guaynabo            120          4,808        5,174     8,377      1,612    3,403     5,010      4,024        72     41    32,641
Trujillo Alto        49            675          992     1,587        446      193     1,970        905        45     17     6.879
                ------------------------------------------------------------------------------------------------------------------
Total             1,014         29,042       27,171    99,711     30,585   35,033   117,334     86,865       183    798   427,736
Island Total     16,190        162,375       46,270   176,078     42,532   55,150   234,081    167,345       981  1,592   902,594
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Employment by Industrial Sector - Percentage of Total
Municipality    Agriculture Manufacturing Construction  Trade      FIRE     TCPU   Services  Government   Mining   Other   Total
------------------------------------------------------------------------------------------------------------------------------------
San Juan         0.22%         03.18%       5.85%     20.41%     8.95%     7.54%     29.30%    24.33%      .004%   0.18%  100.00%
Bayamon          0.22%         12.18%       4.11%     29.49%     2.87%     4.78%     32.61%    13.57%      0.00%   0.16%  100.00%
Carolina         0.20%         14.17%       4.58%     31.00%     3.31%    15.19%     20.12%    11.00%      0.13%   0.29%  100.00%
Catano           0.02%         23.24%       2.79%     34.98%     1.30%    10.33%     17.84%     9.56%         0%   0.08%  100.00%
Guaynabo         0.37%         14.72%      15.85%     25.66%     4.94%    10.42%     15.35%    12.33%      0.22%   0.12%  100.00%
Trujillo Alto    0.71%         09.81%      14.42%     23.07%     6.48%     2.80%     28.63%    13.15%      0.65%   0.25%  100.00%
                ------------------------------------------------------------------------------------------------------------------
Total            0.24%          6.79%       6.35%     23.31%     7.15%     8.19%     27.43%    20.31%       .04%    .19%  100 00%
Island Total     1.79%         17.99%       5.13%     19.51%     4.71%     6.11%     25.93%    18.54%      0.11%   0.18%  100.00%
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Region Analysis - Municipality Of San Juan
================================================================================

     As the chart details, employment within the municipality of San Juan, as well as the San Juan MSA is led by Services, Government, and Trade. Total employment within the San Juan municipality, accounts for approximately 66.8 percent of employment within the MSA. The San Juan MSA accounts for approximately 47.4 percent of total employment for Puerto Rico.

Income

     According to a study prepared by "Estudios Tecnicos" dated March 1994, approximately 23.5 percent of households within the San Juan MSA have incomes above $25,000 per year. This is considerably higher than the Island average of 14.5%.

Urban Growth

     Historically, the financial and commercial centers of Puerto Rico have been situated in the northern sector of the municipality of San Juan. The topography of the MSA is level within the coastal plains area of San Juan, while the southern portions of the MSA begin a transition into the central mountain region, which has in the past limited urban expansion. However, as the municipality of San Juan has become more congested, considerable growth has begun towards the southern areas of the MSA.

     Recent trends have witnessed a scattered expansion of office and commercial developments towards the outskirts of the municipality of San Juan and around the accessible areas of Rio Piedras and Guaynabo. The most significant urban developments have occurred along the Louis a Ferre Expressway (in Rio Piedras), the Martinez Nadal Expressway (in Guaynabo), and the 65th Infantry Avenue (in Carolina).

     The construction of the Martinez Nadal Expressway has resulted in new middle income residential developments within areas of Guaynabo previously which have historically been vacant land. In addition, there is a proposed 230,000 square foot regional shopping center anchored by Kmart to be constructed along the expressway. This recent trend of urban expansion towards the southern portion of the Island (inland) is expected to continue in the future as the final sections of the Martinez Nadal Expressway are completed.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      NEIGHBORHOOD ANALYSIS
================================================================================

     The subject is located off the Montehiedra Avenue exit from the Luis A. Ferre Expressway (State Road 52). State Road 52 is one of the main arteries of the Island which originates in San Juan, and runs south providing access across Puerto Rico. The neighborhood topography is mountainous making development difficult. Vacant land surrounding the expressway have become the areas of development within the subject neighborhood.

     The subject is within an area currently witnessing construction growth led by the Montehiedra Planned Community. Existing developments within the Montehiedra Planned Community consist of the subject Montehiedra Town Center located west of the expressway and the existing Montehiedra Residential Subdivision east of the expressway. The Montehiedra Subdivision is a 300 unit single family development which was completed in 1993 with homes ranging in price from $350,000 to $500,000.

     At present, a second 300 unit development, Los Arboles de Montehiedra Subdivision, is proposed adjacent to the subject property. The first phase of the project, currently under construction, consists of 86 single family units ranging from $250,000 to $375,000. Phase II will consist of 34 units. Construction has also commenced on Los Jardines de Montehiedra which will be located to the south of the Builders Square store at the subject. The project is a proposed residential walk-up development consisting of 156 units.

     Once completed, the Montehiedra Planned Community is proposed to comprise approximately 1,300 residential units, a school, two parks, and preserve areas, in addition to the subject regional shopping center.

     The largest existing development within the immediate area is Los Paseos Residential Development. This development consists of 10 separate subdivisions, comprising approximately 1,000 units with prices ranging from $200,000 to $750,000. The first phase was constructed in 1988, and the eleventh subdivision consisting of 10 units is currently under construction. Las Vistas Shopping Village totals 70,000 square feet and was opened in 1992 at the entrance to Los Paseos. In 1995, Galeria Paseos which totals 172,000 square feet was opened adjacent to the Las Vistas Shopping Village. Los Paseos Residential Development is located approximately one and a half miles north of the subject.

Summary

     The subject benefits from its location off State Road 52 within Rio Peidras. Its proximity to surrounding existing and proposed residential development, as well as the expressway system increases its accessibility from all parts of the region. The neighborhood has good access and regional drawing power by virtue of the roadway network serving it. The anticipated trend for the subject neighborhood is for continued population growth as the new residential developments are completed and into the foreseeable future.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      RETAIL MARKET AND TRADE AREA ANALYSIS
================================================================================

Trade Area Overview

     A retail property's trade area contains people who are likely to patronize that particular center. These customers are drawn by a given class of goods and services and convenience. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a regional shopping center.

     A regional center(1) provides for general merchandise, apparel, furniture, and home furnishings in depth and variety as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 100,000 square feet each. In theory, the typical size of a regional center is about 450,000 square feet of gross leasable area. In practice, the size ranges from about 300,000 to more than 1,000,000 square feet

     In order to define and analyze the market potential for the subject center, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject. In other cases, physical or geographic constraints may clearly set a specific trade area apart. We believe that the subject's trade area partially overlaps with other retail facilities found throughout certain defined or established nodes of retail development within the San Juan MSA.

     In the instance of the subject, we note that its overall capture rate of area retail expenditure potential is mostly influenced by both a large super regional mall, Plaza Las Americas, and two regional shopping centers, El Senorial Plaza and San Patricio Plaza, each proximate to the subject property. Montehiedra Town Center is located within a portion of San Juan known as Rio Peidras. Historically, this area has been vacant land due to the mountainous terrain. However, within recent years several developments, including the subject have been constructed along State Route 52. There are currently no retail properties which present direct competition within approximately 10 miles of the subject. There are numerous other retail centers that are found throughout the San Juan MSA that impact the subject to a lesser degree. However, for formulating the subject's potential trade area, the aforementioned competition has a more direct influence and combine to provide a better definition of the trade area.

----------
(1) Urban Land Institute Dollars and Cents of Shopping Centers - 1995.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     As suggested, there are also various nodes of retail concentration throughout the MSA which compete to some degree with the subject. These consist primarily of strip shopping centers as well certain free-standing discount department stores, supermarkets, warehouse clubs and specialty stores in the market. In our opinion, cross-shopping does occur, as these stores act more as a draw to the area, creating an image for the San Juan area as a prime destination shopping location within Puerto Rico and generating more retail traffic than would exist in their absence. Nonetheless, we do recognize and mention these centers to the extent that they provide a complete understanding of the area's retail structure.

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The source of economic and demographic data for the trade are analysis has been obtained from the Census and Planning Board, based on the most recent 1990 census and projections for 1997.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     In areas that are benefited by an excellent interstate highway system or are noted as prime tourist destination centers, the percentage of sales generated by inflow patrons can often run upwards to 30 percent or higher.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores found at the subject's mall is presented in order to view the property's overall market position.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

Retail Structure

     In order to examine the subject property in its proper context, an examination of the subject's most direct competition is necessary. Competition comes from a variety of sources, including existing regional malls, free-standing department stores, category killers, off-price retailers and large strip centers. Consideration is also given to the potential for new competition via proposed centers. Montehiedra Town Center was built by the Kmart Corporation in 1993 and 1994 within a growth area of San Juan. The primary competitive malls with Montehiedra Town Center are presented on the following table. A more detailed profile of each center follows:

==========================================================================================================
                                              Regional Competition
==========================================================================================================
                              Year         Total GLA                       Competition        Distance
Property                      Built          (SF)           Anchors          Status          from Subject
==========================================================================================================
Montehiedra Town Center     1993/94          525,452         Kmart            N/A              (Subject)
State Road 52                                           Builders Square
                                                           Marshalls

==========================================================================================================
                                Competitive Properties Within San Juan
==========================================================================================================
Plaza Las Americas             1968/       1,416,485        Home Shop        Primary           10+/- miles
Las Americas Expressway        1994                         JCPenney
                                                             Sears
                                                           Woolworth
                                                           .. en Plaza
----------------------------------------------------------------------------------------------------------
El Senorial Plaza              1978          207,012         Kmart          Secondary          3+/- miles
State Road 177                                         Pueblo Supermarket
                                                       El Amal Pharmacy
----------------------------------------------------------------------------------------------------------
Galeria Paseos                 1995          172,000   Amigo Supermarket    Secondary          3+/- miles
State Road 199                                          Sears Homelife
----------------------------------------------------------------------------------------------------------
Las Vistas Shopping Center    19922           72,000          None          Secondary          2+/- miles
State Road 199

==========================================================================================================
                              Competitive Properties Within Guaynabo
==========================================================================================================
San Patricio Plaza            1965/          630,000         Kmart           Primary           10+/- miles
Ortegon Street                1995                     Pueblo Supermarket
                                                          Walgreens
----------------------------------------------------------------------------------------------------------
Plaza Caparra                 1964           164,752   Amigo Supermarket    Secondary          12+/- miles
Roosevelt Avenue                                           Marshalls
                                                       Farmicias El Amal
----------------------------------------------------------------------------------------------------------
Plaza Santa Maria             1965/          102,752     Western Auto       Secondary          10+/- miles
State Road 177                1994                        Walgreens
                                                           Pitusa
                                                           Pueblo

==========================================================================================================
                              Competitive Properties Within Caguas
==========================================================================================================
Plaza Centro I & II           1995           592,288      Sam's Food        Secondary          15+/- miles
State Road 30                                             Office Max
                                                        Builders Square
                                                           Pep Boys
==========================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

=======================
Analysis of Competition
=======================

San Juan Area

     Plaza Las Americas is the Caribbean's largest retail facility. This super regional mall totals approximately 1.4 million square feet and is anchored by Home Shop, JCPenney, Sears, Woolworth, and ...en Plaza. There are approximately 180+ in-line mall shops, a food court, and theatre complex. Mall shop sales for 1996 are estimated at $575+/- per square foot (excluding anchors). The mall was constructed in 1968 with an expansion and renovation completed in 1994. A new expansion is currently under construction and scheduled to be completed in mid-1998. Included within this expansion is an office component. The mall is located approximately 10 miles north of the subject and has excellent access and exposure via Las Americas Expressway. Plaza Las Americas offers direct competition to the subject. Due to the difference in anchors, this property does not impact Kmart, Builders Square, and Marshalls at Montehiedra Town Center as much as the in-line mall shops.

     Located approximately 3+/- miles north of the subject, El Senorial Plaza totals 207,012 square feet and was constructed in 1978 and is currently under renovation. The community shopping center is anchored by Kmart, Pueblo Supermarket, and El Amal Pharmacy. In-line rents at this center reportedly range from $14.00 to $24.00 per square foot. This is situated along State Road 177 east of the Luis A. Ferre Expressway. Although this provides the property good access, the site has average to poor exposure from the expressway. Due its proximity and the presence of Kmart, El Senorial Plaza competes with the subject. However, due to the subject's superior exposure and quality, El Senorial Plaza is viewed as secondary competition, mostly drawing only neighborhood traffic and patronage.

     Galeria Paseos is a new 172,000 square foot community center which opened in 1995. The property is located approximately 2+/- miles north of the subject south of El Senorial Plaza. Anchored by Sears Homelife and Amigo Supermarket, the improvements opened in November 1995 at 75% occupancy and appear to be nearly completely leased-up. The center is two levels with approximately 40+/- in-line shops with rents that average between $20.00 to $24.00 per square foot. In-line tenants within the center are mostly regional and local stores which do not compete directly with the subject.

     Las Vistas Shopping Center is a two level open-air community center which has good access and frontage along State Road 199. It is located at the entrance to Los Paseos Residential Development in Rio Piedras approximately 2+/- miles north of the subject. The center is comprised of small specialty retail tenants with no anchor. In-line rents reportedly average $20.00 per square foot. Although it is a smaller, unanchored development, the in-line shops do offer limited competition to the subject property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

Guaynabo Area

     San Patricio Plaza is located within Guaynabo along Ortegon Street approximately 10+/- miles west of the subject. The regional mall totals 630,000+/- square feet and is anchored by Kmart, Pueblo Supermarket, and Walgreens. It was originally constructed in 1965 with renovations and a 200,000+/- square foot expansion occurring in 1995. In-line rents within the center reportedly range from $20.00 to $30.00 per square foot. With the new renovations and the anchor tenancy including Kmart, San Patricio Plaza offers direct competition to the subject and acts as a trade area barrier to the west.

     Approximately 2 miles north of San Patricio Plaza is Plaza Caparra. This strip community shopping center was constructed in 1980 and remodeled in 1994. Anchors at the center include Marshall's, Amigo Supermarket, and Farmacias El Amal. There are approximately 75,000+/- square feet of in-line space. The property has good access and exposure from F.D. Roosevelt Avenue and Parkside Street. The subject is overall superior in terms of quality, anchor tenancy, and location. Due to the location of Marshall's Plaza Caparra offers secondary competition to Montehiedra Town Center.

     Plaza Santa Maria is a small strip center with good frontage and exposure from State Road 177 within Guaynabo just west of Rio Piedras. The center is anchored by Walgreens, Pueblo, Pitusa, and Western Auto. It was constructed in 1965 and was just recently renovated. In-line strip spaces lease for between $14.00 and $23.00 per square foot averaging approximately $19.00. Due to the lack of a large anchor, Plaza Santa Maria is considered as secondary competition to the subject.

Caguas Area

     Plaza Centro I and 11 is a two phase project constructed in 1987 and 1995. The total project totals 582,288+/-. Phase I totals 311,922+/- and is anchored by Kmart, Pueblo, Walgreens, and Regency Theatres. Phase II totals 280,366+ square feet and is anchored by Sam's Food, Office Max, Builders Square, and Pep Boys. This power center development offers secondary competition to the subject due to the presence of several discount big-box retailers. The subject is viewed as an overall superior property due to the good quality in-line, enclosed mall shop space which Plaza Centro lacks

Other Competition

     There are several other community centers throughout the San Juan MSA which because of their location or merchandising, are not considered competitive to Montehiedra Town Center. Provided below is a list of these centers.

================================================================================
  Property                     Location          GLA                  Type
================================================================================
Plaza San Francisco         San Juan           111,000+/- SF         Community
--------------------------------------------------------------------------------
Plaza Del Carmen Mall       Caguas             174,289+/- SF         Community
--------------------------------------------------------------------------------
Plaza Villa Blanca          Caguas             137,129+/- SF         Community
--------------------------------------------------------------------------------
Trujillo Plaza              Trujillo Alto      187,616+/- SF         Community
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     Although Plaza Villa Blanca does include Marshall's as one of its anchors, it is located within the town core of Caguas, approximately 20+/- miles south of the subject. With the exception to the competitive properties previously mentioned, the next closest Kmart is located within Trujillo Plaza. However, the store is inferior in condition and size to the subject and is located too far from the subject to be considered competitive.

Future Competition

     Plaza Guaynabo is proposed 230,000+/- square foot strip center planned to be constructed along the Martinez Nadal Expressway. The center is expected to begin construction during 1997 and will be anchored by a free-standing Kmart and an in-line supermarket. The in-line space is scheduled to total approximately 85,000+/- square feet and will include local and regional tenants. The Martinez Nadal Expressway. This center is expected to draw mainly from the Guaynabo community and should not greatly impact the subject.

     Caguas Centrum is a regional shopping center within a multi-phased development located south of the subject off of State Road 52. The project has been proposed since 1991 and is finally under construction. It is located approximately 10+/- miles south of the subject. Phase I will include an enclosed shopping center reportedly totaling 550,000+/- square feet and anchored by Kmart and a second unannounced anchor. Phase II includes the development of a supermarket on an outparcel as well as the construction of two industrial tracts. Phase 111 comprises the development of two commercial lots, one office, and one proposed theatre. The center will have good access and exposure from State Road 52, and assuming a good quality second anchor is added Caguas Centrum will be a primary competitor of the subject.

Montehiedra Town Center/Anchor Alignment

     The subject is anchored by Marshall's, owned by TJX Companies, and Kmart and Builders Square, owned by the Kmart Corporation. The following is a profile of each company.

     Kmart Corporation is one of the world's largest mass merchandise retailers. The dominant portion of Kmart's business consists of its domestic general merchandise group which operates a chain of 2,161 Kmart discount stores with locations in each of the 50 United States, Puerto Rico, the U.S. Virgin Islands and Guam, including 87 Super Kmart Centers, all in the United States, as of January 31, 1996. Internationally, the general merchandise group has operations in Canada and joint ventures in Mexico and Singapore. Kmart's remaining specialty retail operation consists of Builders Square, Inc. which operates 167 home improvement stores. Kmart also holds a 49.0 percent equity interest in substantially all of the Meldisco subsidiaries of Melville Corporation, which operate the footwear departments in domestic Kmart stores. In addition, Kmart holds an equity interest of approximately 18 percent in Thrifty PayLess Holdings, Inc. ("TPH"), an entity which resulted primarily from the combination of Kmart's former subsidiary PayLess Drug Stores Northwest, Inc. with Thrifty Drug Stores after PayLess was sold to TPH. Discontinued operations also include PACE Membership Warehouse, Inc., substantially all of which assets were sold in January 1994.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     A number of noteworthy developments occurred in 1995 including the following:

     o The company successfully concluded-the disposition of many non-core assets. The company has completed the sale of all of its investments in the Borders Group, OfficeMax, The Sports Authority, and Cole Myer. More recently, it also divested 860 automotive service centers in the U.S. to Penske Auto Center, Inc. and entered into a definitive agreement to sell 13 stores in the Czech and Slovak Republics to Tesco PLC.

     o The company closed 214 underperforming stores in the U.S. during the year. Fiscal 1996 store closings are not expected to exceed 50.

     o The company cleared out approximately $700 million (at retail value) in aged and discontinued inventory which was the major factor in its operational loss for the year. While the cost of removing this merchandise drove down gross margins in 1995, the end result suggests a better merchandise mix and more discipline throughout the buying process.

     o In 1995, the company developed a high frequency prototype that provides an improved store layout. The prototype features better lighting and fixturing, improved signage, and a focused selection of consumables such as paper products, soaps, snacks, and sodas, as well as frequently purchased apparel and other merchandise. Kmart expects to roll this concept out to approximately 150 additional stores in 1996.

     o Kmart has been unsuccessful in its attempts to sell its Builders Square division. Efforts to continue its divestiture will continue during 1996.

     Kmart is taking many steps to try to stem the erosion in its marketshare caused by other discounters, such as Wal-Mart, Target and Caldor. Underperforming stores are being closed, corporate overhead cut, and non-strategic assets reduced. The company has implemented new inventory systems and is upgrading its distribution system.

     The table on the following page highlights store activity during 1995:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

=====================================================================================
                                 Kmart Store Inventory
=====================================================================================
                                                                 1995 Activity
                                                            -------------------------
                                            End     End
                                           1993     1994    Opened    Closed    End
=====================================================================================
Kmart
     United States                         2,323    2,316       59     (214)    2,161
     Canada                                  127      128        2       (3)      127
-------------------------------------------------------------------------------------
Czech and Slovak Republics                    13       13       --       --        13
-------------------------------------------------------------------------------------
Mexico                                        --        2        2       --         4
-------------------------------------------------------------------------------------
Singapore                                     --        2        1       --         3
-------------------------------------------------------------------------------------
Other                                         23       20       --      (18)        2
-------------------------------------------------------------------------------------
     Total General Merchandise             2,486    2,481       64     (235)    2,310
-------------------------------------------------------------------------------------
Builders Square                              177      166       16      (15)      167
-------------------------------------------------------------------------------------
Total Stores                               2,663    2,647       80     (250)    2,477
-------------------------------------------------------------------------------------
General Merchandise Selling SF (Mil)         168      175                         169
-------------------------------------------------------------------------------------
General Merchandise Store Sales/SF        $  179   $  179                      $  192
-------------------------------------------------------------------------------------
General Merchandise Capital Expenditure   $  793   $1,021                      $  540
=====================================================================================

1995-96 Sales Performance

Consolidated sales increased 5.8 percent during 1995 driven by comparable store sales growth of 4.3 percent and the opening of 80 new stores during the past year, partially offset by the closing of 250 stores primarily during the first and third quarters of the year. Comparable store sales increases are attributed to continued maturation of domestic and international stores opened during and prior to 1994, increased levels of promotional activity and related customer traffic, improved instock positions and a larger average transaction size. Total sales and comparable store sales declines at Builders Square reflect increased competition in its major markets, generally weak sales in its industry segment and deflation in lumber prices. Comparable sales were up 5.6 percent in the U.S. Kmart stores to $195 per square foot in 1995. The distribution of comparable sales is provided on the chart on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================


==================================================================================================
                                        Kmart Sales Overview
==================================================================================================
                                              % Change                           % Change
                                                       Comp.                              Comp.
Sales (Millions)     1993        1994     All Stores   Stores      1995    All Stores    Stores(1)
==================================================================================================
United States      $26,948     $28,386       5.3        1.4      $30,429       7.2        5.6
--------------------------------------------------------------------------------------------------
International        1,090       1,177       3.0        4.2(3)     1,284       9.1        3.0(2)
--------------------------------------------------------------------------------------------------
Builders Square      2,719       2,951       8.5        5.9        2,676      (9.3)      (8.7)
--------------------------------------------------------------------------------------------------
PayLess              2,538          --        --         --          --         --         --
--------------------------------------------------------------------------------------------------
Total Sales        $33,295     $32,514      (2.3)       1.9      $34,389       5.8        4.3
==================================================================================================
1    Comparable store sales are based on the 52 week period ended January
     24,1996.

2 International comparable store sales is calculated on sales in the applicable local currency.

3    Operating income (loss) for 1995 excludes charges of $370 million and $162 million related to the adoption of Financial Accounting Standard No. 121
     "Accounting for the Impairment of Long-Lived Assets and for Long-Lived
     Assets to Be Disposed Of" ("FAS 121") regarding the accounting for impairment of long-lived assets for Builders Square and certain international operations, respectively. Operating income for 1993 excludes store restructuring and other charges of $865 million, $39 million and $226 million for United States operations, international operations and Builders
     Square, respectively.
==================================================================================================

     Data for 1996 as provided by Value Line, shows that consolidated sales totaled $33.99 billion, down 1.16 percent from $34.39 billion in 1995. Comparable store sales reportedly fared better, rising 2.3 percent.

     Currently, Value Line rates the company's financial strength "C+" while Moody's rates it "Ba2"

     TJX Companies operates 590 T.J. Maxx and 484 Marshalls off-price stores across the county, selling apparel, domestics, and giftware. TJX also operates Winners Apparel Ltd., and off-price apparel chain of 57 stores in Canada, and HomeGoods, a 23-store chain which sells housewares. TJX also retails women's apparel through its Chadwick's Of Boston catalogs which it has reportedly been looking to sell-off and repay a large portion of its bank debt. TJX completed its disposition of Hit or Miss in October 1995. Marshalls was acquired from Melville Corporation in November 1995. TJX concluded fiscal 1996 (year ended 1/25/97) on a strong note. The retailer reported a 9.0% same store sales gain in January and a full-year improvement of 7.0%. This performance encompassed all divisions. TJX Companies has a Moody's rating of "Baaa", while Standard and Poor's rates corporate debt "B". Value Line rates the company's financial strength " B".

     Marshalls

     With 484 stores in 40 states and Puerto Rico, Marshalls is one of the nation's leading off-price retailer chains. It offers consumers brand-name merchandise for 20.0 to 60.0 percent discounts. In 1994 sales increased 6.4 percent from 1993, while still under the umbrella of Melville Corporation. Same store sales rose 2.0 percent.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

Trade Area Definition

     Montehiedra Town Center is located just off State Road 52 at the Montehiedra Avenue exit within the San Piedras Section of San Juan. State Road 52 is a heavily traveled expressway which provides access to the southern portion of Puerto Rico from San Juan.

     As discussed, the location and accessibility of competing centers has direct bearing on the information and make-up of the subject's trade area. Principal competition is seen in the Plaza Las Americas, El Senorial Plaza and San Patricio Plaza. These centers are cited as primary competition by virtue of location, tenant merchandising strategy and price points.

     We believe that it is also important to note that key community centers and free-standing "category killers" represent a force in the market's competitive environment. However, their primary stores (groceries, drugs and discount in-line shops) are generally different from those which comprise the subject. Certainly there is a place for both in most retail environments. Certain category killer operations have entered the San Juan area in the office supply, electronics, clothing and book segments. However, many of the big box retailers have not yet established operations near the mail. Reportedly, an Office Max will be constructed on one of the subject's outparcels, however, we have not considered this within this appraisal report or for the purposes of defining a trade area.

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. Highway accessibility including area traffic patterns, geographical constraints and nodes of new and proposed residential development.

     2. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill.

     3. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     In determining the primary and total trade area for the subject, we have analyzed the location and impact of surrounding competing retail centers. Plaza Las Americas is a large super regional mall which offers a wide range of stores, several which are exclusively located at the property. The center is extremely successful and is typically very congested. It is superior to the subject and offers a considerable barrier to the north of Montehiedra Town Center. The subject along with San Patricio Plaza offer alternate shopping locations to Plaza Las Americas.

     Within Guaynabo, San Patricio Plaza is the only primary competitor. The subject offers more diverse anchors and overall more diverse in-line stores. The Marshall's store within Guaynabo is located in the middle of town in an inferior center, Plaza Caparra. In our opinion, the subject property is capable of drawing shoppers from the Guaynabo area.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     Within the Municipality of Caguas, Plaza Centro I has a Kmart and Plaza Centro II includes a Builders Square. The Marshall's store is located on the outer portions of Caguas approximately 20 miles from the subject. The subject is superior to these developments due to its enclosed mall design including all anchors within the same complex and the addition of a movie theatre. The subject can currently draw customers from Caguas. However, when the proposed Caguas Centrum center, an enclosed mall proposed with a theatre, is completed, the subject's trade area will be limited to the south.

     Based on the location and nature of the Montehiedra Town Center, we have determined the primary trade area of the subject encompasses the majority of the Rio Piedras Sector of southern San Juan. The subject, with it's excellent location along State Road 52 is easily accessible to the majority of the San Juan MSA. We have estimated the total trade area encompasses the Municipalities of San Juan, Caguas, Guaynabo, and Trujillo Alto.

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. The following chart summarizes the population for the total trade area based upon information supplied by the Census and Planning Board. The chart summarizes the actual 1990 population for each Municipality, as well as the estimated 1995 population.

================================================================================
                           Total Trade Area Population
================================================================================
Municipality             1990 Actual       1995 Est.     Compound Annual Change
================================================================================
San Juan                   437,745         437,241            - 0.02%
--------------------------------------------------------------------------------
Caguas                     133,447         140,988            + 1.11%
--------------------------------------------------------------------------------
Guaynabo                    92,886          99,407            + 1.37%
--------------------------------------------------------------------------------
Trujillo Alto               61,120          66,706            + 1.76%
================================================================================
Total                      725,198         744,342            + 0.52%
================================================================================

     As can be seen, it is estimated that between 1990 and 1996, the population within the total trade area increased by 19,144 to 744,342. This reflects a 2.6 percent increase (.52 percent per annum). The Municipality of Trujillo Alto witnessed the greatest growth of 1.76% per annum. Population within San Juan, the most populated Municipality on Puerto Rico was relatively stable decreasing slightly from 437,745 to 437,241. If the trade area continues to grow at the present pace, population in the year 2000 will be approximately 765,000+/-.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of an affluent market within Puerto Rico.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis

     The following chart summarizes average household income within the trade area. Data for only 1980 and 1990 was available. We have utilized the weighted average of each Municipality based on population to determine average household income for the trade area. In addition, to estimate a present day figure, we have grown 1990 average household incomes by their annual growth rates indicated from 1980 to 1990 to determine a 1997 estimate.

==========================================================================================================
                                         Average Household Income
==========================================================================================================
                             1980                   1990                 Compound              1997 Ext.
      Area              Avg. HH Income         Avg. HH Income          Annual Growth        Avg. HH Income
==========================================================================================================
    San Juan                $7,668                 $12,332                 4.87%                $17,149
----------------------------------------------------------------------------------------------------------
    Guaynabo                $9,615                 $17,066                 5.91%                $25,419
----------------------------------------------------------------------------------------------------------
     Caguas                 $6,825                 $11,432                 5.27%                $16,378
----------------------------------------------------------------------------------------------------------
 Trujillo Alto              $7 376                 $13,323                 6.09%                $20,152
==========================================================================================================
 Avg. Trade Area            $7,894                 $13,171                 5.25%                $18,844
==========================================================================================================
  Puerto Rico               $5,923                  $9,988                 5.36%                $14,395
==========================================================================================================

     These statistics show that the all components of the trade area exceed the household income of the broader based Island of Puerto Rico. Guaynabo is seen to be the municipality with the highest average household income followed by Trujillo Alto.

     A further analysis of the subject's trade area's income can be done based upon per capita income. The following chart shows per capita income for the subject's trade area as it compares to the Island as a whole. As with the average household income, we have weighted the numbers to determine the Trade area figure as well as projected an estimate for 1997.

==========================================================================================================
                                         Per Capita Income Statistics
==========================================================================================================
                             1980                   1990                 Compound              1997 Ext.
      Area              Avg. HH Income         Avg. HH Income          Annual Growth        Avg. HH Income
==========================================================================================================
   San Juan                 $3,383                  $6,383                 6.55%                $ 9,952
----------------------------------------------------------------------------------------------------------
   Guaynabo                 $3,976                  $8,321                 5.40%                $12,024
----------------------------------------------------------------------------------------------------------
    Caguas                  $2,258                  $4,547                 7.25%                $ 7,422
----------------------------------------------------------------------------------------------------------
 Trujillo Alto              $2,577                  $4,868                 6.57%                $ 7,600
==========================================================================================================
Avg. Trade Area             $3,280                  $5,377                 6.87%                $10,153
==========================================================================================================
  Puerto Rico               $2,126                  $4,177                 6.99%                $ 6,703
==========================================================================================================

     Similar to average household income, per capita income within the components of the trade area exceed levels for the entire Island. Assuming annual growth of 6.87 percent for the next three years, per capita income within the trade area in the year 2000 is estimated at $12,393

Subject Sales

     We have been provided with a sales report for the subject as of January, 1997. The report details all existing tenants and reports their monthly sales. We were not provided with a comparable mall sales report. In order to estimate mall shop, food court and anchor sales for 1996, we utilized all tenants who occupied their spaces for the full year 1996 However, several tenants did not report sales for one or two months and where possible we estimated from the same month in the prior year.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     Mall Shop Sales

     The subject has been open approximately 2 years and therefore a historical detail of sales at the mall is unavailable. 1996 mall sales at the center have been estimated at $340 per square foot for, which is considered very good. Within our cashflow analysis presented within the Income Approach of this report, we have estimated a 5.0 percent increase in sales for 1997, resulting in mall shop sales of approximately $357 per square foot.

     Food Court Sales

     On a sales per square foot level, the food court at Montehiedra Town Center was very successful in 1996. Sales for the 8 tenant food court tenants averaged $1,371 square foot. A complete discussion and presentation of the food court productivity is presented within the income Approach.

     Projected Future Sales Growth

     In terms of sales levels, the subject has been successful over its first full year of operations. In our opinion, the subject will continue to see good sales growth over the next year due to the newness of the center and curiosity bringing in additional customers. For 1997 and 1998, we are projecting a sales increase of 5.0 percent. For 1998 and into the future, we are forecasting sales growth to stabilize, increasing at 3.5 percent per year.

Conclusion

     We have analyzed the retail trade history and profile of the San Juan MSA in order to make reasonable assumptions as to the continued performance of the subject's trade area.

       A regional and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed was based on our opinion on what municipalities subject's trade area encompasses. We analyzed estimated sales for the mall for 1996 and discussed our forecasted growth rate for sales at the mall into the future. This data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     o The subject enjoys an excellent location along State Route 52. Access is from the Montehiedra exit and is good.

     o This portion of the San Juan MSA is witnessing construction growth led by othe Montehiedra Planned Community.

     o The subject benefits as being the only regional mall within a ten mile radius. Sales levels at the subject are high which has led to a high occupancy level in less than two years of operation.

     o The proposed Caguas Centrum which will be constructed south of the subject will be primary competitor of the subject upon completion.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Retail Market and Trade Area Analysis
================================================================================

     On balance, it is our opinion with continued competent management and aggressive marketing, Montehiedra Town Center should remain well patronized in is market area. Our outlook for the area is with cautious optimism, with good prospects for appreciating real estate values.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
================================================================================

Site Description
Location:                          The subject is located at the southern end of
                                   the Rio Piedras Sector of San Juan, Puerto
                                   Rico. The subject is located at the
                                   intersection of the Luis A Ferre Expressway
                                   (State Road 52) and Montehiedra Avenue.

Shape:                             Irregular however generally rectangular

Site Area                          According to a property report, prepared by
                                   Zoe Lopez Freyre, P.E. and supplied to us by the Client, the total subject site is composed of three parcels of land and totals approximately 56.26 cuerdas. Each parcel is summarized as follows:

                                   Parcel 1 (K-2) has a total area of 51.76 cuerdas and encompasses the mall development, parking areas and all entrances/exits.

                                   Parcel 2 (K-1) totals 3.00 cuerdas and is presently a vacant green area located at the northwestern portion of the property. There is reports that this parcel may be leased in the future to a gasoline service station chain.

                                   Parcel 3 (A-6) is the smallest parcel and has a total area of 1.50 cuerdas.

Topography/Terrain:                Slightly rolling to level. The site slopes
                                   gently downwards towards the northern and eastern boundaries. The site is slightly below grade from State Road 52.

Street Improvements:               Fronting streets are paved of hot bituminous
                                   plant mix asphalt pavement type S-1 with concrete curbing, sidewalks, and street lighting.

Parking: The site contains a total of 2,815 parking spaces, including 53 parking spaces for the handicapped. This results in a parking ratio of 5.36 spaces per 1,000 square feet of total GLA.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Soil Conditions:                   No study of soils was conducted as part of
                                   this appraisal and no opinion is rendered on sub-soil conditions. However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property.

Utilities                          All utilities are connected and available to
                                   the subject property including:

     Sanitary Service:             Puerto Rico Aqueduct and Sewer Authority
     Water Service:                Puerto Rico Aqueduct and Sewer Authority
     Telephone:                    Puerto Rico Telephone Company
     Electrical Service:           Puerto Rico Electrical Power Authority
                                   All utilities including water, sewer,
                                   electric, gas and telephone are connected and in use.

Access/Exposure:                   Access to the site is excellent. The subject
                                   is accessed directly from State Road 52 via a privately constructed diamond interchange with signage for Montehiedra Exit. The subject is located to the west of the expressway and enjoys high visibility. From
                                   Montehiedra Avenue, the subject is accessed via Los Romeros Road.

                                   State Road 52 is the most important
                                   north/south arterial on Puerto Rico. This expressway links the San Juan Metropolitan Area with the southern region of the Island. Land Use Restrictions: We have not been provided with a current title report. To the best of our knowledge, no ease ments, encroachments, or restrictions exist which might adversely affect the site's use. It is recommended that a current title report be obtained to determine the existence or absence of any of the above conditions.

Flood Hazard:                      We are advised the subject is not in a flood
                                   hazard area. According to the Federal Flood
                                   Insurance Map, Community Panel No.
                                   720000-0111-C, and 7220000-0112-C, for the
                                   Commonwealth of Puerto Rico, dated August 5,
                                   1986, the site is in Zone C, areas of minimal flooding.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Wetlands:                          We are not aware of any regulated wetlands on
                                   the site. Should the existence of wetlands be determined to have a negative impact on the property, we reserve the right to amend our value conclusion.

Site Improvements:                 The subject site has been graded, paved and
                                   improved with all necessary underground and overhead utilities.

Hazardous Substances:              We were provided with a Preliminary Phase 1
                                   Environmental Site Assessment Report prepared by Fernando L. Rodriguez, P.E. & Associates and dated December 31, 1996. According to the report, there is no indication of an adverse condition present or activity at the adjacent properties that may pose any potential environmental risks to the subject property.

                                   Please refer to our Assumptions and Limiting
                                   Conditions with an explanation as to our disclaimer regarding hazardous substances.

Comments:                          Overall, the size, topography and site
                                   configuration appear functionally adequate and conducive for retail utilization.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Improvements Description

     The subject site has been improved with a one and two-level regional mall with a total GLA of approximately 525,453 square feet. The mall is comprised of a main building which houses Kmart, the in-line mall shops and food court, and Marshall's. Adjacent to the mall is a free standing Builders Square, Caribbean Theatres, and Discovery zone, with their access from outside the mall. A more detailed improvement description follows.

Improvements:                      One- and two-level regional shopping mall
                                   anchored by Kmart, Builders Square,
                                   Marshall's and Caribbean Theatres.

Year(s) Built/Renovated/Expanded:  The mall was constructed between 1993 and
                                   1994. The Kmart store opened in late 1994.
                                   The grand opening for the remainder of mall was in March 1995.

Gross Leasable Area:

                                   ============================================
                                                          Square      Allo-
                                      Tenancy            Footage     cation
                                   ============================================
                                   Anchor Stores
                                     Kmart               135,385
                                     Builders Square     110,241
                                     Marshall's           29,776
                                   ============================================
                                   Total Anchor Stores   275,402      52.4%
                                   ============================================
                                   Caribbean Theatre      50,000       9.5%
                                   ============================================
                                   In-Line Shops         200,051      38.1%
                                   ============================================
                                   Total Owned GLA       525,453     100.0%
                                   ============================================

Construction Detail
     Foundations                   Each of the improvements consists of poured
                                   reinforced concrete.

     Framing:                      Reinforced concrete and steel.

     Floor System:                 Poured concrete slab on porous fill and vapor
                                   barrier. Upper floors are concrete over steel deck.

     Exterior Walls:               Exterior walls and finishes consist of
                                   painted precast wall panels with
                                   architectural treatment on the front
                                   elevation of the center. The exterior
                                   entrance to the main building includes
                                   decorative steel and tubular trusses for skylight purposes.

     Roof Structure/Cover:         Flat built-up roof with rigid roof
                                   insulation.

================================================================================

                                      -36-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

     Roof Heights:                 Ceiling heights vary throughout the mall from
                                   approximately 20 to 27 feet with 25 feet most typical.

     Pedestrian Doors/
        Entranceways:              Safety glass in aluminum frame.

     Loading/Rear Service
        Doors: Anchors have depressed drive-way loading docks with hollow metal overhead doors.

Mechanical Detail

     Heating and Cooling:          Heating, ventilation, and air-conditioning is
                                   supplied by roof-mounted HVAC units. Tenants are responsible for their individual air-handling and distribution systems. The common mall areas have six separate roof-mounted HVAC units.

     Plumbing:                     A complete sanitary sewer system and domestic
                                   water service serves all required fixtures of each tenant and is tapped into the municipal water and sewer distribution lines. All roof areas are drained to rain water conductors which are connected to the site storm water system. Supply and waste lines are assumed to be of code conforming materials.

     Electrical Service:           Adequate for commercial needs. Tenants are
                                   billed directly by the local provider.

     Life Safety/Security:         The building is fully sprinklered and there
                                   are smoke detectors and heat sensors
                                   throughout the entire property. The system is centrally monitored and tied into the local municipal police and fire stations via the building management system. Adequate mall security is provided throughout the mall and parking lot.

Interior Detail
     Layout and Design:            The mall is a one- and two-level regional
                                   center designed in an elongated shape with anchors at either end of the mall shops. The theatre and Builders Square buildings are located adjacent to the main building however have their own, exterior entrances.

     Walls: Painted sheetrock on metal stud with metal and wood accents.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

     Floor Coverings:              Mall common area floors are primarily
                                   marble-style tile flooring with carpeted inlays. Within the anchor stores flooring is generally vinyl or tile.

     Ceilings:                     Mall concourse is generally painted sheetrock
                                   and skylights. Tenant spaces generally are a mix of sheetrock and acoustical tile.

     Lighting:                     Lighting is a mixture of recessed
                                   incandescent and indirect fluorescent
                                   fixtures. There is also selected accent
                                   decorative lighting throughout.

     Storefronts:                  Storefronts are generally a mixture of flush
                                   and pop-out type which, in many cases,
                                   reflect the most recent tenant designs for the respective chain.

Public Amenities

     Seating: Public seating is located throughout the mall concourse.

     Directories:                  Directories are conveniently located
                                   throughout the mall on both levels.

     Food Court:                   The enclosed mall includes an eight tenant
                                   food court.

     Caribbean Theatre:            The mall building provides three exterior
                                   entrances. In addition, the Kmart and
                                   Marshall's stores have entrances with direct parking lot access.

     Restrooms:                    All department stores have public and
                                   employees toilet facilities with provisions for handicapped. Generally, each tenant has toilet facilities that do not have to be made available for public use by code. Large shops and eating establishments have additional facilities as necessary to meet health code requirements. In addition to the above, public facilities for both men and women are provided within the mall's common areas.

     Tenant Suites:                New tenant suites are improved in accordance
                                   with individual tenant specifications.

     Hazardous Substances:         Please refer to our list of Assumptions and
                                   Limiting Conditions (Item #10) which
                                   identifies our position on this matter.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================
Site Improvements

On-Site Parking:                   2,815 spaces; 5.36 space/1,000 SF of GLA

Landscaping:                       Landscaping for the site consists mainly of
                                   trees and ground cover in the planting strips located on the parking area. More extensive landscaping is located at the main entrance to the property.

Other: Parking lot lighting is provided with anodized aluminum high intensity lighting.

Comments:                          The construction features high quality
                                   materials and workmanship. Furthermore, the layout and design of the mall is considered good from a visibility and shopper movement perspective. The department stores and major tenants are properly positioned and facilitate adequate cross shopping. Analysis of the structural integrity of the existing improvements is beyond our expertise and best made by a professional engineer. It is our assumption that the current and proposed tenant buildout (related to vacant spaces) are completed in accordance with quality workmanship prior to our valuation date.

                                   Our review of the local environs reveals that there are no extraordinary external influences which negatively impact the value of the subject property. We do note, however, that the final value of the subject is influenced by the existence of established leases. This effect will be reflected and quantified in the "Valuation" section of this report.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     Assessment of all properties in Puerto Rico is based on the level of values that were prevalent during the 1957-58 period, when a reassessment of all properties on the island was carried out. Consequently, the values established by the Government for taxation are considerably less than the real market values of the properties. To increase income from property taxes, the government has increased the tax rate rather than carrying out a reassessment of all properties based on their true market value. Puerto Rico property tax rates are based on two distinct factors: the rate fixed by the Legislature of Puerto Rico which is standard for all areas of the Commonwealth (1.03 percent), and a rate set by the Municipality wherein the property is located.

     As of January 1993, the Municipal Reform Law established the Centro de Recaudaciones de Impuestos Municipales"(CRIM). CRIM is in charge of collecting property taxes on behalf of each individual municipality. The assessment task in carried out by CRIM, but each municipality has the power to regulate the amount of property tax to be imposed.

     The current tax rate for the Municipality of San Juan is 6.26 percent. This rate has been in effect since fiscal year 1988. The 78 municipalities in Puerto Rico have property tax rates ranging from 5.07 percent to 8.33 percent. Only 31 municipalities have tax rates under 7.0 percent, and most have tax rates of 8.08 percent. However, the current rate for Bayamon is expected to remain relatively stable for the next few years.

     Property taxes are paid on a semester basis and a 10 percent discount is permitted if property taxes are paid within the next 30 days after the mailing of the tax bill.

     For purposes of taxation, the subject has two property tax code numbers. Tax code number (cadastral number) 143-009-008-04-000 reflects the invoice for the entire land parcel and all existing improvements excluding the Builders Square building. The other tax code number, 143-009-008-04-001, reflects the invoice for the Builders Square structure only.

     The following two charts summarize the taxes levied on the subject property.

                          Tax Number 143-009-008-04-000

                       ================================
                           Component           Taxes
                       ================================
                       Land                  $  744,620
                       --------------------------------
                       Improvements          $4,178,008
                       --------------------------------
                       Machinery             $  219,365
                       --------------------------------
                       Total Tax Base        $5,140,002
                       --------------------------------
                       Tax Rate                    6.26%
                       --------------------------------
                       Annual Property Tax   $  321,764
                       ================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes and Assessments
================================================================================

                         Tax Number 143-009-008-04-001

                       ================================
                           Component           Taxes
                       ================================
                       Land                  $        0
                       --------------------------------
                       Improvements          $  841,138
                       --------------------------------
                       Machinery             $  179,141
                       --------------------------------
                       Total Tax Base        $1,020,279
                       --------------------------------
                       Tax Rate                    6.26%
                       --------------------------------
                       Annual Property Tax   $   63,869
                       ================================

     Total taxes levied on the subject total $385,633. Within Puerto Rico, a 10 percent discount on property taxes is awarded for prompt payment. Taking the 10 percent discount into consideration, taxes are reduced by $38,563 to $347,070.

     According to the budget, taxes for 1997 are estimated to be $350,262, reflecting an increase of nearly one percent. For the purposes of this analysis, we have utilized management's tax estimate.

     The subject has been completed and open for two years. It is assumed that the estimated assessment, and resulting taxes are reflective of stabilized levels.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     The subject is within an area which is zoned R-1, Residential. However, it has been reported that the subject property received approvals to construct Montehiedra Town Center under the C-1, Commercial zoning. The use permit was not supplied to us, however within the Property Report prepared by Zoe Lopez Freyre, P.E., it is reported that the copy of the Use Permit issued by the Puerto Rico Regulations and Permits Administration was reviewed for the following:

Project                                                            Date Issued
-------                                                            -----------
Montehiedra Town Center Mall                                   February 8, 1995
Kmart Store                                                   November 18, 1994
Builders Square Store                                           August 26, 1994
Marshall's Store                                               October 11, 1994
Montehiedra Cinemas                                               June 21, 1996
Discovery Zone

     In addition, the report reviewed a copy of a latter dated December 24, 1996 from Lebron Associates, architects, certifying that the project was designed to comply with all applicable codes and zoning regulations. It is assumed the subject site is zoned C-1. The C-1 zone is the most inclusive commercial zone within the municipality. The subject is a legal conforming use within the C-1 Commercial zone.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site As Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     We have evaluated the site's highest and best use improved and as if vacant. In both cases the highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive. Because the site is improved with improvements that generate an important return, the focus of the highest and best use is on the site as improved.

Highest and Best Use of Property as Improved

     Physical Factors

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our 'Property Description" section of the report, the site is of sufficient size to accommodate the existing improvements. It is relatively level and has all necessary utilities connected and in use. The site has good visibility and accessibility and its soil and topography do not physically limit its use. Its location on State Road 52 within the San Juan MSA strongly supports its regional accessibility. The improvements have been designed as a viable fully integrated climate controlled shopping complex. The layout and design of the mall are adequate for its use as a shopping center. Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, Montehiedra Town Center is uniquely positioned within a growing residential portion of the San Piedras Section of San Juan. It is well positioned to service both the resident and visitor population. With all of this in mind, we are of the opinion that the current use of the site is physically possible.

     Legal Factors

     Legal restrictions, as they apply to the subject property, are the public restrictions of zoning. To the best of our knowledge, the property complies with all of the zoning requirements under the C-1 Commercial zoning classification. As noted, we are not aware of any private restrictions which are known to adversely affect the utilization of the site. Furthermore, we are not aware of any environmental constraints which might impact the property. Finally, it is recognized that the property has been successful in its first two years of operations with mall-shop sales in excess of $300 in 1996. As such, the existing leases and operating covenants which are in place dictate a retail use for the property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

     Financial Feasibility/Maximum Productivity

     After analyzing the physically possible and legally permissible aspects of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

     As discussed in the "Locational and Retail Market Analysis" sections of this report, the subject is an important shopping destination for a total trade area that includes in excess of 740,000 people. In the "Income Capitalization Approach" to the valuation of the subject property, we have provided a detailed analysis of the subject's revenue producing ability as a shopping center. These projections have relied upon certain market based assumptions that, in our opinion, closely mirror the subject's position in the marketplace. Consideration has been given to competitive properties in the surrounding market and their potential effects on the subject property. Accordingly, we find that the property, under the concept of continued use, will produce a sufficient income stream to an investor. An alternative use would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return. Therefore, we have concluded that the highest and best use of the site as improved is for retail utilization as a shopping center.

Highest and Best Use As Though Vacant

     Physical Factors

     The subject parcel is large enough to accommodate a variety of uses, including office, retail, hotel and residential. The subject's highway access greatly enhance its appeal for a use that relies upon the ability of patrons to be afforded quick and easy access. This is particularly true for a destination retail property which, by necessity, must attract consumers from points beyond its immediate neighborhood. As articulated, State Road 52 is the principal arterial that provides access from the San Juan MSA to the southern portion of the Island. In addition, the subject is located within a growing residential area. Accordingly, we would find that a retail use of the site would be the most compatible with the environs. Overall, we view the site as being free of any physical limiting conditions that may restrict its development and as such, a large scale commercial project would be a potential use for the site as if vacant.

     Legal Factors

     The second test concerns permitted uses. Legal restrictions, as they apply to the subject are public restrictions of zoning. The C-1, Commercial, designation is the primary commercial designation within the municipality. Based on the site's size and layout, with consideration given to parking constraints, a shopping center of similar size to the existing improvements may be a permitted use. Due to the site's frontage and exposure to State Road 52, we believe that retail uses would be a legally conforming use for the site.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

     Financial Feasibility/Maximum Productivity

     After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. As indicated in the "Regional", "Neighborhood" and "Retail Market Analysis" sections of this report, the San Juan MSA has witnessed moderate to good growth in population, income and employment. In addition, we see no significant potential changes in the local demographics which might threaten the economic viability of the subject site.

     The last test of highest and best use is that of maximum productivity. While this implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental standards. In this case, the site is located in an area that is developing into an important commercial/retail hub with substantial residential activity surrounding the property. Existing neighborhood uses further compliment the site. The subject's size, location and proximity to regional road networks and residential nodes, lead us to the conclusion that the Highest and Best Use for the subject property, as if vacant, would be for a new shopping center.

     A developer, mindful of the prospective lot coverage yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, we believe that the subject's development potential, as vacant, would be represented by a regional shopping center of approximately 525,000+/- to 550,000+/- square feet. This premise assumes that parking would be provided to a level sufficient for the total project.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the income Capitalization Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Regional mall properties are not typically purchased based on the Cost Approach. The fundamental principle underlying this approach is the principle of substitution, which holds that "no prudent person will pay more for a property than the price of a site and the cost of construction, without undue delay, an equally desirable and useful property". The subject improvements consist of a regional mall, and the economic feasibility of the development is based primarily on the department store anchor tenants which serve as the primary draw for the other major tenants and in-line space. Leases or other agreements with the anchor department stores are a fundamental component of the property's value, and replacing these anchors is an extremely speculative, costly, and time consuming process. The investment market aggressively underwrites quality regional malls because of the unique nature of the anchor tenant commitments and the difficulty in replacing the property both in terms of size and anchor commitments. In a property such as the subject, the proper estimation of accrued depreciation can be subjective and problematic. As such, we have elected not to utilize a Cost Approach in this analysis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mall. Although there have been no sales of regional malls within Puerto Rico, we believe this approach has a direct application to the subject property with the use of sales within the United States. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Capitalization Approach.

     By definition, the subject property is considered an income/ investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Capitalization Approach has been emphasized as our primary methodology for this valuation. This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
================================================================================

Methodology

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price; and

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised; and

     6.   Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area
(GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Capitalization Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REITs). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18+ months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (19 square feet per person). As a consequence, institutional investors are more selective than ever with their underwriting criteria. Many investors are even shunning further retail investment at this time, content that their portfolios have a sufficient weighting in this segment.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the overwhelming consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range, with rates below 7.5 percent likely limited to the top 15 to 20 malls with sales at least $350 per square foot. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 9.5 to 14.0 percent range. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important hot buttons" concerning investors:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     1. Occupancy Costs - This health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 10.0 and 15.0 percent. With operating expenses growing faster than sales in many malls, this issue has become even more important. As a general rule of thumb, malls with sales under $250 per square foot generally support ratios of 10.0 to 12.0 percent; $250 to $300 per square foot support 12.0 to 13.5 percent; and over $300 per square foot support 13.5 to 15.0 percent Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon for some higher margin tenants. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

     2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

     3. Strong Anchor Alignment - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

     4. Entertainment - Entertainment has become a critical element at larger centers as it is designed to increase customer traffic and extend customer staying time. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks, to multiplex theater and restaurant themes, to interactive virtual reality applications. The capacity of regional/ super-regional centers to provide a balanced entertainment experience well serve to distinguish these properties from less distinctive formats such as power and smaller outlet centers.

     5. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

     6. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

     7. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

     8. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to 80.0 percent

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

          allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

     9. Physical Condition - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

     10. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

     11. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

Regional Mall Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980's a number of acquisitions, hostile take-overs and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994,

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Most of the stores have since been acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company.

     More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies. The trend of continued consolidation and vulnerability of the regional chains continues into 1996.

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we discuss sale trends since 1991. Summary data sheets for the more recent period (1995 to 1996) are displayed on the Following Pages. Summary information for prior years (1991 to 1994) are maintained in our files. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide variety of prices on a per unit basis, ranging from $59 per square foot up to $686 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $686 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of 11.0 percent.

    One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

=================================================================================================================================
REGIONAL MALL SALES                                                                                                          1995
1995 Transaction Chart
Cushman & Wakefield, Inc.
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Shop
Sale                               Sale   Year                      Total     Sold      Shop    Shop    Occu-   Sales
 No.    Property/Location          Date   Built      Sale Price      GLA       GLA       GLA    Ratio   pancy    /sf      NOI
=================================================================================================================================
95- 1   Queens Center              Dec-95  1973/     $108,000,000   625,659  $157,516   157,516  25.2%   99.0%   $686 $10,487,000
        Elmhurst, NY                       90/95
---------------------------------------------------------------------------------------------------------------------------------
95- 2   Natick Mall                Dec-95  1994      $265,000,000 1,160,733   646,733   436,733  37.6%   99.0%   $416 $21,311,000
        Natick, MA                      (redevel)
---------------------------------------------------------------------------------------------------------------------------------
95- 3   Ridgedale Center           Dec-95  1974/     $114,500,000 1,040,285   334,937   334,937  32.2%   97.0%   $339  $8,936,100
        Minnetonka, MN                     82/93
---------------------------------------------------------------------------------------------------------------------------------
95- 4   Southland Mall             Dec-95  1970/      $82,500,000   902,000   318,606   318,606  35.3%   93.0%   $261  $7,143,200
        Taylor, MI                         88/92
---------------------------------------------------------------------------------------------------------------------------------
95- 5   Smith Haven Mall           Dec-95  1969/     $221,000,000 1,351,913   813,786   505,626  37.4%   93.0%   $425 $17,127,500
        Lake Grove, NY                       86
---------------------------------------------------------------------------------------------------------------------------------
95- 6   Capitola Mall              Dec-95  1977/      $52,500,000   577,396   577,396   197,396  34.2%   92.0%   $262  $4,987,500
(1)     Capitola, CA                         88
---------------------------------------------------------------------------------------------------------------------------------
95- 7   Eastview Mall              Oct-95  1971/     $126,850,000 1,309,488   534,458   534,458  40.8%   88.0%   $290  $9,200,000
(2)     Victor, NY                           95
---------------------------------------------------------------------------------------------------------------------------------
95- 8   Centre at Salisbury        Aug-95  1990       $78,000,000   884,825   744,825   278,915  31.5%   89.0%   $257  $7,020,000
        Salisbury, MD
---------------------------------------------------------------------------------------------------------------------------------
95- 9   Colonial Park Mall         Jul-95  1960/      $46,500,000   736,177   380,944   242,766  33.0%   96.0%   $275  $4,417,500
        Harrisburg, PA                       90
---------------------------------------------------------------------------------------------------------------------------------
95- 10  Piedmont Mall              Jul-95  1983/      $39,000,000   534,135   409,135   188,049  35.2%   --      $250  $3,600,000
        Danville, VA                         84
---------------------------------------------------------------------------------------------------------------------------------
95- 11  River Oaks Center          Jul-95  1978/      $26,200,000   574,657   493,791   219,099  38.1%   --      $200  $2,908,200
        Decatur, AL                          89
---------------------------------------------------------------------------------------------------------------------------------
95- 12  Columbia Mall              Jul-95  1988       $27,650,000   351,364   351,364   128,024  36.4%   96.0%   $165  $2,958,500
        Bloomsberg, PA
---------------------------------------------------------------------------------------------------------------------------------
95- 13  Hot Springs Mall           Jul-95  1982       $22,775,000   389,914   318,033   156,000  40.0%   83.0%   $240  $2,277,500
        San Jose, CA
---------------------------------------------------------------------------------------------------------------------------------
95- 14  Westgate Mall              May-95  1960/      $43,000,000   649,185   448,268   253,993  39.1%   77.9%   $191  $4,096,457
        San Jose, CA                         89
---------------------------------------------------------------------------------------------------------------------------------
95- 15  Silver City Galleria       Apr-95  1992      $159,106,000 1,005,595   749,595   349,107  34.7%   96.0%   $290 $13,219,000
        East Taunton, MA
---------------------------------------------------------------------------------------------------------------------------------
95- 16  Westgate Mall              Apr-95  1975       $25,300,000   768,000   449,974   272,630  35.5%   85.0%   $240  $2,403,500
        Spartanburg, SC
---------------------------------------------------------------------------------------------------------------------------------
95- 17  Hanover Mall               Jan-95  1971/      $38,000,000   649,130   649,130   298,531  46.0%   90.0%   $204  $3,811,400
        Hanover, MA                          93
---------------------------------------------------------------------------------------------------------------------------------
95- 18  Greenbrier Mall            Jan-95  1981       $84,700,000   774,201   594,201   318,595  41.2%   96.0%   $250  $6,600,000
        Chesapeake, VA
---------------------------------------------------------------------------------------------------------------------------------
95- 19  Galleria at Tyler          Jan-95  1970/     $123,750,000 1,044,536   431,640   411,640  39.4%   86.0%   $244  $9,600,000
(3)     Riverside, CA                        91
=================================================================================================================================

        Survey Low                                    $22,775,000   351,364   157,516   128,024  25.2%   77.9%   $165  $2,277,500
        Survey High                                  $265,000,000 1,351,913   813,786   534,458  46.0%   99.0%   $686 $21,311,000

---------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:                                  $88,649,000   806,800   494,965   294,875  36.5%   91.5%   $289  $7,479,177
=================================================================================================================================



=================================================================================================================================
REGIONAL MALL SALES                                                                                                          1995
1995 Transaction Chart (continued)
Cushman & Wakefield, Inc.
---------------------------------------------------------------------------------------------------------------------------------
                                                     Capitalization  Rates               Unit Rate Comparison
                                                     ---------------------               --------------------
Sale                                                   Going-In Terminal                Price/GLA     Price/Mall   Sales
No.    Property/Location                 NOI/sf           OAR     OAR       IRR          Purchased     Shop GLA   Multiple
=================================================================================================================================
95- 1   Queens Center                    $66.58          9.71%    --        --             $686          $686      1.00
        Elmhurst, NY
---------------------------------------------------------------------------------------------------------------------------------
95- 2   Natick Mall                      $32.95          8.04%     8.00%    10.75%         $410          $607      1.46
        Natick, MA
---------------------------------------------------------------------------------------------------------------------------------
95- 3   Ridgedale Center                 $26.68          7.80%    --        11.00%         $342          $342      1.01
        Minnetonka, MN
---------------------------------------------------------------------------------------------------------------------------------
95- 4   Southland Mall                   $22.42          8.66%    --        11.75%         $259          $259      0.99
        Taylor, MI
---------------------------------------------------------------------------------------------------------------------------------
95- 5   Smith Haven Mall                 $21.05          7.75%     8.25%    11.10%         $272          $437      1.03
        Lake Grove, NY
---------------------------------------------------------------------------------------------------------------------------------
95- 6   Capitola Mall                     $8.64          9.50%    --        --              $91          $266      1.02
(1)     Capitola, CA
---------------------------------------------------------------------------------------------------------------------------------
95- 7   Eastview Mall                    $17.21          7.25%    --        12.00%         $237          $237      0.82
(2)     Victor, NY
---------------------------------------------------------------------------------------------------------------------------------
95- 8   Centre at Salisbury               $9.43          9.00%    --        --             $105          $280      1.09
        Salisbury, MD
---------------------------------------------------------------------------------------------------------------------------------
95- 9   Colonial Park Mall               $11.60          9.50%    --        --             $122          $192      0.70
        Harrisburg, PA
---------------------------------------------------------------------------------------------------------------------------------
95- 10  Piedmont Mall                     $8.80          9.23%    --        --              $95          $207      0.83
        Danville, VA
---------------------------------------------------------------------------------------------------------------------------------
95- 11  River Oaks Center                 $5.89         11.10%    --        --              $53          $120      0.60
        Decatur, AL
---------------------------------------------------------------------------------------------------------------------------------
95- 12  Columbia Mall                     $8.42         10.70%    --        --              $79          $216      1.31
        Bloomsberg, PA
---------------------------------------------------------------------------------------------------------------------------------
95- 13  Hot Springs Mall                  $7.16         10.00%    --        --              $72          $146      0.61
        San Jose, CA
---------------------------------------------------------------------------------------------------------------------------------
95- 14  Westgate Mall                     $9.14          9.53%    --        --              $96          $169      0.89
         San Jose, CA
---------------------------------------------------------------------------------------------------------------------------------
95- 15  Silver City Galleria             $17.63          8.31%     8.00%    11.00%         $212          $456      1.57
        East Taunton, MA
---------------------------------------------------------------------------------------------------------------------------------
95- 16  Westgate Mall                     $5.34          9.50%    --        --              $56           $93      0.39
        Spartanburg, SC
---------------------------------------------------------------------------------------------------------------------------------
95- 17  Hanover Mall                      $5.87         10.03%    --        --              $59          $127      0.62
        Hanover, MA
---------------------------------------------------------------------------------------------------------------------------------
95- 18  Greenbrier Mall                  $11.11          7.79%     8.00%    11.50%         $143          $266      1.06
        Chesapeake, VA
---------------------------------------------------------------------------------------------------------------------------------
95- 19  Galleria at Tyler                $22.24          7.76%     8.00%    10.50%         $287          $301      1.23
(3)     Riverside, CA
=================================================================================================================================

        Survey Low                        $5.34          7.25%     8.00%    10.50%          $53           $93      0.39
        Survey High                      $66.58         11.10%     8.25%    12.00%         $686          $686      1.57
---------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:                     $16.74          9.13%     8.05%    11.20%         $193          $284      0.96

=================================================================================================================================

---------------------------------
(1) Cash equivalent price.
(2) Includes 62,770 square foot strip center.
(3) Net of allocation for excess land.  Sale includes cinema.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
REGIONAL MALL SALES                                                                                                          1996
1996 Transaction Chart
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Mall   Mall
Sale                               Sale    Year        Grantor/                                      Total      Sold    Shop   Shop
 No.    Property/Location          Date    Built       Grantee                        Sale Price      GLA       GLA     GLA    Ratio
====================================================================================================================================
96- 1    Old Orchard
         Shopping Center           Dec-96  1956/   Zell Merrill Lynch RE Opport:/    $266,000,000  1,800,000   955,752 550,000 30.6%
         Skokie, Ilinois                     95    Urban Shopping Centers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
96- 2    Citicorp Package          Dec-96          Citicorp Real Estate/             $125,100,000  2,641,616   964,348 829,938 31.4%
         1) Buenaventura Mall              1964/   The Macerich Company
            Ventura, California              95
         2) Fresno Fashion Fair           1970
            Fresno, California
         3) Huntington Center Mall         1966/
            Huntington, California           93
------------------------------------------------------------------------------------------------------------------------------------
96- 3    Forbes/Cohen Package      Dec-96          Forbes/Cohen Properties/          $134,000,000  1,841,236 1,036,827 699,514 38.0%
         1) Westwood Mall                  1972    General Growth Properties
            Jackson, Michigan
         2) Lakeview Square                1983
            Battle Creek, Michigan
         3) Lansing Mall                   1969/
            Lansing, Michign                 88
------------------------------------------------------------------------------------------------------------------------------------
96- 4    Rimrock Mall              Dec-96  1975    Trizec Hahn Centers/               $43,900,000    583,112   406,140 267,840 45.9%
         Billings, MT                              The Macerich Company
------------------------------------------------------------------------------------------------------------------------------------
96- 5    Vintage Faire Mall        Dec-96  1977/   Trizec Hahn Centers/               $74,300,000  1,052,701   611,352 352,352 33.5%
         Modesto, CA                         97    The Macerich Company
------------------------------------------------------------------------------------------------------------------------------------
96- 6    La Cumbre Plaza           Dec-96  1967/   Trizec Hahn Centers/               $22,225,000    476,360   176,360 176,360 37.0%
(1)      Santa Barbara, California           89    Taubman Realty Group, LP
------------------------------------------------------------------------------------------------------------------------------------
96- 7    Valley Fair Mall          Dec-96  1970/   Safco/                             $35,000,000    608,000   608,000 265,298 43.6%
         West Valley City, Utah              86    Excel Realty Trust, Inc
------------------------------------------------------------------------------------------------------------------------------------
96- 8    Quail Springs Mall        Nov-96  1981    Equitable Life Assurance Society/  $47,345,700  1,016,909   329,056 329,056 32.4%
(2)      Oklahoma City, Oklahoma                   General Growth Properties, Inc
------------------------------------------------------------------------------------------------------------------------------------
96- 9    St. Clair Square          Nov-96  1974/   Prudential Property Companies/     $86,400,000  1,044,781   307,791 307,791 29.5%
(2)      Fairview Heights, IL                93    CBL & Associates
------------------------------------------------------------------------------------------------------------------------------------
96- 10   South Park Mall           Nov-96  1970    BAC, Inc (Belk Brothers Prop.)/   $153,000,000  1,142,345   353,003 353,003 30.9%
(2)      Charlotte, North Carolina                 HRE Charlotte, Inc
------------------------------------------------------------------------------------------------------------------------------------
96- 11   Sooner Mall               Nov-96  1976/   Equitable Life Assurance Society/  $26,775,000    503,891   367,482 198,939 39.5%
         Norman, Oklahoma                    89    General Growth Properties, Inc.
------------------------------------------------------------------------------------------------------------------------------------
96- 12   Park Mall                 Oct-96  1974    Kivel Realty Investments/          $49,950,000    909,000   489,000 390,687 43.0%
         Tucson, Arizona                           General Growth Properties, Inc.
------------------------------------------------------------------------------------------------------------------------------------
96- 13   Valley View Center        Oct-96  1973/   LaSalle Street Fund/               $85,500,000  1,567,000   729,481 496,481 31.7%
         Dallas, TX                        83/96   The Macerich Company
------------------------------------------------------------------------------------------------------------------------------------
96- 14   The Mall At Johnson City  Oct-96  1971/   Johnson City Malll Assoc./         $42,750,000    557,715   557,715 223,110 40.0%
(3)      Johnson City, Tennessee           1981    Glimcher Realty Trust
------------------------------------------------------------------------------------------------------------------------------------
96- 15   Briarcliffe Mall          Jul-96  1986/   Briarcliff Mall Ltd. Partnership/  $42,200,000    488,426   460,426 235,544 48.2%
         Myrtle Beach,                       94    Colonial Properties Trust
         South Carolina
------------------------------------------------------------------------------------------------------------------------------------
96- 16   Fairlane Town Center      Jul-96  1976    Pacific Telesis Pension Trust/     $91,500,000  1,519,000   629,000 629,000 41.4%
         Dearborn, Michigan                        Taubman Realty
------------------------------------------------------------------------------------------------------------------------------------
96- 17   Paseo Nuevo Center        Jun-96  1990    JMB Realty Corp./                  $37,000,000    434,837   136,841 136,841 31.5%
         Santa Barbara, California                 Taubman Realty
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
REGIONAL MALL SALES                                                                                                          1996
1996 Transaction Chart (continued)
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                 Mall                           Capitalization Rates    Unit Rate Comparison
                                                 Shop                          ---------------------    --------------------
                                        Occu-    Sales                          Going-In Terminal       Price/GLA Price/Mall Sales
                                        pancy     /sf      NOI         NOI/sf      OAR      OAR     IRR Purchased  Shop GLA Multiple
====================================================================================================================================
96- 1    Old Orchard
         Shopping Center                88.0%   $350   $21,546,000     $22.54      8.10%     --       --   $278       $484    1.38
         Skokie, Ilinois
------------------------------------------------------------------------------------------------------------------------------------
96- 2    Citicorp Package                 --    $260   $13,135,500     $13.62     10.50%     --       --   $130       $151    0.58
         1) Buenaventura Mall
            Ventura, California
         2) Fresno Fashion Fair
            Fresno, California
         3) Huntington Center Mall
            Huntington, California
------------------------------------------------------------------------------------------------------------------------------------
96- 3    Forbes/Cohen Package           85.0%   $233   $14,070,000     $13.57     10.50%      --       --   $129       $192   0.82
         1) Westwood Mall
            Jackson, Michigan
         2) Lakeview Square
            Battle Creek, Michigan
         3) Lansing Mall
            Lansing, Michign
------------------------------------------------------------------------------------------------------------------------------------
96- 4    Rimrock Mall                     --    $231    $4,346,100     $10.70      9.90%     --       --   $108       $164    0.71
         Billings, MT
------------------------------------------------------------------------------------------------------------------------------------
96- 5    Vintage Faire Mall               --    $263    $6,761,300     $11.06      9.10%     --       --   $122       $211    0.80
         Modesto, CA
------------------------------------------------------------------------------------------------------------------------------------
96- 6    La Cumbre Plaza                90.0%   $387    $2,667,000     $15.12     12.00%     --       --   $126       $126    0.33
(1)      Santa barbara, California
------------------------------------------------------------------------------------------------------------------------------------
96- 7    Valley Fair Mall               85.0%   $250    $4,000,000      $6.58     11.43%     --       --    $58       $132    0.53
         West Valley City, Utah
------------------------------------------------------------------------------------------------------------------------------------
96- 8    Quail Springs Mall             77.1%   $215    $4,882,760     $14.84     10.31%     --       --   $144       $144    0.67
(2)      Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
96- 9    St. Clair Square               93.7%   $330    $7,733,000     $25.12      8.95%     --       --   $281       $281    0.85
(2)      Fairview Heights, IL
------------------------------------------------------------------------------------------------------------------------------------
96- 10   South Park Mall                98.0%   $400   $10,710,000     $30.34      7.00%     --       --   $433       $433    1.08
(2)      Charlotte, North Carolina
------------------------------------------------------------------------------------------------------------------------------------
96- 11   Sooner Mall                    80.0%   $225    $2,948,969      $8.02     11.01%    11.00%    --    $73       $135    0.60
         Norman, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
96- 12   Park Mall                      85.0%   $225    $4,995,000     $10.21     10.00%     --       --   $102       $128    0.57
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------
96- 13   Valley View Center               --    $228    $7,994,250     $10.96      9.35%     --       --
  $117       $172    0.76
         Dallas, TX
------------------------------------------------------------------------------------------------------------------------------------
96- 14   The Mall At Johnson City       81.0%   $236    $4,338,750      $7.78     10.15%    10.00%   11.50% $77       $192    0.81
(3)      Johnson City, Tennessee
------------------------------------------------------------------------------------------------------------------------------------
96- 15   Briarcliffe Mall               95.0%   $225    $4,384,580      $9.52     10.39%    10.50%   14.00% $92       $179    0.80
         Myrtle Beach,
         South Carolina
------------------------------------------------------------------------------------------------------------------------------------
96- 16   Fairlane Town Center           90.0%   $275    $7,091,250     $11.27      7.75%     --       --   $145       $145    0.53
         Dearborn, Michigan
------------------------------------------------------------------------------------------------------------------------------------
96- 17   Paseo Nuevo Center             90.0%   $380    $4,070,000     $29.74     11.00%     --       --   $270       $270    0.71
         Santa Barbara, California
------------------------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
REGIONAL MALL SALES                                                                                                          1996
1996 Transaction Chart
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Mall   Mall
Sale                               Sale    Year        Grantor/                                      Total      Sold    Shop   Shop
 No.    Property/Location          Date    Built       Grantee                        Sale Price      GLA       GLA     GLA    Ratio
====================================================================================================================================
96- 18   Fashion Show Mall         Jun-96  1981/   Howard Hughes Corporation/       $164,400,000    840,000   308,000  308,000 36.7%
         Skokie, Ilinois                     93    Rouse Company
------------------------------------------------------------------------------------------------------------------------------------
96- 19   Charlottesville
         Fashion Sq.               May-96  1980    Leonard Farber, Inc/              $37,250,000    574,953   410,300  193,800 33.7%
         Charlottesville, Virginia                 Shopping Center Associates
------------------------------------------------------------------------------------------------------------------------------------
96- 20   Grand Teton Mall          Apr-96  1984/   Equitable/                        $34,375,000    521,048   521,048  198,958 38.2%
         Idaho Falls, Idaho                  90    J.P. Realty, Inc.
------------------------------------------------------------------------------------------------------------------------------------
96- 21   Danbury Fair Mall         Mar-96  1986/   Danbury Fair Mall Associates/    $254,000,000  1,270,146   499,868  499,868 39.4%
         Danbury, Connecticut                91    Fair Properties Inc.(Private REIT)
------------------------------------------------------------------------------------------------------------------------------------
96- 22   Charlestowne Mall         Mar-96  1991/   Charwil Associates/              $126,344,000    824,900   744,900  315,297 38.2%
         St. Charles, Illinois             93/95   Fox Properties (Private REIT)
------------------------------------------------------------------------------------------------------------------------------------
96- 23   Fashion Square
         Sherman Oaks              Mar-96  1962/   Prudential Assurance Comp./      $125,000,000    837,147   365,000  365,000 43.6%
         Sherman Oaks, California            90    City Freeholds
------------------------------------------------------------------------------------------------------------------------------------
96- 24   Regency Square Mall       Feb-96  1967/   N American Property Unit Tr./    $119,200,000  1,341,631   530,000  530,000 39.5%
         Jacksonville, Florida               93    MEPC PLC
------------------------------------------------------------------------------------------------------------------------------------
96- 25   Valley Plaza Center       Feb-96  1967/   N American Property Unit Tr./     $91,000,000  1,073,587   381,000  381,000 35.5%
         Bakersfield, California             90    MEPC PLC
------------------------------------------------------------------------------------------------------------------------------------
96- 26   Clearview Mall            Feb-96   1981   Metropolitan Life Insurance/      $27,000,000    500,454   359,896  198,684 39.7%
         Butler, Pennsylvania                      Clearview Mall Associates
====================================================================================================================================

         Survey Low                                                                  $22,225,000   $434,837  $136,841 $136,841 29.5%
         Survey High                                                                $266,000,000  2,641,616 1,036,827  829,938 48.2%

------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                                                                $90,058,258    998,877   509,176  362,783 37.4%
====================================================================================================================================


====================================================================================================================================
REGIONAL MALL SALES                                                                                                          1996
1996 Transaction Chart (continued)
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                Mall                         Capitalization Rates      Unit Rate Comparison
                                                Shop                         ---------------------     --------------------
                                        Occu-   Sales                          Going-In Terminal       Price/GLA Price/Mall  Sales
                                        pancy    /sf      NOI         NOI/sf     OAR       OAR     IRR Purchased  Shop GLA Multiple
====================================================================================================================================
96- 18   Fashion Show Mall              93.0%   $455  $12,330,000     $40.03     7.50%        --     --    $534       $534    1.17
         Skokie, Ilinois
------------------------------------------------------------------------------------------------------------------------------------
96- 19   Charlottesville
         Fashion Sq.                     95.0%   $275   $3,445,600      $8.40     9.25%        --      --    $91       $192    0.70
         Charlottesville, Virginia
------------------------------------------------------------------------------------------------------------------------------------
96- 20   Grand Teton Mall               95.7%   $234   $3,550,000      $6.81    10.33%        --      --    $66       $173    0.74
         Idaho Falls, Idaho
------------------------------------------------------------------------------------------------------------------------------------
96- 21   Danbury Fair Mall              90.0%   $400  $17,780,000     $35.57     7.00%        --   12.00%  $508       $508    1.27
         Danbury, Connecticut
------------------------------------------------------------------------------------------------------------------------------------
96- 22   Charlestowne Mall
 85.0%   $220   $9,500,000     $12.75     7.52%        --   12.00%  $170       $401    1.82
         St. Charles, Illinois
------------------------------------------------------------------------------------------------------------------------------------
96- 23   Fashion Square
         Sherman Oaks                   90.0%   $300  $10,625,000     $29.11     8.50%        --   10.60%  $342       $342    1.14
         Sherman Oaks, California
------------------------------------------------------------------------------------------------------------------------------------
96- 24   Regency Square Mall            96.0%   $260   $9,178,400     $17.32     7.70%        --      --   $225       $225    0.87
         Jacksonville, Florida
------------------------------------------------------------------------------------------------------------------------------------
96- 25   Valley Plaza Center            98.0%   $250   $6,643,000     $17.44     7.30%        --      --   $239       $239    0.96
         Bakersfield, California
------------------------------------------------------------------------------------------------------------------------------------
96- 26   Clearview Mall                 94.0%   $206   $2,881,100      $8.01    10.67%        --      --    $75       $136    0.66
         Butler, Pennsylvania
====================================================================================================================================

         Survey Low                     77.1%   $206   $2,667,000      $6.58     7.00%     10.00%  10.60%   $58       $126    0.33

         Survey High                    98.0%   $455  $21,546,000     $40.03    12.00%     11.00%  14.00%  $534       $534    1.82

------------------------------------------------------------------------------------------------------------------------------------
         Survey Mean:                   89.8%   $281   $7,754,137     $16.40     9.35%     10.50%  12.02%  $190       $242    0.84
====================================================================================================================================

----------
(1) Reflects sale of leasehold estate with 32 years remaining on ground lease.
(2) Adjusted to reflect 100% interest.
(3) Actual sales price of $44.5 million adjusted to reflect free rent.
--------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     o The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of
          1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

     o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of
          1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
          11.56 percent.

     o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

     o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     o Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The average price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold are $93 to $686 with an average of $285 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.25 to 11.10 percent with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

     o 1996 has been the most active year in recent times in terms of transactions. REIT's have far and away been the most active buyers. We believe this increase in activity is a result of a combination of dynamics. The liquidity of REIT's as well as the availability of capital has made acquisitions much easier. In addition, sellers have become much more realistic in there pricing, recognizing that the long term viability of a regional mall requires large infusions of capital. The 26 transactions we have tracked range in size from approximately $22.2 million to $266.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and South Park Mall in Charlotte. Sale prices per SF of mall shop GLA range from $126 to $534 with a mean of $242. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to 12.0 percent with a mean of 9.35 percent.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. Chart A, following, shows this relationship along with other selected indices.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

================================================================================
                                    CHART A*
                            Selected Average Indices
================================================================================
Transaction    Price/SF of Total     Price/SF of Mall Shops   Mean Sales  Mean
   Year         GLA Range/Mean**       Range/Overall Mean      Multiple    OAR
================================================================================
  1991             $156 - $556          $203 - $556              1.17     6.44%
                      $282                 $357
--------------------------------------------------------------------------------
  1992             $136 - $511          $226 - $511              1.07     7.31%
                      $259                 $320
--------------------------------------------------------------------------------
  1993             $ 73 - $471          $173- $647               1.15     7.92%
                      $242                 $363
--------------------------------------------------------------------------------
  1994             $ 83 - $378          $129 - $502              0.96     8.37%
                      $197                 $288
--------------------------------------------------------------------------------
  1995             $ 53 - $686          $ 93 - $686              0.96     9.13%
                      $193                 $284
--------------------------------------------------------------------------------
  1996             $ 58- $534          $126- $534                0.84     9.35%
                      $190                 $242
================================================================================
 *    Includes all transactions for particular year

 **   Based on total GLA acquired
================================================================================

     The chart above shows that the annual average price per square foot of total GLA acquired has ranged from $190 to $282 per square foot. A declining trend has been in evidence as cap rates have risen. As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. The price per square foot of mall shop GLA has declined from a high of $357 per square foot in 1991 to $242 per square foot in 1 996.

    In order to gain a better perspective into this measure, we can isolate only those sales which involved a transfer of the mall shop GLA. Chart B, following, makes this distinction. We have displayed only the more recent transactions (1995-1996).

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

================================================================================
                                    CHART B
                         Regional Mall Sales Involving
                              Mall Shop Space Only
================================================================================
                  1995                          1996
================================================================================
          Sale    Unit       NOI        Sale     Unit      NOI Per
           No.    Rate      Per SF       No.     Rate        SF
================================================================================
         95- 1    $686      $66.58      96- 6    $126       $15.12
--------------------------------------------------------------------------------
         95- 3    $342      $26.68      96- 8    $144       $14.84
--------------------------------------------------------------------------------
         95- 4    $259      $22.42      96- 9    $281       $25.12
--------------------------------------------------------------------------------
         95- 7    $237      $17.21      96-10    $433       $30.34
--------------------------------------------------------------------------------
                                        96-16    $145       $11.27
--------------------------------------------------------------------------------
                                        96-17    $270       $29.74
--------------------------------------------------------------------------------
                                        96-18    $534       $40.03
--------------------------------------------------------------------------------
                                        96-21    $508       $35.57
--------------------------------------------------------------------------------
                                        96-23    $342       $29.11
--------------------------------------------------------------------------------
                                        96-24    $225       $17.32
--------------------------------------------------------------------------------
                                        96-25    $239       $17.44
================================================================================
         Mean     $381     $33.22                $295       $24.17
================================================================================

     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $126 to $686 per square foot with yearly averages of $295 and $381 per square foot for the most recent two year period. We recognized that these averages may be skewed somewhat by the size of the sample, particularly in 1995.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $143 per square foot in 1995, and only $113 per square foot in 1996. Chart C, following, depicts this data.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

================================================================================
                                    CHART C
                         Regional Mall Sales Involving
                           Mall Shops and Anchor GLA
================================================================================
              Sale    Unit     NOI      Sale      Unit      NOI
               No.    Rate    Per SF     No.      Rate     Per SF
================================================================================
             95- 2    $410    $32.95     96- 1    $278     $22.54
--------------------------------------------------------------------------------
             95- 5    $272    $21.05     96- 2    $130     $13.62
--------------------------------------------------------------------------------
             95- 6    $ 91    $ 8.64     96- 3    $129     $13.57
--------------------------------------------------------------------------------
             95- 8    $105    $ 9.43     96- 4    $108     $10.70
--------------------------------------------------------------------------------
             95- 9    $122    $11.60     96- 5    $122     $11.06
--------------------------------------------------------------------------------
             95-10    $ 95    $ 8.80     96- 7    $ 58     $ 6.58
--------------------------------------------------------------------------------
             95-11    $ 53    $ 5.89     96-11    $ 73     $ 8.02
--------------------------------------------------------------------------------
             95-12    $ 79    $ 8.42     96-12    $102     $10.21
--------------------------------------------------------------------------------
             95-13    $ 72    $ 7.16     96-13    $117     $10.96
--------------------------------------------------------------------------------
             95-14    $ 96    $ 9.14     96-14    $ 77     $ 7.78
--------------------------------------------------------------------------------
             95-15    $212    $17.63     96-15    $ 92     $ 9.52
--------------------------------------------------------------------------------
             95-16    $ 56    $ 5.34     96-19    $ 91     $ 8.40
--------------------------------------------------------------------------------
             95-17    $ 59    $ 5.87     96-20    $ 66     $ 6.81
--------------------------------------------------------------------------------
             95-18    $143    $11.11     96-22    $170     $12.75
--------------------------------------------------------------------------------
             95-19    $287    $22.24     96-26    $ 75     $ 8.01
================================================================================
             Mean     $143    $12.35      Mean    $113     $10.70
================================================================================
* Sale included peripheral GLA
================================================================================

Analysis of Sales

     Within Charts B and C, we have presented a summary of several transactions involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the Sales Comparison Approach, when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

===============================
Application to Subject Property
===============================

     Because the subject is theoretically selling both mall shop GLA and owned department stores, we will look at the recent sales summarized in Chart C more closely. As a basis for comparison, we will analyze the subject based upon projected "stabilized" NOI. First year NOI has been projected to be $16.62 per square foot (CY 1997), based upon 525,452+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Capitalization Approach section of this report as calculated by the Pro-Ject model. With projected NOI of $16.62 per square foot, the subject falls toward the mid- to high-end of the range exhibited by most of the comparable sales.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls at the mid- to high-end of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

================================================================================
         Sales Year     Mean NOI       Subject Forecast      Subject Ratio
================================================================================
           1991          $14.25              $16.62              116.6%
--------------------------------------------------------------------------------
           1992          $16.01              $16.62              103.8%
--------------------------------------------------------------------------------
           1993          $15.51              $16.62              107.2%
--------------------------------------------------------------------------------
           1994          $15.62              $16.62              106.4%
--------------------------------------------------------------------------------
           1995          $12.35              $16.62              134.6%
--------------------------------------------------------------------------------
           1996          $10.70              $16.62              155.3%
================================================================================
*Data for years 1991-94 are retained in our files.
================================================================================

     With first year NOI forecasted at approximately 103.8 to 155.3 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Net Income Multiplier Method

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from those of the improved sales, which have the most comparable economic characteristics to the subject. The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

   NIM =                 Sales Price
                         --------------------------
                         Net Operating Income


================================================================================
                        Net Income Multiplier Calculation
================================================================================
                                      Divided by    = Net Income
              Sale No.    Price/SF      NOI/SF       Multiplier
================================================================================
               95- 5       $272         $21.05         12.92
--------------------------------------------------------------------------------
               95- 8       $105         $ 9.43         11.13
--------------------------------------------------------------------------------
               95- 9       $122         $11.60         10.52
--------------------------------------------------------------------------------
               95-15       $212         $17.63         12.02
--------------------------------------------------------------------------------
               96- 5       $122         $11.06         11.03
--------------------------------------------------------------------------------
               96-12       $102         $10.21          9.99
--------------------------------------------------------------------------------
               96-13       $117         $10.96         10.68
--------------------------------------------------------------------------------
               96-22       $170         $12.75         13.33
================================================================================
               Mean        $153         $13.09        $11.45
================================================================================

    Valuation of the subject property utilizing the net income multipliers
(NlMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOIs) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Capitalization Approach section of this report.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================


================================================================================
                           Adjusted Unit Rate Summary
================================================================================
                           Subject      Net Income       Indicated
                Sale No.   NOI/SF      X Multiplier     Price = $/SF
================================================================================
                 95- 5     $16.62         12.92             $215
--------------------------------------------------------------------------------
                 95- 8     $16.62         11.13             $185
--------------------------------------------------------------------------------
                 95- 9     $16.62         10.52             $175
--------------------------------------------------------------------------------
                 95-15     $16.62         12.02             $200
--------------------------------------------------------------------------------
                 96- 5     $16.62         11.03             $183
--------------------------------------------------------------------------------
                 96-12     $16.62          9.99             $166
--------------------------------------------------------------------------------
                 96-13     $16.62         10.68             $178
--------------------------------------------------------------------------------
                 96-22     $16.62         13.33             $222
================================================================================
                 Mean      $16.62         11.45             $190
================================================================================

     From the process above, we see that the indicated net income multipliers range from 9.99 to 12.92 with a mean of 11.45. The adjusted unit rates range from $166 to $222 per square foot of owned GLA with a mean of $190 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     In terms of the subject property, we see it as having good growth potential in the near term, and good stability into the foreseeable future. In addition, the subject will generally have a higher percentage of owned anchor space than most of the comparables. While this adds stability to the cash flow, it also has a limiting effect on the upside to the mall's income potential. On a stabilized basis, base rent revenues are forecasted to increase by 2.6 percent per annum, with net operating income growing by 2.0 percent.

     Considering the characteristics of the subject relative to the above, we believe that a unit rate range slightly below the indicated mean of $170 to $180 per square foot is appropriate. Applying this unit rate range to 525,452+/- square feet of owned GLA results in a value of approximately $89.3 million to $94.6 million for the subject as shown below.

                        525,452 SF                  525,452 SF
                    x      $170                 x      $180
                    -----------                 -----------
                    $89,327,000                 $94,581,000


           Rounded Value Estimate - Market Sales Unit Rate Comparison
                           $89,300,000 to $94,600,000


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

================
Value Conclusion
================

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. Since there is a dearth of transactions of comparable properties in Puerto Rico, it was necessary to utilize sales of regional malls in the United States. Since these properties have investment appeal that pervades geographical political boundaries, this type of analysis has merit.

     After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

Unit Price Per Square Foot

  Salable Square Feet:                   525,452+/- SF

  Price Per SF of Salable Area:          $170 to $180

  Indicated Value Range:                 $89,300,000 to $94,600,000

     The parameters above show a value range of approximately $89.3 to $94.6 million for the subject property. Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a market value for the subject within the more defined range of $91.0 to $93.0 million for the subject as of March 7, 1997.

                    Market Value - Sales Comparison Approach
                     Rounded to $91,000,000 to $93,000,000

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             INCOME CAPITALIZATION APPROACH
================================================================================

Introduction

     The Income Capitalization Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Capitalization Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. The subject is operating at close to 100.0 percent occupancy. Although, we have been unable to confirm any regional shopping center sales within Puerto Rico, we have utilized this methodology in our analysis based on sales within the United States, as a method of support.

Discounted Cash Flow Analysis

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Capitalization Approach to the valuation of the subject, we have utilized a ten year holding period for the investment with the cash flow analysis commencing on January 1, 1997. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A ten year holding period for this investment is long enough to model the asset's performance and benefit from its continued lease-up and performance, but short enough to reasonably estimate the expected income and expenses of the real estate.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the Facing Page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

====================
Discounted Cash Flow
====================

Potential Gross Revenues

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

     The minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing of certain expenses onto tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property.

     In the initial year of the investment, Calendar Year 1997, it is projected that the subject property will generate approximately $11.15 million in potential gross revenues, equivalent to $21.22 per square foot of total appraised (owned) GLA of 525,452+/- square feet. These forecasted revenues may be allocated to the following components:


================================================================================
                                Revenue Summary
                  Initial Year of Investment - Calendar Year 1997
================================================================================
 Revenue Component               Amount          Unit Rate*     Income Ratio
================================================================================
     Minimum Rent             $ 8,003,710         $15.23           71.8%
--------------------------------------------------------------------------------
     Overage Rent**             $ 765,887         $ 1.46            6.9%
--------------------------------------------------------------------------------
     Expense Recoveries       $ 2,329,177         $ 4.43           20.9%
--------------------------------------------------------------------------------
     Miscellaneous Income        $ 50,000         $ 0.10             .4%
--------------------------------------------------------------------------------
     Total                    $11,148,774         $21.22          100.0%
================================================================================
*    Reflects Total Owned GLA of 525,452+- SF
**   Net of Recaptures
================================================================================

Minimum Rental Income

     Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case by case basis. We have incorporated all executed leases in our analysis. For those pending leases that are substantially along in the negotiating process and are believed to have a reasonable likelihood of being completed, we have reflected those terms in our cash flow. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

     The minimum rents forecasted at the subject property are derived from a number of sources with the largest group being the interior mall tenants. In the case of Montehiedra Town Center, rent from interior mall shops can be allocated to the various tenant types including the following:

     o    In-Line Specialty Tenants

     o    Food Court

     o    Permanent Kiosks

     Other income is generated by anchors (Kmart, Builders Square, and Marshall's) as well as the Caribbean Theatres.

     In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule. As such, our a analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. Insomuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall.

     We shall first analyze the rent from the smaller interior mall shops separated by the four categories shown above. We will then discuss the revenue components of the larger anchors and theatre.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Rental Analysis

     Aggregate rent from all tenants is forecasted to be $8.0 million, or $15.23 per square foot of total mall GLA. Rent from all interior mall tenants comprise the majority of minimum rent. Minimum rent from all mall shops may be allocated to the following components:

================================================================================
                             Minimum Rent Allocation
================================================================================
                            CY 1997          Applicable     Unit Rate
                            Revenue          GLA (SF)*       (SF)
================================================================================
 In-Line Specialty Shops   $4,085,121        194,029        $ 21.05
--------------------------------------------------------------------------------
 Food Court                $  291,490          4,491        $ 64.91
--------------------------------------------------------------------------------
 Kiosks                    $  218,129          1,530        $142.57
--------------------------------------------------------------------------------
 Anchor Tenants            $3,058,970        275,402        $ 11.11
--------------------------------------------------------------------------------
 Caribbean Theatre         $  350,000         50,000        $  7.00
================================================================================
 Total                     $8,003,710        525,452        $ 15.23
================================================================================
* Represents leasable area as opposed to actual leased or occupied area; exclusive of anchor space..
================================================================================

In-Line Shops

     Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship.

     The following chart presents an analysis of in-line shop rents based upon existing leases in-place on an annualized basis for 1997. Please note that this includes all leases in place in the mall as of the date of analysis. We have allocated by size categories which we see as being reasonable size breaks for analysis purposes.

================================================================================
                              1997 Leases In-Place*
================================================================================
                                                   Applicable
             Size Category    Annualized Rent        GLA (SF)    Rent/SF
================================================================================
               Under 750 SF     $   76,795            2,467      $31.13
--------------------------------------------------------------------------------
             751 - 1,200 SF     $  367,021           11,787      $31.14
--------------------------------------------------------------------------------
           1,201 - 2,000 SF     $  747,425           28,328      $26.38
--------------------------------------------------------------------------------
           2,001 - 3,500 SF     $1,199,005           53,843      $22.27
--------------------------------------------------------------------------------
           3,501 - 5,000 SF     $  973,480           48,397      $20.11
--------------------------------------------------------------------------------
          5,000 - 10,000 SF     $  294,965           16,331      $18.06
--------------------------------------------------------------------------------
            Over  10,000 SF     $  373,705           25,096      $14.89
================================================================================
                      Total     $4,032,396          186,249      $21.65
================================================================================
*    Includes existing leases for calendar year 1997. Signed partial year tenants have been annualized to reflect the full 12 months.
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     As can be seen, lease rates generally have an inverse relationship with suite size and rental rate achieved. The chart shows that the highest rents have been attained from tenants in the smallest two categories (approximately $31.00 per square foot average), generally declining to $14.89 per square foot for Category 7 (Tenants over 10,000 SF). The overall weighted average rent is calculated to be $21.65 square foot.

     Typically, we would view the rent attainment levels in the existing mall as being representative of the total property. However, the center is characterized by several older leases that were negotiated over the past several years. The following section details the more important tenant changes which have influenced the mall over the past twelve to eighteen months.

Recent Leasing Activity

     The following bullet points summarize a sampling of the recent leasing within Montehiedra Town Center.

     o Crossway Beauty (Suite 612) This new lease, for a small 495 square foot unit, is for six years at an initial annual rent of $35.00 per square foot. The lease started August 1996 and steps to $40.00 per square foot in year three.

     o The Horse Lovers' (Suite 30) This 800 square foot space was leased for seven years commencing in November 1996. The initial rent of $30.00 per square foot steps to $33.00 in year three and $37.00 in year six.

     o Postal Zone (Suite 610) Recent lease of 1,080 square feet which commenced in October 1996 for an eight year term. The initial rent of $23.00 per square foot steps to $25.00 in year two, $27.00 in year four, and $30.00 in year six.

     o The Book Shop (Suite 250) This new leased commenced in May 1996 is for an eight year term. The space totals 1,716 square feet. The initial annual rental rate of $19.23 is flat throughout the lease term.

     o Xplosif (Suite 31) Recent lease (December 1996) for ten years with initial rent of $15.00 per square foot for 3,419 square feet. The rent increases to $18.00 per square foot in January 2001.

     o Athletic Express (Suite 50) This national sportswear company took 3,294 square feet on a 10-year lease which began in December 1996. The initial annual rent of $82,350 ($25.00 per square foot) remains flat throughout the lease term.

     o Click (Suite 595) Ten year lease for this 2,180 square foot space with an initial annual rent of $20.00 per square foot. The rent steps-up approximately ten percent to $22.00 in August 2001.

     o Le Club (Suite 850) This in-line restaurant tenant recently leased (April 1996) 4,005 square feet for ten years. The initial annual rent of $23.00 per square foot steps to $25.00 per square foot in year five.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Recent Leasing by Size

     We have also looked at the most recent leasing in the mall (again exclusive of food court, kiosks, and office tenants), analyzing the beginning rent, ending rent, and lease term. To further develop our market rent assumptions in the mall, we have arrayed the subject's most recent leases by size on the facing page chart. These leases include new deals, tenant renewals, and relocations within the mall. As can be seen, 32 transactions have been included, totaling 101,679 square feet of space. The average achieved rent is equal to $20.16 per square foot. The highest achieved rent has again been achieved by Group 2 (Tenants 751-1,200 square feet) at $28.57 per square foot. The average achieved rent within group one (under 750 square feet) is equal to $27.77 per square foot.

     The average then declines slightly in each category to $25.93 per square foot in Category 3; $21.89 per square foot in Category 4; $20.81 in Category 5; $18.06 in Category 6; and $14.89 per square foot in Category 7. We note that the majority of the leases are written with initial rent of $20.00 to $25.00 per square foot. This average excludes food court tenants and kiosks.

     These averages are consistent with our market comparable findings previously discussed in the Retail Market and Trade Area Analysis section of this report.

     As can also be seen, the lease terms average approximately ten years. Although varying from tenant to tenant, most leases have achieved rent steps. Over the lease term, the average rent is shown to increase by nearly 13 percent.

     These transactions implicitly support the assumptions that, typically, there is an inverse correlation between unit rates and the amount of space being leased, and they reflect average rates. We recognize that, in practice, there are unit rate gradations with tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions/tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rental levels paid at the property would be for the different tenant categories.

Market Comparisons - Occupancy Cost Ratios

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the
7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to
8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the Following Page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.
====================================================================================================================================
                                    Budget     Year    No.    Total     Shop      Avg.    Rec-        Avg.  Rent-   Total
No.       Area Location        State Year     Built  Stories   GLA       GLA      Rent   overies      Sales Sales    Cost   Location
====================================================================================================================================
** ULI - Super-Regional Malls   US   1995       --     --     999,544   342,260  $16.30    $8.72    $203.09  8.0%   12.3%
------------------------------------------------------------------------------------------------------------------------------------
** ULI - Regional Malls         US   1995       --     --     582,893   261,553  $12.05    $5.82    $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
** ICSC-All Enclosed Malls      US   1995       --     --     582,893   261,553  $12.05    $5.82    $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
** ISCS-Malls > 1,000,000sf     US   1995       --     --   1,206,874   407,060  $20.01   $12.57    $271.64  7.4%   12.0%
====================================================================================================================================
 1 Saratoga County MSA          NY   1995   1990/91/93  1     656,501   256,668  $15.79   $15.54    $194.00  8.1%   16.1%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 2 Syracuse MSA                 NY   1995     1954/96   2   1,035,525   410,818  $17.00   $12.90    $208.00  8.2%   14.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 3 Syracuse MSA                 NY   1995     1988/94   1     776,571   311,557  $17.00   $12.12    $198.00  8.6%   14.7%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 4 Rochester MSA                NY   1995     1967/93   2   1,533,574   495,040  $18.00   $13.03    $247.00  7.3%   12.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 5 Jefferson County MSA         NY   1995     1986/93   1     635,765   209,873  $21.96   $15.89    $231.00  9.5%   16.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 6 Buffalo MSA                  NY   1996     1985/89   1     753,105   285,771  $19.67   $14.83    $250.00  7.9%   13.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 7 White Plains MSA             NY   1995     1980/93   4     882,689   326,774  $34.00   $25.31    $380.00  8.9%   15.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
 8 Fairfield County MSA         CT   1995     1986/91   2   1,270,146   499,868  $32.00   $17.20    $425.00  7.5%   11.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 9 Meriden MSA                  CT   1994     1971/94   2     711,626   292,877  $27.00   $14.20    $333.00  8.1%   12.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
10 Worcester County MSA         MA   1996     1971/87   1     445,875   182,372  $22.36   $14.93    $288.00  7.8%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
11 Boston MSA                   MA   1995     1980/93   1     322,120   155,080  $18.50   $17.40    $208.00  8.9%   17.3%   Urban
------------------------------------------------------------------------------------------------------------------------------------
12 Bristol County MSA           MA   1995      1992     2   1,005,595   349,107  $21.50   $22.09    $280.00  7.7%   15.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
13 Bristol County MSA           MA   1995     1987/89   2     967,363   374,630  $31.00   $21.71    $404.00  7.7%   13.0%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
14 Essex County MSA             MA   1995     1993/94   2     863,344   329,065  $36.95   $11.27    $350.00 10.6%   13.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
15 Kingston MSA                 MA   1994     1989/92   1     771,007   295,562  $18.44   $14.32    $211.00  8.7%   15.5%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
16 Burlington MSA               VT   1995   1979/89/92  1     490,424   185,398  $23.00    $9.51    $294.00  7.8%   11.1%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
17 Bucks County MSA             PA   1995     1968/75   1     348,309   305,212  $19.35   $10.00    $239.00  8.1%   12.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
18 Monmouth County MSA          NJ   1994   1990/91/94  2   1,153,396   525,741  $31.00   $15.70    $338.00  9.2%   13.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
19 Westminster MSA              MD   1995     1987/94   1     524,964   193,557  $16.74   $17.93    $228.00  7.3%   15.2%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
20 Washington-Baltimore         MD   1995     1979/93   2     661,639   245,217  $22.10   $19.86    $285.00  7.8%   14.7%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
21 Baltimore MSA                MD   1995     1956/91   1     863,376   242,376  $19.87   $14.93    $214.00  9.3%   16.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
22 Prince William Cty, MSA      VA   1995     1972/96   1     716,796   278,494  $21.50   $15.11    $236.00  9.1%   15.5%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
23 Arlington MSA                VA   1994      1986     4     491,057   222,800  $28.00   $12.98    $300.00  9.3%   13.7%   Urban
------------------------------------------------------------------------------------------------------------------------------------
24 Bloomingdale MSA             IL   1995   1981/88/91  2   1,292,186   427,609  $21.84   $10.37    $250.00  8.7%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
25 Minneapolis MSA              MN   1995     1962/94   1     982,228   201,561  $21.00   $22.51    $262.00  8.0%   16.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
26 Genesee County MSA           MI   1995     1980/93   1     451,036   230,625  $16.00    $9.01    $219.00  7.3%   11.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
27 Indianapolis MSA             IN   1995     1968/87   1   1,239,059   260,359  $22.43    $9.00    $235.00  9.5%   13.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
28 Tampa MSA                    FL   1995      1995     1     977,047   359,579  $27.00   $12.77    $300.00  9.0%   13.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
29 Plantation MSA               FL   1995     1979/93   1   1,004,061   282,952  $28.22   $12.40    $314.00  9.0%    9.0%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
30 Miami MSA                    FL   1995      1982     1   1,120,827   290,385  $29.36    16.55    $355.00  8.3%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
31 Coral Springs MSA            FL   1995     1984/96   1   1,171,127   293,183  $25.90   $11.55    $284.00  9.1%   13.2%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
32 North/Central Kansas         KS   1995     1987/90   1     400,307   185,324  $14.97   $10.31    $212.00  7.1%   11.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
33 Amarillo MSA                 TX   1995     1982/86   1     889,508   316,190  $18.00    $7.53    $200.00  9.0%   12.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
34 Las Vegas MSA                NV   1995      1992     1     241,580   241,580  $91.50   $22.04  $1,183.00  7.7%    9.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
35 Las Vegas MSA                NV   1994     1981/93   2     819,374   286,936  $35.00   $13.21    $405.00  8.6%   11.9%   Urban
------------------------------------------------------------------------------------------------------------------------------------
36 Knoxville MSA                TN   1995     1972/94   1   1,333,018   382,150  $23.80   $14.00    $333.00  7.1%   11.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
37 Nashville MSA                TN   1995      1990     2     716,462   373,662  $15.25   $13.30    $180.00  8.5%   15.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
38 Riverside County MSA         CA   1995     1970/91   1   1,044,536   411,640  $22.59   $17.00    $250.00  9.0%   15.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
39 Orange County MSA            CA   1994     1975/94   1     810,470   273,970  $21.00   $10.28    $270.00  7.8%   11.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
40 Bellingham MSA               WA   1994     1988      1     769,187   337,557  $20.85   $12.54    $283.00  7.4%   11.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
41 Seattle MSA                  WA   1995    1979/95    1   1,012,754   311,019  $27.35    $7.86    $325.00  8.4%   10.8%   Suburban

====================================================================================================================================
   Survey Mean:                                               833,950   304,724  $23.89   $13.86    $289.51  8.3%   13.4%
====================================================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     From this analysis we see that the ratio of base rent to sales ranges from
7.1 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to 17.3 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

     These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 7.0 to 8.0 percent and total occupancy cost ratios of 10.1 and 12.3 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

Conclusion - Market Rent Estimate for In-Line Shops

     According to documents provided, in-line mall shop retail sales in 1996 were equal to approximately $340.00 per square foot. For 1997, we have forecasted a five percent increase in sales. The five percent increase is based on the newness of the center and continuing ability of the mall to draw first-time visitors curious to visit the center. Therefore, in-line mall shop sales, exclusive of food court, kiosk, and anchor tenants, are forecasted at $357 per square foot.

     We can test the subject's rent achievement potential relative to forecasted sales levels. This sensitivity is shown below:

================================================================================
               Base Rent to Sales Ratio      Implied Rent at $357/SF
================================================================================
                         6.0%                         $21.42
--------------------------------------------------------------------------------
                         6.5%                         $23.21
--------------------------------------------------------------------------------
                         7.0%                         $24.99
================================================================================

     Based upon these ratios, the subject should be theoretically capable of supporting base rents of approximately $21.42 to $24.99 per square foot. However, we have seen from actual practice that it has achieved lower rates on average.

     In the previous discussions, the overall attained rent (1997) for the project was calculated to be $21.65 per square foot based upon annualized leases in-place. Based upon recent leasing activity only, this average was shown to be $20.16 per square foot. A comparison of leasing activity is shown on the chart on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================


================================================================================
                         In-Line Mall Shop Rent Comparison
================================================================================
            Size               Attained    Recent Leasing     Projected
          Category               Rents       Activity       Market Rents
================================================================================
          Under 750 SF          $31.13        $27.77          $31.00
--------------------------------------------------------------------------------
        751 - 1,200 SF          $31.14        $28.57          $30.00
--------------------------------------------------------------------------------
      1,201 - 2,000 SF          $26.38        $25.93          $26.00
--------------------------------------------------------------------------------
      2,001 - 3,500 SF          $22.27        $21.89          $22.00
--------------------------------------------------------------------------------
      3 501 - 5 000 SF          $20.11        $20.81          $20.00
--------------------------------------------------------------------------------
     5,001 - 10,000 SF          $18.06        $18.06          $18.00
--------------------------------------------------------------------------------
        Over 10,000 SF          $14.89        $14.89          $15.00
================================================================================
Weighted Average Rent Per SF    $21.65        $20.16          $21.46
================================================================================

     Since total occupancy costs are projected to be at the low end for a mall of the subject's caliber and sales productivity, we feel that base rent should fall at the upper end of the range.

     After considering all of the above, we have developed a weighted average rental rate of approximately $21.50 per square foot based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the Facing Page.

     We note that this is a conservative rent based upon the following occupancy cost analysis. Therefore, while sales remain at high levels, we believe there is an opportunity to grow rents above inflation.

Occupancy Cost - Test of Reasonableness

     Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. Our total occupancy cost analyses can be found on the following chart.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

================================================================================
                              Market Lease Scenario
                      Total Occupancy Cost Analysis - 1997
================================================================================
                Tenant Cost                       Estimated Expenses/SF
================================================================================
                Economic Base Rent                     $ 21.50
                                                  (Weighted Average)
--------------------------------------------------------------------------------
                Occupancy Costs (A)
                Common Area Maintenance(1)             $  7.54
--------------------------------------------------------------------------------
                Real Estate Taxes      (2)             $  0.95
--------------------------------------------------------------------------------
                Sprinkler Charge       (3)             $  0.30
--------------------------------------------------------------------------------
                Total Tenant Costs                     $ 30.29
--------------------------------------------------------------------------------
                Projected Average Sales (1997)         $357.00
================================================================================
                Rent to Sales Ratio                       6.0%
--------------------------------------------------------------------------------
                Cost of Occupancy Ratio                   8.5%
================================================================================

          (A)  Based upon appropriate denominator as indicated.

          (1) CAM based upon exterior and interior CAM charges and management, plus a 15% administrative charge. Anchor contributions are deducted and the expense is recovered based on occupied mall-shop area.

          (2) Taxes attributable to the mall shops typically recovered based on occupied mall shop GLA.

          (3) This expense varies from $.20 to $.50 per square foot depending upon the tenant. $.30 per square foot is the overall average.
================================================================================


     Total costs, on average, are shown to be 8.5 percent of projected average 1997 retail sales which we feel is very reasonable. With occupancy costs towards the low end of the range suggests that there is adequate room for future rent growth.

Food Court Tenants

     We have ascribed an individual unit market rate to food court tenants. The leasing plan provides for a 6,729 square foot food court with eight units, indicating an average size of approximately 561 square feet per unit. Food court 1997 rent commitments, along with estimated 1996 sales are summarized on the Facing Page. Leases are generally written for ten to fifteen year terms with most leases carrying one or two rent steps over the term of the lease.

     Among the eight suites, all are currently leased. In aggregate dollars, these leases range from approximately $27,660 to $46,080 per year, with a mean of $36,436. On a unit rate basis, they range from $60.00 to $100.00 per square foot with an average of $64.91 per square foot. When compared with the 1995 average food court sales of $1,370.50 per square foot, a rent-to-sales ratio of
4.74 percent is shown.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     In addition to actual leasing at the subject, we have looked at a sampling of recent leasing activity in other mall food courts. The table below illustrates the average rent attainment levels for food courts in various malls for which we have documented information in Puerto Rico. The chart shows that the surveyed food courts' rents range from $24.00 to $100.00 per square foot.

================================================================================
                                             Food Court
                 Shopping Center         Net Rent per Sq. Ft.
================================================================================
                 San Patricio Plaza           $100.00
--------------------------------------------------------------------------------
                 Plaza Carolina           $50.00 - $75.00
--------------------------------------------------------------------------------
                 Aguadilla Mall           $45.00 - $60.00
--------------------------------------------------------------------------------
                 Plaza del Norte          $57.00 - $67.00
--------------------------------------------------------------------------------
                 Santa Rosa Mall          $40.00 - $70.00
--------------------------------------------------------------------------------
                 Plaza Guayama            $24.00 - $31.00
================================================================================

     Occupancy costs tend to be much higher for food court tenants compared to the other in-line shops. In addition to paying all mall charges, food court tenants are usually assessed an additional charge for operation and maintenance of the common seating area which typically contains 400 to 600 seats. These costs typically include housekeeping, supplies, and other expenses associated with operation of the food court. A number of reimbursement structures are common, including a pro-rata pass-through of the expense; a flat amount per square foot; a multiple of tenant sales; or some combination of each. Probably the most common charge is based upon a rate equal to 2.5 to 3.0 percent of a tenant's sales. As can be seen, total occupancy costs in our survey range from
13.9 to 23.4 percent and average 18.2 percent.

     With an average achieved rent of approximately $65.00 per square foot, the subject falls within the mean for the comparables presented. Based on projected 1996 sales of about $1,370 per square foot, a rent to sales ratio of 4.74 percent is indicated for the subject which is at the low end of the range compared to the other centers. Food court charges at the subject property are generally based upon a pro-rata share of the food court expense. This is forecasted to be approximately $74.21 per square foot which includes a 15 percent administrative fee in 1997. This amount includes all common area costs including management. This is in addition to tax, and sprinkler recoveries.

     In view of this analysis, we have estimated an average market rent of $65.00 per square foot for a typical food court tenant. A summary of total occupancy costs is shown in the following table.


================================================================================
                           Food Court Market Analysis
================================================================================
              Base Rent/SF                          $ 65.00
              Average Sales/SF                    $1,370.00
              Base Rent/Sales Ratio                     4.8
              Operating Costs                       $ 75.46
              Total Occupancy Costs                 $140.46
              Occupancy Cost Ratio                    10.3%
================================================================================
*Includes food court CAM, tax and sprinkler charges.
================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Kiosk Tenants

     We have segregated permanent kiosks within our analysis since they typically pay a much higher unit rent. The leasing plan provides for ten permanent kiosks at the subject property. The combined actual footprint GLA for kiosks is 1,530 square feet with the typical unit totaling 180 square feet. The following chart presents existing kiosk leases at the subject.

================================================================================
                             Permanent Kiosk Leases
================================================================================
 Suite      Tenant    Size (SF)      Term        Initial Annual Rent   Unit Rate
================================================================================
  890    Goodess         180    7 yrs from 12/95       $24,000         $133.33
--------------------------------------------------------------------------------
  900    Mr. Pretzels     90    5 yrs from 1/95        $12,000         $133.33
--------------------------------------------------------------------------------
  910    Rooricast        90    5 yrs from 12/95       $14,400         $160.00
--------------------------------------------------------------------------------
  920    Piercing Pagoda 180    5 yrs from  3/95       $24,000         $133.33
--------------------------------------------------------------------------------
  930    Gafas Y Gafas   180    5 yrs from  1/94       $24,000         $133.33
--------------------------------------------------------------------------------
  950    Valija Gatana   180    5 yrs from  2/96       $24,000         $163.33
--------------------------------------------------------------------------------
  960    Beepers Con.     90    5 yrs from  3/95       $12,000         $133.33
--------------------------------------------------------------------------------
  970    Sunglass Hut    180    5 yrs from  1/95       $24,000         $133.33
--------------------------------------------------------------------------------
  980    Goodies         180    5 yrs from  1/95       $24,000         $133.33
--------------------------------------------------------------------------------
  990    H. Johnson's    180    10 yrs from 8/95       $30,000         $166.67
================================================================================

     The eight permanent kiosks range in size from 90 to 180 square feet each. Initial achieved rents range from $12,000 to $30,000 per annum. Corresponding unit rates are approximately $133.33 to $166.67 per square foot. The most rent deals involve Vilija Gatana ($163.33 per square foot); Rooricast ($160.00 per square foot); and Goodess ($133.33 per square foot). We have chosen an average market rent towards the middle of the range of $150 per square foot for the permanent kiosk space.

Anchor and Theatre Tenant Income

     The mall generates rent from a variety of major tenants as well as certain other tenant categories. The following table summarizes the anchor tenant renal responsibilities.

============================================================================================
                                   Permanent Kiosk Leases
============================================================================================
 Suite       Tenant              Size(SF)       Term             1997 Annual Rent  Unit Rate
============================================================================================
 100         Kmart               135,385   25 yrs from 10/94          $1,455,389     $10.75
--------------------------------------------------------------------------------------------
 370       Marshall's             29,776   20 yrs from 12/94            $342,424     $11.50
--------------------------------------------------------------------------------------------
 390    Builders Square          110,241   25 yrs from 9/94           $1,261,157     $11.50
--------------------------------------------------------------------------------------------
 380    Caribbean Theatres        50,000   25 yrs from 5/96             $350,000     $ 7.00
--------------------------------------------------------------------------------------------
             Total               325,402                              $3,408,970     $10.48
============================================================================================

    As the chart details, the three anchor stores and theatre account for $3,408,970 in minimum rent in 1997. Marshall's and Builder's Square each pay $11.50 per square foot and Kmart pays $10.75 per square foot. The fourteen screen Caribbean Theatres pay $7.00 per square foot in 1997. Collectively, anchor and major tenants account for nearly 43% of minimum base rent under long term leases which adds stability to the cash flow projection.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Concessions

     Free Rent

     Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has been a relative non-issue with new retail tenants. A review of the most recent leasing confirms this observation. With the exception of a few new tenants, it has generally been limited to one or two months to prepare a suite for occupancy when it has been given. Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject. It is noted that, while we have not ascribed any free rent for new tenants, we have made rather liberal allowances for tenant workletters which acts as a form of inducement to convince tenants to locate at the subject.

     Tenant Improvements

     Similar to free rent, tenant improvement allowances over and above a "vanilla box" have also been a relative non-issue at Montehiedra Town Center. Although some existing tenants have received some form of build-out allowance, these allowances were likely related to actual construction of the center and used as an inducement to bring tenants into the project when it was proposed. In addition, our survey of competing malls as well as conversations with local brokers revealed that tenant improvements are not typical in the Puerto Rico retail market. As such, we do not believe it will be necessary to offer any tenant improvements to future retail tenants at the subject.

Absorption/Lease-Up

     Finally, our analysis concludes that currently vacant space will be absorbed by January 1998. We have identified only 5,600+/- square feet of currently vacant. This is equivalent to an occupancy of 97.2 percent based on mall shop GLA, and 98.9 percent based on total GLA. These vacant spaces including their projected lease-up dates are summarized in the chart on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

================================================================================
                         Projected Lease-up/Absorption
================================================================================
 Suite         Size (SF)       Initial Rent     Rent/SF          Lease Date
================================================================================
 1120             350            $24,000        $31.00            12/97
--------------------------------------------------------------------------------
 1000           2,725            $59,950        $22.00             6/97
--------------------------------------------------------------------------------
 1100           2,525            $55,550        $22.00             9/97
================================================================================

Rent Growth Rates

     Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and
4.0 percent for retail centers. Cushman & Wakefield's Autumn 1996 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. The Peter F. Korpacz Investor Survey (Fourth Quarter
1996) shows slightly more conservative results with average annual rent growth of 2.64 percent.

     It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal. Rents in Puerto Rico have been estimated to grow between 3 and 6 percent per year for the better located properties.

     As previously presented, occupancy costs at Montehiedra Town Center are below average, suggesting to potential for growth in rents. In addition, the mall is nearly 100 percent occupied after only two years of operations.

     After considering all of the above, we have forecasted the following rent growth.

================================================================================
                        Market Rent Growth Rate Forecast
================================================================================
                        Period                Annual Growth Rate
================================================================================
            1997-1999                               +4.0%
--------------------------------------------------------------------------------
            Thereafter                              +3.5%
================================================================================
          * Indicated growth rate over the previous year's rent. In Pro-Ject+, a 4.0% increase in 1999 impacts the following year's growth.
================================================================================

Releasing Assumption

    The typical lease term for new in-line retail leases in centers such as the subject generally ranges from three to twelve years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

================================================================================

                                      -79-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     For new leases in the regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual specifications. Because of the up-front costs incurred by the tenants, they require a ten year lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance.

     Upon lease expiration, it is our best estimate that there is an 80 percent probability that an existing tenant will renew their lease while the remaining 20 percent will vacate their space at this time. While the 20 percent may be slightly high by some historic measures, we think that it is a prudent assumption in light of the prospect of increased competition. An exception to this assumption exists with respect to existing tenants who, at the expiration of their lease, have sales that are substantially below the mall average and have no chance to ever achieve percentage rent. In these instances, it is our assumption that there is a 100.0 percent probability that the tenant will vacate the property. This is consistent with both ownership's and a prudent investor's philosophy of carefully and selectively weeding out under-performers.

     As stated above, it is not uncommon to get increases in base rent over the life of a lease. The recent leasing has shown that rent bumps between approximately 7 percent and 20 percent have been achieved with 12.6 percent on average. For a renewal lease, we have estimated an average step of 10 percent in year six. Our global market assumptions for non-anchor tenants may be summarized on the following chart.

=============================================================================================
                                  Renewal Assumptions
=============================================================================================
                       Lease                       Free     Tenant             Lease
     Tenant Type       Term      Rent Steps        Rent   Alterations       Commissions
=============================================================================================
 Specialty Shops*    10 years   10% in Yr. 4 & 8    No        No        Included in Mgt. Fee
---------------------------------------------------------------------------------------------
 Kiosk Tenants       5 years      10% in Yr. 3      No        No        Included in Mgt. Fee
=============================================================================================
*    Includes food court/kiosks
=============================================================================================

     Upon lease rollover/turnover, space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market rent as detailed previously increasing by our market rent growth rate assumption.

Conclusion - Minimum Rent

     In the initial full year of the investment (CY 1997), it is projected that the subject property will produce approximately $8.0 million in minimum rental income. This estimate of base rental income is equivalent to $15.23 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 72.3 percent of all potential gross revenues. Further analysis shows that over the holding period (1997 - 2006), minimum rent advances at an average compound annual rate of approximately 2.6 percent. This increase is a synthesis of the mall's lease-up, fixed rental increases, as well as market rents from rollover or turnover of space.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Overage Rent

     In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent, with food court and kiosk tenants generally at 8.0 to 10.0 percent. Anchor tenants typically have the lowest percentage clauses with ranges of 1.5 to 3.0 percent being common.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     In the Retail Market Analysis section of this report, we discussed the forecasted sales level for the mall tenants. We believe that sales have seen significant increases during the first two years of operations, but it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have employed the following methodology:

     o For existing tenants who report sales, we have forecasted that sales will continue at our projected sales growth rate as discussed herein.

     o For tenants who do not report sales or who do not have percentage clauses, we have assumed that a non-reporting tenant will always occupy that particular space.

     o For new tenants, we have projected sales at the forecasted average for the center at the start of the lease.

     Thus, in the initial full year of the investment holding period, overage revenues are estimated to amount to $765,887 (net of any recaptures) equivalent to $1.46 per square foot of owned GLA, $3.83 per square foot of mall shop area, and 6.9 percent of potential gross revenues. The tenants which contribute the most to overage rent include Footaction, Marshalls, Flamers, Kress & Kress kids, and Electronics Boutique. There is stability to this income by virtue of their creditworthiness. On balance, our forecasts for overage rent are deemed to be reasonable.

Sales Growth Rates

     Earlier we discussed that sales at the subject property. Due to the recent construction of the subject, historical figures for comparisons are not available. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially, to a high of 5.0 percent in their computational parameters. Most typically, growth rates of 3.0 percent to 4.0 percent are seen in these surveys.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================


     In the United States, total retail sales have been increasing at a compound annual rate of 6.1 percent since 1980 and 5.0 percent per annum since 1990. Between 1990 and 1995, GAFO sales have grown 6.8 percent annually. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO sales are projected to grow by 5.0 percent annually.

     After considering all of the above, combined with the potential for enhanced competition in the subject market, we have conservatively forecasted sales growth based upon the following schedule.

================================================================================
                           Sales Growth Rate Forecast
================================================================================
                       Period           Annual Growth Rate
================================================================================
                       1997                      +5.0%
--------------------------------------------------------------------------------
                       1998                      +4.0%
--------------------------------------------------------------------------------
                       1999-2006                 +3.5%
================================================================================

     In all, we believe our sales growth forecast is reasonable. For new tenants, sales are established based upon the mall's average sales level. Generally, for existing tenants, we have assumed that sales continue subsequent to lease expiration at their previous level unless they are under-performers that prompt a 100.0 percent turnover probability; then sales are reset to the corresponding mall overage. In most instances, no overage rent is generated from new tenants due to our forecasted rent steps which serve to change the breakpoint.

Expense Reimbursements/Miscellaneous Income

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM), management (recovered through CAM), and sprinkler charges. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, and other charges. In the first full year of the investment, it is projected that the subject property will generate approximately $2.3 million in reimbursements for these operating expenses and $50,000 in other miscellaneous income.

Mall Charges

     Reimbursable expenses are generally determined on the basis of a tenants' pro-rata share. This would apply to CAM and taxes and insurance. Pro-rata share is determined on the basis of the following formula.

                                   Tenant GLA
                                   ----------
                           Occupied GLA of Mall Shops

     Occupied GLA is defined as leasable area exclusive of anchors and cinema. There are a few exceptions to this formula such as certain tenants paying based on total mall GLA, or variations including and excluding certain anchors.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Sprinkler charges for the mall is billed differently in that it is based upon a rate per square foot and varies between tenants. Typically, the charges range between $.20 and $.50 per square foot with an average for 1997 of $.30 per square foot. All interior mall shop tenants pay this charge

     Common Area Maintenance

     Under the mall's standard lease, mall tenants pay their pro rata share of the CAM expense plus an administrative charge of typically 15.0 percent. Before the administrative charge, management is typically added to CAM expense. Pro-rata share is determined on the basis of gross leased occupied area (GLOA). GLOA for reimbursement purposes excludes the anchor tenants which includes Kmart, Builders Square, Caribbean Theatres, and Marshall's. Provided below is a summary of the standard clause which we assume will be put in place for a new tenant.

================================================================================
                    Common Area Maintenance Recovery Calculation
================================================================================
Cam Expense:   Actual costs for year inclusive of amortization of capital items.
--------------------------------------------------------------------------------
Add:                               Management Fee
--------------------------------------------------------------------------------
Add:                           15% Administrative Fee
--------------------------------------------------------------------------------
Less:                        Contributions from Anchors
--------------------------------------------------------------------------------
                  Net pro-ratable CAM billable to mall tenants on the basis of gross leasable occupied area (GLOA)
================================================================================

     It should be noted that once the management fee is added to the CAM expense, the mall shops are responsible for approximately 82.0 percent of the expense. The remaining 18.0 percent is charged as food court CAM.

     There are several existing tenants with variations of CAM recovery. However, the recovery calculation outlined above viewed as the most common.

Real Estate Taxes

     Mall tenants pay real estate tax recoveries based upon a pro-rata share of the expense, after major tenant deductions. Our market oriented pass-through is based upon pro-rata share of GLOA and is net of the anchor contributions.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     We have calculated the effect of the total provision of vacancy and credit loss on the in-line shops. Through the cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 2.0 percent of total potential gross revenues to a high of 11.8 percent. On average, the total allowance for vacancy and credit loss over the projection period averages 4.1 percent of these revenues. This schedule is reflective of non-anchor GLA.

================================================================================
                            Total Rent Loss Forecast
================================================================================
      Year      Physical Vacancy    Global Vacancy       Total Vacancy
================================================================================
      1997            1.6%               1.0%                 2.6%
--------------------------------------------------------------------------------
      1998            ---                2.0%                 2.0%
--------------------------------------------------------------------------------
      1999            ---                3.0%                 3.0%
--------------------------------------------------------------------------------
      2000             .1%               3.0%                 3.1%
--------------------------------------------------------------------------------
      2001             .1%               3.0%                 3.1%
--------------------------------------------------------------------------------
      2002             .1%               3.0%                 3.1%
--------------------------------------------------------------------------------
      2003             .1%               3.0%                 3.1%
--------------------------------------------------------------------------------
      2004            1.5%               3.0%                 4.5%
--------------------------------------------------------------------------------
      2005            8.8%               3.0%                11.8%
--------------------------------------------------------------------------------
      2006            2.1%               3.0%                 5.1%
--------------------------------------------------------------------------------
      Avg.            1.4%               2.7%                 4.1%
================================================================================
     * Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
================================================================================

    On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of overall vacancy in this subject's market area as well as the current leasing structure at the subject.

Effective Gross Income

     In the initial full year of the investment, CY 1997, effective gross revenues ("Total Income" line on cash flow) are forecasted to amount to approximately $11.1 million, equivalent to $21.08 per square foot of total owned GLA (525,452 square feet).

================================================================================
                         Effective Gross Revenue Summary
                 Initial Year of Investment - Calendar Year 1997
================================================================================
                                Aggregate Sum     Unit Rate      Income Ratio
================================================================================
    Potential Gross Income       $11,148,774       $21.22          100.0%
--------------------------------------------------------------------------------
  Less: Vacancy and Credit Loss  $    72,115       $ 0.14            0.6%
--------------------------------------------------------------------------------
    Effective Gross Income       $11,076,659       $21.08           99.4%
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Anchor Tenant Obligations

     In addition to rental obligations, Kmart, Marshall's and Caribbean Theatres are responsible for CAM, and real estate taxes. The charge is stipulated by lease agreements and is less than pro-rata share. Builders Square is responsible for taxes only. Provided below is a summary of each of their forecasted obligations for calendar year 1997.

================================================================================
                              CAM                            Taxes
================================================================================
                      Charge     Per Sq. Foot       Charge        Per Sq. Foot
================================================================================
 Kmart               $ 92,062        $0.68         $73,108           $0.54
--------------------------------------------------------------------------------
 Builders Square          N/A          N/A         $69,349           $0.62
--------------------------------------------------------------------------------
 Marshall's          $ 28,287        $0.95         $17,972           $0.57
--------------------------------------------------------------------------------
 Caribbean Theatres  $141,500        $2.83         $ 6,500           $0.13
================================================================================

Miscellaneous Income

     The final revenue categories consist of temporary leasing of in-line space, kiosks, and other miscellaneous income. Temporary in-line rentals are based on a flat charge or on a percentage of sales. Many times this "incubator" space results in a permanent deal if a tenant ends up being successful. Some temporary tenants may also pay mall charges. Temporary kiosks rent for $600 to $1,000 per month for the two month Christmas season. Other sources of miscellaneous revenues include charge backs for repairs, special promotions, forfeited security deposits, phone revenues, and interest income. In calendar year 1997, we have reflected miscellaneous income of $50,000, or approximately $.10 per square foot of GLA.

Allowance for Vacancy and Credit Loss

     The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. We have reflected a 3.0 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally. We have not taken any vacancy or credit loss against anchors. We have phased in the 3.0 percent factor as the remaining three vacant suites at the mall lease up.

     In this analysis we have also forecasted that there is an 80 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

================================================================================

                                      -84-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Operating Expenses

     Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, common area maintenance, management included within CAM, and sprinkler charges. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses as well as certain miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, and certain capital repair items.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history for 1996 year end forecast and 1997 budget. This information is provided within the Addenda. We have compared this information to published data which are available (located on the Following Facing Page), as well as confidential comparable expense information for other centers in Puerto Rico which we maintain in our files. Finally, this information has been tempered by our experience with other regional shopping centers.

Expense Growth Rates

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Autumn 1996 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.5 and 3.8 percent, respectively. The Fourth Quarter 1996 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 4.0 percent with an average of 3.8 percent, down 15 basis points from one year ago. Unless otherwise stated, expenses are forecasted to grow by 3.5 percent per annum over the remainder of the holding period.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period.

     Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, landscaping, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, heating and cooling, gas and fuel, equipment rental, and other miscellaneous charges. Actual CAM expense, exclusive of management is forecasted by ownership to be $1,517,005. In 1996 CAM expense was approximately $1.4 million. These charges include all food court CAM. For calendar year 1997, we have estimated a CAM expense of $1,500,000, equivalent to $2.85 per square foot of owned GLA. The chart on the Facing page presents a summary of comparable CAM expenses at regional shopping malls within the United States.

================================================================================

                                      -86-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Real Estate Taxes - Real estate taxes were previously discussed within the tax portion of this report. Taxes in 1996 were $348,667. For 1997, management has budgeted a tax expense of $350,262, which we have utilized in our analysis.

     Management - Ownership passes through management expenses to tenants through CAM. Management expenses for 1997 are estimated by ownership at $353,179. We have tied the management fee to performance with the annual cost of managing the subject property projected to be 4.0 percent of minimum and percentage rent. In the initial year of our analysis, this amount is shown to be $350,785. Alternatively, this amount is equivalent to approximately 3.1 percent of effective gross income. Our estimate is reflective of a typical management agreement with a firm in the business of providing third party professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 3.0 to 5.0 percent.

Non-Reimbursable Expenses

     Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Expenses are forecasted to increase 3.5 percent per annum through the holding period.

     General and Administrative - Expenses related to the administrative aspects of the mall include costs particular to operation of the mall, including salaries, travel and entertainment, and dues and subscriptions. A provision is also made for professional services (legal and accounting fees and other professional consulting services). For calendar year 1997, we have estimated a general and administrative expense of $115,000.

     Non-Recoverable Miscellaneous Expenses - This category is provided for various miscellaneous and sundry expenses that ownership typically incurs without pass-through to tenants. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In CY 1997, these miscellaneous items are forecasted to amount to approximately $25,000.

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                                      -87-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. For purposes of this report, we have estimated an expense of $0.15 per square foot of owned GLA during the first year ($78,818) thereafter increasing by our expense growth rate.

Net Income/Net Cash Flow

     The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $8.74 million which is equivalent to 78.9 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $8.61 million.


================================================================================
                                Operating Summary
                 Initial Year of Investment - Calendar Year 1997
================================================================================
                           Aggregate Sum        Unit Rate*   Operating Ratio
================================================================================
 Effective Gross Income     $11,076,659           $21.08         100.0%
--------------------------------------------------------------------------------
 Operating Expenses         $ 2,341,047           $ 4.46          21.1%
--------------------------------------------------------------------------------
 Net Operating income       $ 8,735,612           $16.62          78.9%
--------------------------------------------------------------------------------
 Other Expenses             $    78,818           $  .15           0.7%
--------------------------------------------------------------------------------
 Cash Flow                  $ 8,656,794           $16.47          78.2%
================================================================================
 *   Based on total owned GLA of 525,452+/- square feet.
================================================================================

     Our cash flow model has forecasted the following compound annual growth rates over the holding period.

                        =======================================
                                                   1997 to 2006
                        =======================================
                        Net Operating Income            2.0%
                        ---------------------------------------
                        Cash Flow                       2.0%
                        =======================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

=====================
Investment Parameters
=====================

     After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of an appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

     Overall Capitalization Rate

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

     For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of product that has been selling. Sellers of better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls sold over the past 18-24 months are found in less desirable, second or third tier locations, or represent turnaround situations with properties that are poised for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.

================================================================================
                          Overall Capitalization Rates
                               Regional Mall Sales
================================================================================
               Year             Range        Mean      Point Change
================================================================================
               1988         5.00% - 8.00%    6.19%         --
--------------------------------------------------------------------------------
               1989         4.57% - 7.26%    6.22%         +3
--------------------------------------------------------------------------------
               1990         5.06% - 9.11%    6.29%         +7
--------------------------------------------------------------------------------
               1991         5.60% - 7.82%    6.44%        +15
--------------------------------------------------------------------------------
               1992         6.00% - 7.97%    7.31%        +87
--------------------------------------------------------------------------------
               1993         7.00% - 10.10%   7.92%        +61
--------------------------------------------------------------------------------
               1994         6.98% - 10.29%   8.37%        +45
--------------------------------------------------------------------------------
               1995         7.25% - 11.10%   9.13%        +76
--------------------------------------------------------------------------------
               1996         7.00% - 12.00%   9.35%        +22
================================================================================
      Basis Point Change
================================================================================
            1988-1996                                +316 BPs
--------------------------------------------------------------------------------
            1992-1996                                +204 BPs
================================================================================

     The data shows that the average capitalization rate has shown a rising trend each year. Between 1988 and 1996, the average capitalization rate has risen 316 basis points. Since 1992, the rise has been 204 basis points. This change is a reflection of both rising interest rates and increasing first year returns demanded by investors in light of several fundamental

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

changes which have occurred in the retail sector. The 22 basis point change in the mean between 1995 and 1996 may be an indication that rates are approaching stabilization.

     As noted, much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

     The Cushman & Wakefield's Autumn 1996 survey reveals that going-in cap rates for Class A regional shopping centers range between 7.00 and 9.50 percent, with a low average of 7.90 percent and high average of 8.20 percent, respectively; a spread of 30 basis points. Generally, the change in average capitalization rates over the Winter 1995 survey shows that the low average decreased by 50 basis points, while the upper average remained the same. Terminal, or going-out rates are now averaging 8.20 and 8.60 percent, indicating a spread between 30 to 40 basis points over the going-in rates. For Class B properties, the average low and high going-in rates are 9.30 and 9.60 percent, respectively, with terminal rates of 9.60 and 10.00 percent.

=============================================================================================
                      Cushman & Wakefield Valuation Advisory Services
                       National Investor Survey - Regional Malls (%)
=============================================================================================
 Investment         Winter 1995                Spring 1996                Autumn 1996
 Parameters      Low          High          Low          High          Low          High
=============================================================================================
 OAR/Going-In   7.0 - 8.0    7.5 - 9.0     7.5 - 9.0    7.5 - 9.5     7.0 - 9.0    7.5 - 9.5
                   7.47         8.25           8.0          8.2           7.9          8.2
---------------------------------------------------------------------------------------------
 OAR/Terminal   7.0 - 9.0    8.0 - 10.0    7.0 - 9.5    7.8 - 11.0    7.0 - 9.5    7.8 - 11.0
                  8.17         8.83           8.3          8.7           8.2          8.6
---------------------------------------------------------------------------------------------
 IRR           10.0 - 11.5  10.5 - 12.0   10.0 - 15.0  11.0 - 15.0   10.0 - 15.0  11.0 - 15.0
                 10.72        11.33          11.5         11.8          11.4         11.8
=============================================================================================

     Cushman & Wakefield now surveys respondents on their criteria for both Class B and "Value Added" malls. As expected, going-in capitalization and yield rates range from 100 to 300 basis points above rates for Class A assets. Our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

     The Fourth Quarter 1996 Peter F. Korpacz survey concurs with these findings, citing that regional malls are near the bottom of investor preferences. As such, they foresee some opportunities for select investing. Pricing is lower then it has been in years. With expense growth surpassing sales increases in many markets, occupancy cost issues have also become of greater concern. Even in some malls where sales approach the lofty level of $350+ per square foot, it is not uncommon for occupancy costs to limit the opportunity to grow rents. Thus, with limited upside growth in net income, cap rates are generally well above 8.0 percent. Even at this level, cap rates are lower than other property types. One attraction for malls is that pricing is based upon the expectation of lower rents while most other property types are analyzed with higher rents.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================


================================================================================
                         NATIONAL REGIONAL MALL MARKET
                             FOURTH QUARTER 1996
================================================================================
                               CURRENT           LAST
 KEY INDICATORS                QUARTER          QUARTER        YEAR AGO
================================================================================
 Free Clear Equity IRR
 RANGE                       10.00%-14.00%   10.00%-14.00%   10.00%-14.00%
 AVERAGE                         11.69%          11.56%          11.55%
--------------------------------------------------------------------------------
 CHANGE (Basis Points)             -              +13             +14
--------------------------------------------------------------------------------
 Free & Clear Going-In Cap Rate
--------------------------------------------------------------------------------
 RANGE                        6.25%-11.00%    6.25%-11.00%    6.25%-11.00%
 AVERAGE                          8.57%           8.33%          7.86%
--------------------------------------------------------------------------------
 CHANGE (Basis Points)             -              +24             +71
--------------------------------------------------------------------------------
 Residual Cap Rate
--------------------------------------------------------------------------------
 RANGE                        7.50%-11.00%    7.00%-11 00%    7.00%-11.00%
 AVERAGE                          8.76%          8.71 %          8.45%
--------------------------------------------------------------------------------
 CHANGE (Basis Points)             -               +5             +31
================================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey Fourth Quarter - 1996
================================================================================

     As can be seen from the above, the average IRR has increased by 14 basis point to 11.69 percent from one year ago. It is noted that this measure has been relatively stable over the past 12 months. The quarter's average initial free and clear equity cap rate rose 71 basis points to 8.57 percent from a year earlier, while the residual cap rate increased 31 basis points to 8.76 percent.

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1997 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best. Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

Cap Rate Range     Category
--------------     --------

 7.0% to 7.5%      Top 15 to 20+/- malls in the country. Excellent
                   demographics with high sales ($400+/-SF) and good upside.

 7.5% to 8.5%      Dominant Class A investment grade property, high
                   sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area. Sales tend to be in the $300 to $350 per square foot range.

 8.5% to 11.0%     Somewhat broad characterization of investment
                   quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

 11.0% to 14.0%    Remaining product which has limited appeal or
                   significant risk which will attract only a smaller, select group of investors.

Conclusion - Initial Capitalization Rate

     Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. As discussed, we believe the subject will become one of the dominant malls in the Kansas City MSA. The Great Mall of The Great Plains is expected to perform at or above regional norms for sales productivity, and will have a unique tenancy not found at any of the area's competing properties. The property appears to be well positioned in its market with a strong anchor tenancy. On balance, we have looked toward a going-in capitalization rate between 9.00 and
9.50 percent for the subject based upon a stabilized operating basis.

Terminal Capitalization Rate

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, the Cushman & Wakefield survey shows a 30-40 basis point differential, while Korpacz reports 19 basis points.

--------------------------------------------------------------------------------

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     In our analysis, we have conservatively added 25 basis points to arrive at a projected terminal capitalization rate ranging from 9.25 to 9.75 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject.

     Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 9.50 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $113.9 million based upon FY 2007 net income of approximately $10.8 million.

     From the projected reversionary value to an investor, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 2.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses, including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

=============================================================================================
                                  Net Proceeds at Reversion
=============================================================================================
                                              Less Costs of Sale and
Net Income FY 2007     Gross Sale Price     Miscellaneous Expenses @ 2.0%       Net Proceeds
=============================================================================================
   $10,817,374           $113,867,095               ($2,277,342)                $111,589,795
=============================================================================================

Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

     A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Autumn 1996 survey, investors in regional malls are currently looking at broad rates of return between 10.00 and 15.00 percent, down slightly from our last two surveys. The average low IRR for Class A malls is 11.40 percent, while the average high is 11.80 percent. The indicated low and high averages for Class B properties are 13.40 and 13.90 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.69 percent for the Fourth Quarter 1996, up 14 basis points from year-ago levels.

     The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.


================================================================================
              Market Rates and Bond Yields (%)      March 26,1997
================================================================================
               Reserve Bank Discount Rate              5.00%
--------------------------------------------------------------------------------
               Prime Rate (Monthly Average)            8.25%
--------------------------------------------------------------------------------
               6-Month Treasury Bills                  5.18%
--------------------------------------------------------------------------------
               U.S. 1O-Year Notes                      6.56%
--------------------------------------------------------------------------------
               U.S. 30-Year Bonds                      6.82%
--------------------------------------------------------------------------------
               Telephone Bonds                         7.86%
--------------------------------------------------------------------------------
               Municipal Bonds                         5.79%
================================================================================
               Source: New York Times
================================================================================

     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a six month treasury bill at 5.18 percent. A more risky investment, such as telephone bonds, would currently yield a much higher rate of 7.86 percent. The prime rate is currently 8.25 percent, while the discount rate is 5.00 percent. Ten year treasury notes are currently yielding around 6.56 percent, while 30-year bonds are at 6.82 percent.

     Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $350 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract high interest from institutional investors if offered for sale in the current marketplace. There is not an abundance of regional mall assets of comparable quality currently available, and many regional malls have been included within REITs, rather than offered on an individual property basis. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. Provided below is a summary of the forecasted lease expiration schedule for the subject. A complete expiration report is included in the Addenda.

================================================================================
                           Lease Expiration Schedule
================================================================================
               Calendar Year         GLA (SF)     Cumulative %
================================================================================
                    1997               ---             ---
--------------------------------------------------------------------------------
                    1998               ---             ---
--------------------------------------------------------------------------------
                    1999               450            0 0%
--------------------------------------------------------------------------------
                    2000               360            0.2%
--------------------------------------------------------------------------------
                    2001               980            0.3%
--------------------------------------------------------------------------------
                    2002             1,260            0.6%
--------------------------------------------------------------------------------
                    2003               800            0.7%
--------------------------------------------------------------------------------
                    2004            41,379            8.6%
--------------------------------------------------------------------------------
                    2005            84,899           24.8%
--------------------------------------------------------------------------------
                    2006            38,615           32.1%
================================================================================

     From the above, we see that a small percentage (0.2 percent) of total GLA will expire by 2000. Over the total projection period, approximately 32.1 percent of the mall will turnover. Overall, consideration is given to this in our selection of an appropriate risk rate.

     We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves for replacement, and vacancy provisions.

     Finally, we recognize that over one-third of base rental income on average comes from anchor major/tenants whose creditworthiness adds stability to the cash flow.

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.00 and 11.50 percent for the mall.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. We have tested the optimum time to sell the asset over a 10 to 15 year time frame and found only a slight variance in value. In the instance of the subject, we have analyzed the cash flows anticipated over a 10-year period commencing on January 1, 1997.

     A sale or reversion is deemed to occur at the end of the 10th year (December 31, 2006), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     =====================
     Cash Flow Assumptions
     =====================

     Our cash flows forecasted for the property have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

================================================================================
            SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
================================================================================
SUBJECT PROPERTY                                       MONTEHIEDRA TOWN CENTER
================================================================================
SQUARE FOOTAGE RECONCILIATION
================================================================================
TOTAL GROSS LEASABLE AREA                                   525,452+/- SF
--------------------------------------------------------------------------------
     TOTAL MALL SHOP GLA                                    200,050+/- SF
================================================================================
MARKET RENT/SALES CONCLUSIONS
================================================================================
MARKET RENT ESTIMATES (1997)
--------------------------------------------------------------------------------
     AVERAGE MALL SHOP RENT                                  $ 21.50/SF
--------------------------------------------------------------------------------
     AVERAGE FOOD COURT RENT                                 $ 65.00/SF
--------------------------------------------------------------------------------
     AVERAGE KIOSK RENT                                      $150.00/SF
--------------------------------------------------------------------------------
RENTAL BASIS                                                        NNN
--------------------------------------------------------------------------------
MARKET RENTAL GROWTH RATE                4% for 3 yrs.; 3.5% thereafter
--------------------------------------------------------------------------------
STABILIZED CREDIT RISK LOSS (NON-ANCHOR SPACE)                     3.0%
================================================================================
VACANCY & TYPICAL LEASE TERM
================================================================================
AVERAGE LEASE TERM                                             10 Years
--------------------------------------------------------------------------------
BASE RENT STEP                                          10% In Year Six
--------------------------------------------------------------------------------
RENEWAL PROBABILITY                                               80.0%
--------------------------------------------------------------------------------
WEIGHTED AVERAGE DOWNTIME                                      2 Months
--------------------------------------------------------------------------------
STABILIZED OCCUPANCY                                              97.0%
--------------------------------------------------------------------------------
CURRENT VACANCY                                                5,600 SF
--------------------------------------------------------------------------------
ABSORPTION PERIOD                                                1 Year
================================================================================
OPERATING EXPENSE DATA
================================================================================
LEASING COMMISSIONS                                Included in Mgt. Fee
--------------------------------------------------------------------------------
EXPENSE GROWTH RATE                                             3.5%/YR
--------------------------------------------------------------------------------
CPI                                                             3.5%/YR
--------------------------------------------------------------------------------
MANAGEMENT FEE (BASED ON MINIMUM 8 PERCENT RENT)                   4.0%
--------------------------------------------------------------------------------
CAPITAL RESERVES (PSF OF OWNED GLA)                            $0.15/SF
================================================================================


================================================================================
RATES OF RETURN                                     AS IS
================================================================================
CASH FLOW START DATE                                             1/1/97
--------------------------------------------------------------------------------
DISCOUNT RATE                                            11.00 - 11.50%
--------------------------------------------------------------------------------
GOING-IN CAPITALIZATION RATE                               9.00 - 9.50%
--------------------------------------------------------------------------------
TERMINAL CAPITALIZATION RATE                               9.25 - 9.75%
--------------------------------------------------------------------------------
REVERSIONARY SALES COSTS                                          2.00%
--------------------------------------------------------------------------------
HOLDING PERIOD                                                 10 Years
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.00 to 11.50 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.00 to 11.50 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the following table:

================================================================================
                Valuation Matrix {000) - Free and Clear Estimate
================================================================================
                                              Discount Rate
                                   --------------------------------
           Terminal Cap Rate        11.00%      11.25%       11.50%
================================================================================
                9.25%              $94,584     $93,107      $91,661
--------------------------------------------------------------------------------
                9.50%              $93,522     $92,068      $90,645
--------------------------------------------------------------------------------
                9.75%              $92,514     $91,083      $89,682
================================================================================

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $89.7 to $94.6 million on a free and clear basis. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 11.25 percent and a terminal rate around 9.50 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $92.0 million for the subject property as of February 28, 1997, based upon cash flows commencing January 1, 1997. The indices of investment generated through this indicated value conclusion are shown on the facing page.

     Based on this analysis, the following investment indices are indicated.

               Value per SF of Owned GLA          $175.09
               Implicit Going-In Cap Rate           9.50%
               Year Two Cap Rate                    9.67%

     Approximately 58.2 percent of the concluded value is attributed to cash flow and 41.8 percent to reversion which is considered a reasonable balance. The chart on the Following Page summarizes our discounted cash flow analysis.

     We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

==================================================================================================
 DISCOUNTED CASH FLOW ANALYSIS
 Montehiedra Town Center
 Cushman & Wakefield, Inc
==================================================================================================
 Year              Net Cash      Discount Factor    Present Value     Composition   Annual Cash
 No.    Year         Flow           11.25%          of Cash Flows      of Yield    on Cash Return
==================================================================================================
   1    1997      $8,656,794    X  0.8988764     =    $7,781,388         8.45%         9.41%
   2    1998      $8,821,103    X  0.8079788     =    $7,127,264         7.74%         9.59%
   3    1999      $8.883,391    X  0.7262731     =    $6,451,768         7.01%         9.66%
   4    2000      $9,104,628    X  0.6528297     =    $5,943,772         6.46%         9.90%
   5    2001      $9,302,453    X  0.5868132     =    $5,458,803         5.93%        10.11%
   6    2002      $9,454,222    X  0.5274726     =    $4,986,843         5.42%        10.28%
   7    2003      $9,607,246    X  0.4741326     =    $4,555,109         4.95%        10.44%
   8    2004      $9,660,503    X  0.4261867     =    $4,117,177         4.47%        10.50%
   9    2005      $9,530,214    X  0.3830891     =    $3,650,921         3.97%        10.36%
  10    2006     $10,365,612    X  0.3443498     =    $3,569,396         3.88%        11.27%
--------------------------------------------------------------------------------------------------
 Total Present Value of Cash Flows:                  $53,642,441        58.26%        10.15%
                                                                        Total         Average
--------------------------------------------------------------------------------------------------

 Reversion Year   NOI/Income       /    Terminal OAR  =      Reversion
 --------------   ----------            ------------         ---------
  11   2007       $10,817,374                  9.50%  =   $113,867,095
                  Less: Cost of Sale           2.00%      ($2,277,342)
                  Less: TIs & Commissions                           $0
                  ------------------                      ------------
                  Net Reversion                           $111,589,753
                  x Discount Factor                          0.3443498
                  ------------------                      ------------
                  Total Present Value of Reversion         $38,425,906          41.74%

 Total Present Value of Cash Flows & Reversion:            $92,068,347         100.00%


                  ----------------------------------------------------
                  ROUNDED VALUE via
                  DISCOUNTED CASH FLOW                     $92,000,000
                  ----------------------------------------------------

                  ====================================================
                  Owned Net Rentable Area:                     525,452
                  Value Per Square Foot (Owned GLA):           $175.09

                  Owned Mall Shop Area:                        200,050
                  Value Per Square Foot (Shop GLA):            $459.89

                  Year One NOI (12 months):                 $8,735,612
                  Implicit Going-In Capitalization Rate:         9.50%

                  Compound Annual Growth Rate
                  Concluded Value to Net Reversion Value:        2.17%

                  Compound Annual Growth Rate
                  Net Cash Flow:                                 2.02%
                  ====================================================


==================================================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

=====================
Direct Capitalization
=====================

     To further support our prospective value conclusion derived via the discounted cash flow, we have also utilized the direct capitalization method. In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey.

     In view of our total analysis, we would anticipate that the subject property would trade at an overall rate of approximately 9.00 to 9.50 percent applied to first year income. In view of our total analysis, we believe a more defined range of 9.25 to 8.50 percent is realistic for the subject. Applying these rates to the first stabilized year net operating income before reserves, alterations, and other expenses for the subject of $8,735,612 results in a value of approximately $92.0 to $94.4 million.

================================================================================
                               Direct Capitalization
                         Cap Rate      FY 1997 NOI $8,735,612
================================================================================
                           9.25%           $94,439,000
--------------------------------------------------------------------------------
                           9.50%           $91,954,000
================================================================================

    From this range, we would be inclined to conclude at a Market Value of $93,000,000 via Direct Capitalization. This value is indicative of an overall first year rate of 9.39 percent.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     Reconciliation is the process of deriving a single point value estimate for the subject property from the indications provided by the approaches at hand. This process requires the weighing of each approach as they relate to the appraisal assignment and resolving the differences among the valuation procedures. In the end, a single estimate of market value is concluded based upon the appropriateness of each value indication. A summary of the value indications for the subject is set forth below.

================================================================================
                                  Value Summary
================================================================================
          Sales Comparison Approach $91,000,000 - $93,000,000
--------------------------------------------------------------------------------
          Income Approach
            Discounted Cash Flow                  $92,000,000
            Direct Capitalization                 $93,000,000
================================================================================

     Two approaches to value have been utilized for this analysis. In general terms, the approaches included provide complimentary results, each technique supporting the other. The range of values runs from $91.0 million to $93.0 million, a spread of only 2.2 percent.

Cost Approach

     The Cost Approach is based on the principle of substitution which maintains that the prudent purchaser will not pay more for a property than the cost to construct an equally desirable substitute property. It is best applied to a property where improvements to the site are new or of a special design and use. The estimation of replacement cost new and developer's profit requires judgment, based upon cost services and interviews. Land value has been estimated using a market comparison approach based upon comparable transactions. Some limitations do exist with this approach when estimating market value.

     As discussed, this methodology has been omitted for this analysis due to the difficulty in valuing anchor stores commitments to properties of the subject's caliber, as well as the estimation of accrued depreciation.

Sales Comparison Approach

     The Sales Comparison Approach has arrived at a value for the subject property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject, and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     Reconciliation and final value Estimate
================================================================================

     The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, this methodology is best suited as support for the conclusions of the Income Approach. It provides useful market extracted rates of return, such as overall rates, to simulate investor behavior in the Income Approach.

Income Approach

     Discounted Cash Flow Analysis

     The subject property is highly suited to analysis by the discounted cash flow method (DCF) as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital.

     The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the DCF can analyze existing leases, probabilities of future rollovers and turnovers, and reflect the expectations of overage rents. Essentially, the DCF can model many of the dynamics of a complex shopping center.

     Particular emphasis is placed on the results of the discounted cash flow analysis because of the applicability of this method in accounting for the specific characteristics of the property, as well as being the tool used by many purchasers.

     Capitalization

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the "Sales Comparison Approach", and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real estate of the subject's caliber is commonly purchased on a direct capitalization basis.

     Overall, this methodology has been given important consideration in our total analysis of the subject property upon stabilized operations.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    Reconciliation and final value Estimate
================================================================================

Conclusions

    We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodologies. The ranges in value exhibited by the two Income Approach methodologies are consistent with the leasing profiles. Each indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

Concluded Market Value

     As a result of our analysis, we have formed an opinion that the Market Value of the Leased Fee Estate in the subject property as it existed on the date of inspection, subject to the assumptions, limiting conditions, certifications, and definitions, as of March 7, 1997, the date of inspection, was:

                           NINETY TWO MILLION DOLLARS
                                   $92,000,000


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                        Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
================================================================================

We certify that, to the best of our knowledge and belief:

1. Brian J. Booth has inspected the property. Richard W. Latella, MAI, has reviewed and approved the report and inspected the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella has completed the requirements of the continuing education program of the Appraisal Institute.

/s/ Richard W. Latella                       /s/ Brian J. Booth
--------------------------------------       -----------------------------------
Richard W. Latella,  MAI                     Brian J Booth
Senior Director                              Retail Valuation Group
Retail Valuation Group
Temporary Licensed General Real Estate
Appraiser Commonwealth of Puerto Rico


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
================================================================================

                    NATIONAL RETAIL OVERVIEW (UNITED STATES)
                               LEGAL DESCRIPTION
                 1996 ESTIMATED ACTUAL & 1997 OPERATING BUDGET
                                  RENT ROLL
                        PRO-JECT LEASE ABSTRACT REPORT
                          PRO-JECT ASSUMPTION REPORT
                          PRO-JECT EXPIRATION REPORT
                           PRO-JECT TENANT REGISTER
                          APPRAISERS' QUALIFICATIONS

                     =======================================
                            CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW
                     =======================================




                             Retail Valuation Group
                            Richard W. Latella, MAI
                                Senior Director

                                            NATIONAL RETAIL MARKET OVERVIEW
================================================================================

Introduction

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns. We shall first provide a brief overview of broad economic measures that are important in terms of long range retail sales forecasting and general investment underwriting. This is followed by a discussion of retail sales trends along with selected statistics of the shopping center industry. Also included is a discussion of contemporary industry trends, valuation issues and a brief overview of the REIT market.

Personal Income and Consumer Spending

     Americans' personal income advanced by eight-tenths of a percent in December, which helped raise income for all of 1996 by 5.5 percent. This was less than 1995 but it far outpaced the 2.5 percent in 1994.

================================================================================
           Personal Income                            Consumer Spending
================================================================================
     Year                % Change                Year                 % Change
================================================================================
     1993                   4.7                  1993                    5.8
--------------------------------------------------------------------------------
     1994                   2.5                  1994                    5.5
--------------------------------------------------------------------------------
     1995                   6.1                  1995                    4.8
--------------------------------------------------------------------------------
     1996                   5.5                  1996                    4.6
================================================================================
Source:    Commerce Dept.
================================================================================

     American workers won wage gains in 1996 that were the largest since 1990. Nationwide, average hourly wages rose by 3.8 percent to $11.98 in 1996, about five-tenths of a percent above the inflation rate. This compares with 3.2 percent in 1995. Personal income grew three-tenths of a percent in January 1997.

     Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.6 percent in 1996, slightly off of the 4.8 percent rise in 1995. These increases followed a significant lowering on unemployment and bolstered consumer confidence. Personal spending grew eight-tenths of a percent in February 1997. This followed a revised January figure of 1.5 percent. Both measures were well above analysts expectations which renewed fears of an interest rate increase.

================================================================================

                                            National Retail Market Overview
================================================================================

Unemployment Trends

     The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

================================================================================
                         Selected Employment Statistics:
================================================================================
        Civilian Labor Force:                    Employed
=================================================================
            Total Workers           Total Workers                   Unemployment
  Year(1)      (000)      % Change     (000)        % Change Rate       Rate
================================================================================
   1990       124,787         .7      117,914             .5             5.5
   1991       125,303         .4      116,877            -.9             6.7
   1992       126,982        1.3      117,598             .6             7.4
   1993       123 040         .8      119,306            1.5             6.8
   1994       131,056        2.4      123,060            3.1             6.1
   1995       132,337        .98      124,926            1.5             5.6
   1996       135,022        2.0      127,855            2.3             5.3
================================================================================
   CAGR                     1.32                        1.37
1990-1996
================================================================================
(1)  Year ending December 31
Source: Bureau of Labor Statistics U.S. Department of Labor
================================================================================

     During 1996, the labor force increased by 2,685,000 or approximately 2.0 percent. Correspondingly, the level of employment increased by 2,929,000 or 2.3 percent. As such, the year end unemployment rate dropped by three-tenths of a percent to 5.3 percent. For 1996, monthly job growth averaged 224,000. On balance, over 10.0 million jobs have been created since the recovery began. Preliminary data for February 1997 shows that the unemployment rate slipped to
5.3 percent, near a seven-year low.

Housing Trends

     Housing trends are an important economic measure due to the substantial economic activity generated when a home changes hands (i.e. spending on repairs by sellers, redecorating by buyers, fees, commissions and taxes).

     For all of 1996, new single family home sales totaled 756,000, up 13.3 percent from 667,000 in 1995. The yearly sales level was the highest since 1978. The median new home price of new homes sold in 1995 was $133,900, up 3 percent from the median of $130,000 for 1994. Through September 1996, it was tracking at $137,500. Sales of new homes rose 8.6 percent in January 1997. The increase in January is likely a result of the abnormally low sales volume in January 1996 due to last year's blizard. Builders are currently reporting a 4.5 inventory of unsold homes.

     Sales of existing single family homes hit an 18-year record in 1996 to 4.09 million units, up 7.5 percent from 3.8 million in 1995. The median price jumped by 4.6 percent to $118,100.

================================================================================

National Retail Market Overview

     In a surprise to most analysts who follow the housing market, data in December 1996 shows that starts dropped 12.2 percent from the previous month to a seasonally adjusted annual rate of 1.38 million units. However, this was not enough to offset the 8.8 percent increase for all of 1996 to 1.47 million units, the most since 1988.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1995, the share of households that own their homes was 64.7 percent, compared to 64.0 percent for a year earlier. Lower mortgage rates are cited as a factor.

Gross Domestic Product

     The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995, the weakest showing in four years since the 1991 recession. Conversely, the fourth quarter (1996) GDP grew at a surprisingly robust 4.7 percent. As a result, the GDP posted a 2.5 percent annual gain for all of 1996, topping the 2.0 percent rise in 1995. The Fed foresees a continuation of this trend and expects the U.S. economy will expand at a 2.0 to 2.50 percent pace during 1997 which is in-line with White House forecasts and a pace which is viewed as the economy's non-inflationary growth limit.

     The following chart cites the annual change in real GDP since 1990.

          ========================================================
                                    Real GDP
          ========================================================
                      Year                      % Change
          ========================================================
                       1990                        1.2
          --------------------------------------------------------
                       1991                        -.6
          --------------------------------------------------------
                       1992                        2.3
          --------------------------------------------------------
                       1993                        3.1
          --------------------------------------------------------
                       1994                        4.1
          --------------------------------------------------------
                       1995 *                      2.0
          --------------------------------------------------------
                       1996                        2.5
          ========================================================
          * Reflects new chain weighted system of measurement. Comparable 1994 measure would be 3.5%
               Source: Bureau of Economic Analysis
          ========================================================

Wholesale Prices

     Soaring energy prices in December drove wholesale costs to a twelve month high. For the year, the Producer Price index (PPI) gained 2.8 percent. However, excluding energy, the PPI rose just 1.4 percent in all of 1996. In 1995, the index rose 2.3 percent. Projections for 1997 show that most economists expect a
2.5 percent rise and a core increase of 1.5 percent.

================================================================================

                                            National Retail Market Overview
================================================================================

Consumer Prices

     The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.

     The following chart tracks the annual change in the CPI since 1990.

         ================================================================
                             Consumer Price Index (1)
         ================================================================
             Year                       CPI                   % Change
         ================================================================
             1990                       133.8                    6.1
         ----------------------------------------------------------------
             1991                       137.9                    3.0
         ----------------------------------------------------------------
             1992                       141.9                    2.9
         ----------------------------------------------------------------
             1993                       145.8                    2.7
         ----------------------------------------------------------------
             1994                       149.7                    2.7
         ----------------------------------------------------------------
             1995                       153.5                    2.5
         ----------------------------------------------------------------
             1996                       158.6(2)                 3.3
         ================================================================
             1    All Urban Workers
             2    Preliminary
         ================================================================
             Source: Dept. of Labor, Bureau of Labor Statistics
         ================================================================

     Preliminary data for the year shows the consumer prices rose in line with investor expectations. The index was up three-tenths of a percent in December, its third consecutive gain at this level. On an annualized basis, the inflation rate was reported at 3.3 percent for year, the highest rate of increase since 1990. Since then, inflation has eased every year except for 1994 when it was unchanged. Excluding food and energy, the 77 percent of the index known as the core index, the underlying inflation rate was 2.6 for the previous twelve months, the lowest core rate since 1965, with the exception of an increase of the same size in 1994.

     Recently, a special advisory panel of prominent economists have contended that the current method of calculating the Consumer Price Index overstates inflation by 1.1 percentage points annually. The government is currently reviewing the far ranging implications a change in procedure may have.

Other Indicators

     The government's main economic forecasting gauge, the Index of Leading Economic Indicators is intended to project economic growth over the next six to nine months. The Conference Board, an independent business group, reported that the index increased three-tenths of a percent in January 1997, its thirteenth consecutive gain.

     The Conference Board also reported that Consumer Confidence rose in January 1997 to 116.8, its highest level since November 1989. This was above the consensus opinion. Accordingly, consumers attitudes about the economy remain upbeat. Measures of consumer confidence are watched closely for indications of future consumer spending.

================================================================================

                                            National Retail Market Overview
================================================================================

     The Employment Cost Index is a measure of overall compensation including wages, salaries and benefits. Despite a tight labor market, American workers have not won pay and benefit increases large enough to push inflation higher, at least for the near term. The Labor Department reported that the index rose by
2.9 percent in 1996, the same as in 1995.

     Productivity is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices. Through the first 70 years of this century, non-farm productivity rose at an annual rate of 2.2 percent. Between 1973 and 1995, a marked slowdown has been in evidence with only a 1 percent annual rate. The Labor Department reports that the productivity of American workers grew by seven-tenths of a percent in 1996, the largest gain since a 3.2 percent advance in 1992. Productivity increased by three-tenths of a percent in 1995.

     Installment Debt stands near a record 21 percent of disposable income which is worrisome to many analysts. The Federal Reserve said consumer credit expanded at a seasonally adjusted $7.4 billion in November or at a 7.4 percent annual rate. Credit card delinquencies and personal bankruptcies remain near record levels indicating that consumers may be reaching a point of saturation with respect to new debt. Late payments on credit cards jumped to 3.72 percent of all accounts in the fourth quarter of 1996, the highest level since 1980.

Economic Outlook

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will track at about 2.5 percent through 1998. Over the longer term, inflation is expected to average 2.7 percent. This will have a direct influence on consumption (consumer expenditures).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate of 2.3 percent over the next decade, and slow to about 2.1 percent by 2019.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow as a result of

================================================================================

                                            National Retail Market Overview
================================================================================

slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1993 at 68.0 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that real consumption expenditure growth will average 2.2 percent per year through 2005 and slows to 2.1 percent thereafter.

Retail Sales

     During the period 1980 through 1996, total retail sales in the United States increased at a compound annual rate of 6.1 percent. Data for the period 1990 through 1996 shows that sales growth has slowed to an annual average of 5.0 percent. This information is summarized on the following chart.

================================================================================
                           Total U.S. Retail Sales (1)
================================================================================
                                            Amount           Annual
        Year                              (Billions)         Charge
================================================================================
        1980                              $  957,400           N/A
--------------------------------------------------------------------------------
        1985                              $1,375 027           N/A
--------------------------------------------------------------------------------
        1990                              $1,844,611           N/A
--------------------------------------------------------------------------------
        1991                              $1,855,937           .61%
--------------------------------------------------------------------------------
        1992                              $1,951,589           5.2%
--------------------------------------------------------------------------------
        1993                              $2,074,499           6.3%
--------------------------------------------------------------------------------
        1994                              $2,236,966           7.8%
--------------------------------------------------------------------------------
        1995                              $2,340,817           4.6%
--------------------------------------------------------------------------------
        1996(2)                           $2,465,835           5.3%
--------------------------------------------------------------------------------
         Compound Annual Growth Rate
                1980-1996                                     +6.1%
--------------------------------------------------------------------------------
             CAGR: 1990 - 1996                                +5.0%
================================================================================
(1) 1985 - 1995 data reflects recent revisions by the U.S. Department of Commerce: Combined Annual and Revised Monthly Retail
          Trade.
(2) Preliminary advance estimates
================================================================================
Source: Monthly Retail Trade Reports Business Division, Current Business
        Reports, Bureau of the Census, U.S. Department of Commerce.
================================================================================

     The Census Bureau of the Department of Commerce reports that advance estimates for U.S. retail sales for 1996 were $2.465 trillion, an increase of $125.0 billion, or 5.3 percent from 1995. For the month of December 1996, sales were up six-tenths of a percent.

     Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.

================================================================================

                                            National Retail Market Overview
================================================================================


================================================================================
                 Same Store Sales for the Month of January 1997
================================================================================
                                                 % Change from Previous Year
                                              ==================================
 Name of Retailer:                             Overall         Same store basis
================================================================================
        Wal-Mart                              +15.0%                +6.6%
--------------------------------------------------------------------------------
          Kmart                                +5.0%                +7.2%
--------------------------------------------------------------------------------
 Sears, Roebuck & Company                     +12.0%               + 5.8%
--------------------------------------------------------------------------------
        J.C. Penney                           +15.0%               +13.0%
--------------------------------------------------------------------------------
 Dayton Hudson Corporation                    +12.0%               + 5.5%
--------------------------------------------------------------------------------
   May Department Stores                      +13.0%               + 6.7%
--------------------------------------------------------------------------------
Federated Department Stores                      N/A               + 9.4%
--------------------------------------------------------------------------------
     The Limited Inc.                         +25.0%               +17.0%
--------------------------------------------------------------------------------
         Gap Inc.                             +21.0%               + 8.0%
--------------------------------------------------------------------------------
        Ann Taylor                            + 6.0%               + 2.5%
--------------------------------------------------------------------------------
        Woolworths                            - 1.0%               + 2.5%
--------------------------------------------------------------------------------
         Best Buy                             - 7.0%               -15.0%
================================================================================
Source: New York Times/Wall Street Journal
================================================================================

     o Sales at many of the nation's largest retailers were up in December 1996 but below most analysts' and retailers expectations after a fast start following Thanksgiving. Wal-Mart, Kmart, Sears, and JC Penney did well, however, May and Federated were notable laggards. The Goldman Sachs retail composite index of same store sales rose 2.9 percent for stores open at least one year. The figure put the 1996 Christmas season among the worst in more than a decade but still better than the 2 percent rise in 1995. Nonetheless the rise was below analysts expectations of 4 to 6 percent. Electronics suffered led by Best Buy's 13 percent drop. Some apparel did well such as Ann Taylor and TJX. A strong contrast in luxury sales was seen in Neiman Marcus' .6 percent decline as compared to Saks which had a 10.6 percent increase for the month.

     o Data for January 1997 shows that shoppers were attracted to the promotional sales offered by merchants during this traditionally slow period. The Goldman Sachs index rose 5.8 percent, up sharply from last year's 1.1 percent increase. Strong gains were seen across the board from apparel to household items. Luxury retailers such as Saks (14.3 percent gain) did particularly well. The only segment which did not benefit from the strong sales growth were home electronics companies such as Best Buy (-15.0 percent) and Circuit City (-11.0 percent).

     The outlook for retail sales growth is one of cautious optimism. It appears as if the low price department stores and off price apparel segment is poised to continue to do well, as they tend to be representative of those industry segments which have gone through mergers and are benefiting from fewer competitors. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long

================================================================================

                                            National Retail Market Overview
================================================================================

run. Consumer loans by banks continue to rise. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAFO and Shopping Center Inclined Sales

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. GAFO goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:

     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores; and

     o    Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores. The store types that comprise shopping centers comprised approximately 53 percent of total retail sales in 1995. The balance were generated by auto dealers, gas stations, food service facilities and other miscellaneous establishments.

     Total retail sales grew by 4.6 percent in the United States in 1995 to $2.341 trillion, an increase of $104 billion over 1994. This followed an increase of 7.8 percent or $162 billion over 1993. Automobile dealers captured $34+/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 50.0 percent of the increase ($50 billion). GAFO sales increased by $32.5 billion. This group was led by department stores which posted a $14.4 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

================================================================================

                                                                    National Retail Market Overview
========================================================================================================

========================================================================================================
                                    Retail Sales by Major Store Type
                                            1994-1995 ($Mil.)
========================================================================================================
                                                                                Percent of     1994-1995
             Store Type                            1994              1995        Income(1)     % Change
========================================================================================================
GAFO:
General Merchandise                            $  282,541        $  296,904                      5.1%
Apparel & Accessories                             109,603           109,962                       .3%
Furniture & Furnishings                           119,626           129,923                      8.6%
Other GAFO                                         80,533            88,029                      9.3%
--------------------------------------------------------------------------------------------------------
GAFO Subtotal                                  $  592,303        $  624,818        14.4%         5.5%
--------------------------------------------------------------------------------------------------------
Convenience Stores:
Grocery                                        $  376,330        $  389,134                      3.4%
Other Food                                         21,470            21,378                     (.4)%
--------------------------------------------------------------------------------------------------------
Subtotal                                       $  397,800        $  410,512         9.5%         3.2%
Drug                                               81,538            84,240         2.0%         3.3%
--------------------------------------------------------------------------------------------------------
Convenience Subtotal                           $  479,338        $  494,752                      3.2%
--------------------------------------------------------------------------------------------------------
Other:
Home Improvement &
  Building Supplies Stores                     $  122,533        $  124,626         2.9%         1.7%
Shopping Center-Inclined
Subtotal                                       $1,194,174        $1,244,196        28.8%         4.2%
Automobile Dealers                                526,319           560,624                      6.5%
Gas Stations                                      142,193           148,192                      4.2%
Eating and Drinking Places                        228,351           233,606                      2.3%
All Other                                         145,929*          154,199*                     5.7%
--------------------------------------------------------------------------------------------------------
Total Retail Sales                             $2,236,966        $2,340,817                      4.6%
========================================================================================================
*      Estimated Sales
--------------------------------------------------------------------------------------------------------
(1)  Current Population Report, Page 60. Estimated at 96.8 million households @ $44,100 = 4.3 trillion.
========================================================================================================
Source:  U.S. Department of Commerce, Bureau of the Census and Douglas M. Casey:  Various ICSC
         White Papers.
========================================================================================================

     GAFO sales grew by 5.5 percent in 1995 to $624.8 billion. From the above it can be calculated that GAFO sales accounted for 26.7 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales. GAFO sales have also risen relative to household income. In 1990 these sales represented
13.9 percent of average household income. By 1994/1995 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.



================================================================================

                                            National Retail Market Overview
================================================================================


================================================================================
   Determinates of Retail Sales Growth and U.S Retail Sales by Key Store Type
================================================================================
                                          1990           1994         2000(P)
================================================================================
Determinants
Population                            248,700,000    260,000,000    276,200,000
Households                             91,900,000     95,700,000    103,700,000
Average Household Income                  $37,400        $42,600        $51,600
Total Census: Money Income             $3.4 Tril.     $4.1 Tril.     $5.4 Tril.
--------------------------------------------------------------------------------
% Allocations of Income to Sales
GAFO Stores                                  13.9%          14.4%          14.7%
Convenience Stores                           12.9%          11.7%          10.7%
Home Improvement Stores                       2.8%           3.0%           3.3%
Total Shopping Center-Inclined Stores        29.6%          29.1%          28.8%
Total Retail Stores                          54.3%          54.6%          52.8%
--------------------------------------------------------------------------------
Sales ($Billion)
GAFO Stores                                  $472           $592           $795
Convenience Stores                           $439           $479           $580
Home Improvement Stores                        95            123            180
Total Shopping Center-Inclined Stores      $1,005         $1,194         $1,555
TOTAL RETAIL SALES                         $1,845         $2,237         $2,850
================================================================================
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year. P = Projected
================================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current
     Population Reports: Consumer Income P6-168, 174,180, 184 and 188; Berna Miller with Linda Jacobsen, "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC White Paper
================================================================================

     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                          ==============================
                                 1990/91     2.9%
                          ------------------------------
                                 1991/92     7.0%
                          ------------------------------
                                 1992/93     6.6%
                          ------------------------------
                                 1993/94     7.0%
                          ------------------------------
                                 1994/95     5.5%
                          ==============================

     According to a recent study by the ICSC, GAFO sales are expected to grow by
5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

================================================================================

                                           National Retail Market Overview
================================================================================


================================================================================
         Retail Sale Forecasts in the United States, by Major Store Type
--------------------------------------------------------------------------------
                                  1994          2000(P)          Percent Change
     Store Type               ($ Billions)     ($ Billions)    Total      Annual
================================================================================
GAFO:
General Merchandise               $283            $370         30.7%       4.6%
Apparel & Accessories              110             135         22.7%       3.5%
Furniture/Home Furnishings         120             180         50.0%       7.0%
Other Shoppers Goods                81             110         35.8%       5.2%
--------------------------------------------------------------------------------
GAFO Subtotal                     $592            $795         34.3%       5.0%
--------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                       $398            $480         20.6%       3.2%
Drugstores                          82             100         22.0%       3.4%
--------------------------------------------------------------------------------
Convenience Subtotal              $479            $580         21.1%       3.2%
--------------------------------------------------------------------------------
Home Improvement                   123             180         46.3%       6.6%
--------------------------------------------------------------------------------
Shopping Center-Inclined        $1,194          $1,555         30.2%       4.5%
Subtotal
--------------------------------------------------------------------------------
All Other                        1,043           1,295         24.2%       3.7%
--------------------------------------------------------------------------------
Total                           $2,237          $2,850         27.4%       4.1%
================================================================================
Note P = Projected. Some figures rounded.
================================================================================
Source: U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey:
================================================================================

     According to the ICSC White Paper: Overstoring - A Look at Retail Space and Sales Peformance; Shopping Center Inclined Sales have grown from $257 billion in 1972 to $1.244 trillion in 1995, a 7.1 percent annual growth rate. Historical data is shown below.

================================================================================
                      Shopping Center Inclined Store Sales
                              1972-1995 (Billions)
================================================================================
                                 1972            1980        1990       1995
================================================================================
         Sales                   $257            $532       $1,000     $1,244
--------------------------------------------------------------------------------
Compound Annual Growth
--------------------------------------------------------------------------------
       1972-1995                 7.1%
--------------------------------------------------------------------------------
       1972-1980                 9.5%
--------------------------------------------------------------------------------
       1980-1990                 6.6%
--------------------------------------------------------------------------------
       1990-1995                 4.3%
================================================================================
Source: U.S. Bureau of The Census and ICSC White Paper: Overstoring - A Look at
        Retail Space Space and Sales Performance..
================================================================================

     From the above, we see that the most recent annual rate of growth (1990-1995) in Shopping Center Inclined Sales of 4.3 percent has decreased to less than half of what it was during the 1970s (9.5 percent). Projections through December 2000 are for a compound growth rate of 4.5 percent.

================================================================================

                                            National Retail Market Overview
================================================================================

     Shopping centers have stabilized their share of shopping center inclined sales. In 1972 this share was estimated at 48 percent. Since the early 1980s, this share has stabilized in the 72 to 73 percent range. For example, the estimated sales total of $894 billion of shopping center sales in 1995 was equal to 72 percent of total inclined sales.

     The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that total sales per square foot rose by .5 percent to $261 per square foot in 1995. Data through the first half of 1996 shows that sales are running 3.9 percent ahead of the comparable period in 1995. The following chart identifies the most recent year-end results.

================================================================================

                                            National Retail Market Overview
================================================================================

================================================================================
                           1995 Year End Performance
                     Non-Anchor Tenant Sales in U.S. Malls
================================================================================
                                                                     ICSC Index
                                                                     % Change
          Store Type                                 1995 (SF*)     From YE 1994
================================================================================
GAFO Categories:
Apparel and Accessories
Women's Accessories and Specialties                     $285            -2.6%
Women's Ready-To-Wear                                    184            -3.5%
Men's Apparel                                            234            -0.2%
Children's Apparel                                       346            -1.3%
Family Apparel                                           292            -0.1%
Women's Shoes                                            295             1.3%
Men's Shoes                                              345             0.5%
Family Shoes                                             253            -1.8%
Shoes Miscellaneous                                      338             2.1%
Apparel and Accessories - Misc.                         $286            19.5%
--------------------------------------------------------------------------------
SUBTOTAL                                                $238            -0.8%
--------------------------------------------------------------------------------
Furniture and Furnishings:
Home Furniture & Furnishings                            $255            -6.3%
Home Entertainment & Electronics                         317            -3.8%
Home furnishings - Misc                                  300            -2.1%
--------------------------------------------------------------------------------
SUBTOTAL                                                $297            -4.8%
--------------------------------------------------------------------------------
Other GAFO:
Jewelry                                                 $606             6.3%
Stationery/Cards/Gifts/Novelty                           255             2.8%
Books                                                    249            -5.9%
Sporting Goods/Bicycles                                  239             0.7%
Other GAFO-Misc.                                         294             2.9%
--------------------------------------------------------------------------------
SUBTOTAL                                                $328             2.2%
--------------------------------------------------------------------------------
TOTAL GAFO                                              $268            -0.2%
--------------------------------------------------------------------------------
Non GAFO Categories:
Food Services
Fast Food                                               $381             0.9%
Restaurants                                              259             0.5%
Food Services - Misc.                                    236             5.8%
--------------------------------------------------------------------------------
SUBTOTAL                                                $313             0.4%
--------------------------------------------------------------------------------
OTHER NON-GAFO Categories:
Specialty food Stores                                   $351             4.5%
Supermarkets                                             307            14.0%
Drug/HBA                                                 285             7.9%
Personal Services                                        273             3.2%
Automotive                                               133            -6.3%
Home Improvement                                         222             4.2%
Mall Entertainment                                        77            -0.8%
Other Non-GAFO-Misc.                                     303             4.9%
--------------------------------------------------------------------------------
SUBTOTAL                                                $208             3.3%
--------------------------------------------------------------------------------
TOTAL NON-GAFO                                          $246             2.2%
--------------------------------------------------------------------------------
OTHER CATEGORIES-MISCELLANEOUS                          $142             7.4%
--------------------------------------------------------------------------------
Memo:  GAFO & Food Service Total                        $273            -0.1%
--------------------------------------------------------------------------------
GRAND TOTAL                                             $261             0.5%
================================================================================
* Sales per square foot derived as total non-anchor mall sales divided by total occupied square footage.
================================================================================
Source: ICSC - Research Quarterly
================================================================================

================================================================================

                                            National Retail Market Overview
================================================================================

Non-Store Retailing

     In 1995, non-store retailing accounted for $69.7 billion, or 3.92 percent of total nonautomotive retail sales. Of this total, $49.7 billion was attributed to mail/telephone order catalog retailers. The balance is comprised of coin-operated vending machines, house-to-house canvassing, party plan (i.e. tupperware parties) telemarketing and other non-store venues such as home shopping networks and electronic commerce.

================================================================================
                        Non-Store and Total Retail Sales
================================================================================
Year Total     Mail Order      Non-Store      Total Non-Auto Sales    % of Total
================================================================================
  1985        $15,848 mil.    $28,275 mil.       $1,071,828             2.64%
--------------------------------------------------------------------------------
  1990        $26,577 mil.    $45,632 mil.       $1,457,006             3.13%
--------------------------------------------------------------------------------
  1995        $49,710 mil.    $69,667 mil.       $1,778,915             3.92%
================================================================================
Source:  Department of Commerce
================================================================================

     Mail order sales, currently at only 2.8 percent of total retail sales, continue to grow. Estimates currently place on-line sales at $518.0 million or 1 percent of the mail order tally. Estimates place total on-line sales as high as $6.6 billion by the year 2000. Since 1990, mail order sales have grown at an annual rate of 9.9 percent which is double the average growth of non-automotive retail sales and 1.7 times the average growth of GAFO store sales. One measure of this growing trend is the November/December ratio of mail order to GAF store sales. In 1990, the ratio was 5.4 percent. By 1992 it had grown to 6.9 percent and by 1995 it was 7.6 percent.

Industry Trends

     According to the National Research Bureau, there were a total of 41,235 shopping centers in the United States at the end of 1995. During this year, 867 new centers opened, an 18.0 percent increase over the 735 that opened in 1994. This followed a 10 percent increase in 1994. The greatest growth came in the small center category (less than 100,000 square feet) where 551 centers were constructed. In terms of GLA added, new construction in 1995 was up 2.2 percent resulting in an addition of 106.2 million square feet of GLA from approximately
4.86 billion to 4.97 billion square feet. In other important trends, the development of regional and super-regional malls hit a three year high in 1995 with the opening of eight centers, twice as many as in 1994. This boosted the nation's total of regionals to 301 and super-regionals to 380. Power and community center development in 1995 was up 17.9 percent in terms of the number of centers opening. The following chart highlights trends over the period 1987 through 1995.

================================================================================

                                             National Retail Market Overview
================================================================================

============================================================================================================================
                                            Census Data: 9-Year Trends
============================================================================================================================
                                               Total        Average      Average       % Change                   % Increase
               No. of       Total              Sales        GLA per     Sales per      in Sales        New         in Total
   Year        Centers       GLA            (Billions)       Center       Sq.Ft.       per Sq.Ft.    Centers        Centers
============================================================================================================================
   1987        30,641    3,722,957,095     $602,294,426     121,502      $161.78          2.41%       2,145          7.53%
----------------------------------------------------------------------------------------------------------------------------
   1988        32,563    3,947,025,194     $641,096,793     121,212      $162.43          0.40%       1,922          6.27%
----------------------------------------------------------------------------------------------------------------------------
   1989        34,683    4,213,931,734     $682,752,628     121,498      $162.02         -0.25%       2,120          6.51%
----------------------------------------------------------------------------------------------------------------------------
   1990        36,515    4,390,371,537     $706,380,618     120,235      $160.89         -0.70%       1,832          5.28%
----------------------------------------------------------------------------------------------------------------------------
   1991        37,975    4,563,791,215     $716,913,157     120,179      $157.09         -2.37%       1,460          4.00%
----------------------------------------------------------------------------------------------------------------------------
   1992        38,966    4,678,527,428     $168,220,248     120,067      $164.20          4.53%         991          2.61%
----------------------------------------------------------------------------------------------------------------------------
   1993        39,633    4,770,760,559     $806,645,004     120,373      $169.08          2.97%         667          1.71%
----------------------------------------------------------------------------------------------------------------------------
   1994        40,368    4,860,920,056     $851,282,088     120,415      $175.13          3.58%         735          1.85%
----------------------------------------------------------------------------------------------------------------------------
   1995        41,235    4,967,160,331     $893,814,776     120,460      $179.94          2.75%         867          2.15%
----------------------------------------------------------------------------------------------------------------------------
Compound
 Annual
 Growth        +3.78%           +3.67%           +5.06%      - .11%       +1.34%            N/A         N/A            N/A
============================================================================================================================
Source: National Research Bureau Shopping Center Database and Statistical Model
============================================================================================================================

     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.7 percent since 1987. New construction was up 2.2 percent in 1995, a slight increase over 1994 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 139 new centers opening, followed by North Carolina (64) and Florida (53).

     Among the 41,235 centers in 1995, the following breakdown by size can be shown.

================================================================================
                U.S. Shopping Center Inventory, YE December 1995
================================================================================
                                 Number of Centers    Square Feet (Millions)
                                ================================================
       Size Range (SF)          Amount     Percent     Amount     Percent
================================================================================
      Under      100,000        26,001      63.1%     1,266.9     25.5%
--------------------------------------------------------------------------------
      100,001-   200,000         9,974      24.2%     1,367.9     27.5%
--------------------------------------------------------------------------------
      200,001-   400,000         3,345       8.1%        886.2     17.8%
--------------------------------------------------------------------------------
      400,001-   800,000         1,234       3.0%        668.7     13.5%
--------------------------------------------------------------------------------
      800 001- 1,000,000           301        .7%        271.0      5.5%
--------------------------------------------------------------------------------
      Over     1,000,000           380        .9%        486.4      9.8%
--------------------------------------------------------------------------------
             Total              41,235     100.0%      4,967.2    100.0%
================================================================================
Source: National Research Bureau (some numbers slightly rounded).
================================================================================

     Empirical data shows that the average GLA per capita is increasing. In 1995, the average for the nation was 18.9. This was up 17 percent from 16.1 in 1988 and more recently, 18.7 square feet per capita in 1994. Among states, Arizona surpassed Florida and now has the highest GLA per capita with 28.1 square feet. South Dakota has the lowest at 9.08 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.5 in 1995. This information is presented on the following chart.

================================================================================

                                            National Retail Market Overview
================================================================================

                 ======================================================
                                  GLA per Capita
                 ======================================================
                       Year         All Centers    Regional Malls
                 ======================================================
                       1988             16.1           5.0
                 ------------------------------------------------------
                       1989             17.0           5.2
                 ------------------------------------------------------
                       1990             17.7           5.3
                 ------------------------------------------------------
                       1991             18.1           5.3
                 ------------------------------------------------------
                       1992             18.3           5.5
                 ------------------------------------------------------
                       1993             18.5           5.5
                 ------------------------------------------------------
                       1994             18.7           5.4
                 ------------------------------------------------------
                       1995             18.9           5.5
                 ======================================================
                 Source: International Council of Shopping Center:
                         The Scope of The Shopping Center Industry and National Research Bureau
                 ======================================================

     While per capita GLA has continued to increase, a key issue is that the rate of increase has slowed. Per capita space has increased by only one square foot during the period 1990 through 1995. This trend is manifested in the pace of inventory increases from 165 million square feet per year between 1972 and 1980, to 143 million square feet per year (1980-1990), and 115 million square feet per year (1990-1995).

     Construction data also indicates that while the overall pace of shopping center openings has eased, the pace of large store (50,000 to 200,000 square feet) construction has more than doubled. During the more recent five year period, big boxes have accounted for 41 percent of inventory additions.

================================================================================
                           Trends in Inventory Growth*
                                    1972-1995
================================================================================
                                           1972-1980    1980-1990    1990-1995
================================================================================
Shopping Center Space Added                      164          143         115
--------------------------------------------------------------------------------
Free-Standing Stores                              36           34          79
--------------------------------------------------------------------------------
(50,000 - 200,000 SF)
--------------------------------------------------------------------------------
Total                                            200          177         194
--------------------------------------------------------------------------------
Big Box Allocation of Inventory Growth           18%          19%         41%
================================================================================
*  Average Annual Increase (Million Square Feet)
Source: NRB and F.W. Dodge
================================================================================

     In their publication, NRB/Shopping Centers Today 1995 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve in 1995. Total shopping center sales increased 5.0 percent to $893.8 billion in 1995, up from $851.3 billion in 1994. Shopping center sales have also increased from $123 billion in 1972, a 9 percent compound annual rate of growth.

================================================================================

                                            National Retail Market Overview
================================================================================

     Total retail sales per square foot have shown positive increases over the past several years, rising by 26.5 percent from approximately $161 per square foot in 1990, to $180 per square foot in 1995. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.

====================================================================================================================================
                                              Selected Shopping Center Statistics
                                                             1990-1995
====================================================================================================================================
                                                                                                               %          Compound
                                                                                                             Change        Annual
                                        1990        1991      1992        1993      1994          1995       1990-95       Growth
====================================================================================================================================
Retail Sales in Shopping Centers *     $706.40    $716.90   $768.20     $806.60    $851.30      $893.81       36.5%         4.8%
------------------------------------------------------------------------------------------------------------------------------------
Total Leasable Area **                    4.39       4.56      4.68        4.77       4.86         4.97       13.2%         2.5%
------------------------------------------------------------------------------------------------------------------------------------
Unit Rate                              $160.89    $157.09   $164.20     $169.08    $175.13      $179.94       11.8%         2.3%
====================================================================================================================================
 *      Billions of Dollars
 **     Billions of Square Feet
Source: National Research Bureau
====================================================================================================================================

     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.06 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up 5.5 percent nationwide from $851.3 billion (1994) to $893.8 billion (1995). In 1995, average sales were $179.94 per square foot, up nearly 2.7 percent over 1994 and 1.34 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $201.05 per square foot.

     The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

================================================================================
                         Sales Trends by Size Category
                                   1993-1995
================================================================================
                                     Average per Square Foot       % Change
                                  ==============================================
      Category                     1993       1994      1995   1994-95  1993-95*
================================================================================
Less than 100,000 SF              $193.10   $199.70   $204.94    +2.6%   +3.0%
--------------------------------------------------------------------------------
100,001 to 200,000 SF             $156.18   $161.52   $166.00    +2.8%   +3.1%
--------------------------------------------------------------------------------
200,001 to 400,000 SF             $147.57   $151.27   $153.96    +1.8%   +2.1%
--------------------------------------------------------------------------------
400,001 to 800,000 SF             $157.04   $163.43   $168.21    +2.9%   +3.5%
--------------------------------------------------------------------------------
800,001 to 1,000,000 SF           $194.06   $203.20   $210.40    +3.5%   +4.1%
--------------------------------------------------------------------------------
More than 1,000,000 SF            $183.90   $193.13   $201.05    +4.1%   +4.6%
--------------------------------------------------------------------------------
           Total                  $169.08   $175.13   $179.94   +2.75%   +3.2%
================================================================================
Compound Annual Change
================================================================================
Source:    National Resource Bureau
================================================================================

================================================================================

                                            National Retail Market Overview
================================================================================

     Consumers demand for value and selection have led to an unprecedented growth of the category killer, superstore and warehouse club concepts. In its annual industry report, Discount Store News has identified the nation's top 200 merchants. Overall, these merchants posted sales of $313.9 billion, up 8.1 percent over 1994. The chart below highlights the year-to-year performance along with 1996 projections.

================================================================================
                         Sales by Segment (in billions)
================================================================================
                                       1994      1995     % Change  1996 (Proj.)
================================================================================
Full-Line Discount Stores(1)          $138.3    $151.1       9.2%     $157.3
--------------------------------------------------------------------------------
Specialty Discounters(2)                55.6      68.1      22.5%       77.3
--------------------------------------------------------------------------------
Warehouse Clubs                         39.0      41.1       5.4%       42.3
--------------------------------------------------------------------------------
Other Discount Mass Merchants(3)        33.3      31.4      (1.9)       32.6
--------------------------------------------------------------------------------
Off-Price Apparel Chains                17.0      15.4      (9.4)       15.5
--------------------------------------------------------------------------------
Jewelry/Hard Lines Retailers             7.2       6.9      (4.2)        6.8
--------------------------------------------------------------------------------
Total Market                          $290.4    $313.9       8.1%     $332.2
================================================================================
(1) Includes full-line discount department stores, supercenters, closeouters and single-price retailers

(2) Includes home, automotive, crafts, toys, office supplies, book, computer superstores, baby superstores, pet supplies, consumer electronics and sporting goods specialty stores.

(3)  Includes Sears, Ward, QVC, HSN and variety stores.
================================================================================
Source: DSN Research
================================================================================

     As can be seen, the largest segment is comprised of full line discount stores which was up 9.2 percent to $151.1 billion. However, the fastest growing segment of specialty discounters were up a healthy 22.5 percent which was partially due to the inclusion of the $2.2 billion book superstore and $501 million baby superstore categories.

     The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

     The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that
10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country.

================================================================================

                                            National Retail Market Overview
================================================================================

Market Shifts - Contemporary Trends in the Retail Industry

     The mid 1990s have continued the trend of profound changes in the retail industry. Department stores have emerged from the troubles of late 1980s and early 1990s to be stronger than ever. Continued consolidations in this industry segment should continue. Specialty retailers continue to experience a shakeout of weaker, out of favor formats while discounters gain market share. Power centers, the growth vehicle of the last several years have reached a point of saturation that has undermined investor's interest in this product. Outlet centers are still struggling, however, the super-regional mega-center appears poised to be the hot concept for the next few years.

     Some of the important developments in the industry over the past year can be summarized as follows:

o The 1996 Christmas selling season ended on a down note with sales finishing below most analysts expectations. For most consumer electronics and computer retailers, the season was horrible with December sales down 4.8 percent on average. Best Buy, last year's rising star, was off 13.0 percent. Apparel sales rose 3.3 percent led in part by Ann Taylor up 8.8 percent following last year's 2.9 percent decline. Department stores registered an average increase of 3.9 percent while discounters had a 4.7 percent rise on average. A summary of some year over year comparable store sales results is shown below.

================================================================================
                                           Comparable Store Sales
                                       (%) Change Over Last 12 Months
================================================================================
           Discounters
                Wal-Mart                              4.5
                Kmart                                 2.3
                Dayton Hudson                         2.4
--------------------------------------------------------------------------------
           Department Stores
                Sears                                 6.1
                Federated                             2.8
                JC Penney                             2.9
                Dillards                              2.0
--------------------------------------------------------------------------------
          Apparel
                Limited                               2.0
                The Gap                               5.0
                TJX                                   7.0
--------------------------------------------------------------------------------
           Miscellaneous
                Best Buy                            - 4.0
                Tandy                                  .4
                Woolworth                           - 2.0
                Pier 1                               12.0
================================================================================
           Source:  Wall Street Journal
================================================================================

================================================================================

                                            National Retail Market Overview
================================================================================

     o Consolidation in the department store industry segment continued, albeit at a slower pace than seen over the last few years.

          o Strawbridge & Clothier - 128 year old Philadelphia based institution sold 13 unit department store division to May Company. Its 27 unit discount Clover division went to Kimco which is putting Kohl's in several of the units, their initial foray into the East.

          o Profitts - Acquired 38 unit Parisian chain for $221 million. Company now controls 141 stores in 19 states. They have also announced an agreement to acquire G.R. Herberger's, a 40-unit department store chain based in St. Cloud, Minnesota for $153 million.

          o    Rich's - 26 unit New England based regional chain closes.

          o Federated - Continues its conversion of Broadway stores in California to Macy's and Bloomingdales.

          o Discounters are being attacked from two sides. Big Box category killers have rapidly expanded on one side. Alternatively, full service department stores have become more promotional, closing the price advantage gap discounters have traditionally enjoyed. For example, Bradlees and Caldor remain in bankruptcy and Ames continues to struggle looking for the right strategy to compete against Wal-Mart, Kmart, Target and now Kohl's.

     o Troubles continues for several specialty retailers as the protracted shake-out continued with several Chapter 11 filings, downsizings, and some cases, out right liquidations. Among the more notable:

          o McCrory Corp. - Seeking court approval to close 307 of its 461 remaining stores and liquidate. At one time it ran 820 stores in 1992 when it filed for protection.

          o    Limited - Will close 200 of its 4,500 units during 1997.

          o Handy Andy - Regional home improvement chain closed remaining 54 stores.

          o Herman's - Liquidated all of its sporting goods stores in the northeast.

          o    Today's Man - 35 unit apparel super store chain filed Chapter 11.

          o Barney's - High profile New York based upscale retailer filed Chapter 11.

          o Merry-Go-Round - Liquidated and closed its remaining 560 units including Chess King, Dejaiz and Cignal units.

          o Jamesway - Regional discount department store chain in the northeast liquidated.

================================================================================

                                            National Retail Market Overview
================================================================================

          o Incredible Universe - After aggressive foray into this mega store format (185,000+/- square feet), Tandy closes division down. Tandy will also close the remaining 53 units of its struggling McDuff Electronics chain and 19 of its 108 Computer City units.

          o    Ernst Home Centers - Board approved liquidation of 53-unit chain.

          o Kids Mart - 144-unit childrens apparel chain rumored to be close to filing Chapter 11.

          o Sun Television and Appliance - Considering closing 9 of its 50 stores citing losses.

          o Best - Closes 81 of its 169 catalog showrooms and agrees to sell remaining units to Shottenstein Corp.

          o    Rickel Home Centers - 86 unit home improvement chain filed
               Chapter 11.

          o House of Fabrics - Filed Chapter 11 and closes 86 of its 361 units.

          o Discovery Zone - Fast expanding childrens' entertainment and recreation oriented concept filed Chapter 11.

          o    Ben Franklin - Arts and crafts retailer filed Chapter 11.

          o Kuppenheimer - Apparel retailer files Chapter 11 and plans to close half of its 87 units.

          o County Seat - 740-unit apparel retailer has filed Chapter 11 and will close 200 units. The Wet Seal has made a proposal to acquire 508 of the stores.

          o    All For A Dollar - 111-unit close-out chain has filed Chapter 11.

     o Mergers and consolidations among specialty retailers, drug, supermarket and apparel categories continue.

          o Staples merging with Office Depot in a $3.4 billion deal making it by far the largest in the office superstore category.

          o    Toys R Us acquired Baby Superstore in $407 million deal.

          o Melville sold Kay Bee Toys to Consolidated Stores adding to its Toy Liquidators, Toys Unlimited and Amazing Toys close-out units for $315 million. Melville has officially changed its name to CVS Corp.

          o Safeway to acquire Von's in a $1.65 billion deal, creating an operation with 1,400 stores, 139,000 employees and $22.0 billion in revenues. They will still trail the industry leader, Kroger, in size.

          o JC Penney, parent of Thrift Drug, announced they will acquire Fay's Inc., operator of 272 units, making Thrift the nation's eight largest chain. Penney's acquisition of Eckerd Drug has been cleared by the FTC.

================================================================================

                                            National Retail Market Overview
================================================================================

          o Sears & Roebuck acquired the 61 unit Orchard Supply Hardware chain for $415 million.

          o Waban, Inc. - to spin off BJ's Wholesale Club and change its name to its other wholesale club division, HomeBase.

          o Food Lion - announced its pending acquisition of Kash N Karry in a $341.0 million deal.

          o PetsMart - Announced plans to acquire Pet City Holdings, the largest pet superstore chain in the UK.

          o TJX Companies - announced intent to sell its Chadwick's of Boston catalog to Brylane LP.

          o    Revco - completed its tender offer for Big B drug store chain.

          o Quality Food Centers - Bellevue, WA based supermarket chain to acquire 56-unit Hughes Family Markets for $360 million.

     o REITs ended the year with generally good gains over the thrashing many of their stock prices took earlier in the year. Through October, the average mall REIT was up 23.4 percent, while shopping center REITs were up 16.2 percent. Outlet center REITs were the notable laggards with a .2 percent loss. The most significant deal in 1996 involved Simon Property Group's $1.5 billion acquisition of The DeBartolo Realty Corp. The combined company has a market capitalization of $7.5 billion and a portfolio of 111 regional malls, 66 strip centers, and several specialty centers.

     o Power center growth has arguably fueled the industry's expansion over the past few years. With investors having become more pessimistic due to overbuilding and cannibalization of sales, a new growth vehicle is emerging, the supercenter. This concept combines the elements of a neighborhood center, discounter, supermarket, and drug store into one unit of 150,000 to 200,000 square feet. At the end of 1995 there were 500+/- supercenters. A recent ICSC Survey expects the market to reach buildout in 2003 with 1,800 stores. Leading chains include Wal-Mart, Kmart, Target and Meyer.

     o Despite trends towards consolidation and downsizing, retailers say they will continue aggressive expansions over the next four years. These results were tabulated from Shopping Center World's 16th Annual Retailer's Expansion Plans Survey. Retailers say they will open 28,000 stores between 1997 and the end of 2000. Among the 148 responding retailers, 83 percent planned their expansions in shopping centers led by regional malls.

          o      Regional Malls                               72%
          o      Power Centers                                50%
          o      Neighborhood Centers                         46%
          o      Community Centers                            34%
          o      Outlet Centers                               20%
          o      Off-Price Centers                            17%

          37 percent cited the southeastern part of the country as the hottest growth area.

================================================================================

                                            National Retail Market Overview
================================================================================

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. The five outlet center REITs operated 132 centers as of mid-year 1996. By the year 2000 they expect to operate nearly 175 units. Overall occupancy in 1995 (1996 not available at this writing) slipped to 93.3 percent from 95.5 percent in 1994. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down .2 percent to $212 per square foot for the four quarters ended September 30,1996.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in other superstores categories such as in the office products segment where Office Depot and Staples have announced a merger.

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task. Many of the nation's largest media and entertainment companies are getting into the retail business in some fashion. AMC Entertainment has formed a separate subsidiary, Centertainment, Inc., to work with developers to create entertainment based retail projects.

     o Super-regional value-oriented mega malls such as The Mills concept are expected to be one area of growth over the next several years. This hybrid concept incorporates the diverse mix of super-regional malls with the value oriented aspects of factory outlets, category killers, off-price merchants and retailer clearance outlets under one roof. In addition, they add an entertainment component that is designed to extend the stay of the patron from approximately one to one and one-half hours in a traditional mall format to three to five hours. These malls are at least 1.0 million square feet although the Mills design averages 1.5 million square feet. They can contain between 7 and 20 anchors and have trade areas stretching upwards to 100 miles.

================================================================================

                                            National Retail Market Overview
================================================================================

Investment Criteria and Institutional Investment Performance

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1997 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1997 and the general overbuilding which has had a fundamental change on the industry. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 20 percent of the respondents recommended buying malls.

     Among the nine real estate categories tracked by Emerging Trends, each had estimated 1996 and forecasted 1997 value gains except for regional malls and power centers. Community centers showed a very modest (less than 1 percent) increase. One of the most daunting tasks facing owners is the competition for good tenants and the huge capital outlays needed to keep the properties functional and up-to-date. Emerging Trends views REITs as being buyers but the capital needs of many of these centers will likely hit FFO hard over the next twelve to eighteen months. New REIT IPOs will be limited but consolidations and follow-up offerings will increase as REIT companies seek to grow capitalizations for greater operating effciencies.

     Power centers were hit particularly hard in the latest survey. By some estimates this industry niche now accounts for 25 percent of all retail sales and not only have they hurt regional malls but their overbuilding has cannibalized each other. Power centers are now shown to be one of the riskiest investment classes with only 4 percent of the respondents saying its a good time to buy. For 1997, the interviewees see community and strip centers as offering the best investment opportunity in the retail sector.

     The following chart summarizes the results of their current survey.

================================================================================

                                            National Retail Market Overview
================================================================================

===========================================================================================================
                                    Retail Property Rankings and Forecasts
===========================================================================================================
                             Investment Potential                                Predicted Value Gains
  Property Type                                              1996
                            Rating(1)   Ranking(2)       Rent Change        1 Yr.       5 Yrs.       10 Yrs.
===========================================================================================================
  Regional Malls               4.9         8th              -0.1 %          -1.7%         12.7%       26.6%
-----------------------------------------------------------------------------------------------------------
  Power Centers                4.1         9th               0.1%           -2.3%          9.1%       19.7%
-----------------------------------------------------------------------------------------------------------
Community Centers              5.3         6th (tie)         1.6%            0.3%         12.5%       26.1%
===========================================================================================================
(1)     Scale of 1 to 10
(2)     Based on 9 property types
Source: Emerging Trends in Real Estate - 1997
===========================================================================================================

     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the fourth quarter of 1996 shows that the retail index posted a positive 5.08 percent increase in total return for the year. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. In fact, this was the fifth consecutive quarter in which retail properties posted the lowest return among the five NCREIF property types. Overall, it appears also that value write-downs have continued. The -1.73 percent in negative appreciation for the retail subindex marked the continuation of this trend. Continuing concerns about overbuilding competition and capital requirements are cited as the primary factors for the pessimistic performance.

================================================================================
                            Retail Property Returns
                                  NCREIF Index
                            Fourth Quarter 1996 (%)
================================================================================
   Period          Income          Appreciation       Total       Change in CPI*
================================================================================
4th Qtr. 1996       2.09              -1.73            .36              .51
--------------------------------------------------------------------------------
  One Year          8.46              -3.18           5.08             3.32
--------------------------------------------------------------------------------
Three Years         8.26              -2.82           5.27             2.85
--------------------------------------------------------------------------------
Five Years          7.88              -3.94           3.71             2.84
--------------------------------------------------------------------------------
 Ten Years          7.26              -1.49           5.69             3.68
================================================================================
*       Annualized year ending 12/31
================================================================================
Source: Real Estate Performance Report
        National Council of Real Estate Investment Fiduciaries
================================================================================

     Retail's total return of 5.08 percent for 1996 was substantially behind the other investment categories including Apartment (11.10%), Office (12.74%), R&D (17.64%), and Warehouse (12.69%). Among the different retail categories, neighborhood centers posted the best total performance, while regional malls were laggards.

================================================================================

                                            National Retail Market Overview
================================================================================

================================================================================
                           Retail Segment Performance
================================================================================
    Category                    Income         Appreciation           Total
================================================================================
    Neighborhood                8.85%            - .63%               8.17%
--------------------------------------------------------------------------------
    Community                   9.03%            -2.10%               6.79%
--------------------------------------------------------------------------------
    Regional Malls              7.74%            -3.98%               3.53%
--------------------------------------------------------------------------------
    Super Regional Malls        8.04%            -3.29%               4.55%
================================================================================

     From the above, it is clear that value declines were still in evidence during 1996.

     Private investor underwriting has become more conservative with respect to vacancy allowances, growth rates (rent, sales) and occupancy cost tolerance levels. The reduced spread between cash returns and internal rate of returns is evidence that buyers seek a higher proportion of their expected return from income rather than from appreciation.

     The Cushman & Wakefield Investor Survey also confirms trends that capitalization rates for most retail categories have risen. Regional malls have been the most affected. This is partly due to the fact that over 75 malls are currently available for sale.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

     Currently, there are in excess of 300 REITs in the United States, more than three-quarters of which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

================================================================================

                                            National Retail Market Overview
================================================================================

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of December, equity REITs posted nearly a 10 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 38.8 percent total return. This was followed by self-storage (34.9%), hotels (30.8%), triple-net lease (31.6%), and industrial/self-storage (27.9%). One equity REIT sector was in the red - outlet centers (-2.80%).

Retail REITs

     As of December 31,1996, there were a total of 43 REITs specializing in retail, making up sizable percentage of the securities in the REIT market. Forty-two of these 43 REIT companies are Equity REITs. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart, shown as Table A, displays a summary performance of the three composite categories.

--------------------------------------------------------------------------------
                       Table A - Retail REIT Performance
                            As of December 31, 1996
--------------------------------------------------------------------------------
                         Y-T-D Total   Dividend    No. of REIT        Market
                           Return        Yield     Securities     Capitalization
================================================================================
ALL REITs                  39.96%        6.59%        43            $20,190.7
  Strip Centers            32.88%        6.50%        26            $11,145.8
  Regional Malls           44.63%        6.60%        10             $7,349.0
  Outlet Centers            3.78%        9.22%         6             $1,300.2
--------------------------------------------------------------------------------
* Number reported in thousands
  Source: Realty Stock Review
--------------------------------------------------------------------------------

     As can be seen, the 43 REIT securities have a market capitalization of approximately $20.2 billion. Total returns of nearly 40.0 percent were well ahead of the stock market as a whole and also exceeded the 35.8 percent return for all REITs. Regional malls did exceptionally well with nearly a 45 percent return followed by strip centers. Outlet centers, which were posting negative returns through the third quarter, recovered to show a 3.8 percent return for the year. Accordingly, dividend yields for this group are 9.22 percent, some 266 basis points above the composite average return.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional marker for large retail properties.

================================================================================

                                            National Retail Market Overview
================================================================================

Regional Mall REITs

     The accompanying exhibit Table B summarizes the basic characteristics of nine REITs and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPOs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.

     The ten companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments. Through October 31, 1996, the regional mall segment has outperformed its shopping and outlet center counterparts with 23.43 percent total return.

================================================================================

                                            National Retail Market Overview
================================================================================

--------------------------------------------------------------------------------------------------
Table B - REGIONAL MALL REIT ANALYSIS
Cushman & Wakefield
==================================================================================================
REIT PORTFOLI0                           CBL         CWN          GGP          JPR            MAC
                                       CBL &       Crown       General   JP Realty   The Macerich
                                      Assoc.    American        Growth         Inc.       Company
==================================================================================================
----------------
Company Overview
----------------

No. of Retail Centers                    105           25           67          n/a           20
No of Regional Malls                      16           25           66           10           17
Mall as % of Portfolio                    71%          99%          98%          71%          97%
Avg. Total GLA/Center                    655          545          699          493          735

--------------------------------------------------------------------------------------------------

---------------
Mail Operations
---------------

Reporting Year                          1995         1995         1995         1995         1995
Avg. Sales PSF of Mall Shop GLA         $232         $206         $235         $208         $290
Avg. Rent on Recent Leases            $17.41       $17.96       $21.80       $21.45       $23.00
Minimum Rent/Sales Ratio                 7.5%         8.7%         9.3%        10.3%         7.9%
Total Occupancy Cost/Sales Ratio        12.3%        11.1%        12.1%        10.2%        11.3%
Mall Shop Occupancy Level               88.2%        82.0%        86.2%        86.5%        92.2%

--------------------------------------------------------------------------------------------------

-------------
Shares Prices
-------------

IPO Date                            10/27/93       8/9/93       4/8/93          n/a       3/9/94
IPO Price                             $19.50       $17.25       $22.00          n/a       $19.00
Current Price (11/29/96)              $24.50        $7.63       $27.75       $19.50       $23.25
52 - Week High                        $25.00        $8.75       $28.38       $19.75       $24.00
52 - Week Low                         $19.50        $6.63       $18.50       $15.13       $19.00

--------------------------------------------------------------------------------------------------

-----------------------
Capitalization & Yields
-----------------------

Market Capitalization**               $1,266         $842       $2,744         $661       $1,328
Annual Dividend                        $1.68        $0.80        $1.72        $1.92        $1.76
Dividend (11/29/96)                     6.86%       10.48%        6.20%        9.85%        7.57%
FFO 1996***                            $2.03        $1.29        $1.95        $1.83        $1.96
FFO Yield (11/29/96)                    8.29%       16.91%        7.03%        9.38%        8.43%


==================================================================================================
REIT PORTFOLIO                           MLS          RSE          SPG          TCO          URB
                                     The Mills      Rouse        Simon      Taubaum        Urban
                                        Corp      Company     Property      Centers     Shopping
                                                                 Group                   Centers
==================================================================================================

----------------
Company Overview
----------------

No. of Retail Centers                     18           69          177           19           12
No of Regional Malls                       4           38          113           19            8
Mall as % of Portfolio                    82%          75%          77%         100%          95%
Avg. Total GLA/Center                  1,500          873          759        1,102        1,040

--------------------------------------------------------------------------------------------------

---------------
Mail Operations
---------------

Reporting Year                          1995         1995         1995         1995         1995
Avg. Sales PSF of Mall Shop GLA         $297         $289         $276         $352         $344
Avg Rent on Recent Leases             $25.00       $24.90       $21.92       $41.27       $34.64
Minimum Rent/Sales Ratio                 8.4%         8.6%         7.9%        11.7%        10.1%
Total Occupancy Cost/Sales Ratio        11.6%        12.2%        11.0%        15.1%        11.4%
Mall Shop Occupancy Level               90.0%        95.2%        86.4%        88.0%        92.6%

--------------------------------------------------------------------------------------------------

-------------
Shares Prices
-------------

IPO Date                                4/94         1966     12/26/96     11/18/92      10/6/93
IPO Price                             $23.50          n/a       $22.25       $11.00       $23.50
Current Price (11/29/96)              $20.75       $26.50       $27.38       $11.63       $26.50
52 - Week High                        $22.50       $27.38       $27.88       $12.50       $27.88
52 - Week Low                         $16.50       $18.25       $21.13        $9.25       $20.13

--------------------------------------------------------------------------------------------------

-----------------------
Capitalization & Yields
-----------------------

Market Capitalization**               $1,481       $3,936       $5,900       $3,127       $1,072
Annual Dividend                        $1.89        $0.88        $1.97        $0.88        $1.98
Dividend (11/29/96)                     9.11%        3.32%        7.20%        7.57%        7.47%
FFO 1996***                            $1.96        $2.42        $2.34        $0.98        $2.41
FFO Yield (11/29/96)                    9.45%        9.13%        8.55%        8.43%        9.09%

--------------------------------------------------------------------------------

Source: Salomon Brothers, Realty Stock Review; Annual Reports and Green Street Advisors, Inc.

*    Numbers in thousands (000) includes malls only.

**   Numbers in millions.

*** Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assests and before minority interests in the Operating Partnership.
--------------------------------------------------------------------------------


================================================================================

                                            National Retail Market Overview
================================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 26 our or the total 43 securities. General characteristics of seven of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the seven companies totaled $6.1 billion as of October 31, 1996. The two largest, Kimco Realty Corp. and New plan Realty Trust have a market capitalization equal to approximately 34.4 percent of the group total.

     Year-to-date returns have been 16.19 percent for all shopping center REITs including a 7.36 percent dividend yield.

-------------------------------------------------------------------------------------------
Table C - SHOPPING CENTER REIT ANALYSIS
Cushman & Wakefield, Inc.
===========================================================================================
REIT PORTFOLIO                         DDR              FRT            GRT             JPR
                                      Devel.        Federal       Glimcher              JP
                                Diversified      Realty Inv         Realty      Realty Inc
===========================================================================================
----------------
Company Overview
----------------

Total  Properties                        111             53             84             46
Total Retail Centers                     104             53             84             40
Total Retail GLA *                    23,600         11,200         12,300          6,895
Avg. Total GLA/Center*                   227            211            146            172

-------------------------------------------------------------------------------------------

---------------
Mall Operations
---------------

Reporting Year                            --             --           1994             --
Total Rental Income                       --             --        $71,101             --
Average Rent/Square Foot               $6.04             --          $5.78             --
Total Operating Expenses                  --             --        $45,746             --
Operating Expenses/Square Foot            --             --          $3.72             --
Operating Expense Ratio                   --             --           64.3%            --
Total occupancy Level

-------------------------------------------------------------------------------------------

------------
Share Prices
------------

IPO Date                                1992           1993           1994           1994
IPO Price                             $19.50         $17.25         $14.75         $22.00
Current Price (12/15/95)              $29.88         $23.38         $17.75         $20.63
52-Week High                          $32.00         $23.75         $22.38         $21.38
52-Week Low                           $26.13         $19.75         $16.63         $17.38

-------------------------------------------------------------------------------------------

-----------------------
Capitalization & Yields
-----------------------

Outstanding Shares **                  18.96          32.22          24.48          19.72
Market Capitalization**                 $567           $753           $435           $407
Annual Dividend                        $2.40          $1.64          $1.92          $1.68
Dividend Yield (12/15/95)               8.03%          7.01%         10.82%          8.14%
FFO 1995***                            $2.65          $1.78          $2.25          $1.83
FFO Yield (12/15/95)                    8.87%          7.61%         12.68%          8.87%

-------------------------------------------------------------------------------------------
                                         KIM            NPR            VNO            WRI
                                       Kimco       New Plan        Vornado     Weingarten
                                 Realty Corp         Realty         Realty         Realty
===========================================================================================
----------------
Company Overview
----------------

Total  Properties                        193            123             65            161
Total Retail Centers                     193            102             56            141
Total Retail GLA *                    26,001         14,500          9,501         13,293
Avg. Total GLA/Center*                   135            142            170             94

-------------------------------------------------------------------------------------------

---------------
Mall Operations
---------------

Reporting Year                          1994             --             --           1994
Total Rental Income                 $125,272             --             --       $112,233
Average Rent/Square Foot               $4.82             --             --          $8.44
Total Operating Expenses             $80,563             --             --        $76,771
Operating Expenses/Square Foot         $3.10             --             --          $5.78
Operating Expense Ratio                 64.3%            --             --           68.4%
Total occupancy Level

-------------------------------------------------------------------------------------------

------------
Share Prices
------------

IPO Date                                1991           1973           1993           1985
IPO Price                             $19.00             --         $22.25             --
Current Price (12/15/95)              $42.25         $21.63         $36.13         $36.13
52-Week High                          $42.25         $23.00         $38.13         $38.13
52-Week Low                           $35.00         $18.75         $32.75         $32.75

-------------------------------------------------------------------------------------------

-----------------------
Capitalization & Yields
-----------------------

Outstanding Shares **                  22.43          53.26          24.20          26.53
Market Capitalization**                 $948         $1,152           $874           $959
Annual Dividend                        $2.16          $1.39          $2.24          $2.40
Dividend Yield (12/15/95)               5.11%          6.43%          6.20%          6.64%
FFO 1995***                            $3.15          $1.44          $2.67          $2.80
FFO Yield (12/15/95)                    7.46%          6.66%          7.39%          7.75%
===========================================================================================

Source: Salomon Brothers and Realty Stock Review; Annual Reports

*    Numbers in thousands (000) includes retail properties only.

**   Numbers in millions.

*** Funds From Operations is defined as net income (loss) before depreciation, amortiztion, other non-cash items, extraordinary items, gaines or losses on sales of assets and before minority interest in the Operating Partnership.


================================================================================

                                            National Retail Market Overview
================================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.

================================================================================

                                   EXHIBIT A

Parcel A

PROPERTY: Parcel of 203,775.9711 square meters, equivalent to 51.8461 cuerdas, pending inscription at entry 547 of Volume 83 of the Book of Daily Entries in the registry of the Property of San Juan IV.

DESCRIPTION:

Rural: Parcel of land located at Caimito Ward of Rio Piedras, Municipality of San Juan, Puerto Rico with an area of 203,775.9711 square meters, equivalent to
51.8461 cuerdas; bounded on the North, with lands property of Kmart Corporation identified as Parcel K-1 Remnant and the intersection of the "Periferal Avenue" with Las Americas Expressway; on the South with lands property of Kmart Corporation identified as Parcel A-6, lands of AH Development S.E. identified as parcel AH-5 Remnant and municipal road "Los Romeros"; on the East with lands property of PR Highway Authority which constitutes part of the right of access into Las Americas Expressway and on the West, with the municipal road Los Romeros.

Parcel B

PROPERTY: Parcel A-6 of 1.5084 cuerdas, pending inscription at entry 600 of Volume 53 of the Book of Daily Entries in the Registry of the Property of San Juan, Fourth Section.

DESCRIPTION:

Parcel A-6 - Rural: Parcel of land of rectangular shape located at Caimito Ward of Rio Piedras, Municipality of San Juan identified as A-6 in the inscription plot plan prepared by Eng. Sergio A. Morales Marrero, Lic. No. 8048 with an area of 1.5084 cuerdas, equivalent to 5,920.8960 square meters bounded on the North and East with a segregated parcel now property of Kmart Corporation and on the South and West with the remnant of the main property of AH Development S.E.

Parcel C

PROPERTY: Parcel A-4 with an area of 3.2886 cuerdas, pending inscription at entry 600 of volume 53 of the Book of Daily Entries in the Registry of the Property of San Juan, Fourth Section.

DESCRIPTION:

Parcel A-4: Rural: Parcel of land of irregular shape located at Caimito Ward of Rio Piedras, Municipality of San Juan, Puerto Rico identified as Parcel A-4 in the inscription plot plan prepared by Eng. Sergio A. Morales Marrero, Lic. No. 8048 with an area of 3.2886 cuerdas, equivalent to 12,925.5378 square meters, bounded on the North, with a parcel property of AH Development S.E., formerly Estate of Gregoria Rondon; on the South, with a segregated parcel now property of Kmart Corporation; on the East with a parcel identified as A-5 in the inscription plot plan to be dedicated to public use; and on the West with the municipal road Los Romeros.

------------------------------------------------------------------------------------------------------------------------------------
Report Date: 02/14/97                                    KMART BUDGET TO ACTUAL                                       Page:        1
Company: 03                                            BIG BEAVER OF RIO PIEDRAS                                      Date: 02/14/97
Development ID: 61                                     BIG BEAVER OF RIO PIEDRAS                                      Time: 12:09:14
------------------------------------------------------------------------------------------------------------------------------------
                                          Current Period                                           Year-to-Date
                            1 Month       1 Month                                 12 Months      12 Months
                   Thru:  Dec. 1996   Std. Budget       Variance          %       Dec. 1996    Std. Budget       Variance       %
------------------------------------------------------------------------------------------------------------------------------------
INCOME
MINIMUM RENTS               581,365       672,254        (90,889)      -13.52     7,391,405      7,687,578       (296,173)    -3.85
OVERAGE                     301,894             0        301,894         0.00       431,748              0        431,748      0.00
RE ESTATE TAX REIMB          71,248        60,621         10,627        17.53       281,434        328,302        (46,868)   -14.28
SERVICE                     303,620       218,597         85,023        38.89     1,822,611      1,347,925        474,686     35.22
MISCELLANEOUS                13,499         6,000          7,499       124.98       148,453         72,000         76,453    106.18
PRIOR YR INCOME ADJ          16,442             0         16,442         0.00        11,875              0         11,875      0.00
                         ----------       -------     ----------      -------     ---------      ---------     ----------   -------
TOTAL INCOME              1,288,068       957,472        330,596        34.53    10,087,526      9,435,805        651,721      6.91


OPERATING EXPENSE
ADVERT, TRAVEL, & PROMO     131,863        67,826        (64,037)      -94.41       318,827        209,165       (109,662)   -52.43
BAD DEBTS                         0             0              0         0.00             0              0              0      0.00
INSURANCE                   121,305             0       (121,305)        0.00       216,763        145,800        (70,963)   -46.67
LEGAL & ACCOUNTING           42,830         1,500        (41,330)     ****.**       133,040         44,500        (88,540)  -198.97
MANAGEMENT FEES              31,473        12,500        (18,973)     -151.79       210,846        150,000        (60,846)   -40.56
MISCELLANEOUS                  (333)          498            831       166.90         7,467          5,976         (1,491)   -24.95
OFFICE EXPENSE                   90            50            (40)      -80.82         6,245            600         (5,645)  -940.87
PROFESSIONAL SERVICES       (15,977)        1,250         17,227      1378.13        15,133         15,000           (133)    -0.89
R&M RECOVERABLE               9,264         6,500         (2,764)      -42.53        70,154         78,000          7,846     10.06
R&M CONTRACT RECOVERABLE     11,607         3,800         (7,807)     -205.44       118,330         45,600        (72,730)  -159.49
R&M NONRECOVERABLE            1,974             0         (1,974)        0.00        14,379              0        (14,379)     0.00
SALARIES & WAGES             10,104         9,300           (804)       -8.64       119,864        111,600         (8,264)    -7.41
SECURITY SERVICES            39,458        27,485        (11,973)      -43.56       305,756        329,820         24,064      7.30
SUPPLIES                     10,659        22,000         11,341        51.55       312,893        286,000        (26,893)    -9.40
TAXES, OTHER                      0             0              0         0.00        21,305         50,000         28,695     57.39
TAXES, PAYROLL                    0             0              0         0.00             0              0              0      0.00
TAXES, REAL ESTATE                0             0              0         0.00       348,667        350,000          1,333      0.38
UTILITIES                    25,079        25,750            671         2.61       247,082        309,000         61,918     20.04
                         ----------       -------     ----------      -------     ---------      ---------     ----------   -------
TOTAL EXPENSES              419,397       178,459       (240,938)     -135.01     2,466,752      2,131,061       (335,691)   -15.75

IN BEFORE INT, AMORT DEP    868,671       779,013         89,658        11.51     7,620,773      7,304,744        316,029      4.33

INTEREST EXPENSE            647,716       400,000       (247,716)      -61.93     5,926,476      4,800,000     (1,126,476)   -23.47
DEPRECIATION              1,451,527             0     (1,451,527)        0.00     1,451,527              0     (1,451,527)     0.00
                         ----------       -------     ----------      -------     ---------      ---------     ----------   -------
                         (2,099,243)     (400,000)    (1,699,243)     -424.81    (7,378,003)    (4,800,000)    (2,578,003)   -53.71

NET INCOME/LOSS          (1,230,573)      379,013     (1,609,586)     -424.68       242,770      2,504,744     (2,261,974)   -90.31

BIG BEAVER OF RIO PIEDRAS DEVELOPMENT CORPORATION
MONTEHIEDRA TOWN CENTER
RENT INCOME FROM TENANTS
FOR THE YEARS ENDED DECEMBER 31, 1996


                                                                                            1996
                                                     -------------------------------------------------------------------------------

                                                                                     R/E tax
           Tenant                   Sq Ft   Notes     Minimum        Overage          Reimb          media     marketing   sprinkler
------------------------------------------------------------------------------------------------------------------------------------
5-7-9 #162                         $ 1,554            $ 38,850      $ 11,806         $ 1,020                    $ 1,554
ALMACENES GONZALEZ                   2,861              65,565                         1,758         5,245        2,623        1,311
ATHLETIC ATTIC                       2,042              44,924        12,615           1,369         1,021        2,042        1,021
ATHLETIC XPRESS                      3,294              10,065                           162           403          805          201
ATICO ANTIQUES & FINE FURNITURE      2,343               3,515                           131           195        2,538           98
BAKERS #2696                         2,588              59,524         7,208           1,698                      2,588
BANCO SANTANDER                      1,553              42,708                           954           712          712          356
BEEPERS CONNECTION                      90              12,000                             0                      1,200
BOSTONIAN                            1,335              29,370           523             876         1,391        2,781          668
BRILLANTIF JOYEROS                     800              28,000        41,057             536           800        1,600          400
BUILDERS SQUARE #1004              110,241           1,260,899                        66,837
CALZADOS PIMPLOIN                    1,200              30,000                           805           600          600          600
CARIBBEAN THEATRES                  50,000             178,836                         2,071
CASA DEL LOS TAPES                   3,126              93,780                         2,096                      3,126          782
CASA FEBUS                           4,360             104,640                         2,923         2,180        4,360        1,090
CHOPSTICKS                             651              45,570                           436           977          977          326
CINE FOTO                            1,000              25,000                           670         1,000        1,500          250
CLAIRE'S BOUTIQUE #6241                940              35,000                           630           940        1,880          470
CLICK                                2,180              14,533                           487           363          363           73
COUNTRY PIT                            651              39,060         6,476             436                      2,040          326
CROSSWAY BEAUTY SPA                    495               7,219                           138           206          206           52
CROSSWAY FAMILY HAIR CENTER          1,430              42,900         5,598             959         1,430        2,860          715
DELICIAS                               777              23,310                           521           389        1,166          194
DISCOVERY ZONE #905                 10,000             195,833                         6,562
DONATO                               4,309              86,180        25,803           2,889         3,232        3,232        2,154
EL SANDWICHON                          360              22,320         1,461             241           720          720          180
EXENTRIX                               678              27,120                           445           678        1,356          339
EYE CENTER                           1,596              39,900                         1,070         1,596        3,192          798
FLAMERS CHARBROILED HAMBURGERS         461              27,660        33,575             309           461          922          231
FOOTACTION #359                      4,966              99,320        22,931           3,259         4,966        9,932        2,483
FULL TIME                               90              14,400                             0                      1,200
GAFAS Y GAFAS                          180              24,000                             0                        600
GALLERIA GIRASOL                       757              34,065                           508           757        1,514          378
GENERAL NUTRITION CENTER             1,730              47,575                         1,135         1,730        2,460
GIRALDA                             14,615             221,070                         9,799
GODDESS                                180              24,000                             0                        900
GOODIES                                180              24,000                             0                      1,200
HILL MONGRAMS                          751              22,530                           504           751          751          188
HOWARD JOHNSON'S ICE CREAM             180              26,500                             0                        540
IMPERIAL BEAUTY SUPPLY               1,628              56,980                         1,091         1,628        3,256          814
IN DETAIL                              990              16,500                           442           660        2,310          330
INFINITO                             4,360              74,120        22,234           2,923         2,180        2,180          436
J RIGGINS #479                       2,501              57,523                         1,641                      2,501
JW #80914                            1,383              34,575                           908                      1,383
KAY BEE TOYS                         4,317              77,706        33,351           2,833         4,317        8,634        2,159
KFC                                    768              40,080                           515         1,500        1,500          184
KIDZ WORLD                           2,094              48,162                         1,404         2,094        4,188        1,047
KINDER MODE                          1,573              19,325                         2,681                      2,360          798
KITTY LAND                             990              14,650         8,110             664         1,980          900          495


                                                                                 1996
                                             -----------------------------------------------------------------------        --------
                                                                                             Tenant                          Lease
                                                            Service                          Gross           Sales            Exp
           Tenant                              cam          Income           Total           Sales           Per SF           Date
--------------------------------------------------------------------------------------------------------------------        --------
5-7-9 #162                                   $ 7,129        $ 8,683        $ 60,359        $ 654,968        $ 421.47        12/31/06
ALMACENES GONZALEZ                            16,791         25,970          93,293        N/A                  0.00        01/31/06
ATHLETIC ATTIC                                13,074         17,158          76,065          958,975          469.63        02/28/05
ATHLETIC XPRESS                                2,577          3,986          14,213        N/A                  0.00        11/30/06
ATICO ANTIQUES & FINE FURNITURE                1,251          4,082           7,727        N/A                  0.00        11/30/06
BAKERS #2696                                  11,869         14,457          82,888           22,172          317.69        11/30/06
BANCO SANTANDER                                9,118         10,897          54,559        N/A                  0.00        01/31/06
BEEPERS CONNECTION                             2,400          3,600          15,600          105,671        1,174.12        03/31/00
BOSTONIAN                                      8,076         12,915          43,685          427,632          320.32        02/28/05
BRILLANTIF JOYEROS                             5,121          7,921          77,514           10,568        1,013.21        11/30/04
BUILDERS SQUARE #1004                              0              0       1,327,736        N/A                  0.00        08/31/19
CALZADOS PIMPLOIN                              7,682          9,482          40,286        N/A                  0.00        01/31/05
CARIBBEAN THEATRES                            67,588         67,588         248,494        N/A                  0.00        04/30/21
CASA DEL LOS TAPES                            20,017         23,924         119,800        1,408,070          450.44        04/30/05
CASA FEBUS                                    27,920         35,550         143,113        1,663,798          381.61        04/30/05
CHOPSTICKS                                    42,409         44,688          90,694          358,697          550.99        07/31/05
CINE FOTO                                      6,401          9,151          34,822          221,999          222.00        11/30/04
CLAIRE'S BOUTIQUE #6241                        6,020          9,310          44,940          355,300          377.98        11/30/04
CLICK                                          4,653          5,453          20,473        N/A                  0.00        08/31/06
COUNTRY PIT                                   42,409         44,775          90,747          758,929        1,165.79        01/31/05
CROSSWAY BEAUTY SPA                            1,318          1,782           9,139        N/A                  0.00        06/30/02
CROSSWAY FAMILY HAIR CENTER                    9,159         14,164          63,621          860,201          601.54        05/30/05
DELICIAS                                       4,973          6,722          30,553          192,452          247.69        01/31/05
DISCOVERY ZONE #905                           11,689         11,689         214,085        1,315,640          131.56        02/28/05
DONATO                                        27,587         36,205         151,078        1,866,388          433.14        11/30/04
EL SANDWICHON                                 23,446         25,066          49,088          297,260          825.72        02/28/05
EXENTRIX                                       4,346          6,719          34,283          370,012          545.74        11/30/04
EYE CENTER                                    10,218         15,804          56,774          565,359          354.24        02/28/05
FLAMERS CHARBROILED HAMBURGERS                30,030         31,644          93,188        1,020,583        2,213.85        12/31/05
FOOTACTION #359                               30,037         47,418         172,928        2,069,172          416.67        11/30/05
FULL TIME                                      2,400          3,600          18,000        N/A                  0.00        11/30/00
GAFAS Y GAFAS                                  1,800          2,400          26,400          230,243        1,279.13        12/31/99
GALLERIA GIRASOL                               4,850          7,500          42,072          251,491          332.22        05/31/05
GENERAL NUTRITION CENTER                      10,464         14,654          63,364          652,794          377.34        02/28/05
GIRALDA                                       93,571         93,571         324,439        2,230,426          152.61        11/30/09
GODDESS                                          600          1,500          25,500          127,222          706.79        11/30/02
GOODIES                                        2,400          3,600          27,600          142,510          791.72        12/31/99
HILL MONGRAMS                                  4,813          6,503          29,537          155,352          206.86        12/31/06
HOWARD JOHNSON'S ICE CREAM                     1,800          2,340          28,840          236,095        1,311.64        07/31/05
IMPERIAL BEAUTY SUPPLY                        10,427         16,125          74,196        N/A                  0.00        01/31/05
IN DETAIL                                      4,227          7,527          24,469        N/A                  0.00        04/30/06
INFINITO                                      27,920         32,716         131,993        1,605,907          368.33        11/30/04
J RIGGINS #479                                11,467         13,968          73,132          640,907          256.21        11/30/06
JW #80914                                      6,337          7,720          43,203          496,193          358.78        11/30/06
KAY BEE TOYS                                  26,122         41,232         155,122        1,631,558          377.94        06/30/05
KFC                                           50,019         53,403          99,998          632,558          823.32        01/31/05
KIDZ WORLD                                    13,406         20,735          70,301          469,447          224.19        04/30/05
KINDER MODE                                    9,516         12,673          54,681          643,064          408.81        12/31/04
KITTY LAND                                     6,340          9,805          53,229          712,672          719.87        05/31/05

BIG BEAVER OF RIO PIEDRAS DEVELOPMENT CORPORATION
MONTEHIEDRA TOWN CENTER
RENT INCOME FROM TENANTS
FOR THE YEARS ENDED DECEMBER 31, 1996

                                                                                            1996
                                                     -------------------------------------------------------------------------------

                                                                                     R/E tax
           Tenant                   Sq Ft   Notes     Minimum        Overage          Reimb          media     marketing   sprinkler
------------------------------------------------------------------------------------------------------------------------------------
KMART #4844                        135,385           1,445,389                        69,864
KRESS & KRESS KIDS                   6,331              94,965        23,018           4,155                      3,166          633
LA DEFENSA                           2,394              52,668                         1,605         2,394        4,789        1,197
LA GRAN VIA                          4,360             109,000                         2,923         4,360        8,720        2,180
LA PARRILLA ARGENTINA                  370              27,750                           186           277       10,277          139
LE CLUB                              4,005              69,086                         2,014         3,004        7,009        1,502
LORD JIM LEATHER                       800              18,245         1,757             437           626          352          163
MADELENE BOUTIQUE                    1,780              46,280                         1,193         1,780        1,780          445
MAMBO                                1,500              34,500         4,098           1,006         3,000        1,500          750
MARIANNE #3782                      10,481             146,734                        11,355         2,620        2,620        2,620
MARSHALLS                           29,776             342,424        18,771          20,397
ME SALVE                             4,968              74,520                         3,260                      2,484        2,484
MONTEHIEDRA CRUISES & TRAVEL           585               1,869                            50            75           75           19
MR PRETZELS                             90              12,000        17,839               0                      1,200
NOVUS                                2,995              56,905        38,152           1,965         2,246        2,246          300
OAK TREE #10066                      2,086              47,978                         1,369                      2,086
ONE PRICE CLOTHING $7.00             4,360              87,200                         2,923         2,299        2,299        2,180
PARTY LAND                           4,029              76,551                         2,701         4,029        4,029        1,007
PATRICIA                             2,025              34,251                           883         1,317        1,317          329
PAYLESS SHOESOURCE #4238             4,363              91,560                         2,863                      4,360        2,180
PEARLE VISION                        1,905              47,625                         1,250         1,905        3,810          952
PETLAND                              2,904              24,100                           811         1,205        4,097          601
PIERCING PAGODA                        180              24,000        17,335             819                        540
POSTAL ZONE                          1,080               6,210                           181           270          270           68
PRECIOSA                             1,602              56,070        31,530           1,051         1,602        3,204          801
PUERTOS ESCONDIDOS                   1,738              38,236         7,184           1,165         1,738        3,476          869
RECUERDOS                            2,215              44,300                         1,485         2,215        4,430        1,107
REQUEST JEANS                        2,212              44,240                         1,483         2,212        4,424        1,106
SALON DE ORO - BARED                   902              36,080                           605           902        1,804          451
SBARRO                                 700              42,000         3,853             469         1,950        3,900          350
SPECS MUSIC                          3,410             102,300                         2,238         3,410        6,820        1,705
STEPHANIE ADDLER                     2,094              43,974                         1,404         2,094        2,094        1,047
SUNGLASS HUT                           180              24,000         3,295               0                        540
TACO MAKER                             530              31,800         7,666             355                      2,040          265
THE BOOK SHOP                        1,716              22,000                           767           572          572          286
THE ELECTRONICS BOUTIQUE             1,461              36,525         7,826             980         1,461        1,461           33
THE HORSE LOVERS' SHOP                 800               4,000                            89           133          933          731
THE PRO IMAGE                        1,461              42,613                           980         1,461        2,922        1,489
THOM MCAN FOOTWEAR                   2,978              59,560                         1,954         2,978        5,956
TIME-OUT #10019                      2,082              41,640                         1,366                      2,082
VALUA GATANA                           180              28,175                             0                        575
VICTORIAN ROOM                         709              17,725        16,673             475           709        1,418          354
WILD PAIR #5696                      1,383              34,575                           908                      1,383
XPLOSIF                              3,419               2,422                           108            81           81           81
                                   -------         ---------------------------------------------------------------------------------
                                   517,672         $ 7,391,405     $ 431,748      [ILLEGIBLE]    $ 102,026    $ 214,481     $ 53,301
                                   =======         =================================================================================


                                                                                 1996
                                             -----------------------------------------------------------------------        --------
                                                                                             Tenant                          Lease
                                                            Service                          Gross           Sales            Exp
           Tenant                              cam          Income           Total           Sales           Per SF           Date
--------------------------------------------------------------------------------------------------------------------        --------
KMART #4844                                   85,604         85,604       1,610,857        N/A                  0.00        10/31/19
KRESS & KRESS KIDS                            35,360         39,159         161,296        1,993,390          314.86        03/31/05
LA DEFENSA                                    15,326         23,706          77,979          571,048          238.53        10/31/05
LA GRAN VIA                                   27,920         43,180         155,103        1,624,953          372.70        05/31/05
LA PARRILLA ARGENTINA                         18,072         28,765          56,701        N/A                  0.00        03/31/06
LE CLUB                                       19,232         30,746         101,846        N/A                  0.00        03/31/06
LORD JIM LEATHER                               4,171          5,312          25,751        N/A                  0.00        12/31/01
MADELENE BOUTIQUE                             11,399         15,404          62,878        N/A                  0.00        10/31/05
MAMBO                                          9,602         14,852          54,456          643,300          428.87        12/31/04
MARIANNE #3782                                67,104         74,964         233,053        1,898,491          181.14        01/31/05
MARSHALLS                                     26,493         26,493         408,085       13,433,519          451.15        01/31/10
ME SALVE                                      30,049         35,017         112,798        1,186,383          238.80        11/30/04
MONTEHIEDRA CRUISES & TRAVEL                     478            646           2,565        N/A                  0.00        11/30/02
MR PRETZELS                                    2,400          3,600          33,439          372,990        4,114.33        12/31/99
NOVUS                                         18,121         22,913         119,936        1,584,291          528.98        11/30/04
OAK TREE #10066                                9,558         11,644          60,991          602,653          288.90        11/30/06
ONE PRICE CLOTHING $7.00                      27,920         34,697         124,820        1,312,854          301.11        01/31/05
PARTY LAND                                    25,790         34,855         114,108          564,592          140.13        10/31/05
PATRICIA                                       8,433         11,397          46,531        N/A                  0.00        05/31/04
PAYLESS SHOESOURCE #4238                       7,344         13,884         108,307        1,205,470          276.29        11/30/04
PEARLE VISION                                 11,522         18,190          67,065          428,105          224.73        12/31/04
PETLAND                                        7,745         13,650          38,561        N/A                  0.00        06/30/06
PIERCING PAGODA                                    0            540          42,694          413,355        2,296.42        02/28/00
POSTAL ZONE                                    1,730          2,337           8,728        N/A                  0.00        07/31/04
PRECIOSA                                       9,688         15,295         103,947        1,460,004          911.36        12/31/04
PUERTOS ESCONDIDOS                            11,129         17,212          63,797          757,000          435.56        12/31/04
RECUERDOS                                     14,181         21,934          67,719          443,053          200.02        11/30/04
REQUEST JEANS                                 14,157         21,899          67,622          330,206          149.28        02/28/05
SALON DE ORO - BARED                           5,774          8,931          45,615          514,119          569.98        12/31/04
SBARRO                                        45,594         51,794          98,117          764,217        1,091.74        01/31/05
SPECS MUSIC                                   21,838         33,773         138,311          877,351          257.29        02/28/05
STEPHANIE ADDLER                              13,406         18,641          64,019          473,246          226.00        05/31/05
SUNGLASS HUT                                   1,800          2,340          29,635          272,953        1,516.41        12/31/04
TACO MAKER                                    34,525         36,830          76,651          657,767        1,241.07        12/31/04
THE BOOK SHOP                                  7,321          8,751          31,518        N/A                  0.00        04/30/04
THE ELECTRONICS BOUTIQUE                       9,356         13,008          58,339          887,028          607.14        05/31/05
THE HORSE LOVERS' SHOP                           854          1,954           6,043        N/A                  0.00        08/31/03
THE PRO IMAGE                                  9,356         14,469          58,061          127,292           87.13        05/31/05
THOM MCAN FOOTWEAR                            16,059         26,482          87,996          899,468          302.04        06/30/05
TIME-OUT #10019                                9,545         11,627          54,633        N/A                  0.00        01/31/07
VALUA GATANA                                   1,150          1,725          29,900        N/A                  0.00        01/31/07
VICTORIAN ROOM                                 4,543          7,024          41,897          586,425          827.12        09/30/05
WILD PAIR #5696                                6,337          7,720          43,203          496,537          359.03        12/31/06
XPLOSIF                                        1,034          1,276           3,806        N/A                  0.00        12/31/06
                                          ----------    -----------     -----------     ------------     -----------
                                          [ILLEGIBLE]   $ 1,822,611     $ 9,927,198     $ 65,343,961     $ 40,539.24
                                          ==========    ===========     ===========     ============

------------------------------------------------------------------------------------------------------------------------------------
                                                       BIG BEAVER 1997 BUDGET
------------------------------------------------------------------------------------------------------------------------------------
                                            1/97      2/97        3/97        4/97        5/97        6/97         7/97       8/97
------------------------------------------------------------------------------------------------------------------------------------
INCOME:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
3000-010   RENT INCOME - MINIMUM          665,284    665,284     665,284     667,039     667,039     667,039      677,976    677,976
------------------------------------------------------------------------------------------------------------------------------------
3000-012   RENT INCOME OUTLETS
------------------------------------------------------------------------------------------------------------------------------------
3000-020   RENT INCOME - OVERAGE                                 107,283                             107,283
------------------------------------------------------------------------------------------------------------------------------------
3100-014   EXP - TAXES   (1)               29,188     29,188      29,188      29,188      29,188      29,188       29,188     29,188
------------------------------------------------------------------------------------------------------------------------------------
3100-016   EXP REC-MEDIA (1)                8,619      8,619       8,619       8,619       8,619       8,619        8,619      8,619
------------------------------------------------------------------------------------------------------------------------------------
3100-019   EXP REC-MARKETING (1)           16,142     16,142      16,142      16,142      16,142      16,142       16,142     16,142
------------------------------------------------------------------------------------------------------------------------------------
3100-027   EXP REC-SPRINKLER                4,375      4,375       4,375       4,375       4,375       4,375        4,375      4,375
------------------------------------------------------------------------------------------------------------------------------------
3100-040   EXP REC-CAM (2)                156,844    156,844     156,844     156,844     156,844     156,844      156,844    156,844
------------------------------------------------------------------------------------------------------------------------------------
3500-100   INTEREST INCOME
------------------------------------------------------------------------------------------------------------------------------------
3500-300   EXHIBITIONS                      8,900      8,900       8,900       8,900       8,900       8,900        8,900      8,900
------------------------------------------------------------------------------------------------------------------------------------
3500-900   MISCELLANEOUS INCOME
------------------------------------------------------------------------------------------------------------------------------------
3999-999   PRIOR YR INCOME ADJUSTMENT

------------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                              889,352    889,352     996,635     891,107     891,107     998,390      902,044    902,044
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
4000-100   ADVERTISING & PROMOTION (1)     13,980     13,980      15,980      15,980      20,980      33,980       19,980     19,980
------------------------------------------------------------------------------------------------------------------------------------
4000-900   MISC. EXPENSE
------------------------------------------------------------------------------------------------------------------------------------
4000-999   BAD DEBT EXPENSE
------------------------------------------------------------------------------------------------------------------------------------
4100-100   TRAVEL                             100        100         100         100         100         100          100        100
------------------------------------------------------------------------------------------------------------------------------------
4100-200   MEALS & ENTERAINMENT
------------------------------------------------------------------------------------------------------------------------------------
4200-200   COMPUTER EXPENSE - SOFTWARE
------------------------------------------------------------------------------------------------------------------------------------
4200-300   COMPUTER EXPENSE - HARDWARE
------------------------------------------------------------------------------------------------------------------------------------
4300-100   OFFICE EXPENSE - SUPPLIES          500        500         500         500         500         500          500        500
------------------------------------------------------------------------------------------------------------------------------------
4300-200   POSATAGE & DELIVERY                425        425         425         425         425         425          425        425
------------------------------------------------------------------------------------------------------------------------------------
4300-300   REPRODUTION EXPENSE                200        200         200         200         200         200          200        200
------------------------------------------------------------------------------------------------------------------------------------
4300-500   TELEPHONE (2)                      750        750         750         750         750         750          750        750
------------------------------------------------------------------------------------------------------------------------------------
4400-120   SALARIES MANAGEMENT (2)         10,103     10,103      10,103      10,103      10,103      10,103       10,103     10,103
------------------------------------------------------------------------------------------------------------------------------------
4400-150   TEMPORARY HELP
------------------------------------------------------------------------------------------------------------------------------------
4500-100   LEGAL & ACCOUNTING               4,167      4,167       4,167       4,167       4,167       4,167        4,167      4,167
------------------------------------------------------------------------------------------------------------------------------------
4500-200   PROFESSIONAL SERVICES            1,666      1,666       1,666       1,667       1,667       1,667        1,667      1,667
------------------------------------------------------------------------------------------------------------------------------------
4500-500   INSURANCE SERVICES (2)             195        195         195         195         195         195          195        195
------------------------------------------------------------------------------------------------------------------------------------
5000-1000  SECURITY SERVICES (2)           30,000     30,000      30,000      30,000      30,000      30,000       30,000     30,000
------------------------------------------------------------------------------------------------------------------------------------
5000-200   MANAGMENT FEES (2)              26,611     26,611      30,903      26,681      26,681      30,972       27,119     27,119
------------------------------------------------------------------------------------------------------------------------------------
5000-300   TAXES-REAL ESTATE (1)          175,131                                                                 175,131
------------------------------------------------------------------------------------------------------------------------------------
5100-100   ELECTRICITY & GAS (2)           18,000     18,000      18,000      18,000      18,000      18,000       18,000     18,000
------------------------------------------------------------------------------------------------------------------------------------
5100-300   WATER & SEWER                    2,500      2,500       2,500       2,500       2,500       2,500        2,500      2,500
------------------------------------------------------------------------------------------------------------------------------------
5200-100   EXTERMINATING (2)                  700        700         700         700         700         700          700        700
------------------------------------------------------------------------------------------------------------------------------------
5200-200   R&M GENERAL REC
------------------------------------------------------------------------------------------------------------------------------------
5200-201   R&M EXTERIOR (2)                 6,950      6,950       6,950       6,950       6,950       6,950        6,950      6,950
------------------------------------------------------------------------------------------------------------------------------------
5200-202   R&M INTERIOR (2)                 1,600      1,600       1,600       1,600       1,600       1,600        1,600      1,600
------------------------------------------------------------------------------------------------------------------------------------
5200-203   R&M PKG LOT (2)                    200        200         200         200         200         200          200        200
------------------------------------------------------------------------------------------------------------------------------------
5200-205   R&M A/C MAINT (2)                  300        300         300         300         300         300          300        300
------------------------------------------------------------------------------------------------------------------------------------
5200-210   R&M CONTRACT (2)                   100        100         100         100         100         100          100        100
------------------------------------------------------------------------------------------------------------------------------------
5200-212   R&M CONTRACT A/C MAINT (2)       1,000      1,000       1,000       1,000       1,000       1,000        1,000      1,000
------------------------------------------------------------------------------------------------------------------------------------
5200-213   R&M CONTRACT EXTERIOR (2)        5,800      5,800       5,800       5,800       5,800       5,800        5,800      5,800
------------------------------------------------------------------------------------------------------------------------------------
5200-214   R&M CONTRACT INTERIOR (2)          425        425         425         425         425         425          425        425
------------------------------------------------------------------------------------------------------------------------------------
5200-225   R&M ELECTRICAL (2)                 900        900         900         900         900         900          900        900
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                              9/97     10/97       11/97       12/97       TOTAL        1996        (DECR)     %
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ACTUAL              INC./DECR
------------------------------------------------------------------------------------------------------------------------------------
INCOME:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
3000-010   RENT INCOME - MINIMUM             677,976   677,976     678,608     679,710    8,067,191   7,455,613    611,578       8%
------------------------------------------------------------------------------------------------------------------------------------
3000-012   RENT INCOME OUTLETS                54,354    54,354      54,354      62,687      225,749           0    225,749
------------------------------------------------------------------------------------------------------------------------------------
3000-020   RENT INCOME - OVERAGE             107,283                           214,568      536,417     141,658    394,759     279%
------------------------------------------------------------------------------------------------------------------------------------
3100-014   EXP - TAXES   (1)                  29,188    29,188      29,188      29,188      350,256     229,292    120,964      53%
------------------------------------------------------------------------------------------------------------------------------------
3100-016   EXP REC-MEDIA (1)                   8,619     8,619       8,619       8,619      103,428     101,888      1,540       2%
------------------------------------------------------------------------------------------------------------------------------------
3100-019   EXP REC-MARKETING (1)              16,142    16,142      16,142      16,142      193,704     216,315    (22,611)    -10%
------------------------------------------------------------------------------------------------------------------------------------
3100-027   EXP REC-SPRINKLER                   4,375     4,375       4,375       4,375       52,500      52,755       (255)      0%
------------------------------------------------------------------------------------------------------------------------------------
3100-040   EXP REC-CAM (2)                   156,844   156,844     156,844     156,844    1,882,128   1,279,173    602,955      47%
------------------------------------------------------------------------------------------------------------------------------------
3500-100   INTEREST INCOME                                                                        0      39,384    (39,384)   -100%
------------------------------------------------------------------------------------------------------------------------------------
3500-300   EXHIBITIONS                         8,900     8,900       8,900       8,900      106,800     106,711         89       0%
------------------------------------------------------------------------------------------------------------------------------------
3500-900   MISCELLANEOUS INCOME                                                                   0       2,215     (2,215)   -100%
------------------------------------------------------------------------------------------------------------------------------------
3999-999   PRIOR YR INCOME ADJUSTMENT                                                             0       4,567     (4,567)   -100%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                               1,063,681   956,398     957,030   1,181,033   11,518,173   9,629,571  1,888,602      20%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
4000-100   ADVERTISING & PROMOTION (1)        11,980    24,980      46,980      34,980      273,760     218,643     55,117      25%
------------------------------------------------------------------------------------------------------------------------------------
4000-900   MISC. EXPENSE                                                                          0        (160)       160    -100%
------------------------------------------------------------------------------------------------------------------------------------
4000-999   BAD DEBT EXPENSE                                                    100,000      100,000
------------------------------------------------------------------------------------------------------------------------------------
4100-100   TRAVEL                                100       100         100         100        1,200       1,519       (319)    -21%
------------------------------------------------------------------------------------------------------------------------------------
4100-200   MEALS & ENTERAINMENT                                                                   0         100       (100)   -100%
------------------------------------------------------------------------------------------------------------------------------------
4200-200   COMPUTER EXPENSE - SOFTWARE                                                            0         620       (620)   -100%
------------------------------------------------------------------------------------------------------------------------------------
4200-300   COMPUTER EXPENSE - HARDWARE                                                            0         600       (300)   -100%
------------------------------------------------------------------------------------------------------------------------------------
4300-100   OFFICE EXPENSE - SUPPLIES             500       500         500         500        6,000       5,900        100       2%
------------------------------------------------------------------------------------------------------------------------------------
4300-200   POSATAGE & DELIVERY                   425       425         425         425        5,100       4,885        215       4%
------------------------------------------------------------------------------------------------------------------------------------
4300-300   REPRODUTION EXPENSE                   200       200         200         200        2,400       2,124        276      13%
------------------------------------------------------------------------------------------------------------------------------------
4300-500   TELEPHONE (2)                         750       750         750         750        9,000       8,845        155       2%
------------------------------------------------------------------------------------------------------------------------------------
4400-120   SALARIES MANAGEMENT (2)            10,103    10,103      10,103      10,103      121,236     119,863      1,373       1%
------------------------------------------------------------------------------------------------------------------------------------
4400-150   TEMPORARY HELP                                                                         0         377       (377)   -100%
------------------------------------------------------------------------------------------------------------------------------------
4500-100   LEGAL & ACCOUNTING                  4,166     4,166       4,167       4,166       50,000      92,500    (42,500)    -46%
------------------------------------------------------------------------------------------------------------------------------------
4500-200   PROFESSIONAL SERVICES               1,667     1,667       1,667       1,667       20,000      35,266    (15,266)    -43%
------------------------------------------------------------------------------------------------------------------------------------
4500-500   INSURANCE SERVICES (2)                195       195         195         195        2,340       2,210        130       6%
------------------------------------------------------------------------------------------------------------------------------------
5000-1000  SECURITY SERVICES (2)              30,000    30,000      30,000      30,000      360,000     299,363     60,637      20%
------------------------------------------------------------------------------------------------------------------------------------
5000-200   MANAGMENT FEES (2)                 33,584    29,293      29,318      38,287      353,179     195,802    157,377      80%
------------------------------------------------------------------------------------------------------------------------------------
5000-300   TAXES-REAL ESTATE (1)                                                            350,262     348,667      1,595       0%
------------------------------------------------------------------------------------------------------------------------------------
5100-100   ELECTRICITY & GAS (2)              18,000    18,000      18,000      18,000      216,000     216,200       (200)      0%
------------------------------------------------------------------------------------------------------------------------------------
5100-300   WATER & SEWER                       2,500     2,500       2,500       2,500       30,000      21,600      8,400      39%
------------------------------------------------------------------------------------------------------------------------------------
5200-100   EXTERMINATING (2)                     700       700         700         700        8,400       5,665      2,735      48%
------------------------------------------------------------------------------------------------------------------------------------
5200-200   R&M GENERAL REC                                                                        0       9,155     (9,155)   -100%
------------------------------------------------------------------------------------------------------------------------------------
5200-201   R&M EXTERIOR (2)                    6,950     6,950       6,950       6,950       83,400       6,430     76,970    1197%
------------------------------------------------------------------------------------------------------------------------------------
5200-202   R&M INTERIOR (2)                    1,600     1,600       1,600       1,600       19,200      18,980        220       1%
------------------------------------------------------------------------------------------------------------------------------------
5200-203   R&M PKG LOT (2)                       200       200         200         200        2,400       1,388      1,012      73%
------------------------------------------------------------------------------------------------------------------------------------
5200-205   R&M A/C MAINT (2)                     300       300         300         300        3,600       3,360        240       7%
------------------------------------------------------------------------------------------------------------------------------------
5200-210   R&M CONTRACT (2)                      100       100         100         100        1,200         670        530      79%
------------------------------------------------------------------------------------------------------------------------------------
5200-212   R&M CONTRACT A/C MAINT (2)          1,000     1,000       1,000       1,000       12,000       2,910      9,090     312%
------------------------------------------------------------------------------------------------------------------------------------
5200-213   R&M CONTRACT EXTERIOR (2)           5,800     5,800       5,800       5,800       69,600      65,440      4,160       6%
------------------------------------------------------------------------------------------------------------------------------------
5200-214   R&M CONTRACT INTERIOR (2)             425       425         425         425        5,100       4,800        300       6%
------------------------------------------------------------------------------------------------------------------------------------
5200-225   R&M ELECTRICAL (2)                    900       900         900         900       10,800      10,716         84       1%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       BIG BEAVER 1997 BUDGET
------------------------------------------------------------------------------------------------------------------------------------
                                            1/97      2/97        3/97        4/97        5/97        6/97         7/97       8/97
------------------------------------------------------------------------------------------------------------------------------------
5200-230   RUBBISH REMOVAL (2)              3,450      3,450       3,450       3,450       3,450       3,450        3,450      3,450
------------------------------------------------------------------------------------------------------------------------------------
5200-240   SUPPLIES
------------------------------------------------------------------------------------------------------------------------------------
5200-241   SUPPLIES EXTERIOR (2)              200        200         200         200         200         200          200        200
------------------------------------------------------------------------------------------------------------------------------------
5200-242   SUPPLIES INTERIOR (2)            3,500      3,500       3,500       3,500       3,500       3,500        3,500      3,500
------------------------------------------------------------------------------------------------------------------------------------
5200-245   JANITORIAL (2)                  24,166     24,166      24,166      24,166      24,166      24,166       24,166     24,166
------------------------------------------------------------------------------------------------------------------------------------
5200-250   R&M FOOD COURT (2)               1,000      1,000       1,000       1,000       1,000       1,000        1,000      1,000
------------------------------------------------------------------------------------------------------------------------------------
5200-260   FIRE PROTECTION (2)                100        100         100         100         100         100          100        100
------------------------------------------------------------------------------------------------------------------------------------
5210-100   R&M GENERAL (NON) (2)            1,000      1,000       1,000       1,000       1,000       1,000        1,000      1,000
------------------------------------------------------------------------------------------------------------------------------------
5300-110   INSURANCE-PROPERTY (2)
------------------------------------------------------------------------------------------------------------------------------------
5300-120   INSURANCE-G/L (2)
------------------------------------------------------------------------------------------------------------------------------------
5300-130   INSURANCE UMBRELLA LIAB (2)
------------------------------------------------------------------------------------------------------------------------------------
5300-140   INSURANCE CRIME
------------------------------------------------------------------------------------------------------------------------------------
5300-150   INSURANCE XCESS WINDSTORM (2)
------------------------------------------------------------------------------------------------------------------------------------
5300-200   TAXES PERSONAL PROPERTY (2)                                                     1,600
------------------------------------------------------------------------------------------------------------------------------------
5300-900   TAXES OTHER (2)                                                    19,707
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                            335,719    160,588     166,880     182,366     169,259     184,950      342,228    167,097
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[ILLEGIBLE]                               553,633    728,764     829,755     708,741     721,848     813,440      559,816    734,947
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                              9/97     10/97       11/97       12/97       TOTAL        1996        (DECR)     %
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ACTUAL              INC./DECR
------------------------------------------------------------------------------------------------------------------------------------
5200-230   RUBBISH REMOVAL (2)              3,450      3,450       3,450       3,450      41,400      41,246          154         0%
------------------------------------------------------------------------------------------------------------------------------------
5200-240   SUPPLIES                                                                            0       2,610       (2,610)     -100%
------------------------------------------------------------------------------------------------------------------------------------
5200-241   SUPPLIES EXTERIOR (2)              200        200         200         200       2,400       1,000        1,400       140%
------------------------------------------------------------------------------------------------------------------------------------
5200-242   SUPPLIES INTERIOR (2)            3,500      3,500       3,500       3,500      42,000      38,478        3,522         9%
------------------------------------------------------------------------------------------------------------------------------------
5200-245   JANITORIAL (2)                  24,166     24,166      24,166      24,166     289,992     289,000          992         0%
------------------------------------------------------------------------------------------------------------------------------------
5200-250   R&M FOOD COURT (2)               1,000      1,000       1,000       1,000      12,000       9,069        2,931        32%
------------------------------------------------------------------------------------------------------------------------------------
5200-260   FIRE PROTECTION (2)                100        100         100         100       1,200         935          265        28%
------------------------------------------------------------------------------------------------------------------------------------
5210-100   R&M GENERAL (NON) (2)            1,000      1,000       1,000       1,000      12,000      11,105          895         8%
------------------------------------------------------------------------------------------------------------------------------------
5300-110   INSURANCE-PROPERTY (2)                                 30,076                  30,076      30,076            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-120   INSURANCE-G/L (2)                                      73,427                  73,427      73,427            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-130   INSURANCE UMBRELLA LIAB (2)                            12,662                  12,662      12,662            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-140   INSURANCE CRIME                                                                     0           0            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-150   INSURANCE XCESS WINDSTORM (2)                          24,265                  24,265      24,265            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-200   TAXES PERSONAL PROPERTY (2)                                                     1,600       1,600            0         0%
------------------------------------------------------------------------------------------------------------------------------------
5300-900   TAXES OTHER (2)                                                                19,107      19,107            0         0%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                            165,561    174,270     336,725     293,263   2,678,906   2,259,318      319,588        14%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
[ILLEGIBLE]                               898,120    782,128     620,305     887,770   8,839,267   7,370,253    1,569,014        21%
------------------------------------------------------------------------------------------------------------------------------------

[ILLEGIBLE] taxes, media, marketing
[ILLEGIBLE] cam reimbursable
[ILLEGIBLE] mgt fee expense = minimum rent, outlots, and overage x 4%

APPROVED TO ENTER INTO SYSTEM---------------
[ILLEGIBLE]

------------------------------------------------------------------------------------------------------------------------------------
Start Date: 01/09/97                             Manley-Berenson Associates, Inc.                                     Page:    1
                                                        Detail Rent Roll                                              Date: 01/09/97
                                                     MONTEHIEDRA TOWN CENTER                                          Time: 10:26:34

------------------------------------------------------------------------------------------------------------------------------------
                                        Occupancy      Rent Dates         Square   Monthly      Annual     Monthly     Expense
            Tenant Name                  Status     Start     Expire     Footage  Base Rent    Rate/SF  Cost Recovery   Stop
------------------------------------------------------------------------------------------------------------------------------------

0061-61010  KMART #4844                 0 ACTIVE   10/03/94   10/31/19   135,385  121,282.42    10.75          0.00     0.00
0061-61020  ME SALVE                    0 ACTIVE   12/01/94   11/30/04     4,968    6,210.00    15.00      3,042.83     0.00
0061-61030  THE HORSE LOVERS' SHOP      0 ACTIVE   11/01/96   08/31/03       800    2,000.00    30.00        577.35     0.00

0061-61031  XPLOSIF                     0 ACTIVE   12/15/96   12/31/06     3,419    4,273.75    15.00      2,133.52     0.00
0061-61040  LA DEFENSA                  0 ACTIVE   11/15/95   10/31/05     2,394    4,389.00    22.00      1,978.66     0.00
0061-61050  ATHLETIC XPRESS             0 ACTIVE   11/17/96   11/30/06     3,294    6,862.50    25.00      2,720.30     0.00
0061-61070  LA GRAN VIA                 0 ACTIVE   05/01/95   05/31/05     4,360    9,083.33    25.00      3,605.30     0.00
0061-61080  KIDZ WORLD                  0 ACTIVE   04/24/95   04/30/05     2,094    4,015.50    23.00      1,730.54     0.00
0061-61090  RECUERDOS                   0 ACTIVE   03/01/95   11/30/04     2,215    3,691.67    20.00      1,831.06     0.00

0061-61100  ALMACENES GONZALEZ          0 ACTIVE   02/01/96   01/31/06     2,861    5,960.42    25.00      2,210.11     0.00
0061-61110  MAMBO                       0 ACTIVE   01/01/95   12/31/04     1,500    2,875.00    23.00      1,239.38     0.00
0061-61120  5-7-9 #162                  0 ACTIVE   12/06/94   12/31/06     1,554    3,237.50    25.00        890.30     0.00
0061-61130  THE PRO IMAGE               0 ACTIVE   05/12/95   05/31/05     1,461    3,652.50    30.00      1,207.60     0.00
0061-61140  THE ELECTRONICS BOUTIQUE    0 ACTIVE   04/01/95   05/31/05     1,461    3,043.75    25.00      1,085.85     0.00
0061-61150  GIRALDA                     0 ACTIVE   12/17/94   11/30/09    14,615   18,422.50    15.13      7,816.91     0.00

0061-61180  THOM MCAN FOOTWEAR          0 ACTIVE   07/01/95   06/30/05     2,978    4,963.33    20.00      2,326.48     0.00
0061-61190  SPEC'S MUSIC                0 ACTIVE   03/01/95   02/28/05     3,410    8,525.00    30.00      2,799.33     0.00
0061-61200  CLAIRE'S BOUTIQUE           0 ACTIVE   12/01/94   11/30/04       940    2,916.67    37.23        777.27     0.00
0061-61210  NOVUS                       0 ACTIVE   01/01/95   11/30/04     2,995    4,742.08    19.00      1,983.88     0.00

0061-61220  BAKERS #2696                0 ACTIVE   12/01/94   11/30/06     2,588    4,960.33    23.00      1,483.25     0.00
0061-61230  GENERAL NUTRITION CEN       0 ACTIVE   03/01/95   02/28/05     1,730    3,964.58    27.50      1,264.32     0.00



------------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly                         Future Rent Increases
            Tenant Name                           Other Income      Cal       Date                Monthly Amt.             Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61010  KMART #4844                               0.00
0061-61020  ME SALVE                                  0.00          010     12/01/97                    0.00                0.00
0061-61030  THE HORSE LOVERS' SHOP                    0.00          010     09/01/98                2,200.00               33.00
                                                                    010     09/01/01                2,466.67               37.00
0061-61031  XPLOSIF                                   0.00          010     01/01/01                5,128.50               18.00
0061-61040  LA DEFENSA                                0.00          010     11/01/00                4,788.00               24.00
0061-61050  ATHLETIC XPRESS                           0.00
0061-61070  LA GRAN VIA                               0.00          010     05/01/00               10,900.00               30.00
0061-61080  KIDZ WORLD                                0.00          010     05/01/00                5,235.00               30.00
0061-61090  RECUERDOS                                 0.00          010     03/01/98                4,060.83               22.00
                                                                            03/01/01                4,430.00               24.00
0061-61100  ALMACENES GONZALEZ                        0.00          010     02/01/00                7,152.50               30.00
0061-61110  MAMBO                                     0.00          010     01/01/00                3,125.00               25.00
0061-61120  5-7-9 #162                                0.00
0061-61130  THE PRO IMAGE                             0.00          010     06/01/00                4,261.25               35.00
0061-61140  THE ELECTRONICS BOUTIQUE                  0.00          010     04/01/00                3,652.50               30.00
0061-61150  GIRALDA                                   0.00          010     01/01/00               19,651.50               16.14
                                                                            01/01/05               20,878.83               17.14
0061-61180  THOM MCAN FOOTWEAR                        0.00
0061-61190  SPEC'S MUSIC                              0.00          010     03/01/00                9,945.83               35.00
0061-61200  CLAIRE'S BOUTIQUE                         0.00
0061-61210  NOVUS                                     0.00          010     12/01/97                5,241.25               21.00
                                                                    010     12/01/01                5,740.42               23.00
0061-61220  BAKERS #2696                              0.00
0061-61230  GENERAL NUTRITION CEN                     0.00          010     03/01/98                4,325.00               30.00
                                                                    010     03/01/02                4,685.42               32.50

------------------------------------------------------------------------------------------------------------------------------------
Start Date: 01/09/97                             Manley-Berenson Associates, Inc.                                     Page:    2
                                                        Detail Rent Roll                                              Date: 01/09/97
                                                     MONTEHIEDRA TOWN CENTER                                          Time: 10:28:14

------------------------------------------------------------------------------------------------------------------------------------
                                        Occupancy      Rent Dates         Square   Monthly      Annual     Monthly     Expense
            Tenant Name                  Status     Start     Expire     Footage  Base Rent    Rate/SF  Cost Recovery   Stop
------------------------------------------------------------------------------------------------------------------------------------
0061-61240  MADELENE BOUTIQUE           0 ACTIVE   11/01/95   10/31/05     1,780    3,586.67    26.00      1,285.47     0.00



0061-61250  THE BOOK SHOP               0 ACTIVE   05/01/96   04/30/04     1,716    2,750.00    19.23      1,003.86     0.00
0061-61260  KRESS & KRESS KIDS          0 ACTIVE   04/01/95   03/31/05     6,331    7,913.75    15.00      3,666.66     0.00
0061-61270  DONATO                      0 ACTIVE   12/01/94   11/30/04     4,309    7,181.67    20.00      3,022.97     0.00
0061-61280  PAYLESS SHOESOURCE #4       0 ACTIVE   12/01/94   11/30/04     4,363    7,630.00    20.99      2,665.90     0.00
0061-61290  CASA FEBUS                  0 ACTIVE   04/26/95   04/30/05     4,360    8,720.00    24.00      2,967.46     0.00
0061-61300  PUERTOS ESCONDIDOS          0 ACTIVE   12/22/94   12/31/04     1,738    3,186.33    22.00      1,436.17     0.00
0061-61310  PEARLE VISION               0 ACTIVE   12/14/94   12/31/04     1,905    3,968.75    25.00      1,563.91     0.00
0061-61320  CALZADOS PIMPOLIN           0 ACTIVE   05/01/95   01/31/05     1,200    2,500.00    25.00        792.25     0.00
0061-61330  PARTY LAND                  0 ACTIVE   10/16/95   10/31/05     4,029    6,379.25    19.00      2,910.59     0.00

0061-61350  ONE PRICE CLOTHING #7       0 ACTIVE   11/01/94   01/31/05     4,360    7,266.67    20.00      2,620.75     0.00
0061-61351  ATHLETIC ATTIC              0 ACTIVE   03/01/95   02/28/05     2,042    3,743.67    22.00      1,432.28     0.00
0061-61360  CASA DE LOS TAPES           0 ACTIVE   04/24/95   04/30/05     3,126    7,815.00    30.00      1,997.75     0.00
0061-61370  MARSHALLS                   0 ACTIVE   12/01/94   01/31/10    29,776   28,535.33    11.50      4,833.68     0.00





0061-61375  DISCOVERY ZONE #905         0 ACTIVE   02/03/95   02/28/03    10,000   16,666.67    20.00      2,395.67     0.00

0061-61380  CARIBBEAN THEATRES          0 ACTIVE   05/01/96   04/30/21    50,000   29,166.67     7.00      6,356.83     0.00


0061-61390  BUILDERS SQUARE #1004       0 ACTIVE   08/28/94   08/31/19   110,241  105,074.92    11.44          0.00     0.00
0061-61400  TIME-OUT #10019             0 ACTIVE   02/01/95   01/31/07     2,082    3,470.00    20.00      1,193.08     0.00
0061-61420  DELICIAS                    0 ACTIVE   02/01/95   01/31/05       777    1,942.50    30.00        561.09     0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly                         Future Rent Increases
            Tenant Name                           Other Income      Cal       Date                Monthly Amt.             Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61240  MADELENE BOUTIQUE                         0.00          010     11/01/97                4,153.33               28.00
                                                                            11/01/99                4,450.00               30.00
                                                                            11/01/01                4,746.67               32.00
                                                                            11/01/03                5,043.33               34.00
0061-61250  THE BOOK SHOP                             0.00          010     05/01/00                    0.00                0.00
0061-61260  KRESS & KRESS KIDS                        0.00          010     04/01/00                8,968.92               17.00
0061-61270  DONATO                                    0.00          010     12/01/99                7,899.83               22.00
0061-61280  PAYLESS SHOESOURCE #4                     0.00          010
0061-61290  CASA FEBUS                                0.00          010     05/01/00                9,446.67               26.00
0061-61300  PUERTOS ESCONDIDOS                        0.00          010
0061-61310  PEARLE VISION                             0.00          010
0061-61320  CALZADOS PIMPOLIN                         0.00          010     05/01/00                3,000.00               30.00
0061-61330  PARTY LAND                                0.00          010     11/01/97                6,715.00               20.00
                                                                            11/01/00                    0.00                0.00
0061-61350  ONE PRICE CLOTHING #7                     0.00          010     12/01/05                9,446.67               26.00
0061-61351  ATHLETIC ATTIC                            0.00          010     03/01/08                3,913.83               23.00
0061-61360  CASA DE LOS TAPES                         0.00          010     05/01/00                9,117.50               35.00
0061-61370  MARSHALLS                                 0.00          010     11/01/98               31,016.67               12.50
                                                                            11/01/01               33,498.00               13.50
                                                                            11/01/04               34,738.67               14.00
                                                                            02/01/10               37,220.00               15.00
                                                                            02/01/15               39,701.33               16.00
                                                                            02/01/20               42,182.67               17.00
0061-61375  DISCOVERY ZONE #905                       0.00          010     03/01/05               18,333.33               22.00
                                                                            03/01/10               20,166.67               24.20
0061-61380  CARIBBEAN THEATRES                        0.00          010     05/01/06               33,541.67                8.05
                                                                            05/01/16               37,916.67                9.10
                                                                            05/01/21               42,291.67               10.15
0061-61390  BUILDERS SQUARE #1004                     0.00          010
0061-61400  TIME-OUT #10019                           0.00          010
0061-61420  DELICIAS                                  0.00          010

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 3
                                                    Detail Rent Roll Date                                             Date: 01/09/97
                                               MONTEHIEDRA TOWN CENTER Time                                           Time: 10:29:33
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
061-61450 SBARRRO                                  0 ACTIVE       01/24/95       01/31/05         700          3,500.00       60.00
061-61460 EL SANDWICHON                            0 ACTIVE       03/01/95       02/28/05         360          1,860.00       62.00
061-61470 FLAMERS CHARBROILED H                    0 ACTIVE       01/01/95       12/31/05         461          2,305.00       60.00
061-61480 TACO MAKER                               0 ACTIVE       01/01/95       12/31/04         530          2,650.00       60.00
061-61490 LA PARRILLA ARGENTINA                    0 ACTIVE       04/01/96       03/31/06         370          3,083.33      100.00
061-61500 CHOPSTICKS                               0 ACTIVE       08/01/95       07/31/05         651          3,797.50       70.00
061-61510 COUNTRY PIT                              0 ACTIVE       02/01/95       01/31/05         651          3,255.00       60.00
061-61520 KFC                                      0 ACTIVE       02/01/95       01/31/05         768          3,840.00       60.00
061-61530 GALLERIA GIRASOL                         0 ACTIVE       05/12/95       05/31/05         757          2,838.75       45.00
061-61550 VICTORIAN ROOM                           0 ACTIVE       09/15/95       09/30/05         709          1,477.08       25.00
061-61560 J. RIGGINS #479                          0 ACTIVE       12/01/94       11/30/06       2,501          4,793.58       23.00
061-61580 OAK TREE #10066                          0 ACTIVE       12/01/94       11/30/06       2,086          3,998.17       23.00
061-61595 CLICK                                    0 ACTIVE       09/01/06       08/31/06       2,180          3,633.33       20.00
061-61600 FOOTACTION #359                          0 ACTIVE       11/24/95       11/30/05       4,966          8,276.67       20.00
061-61610 POSTAL ZONE                              0 ACTIVE       10/01/96       07/31/04       1,080          2,070.00       23.00


061-61612 CROSSWAY BEAUTY SPA                      0 ACTIVE       08/01/96       06/30/02         495          1,443.75       35.00
061-61615 MONTEHIEDRA CRUISES &                    0 ACTIVE       11/15/96       11/30/02         585          1,218.75       25.00

061-61620 IN DETAIL                                0 ACTIVE       05/01/96       04/30/06         990          2,062.50       25.00
061-61621 LORD JIM LEATHER                         0 ACTIVE       03/08/96       12/31/01         800          1,866.67       28.00
061-61631 HILL MONOGRAMS                           0 ACTIVE       01/01/96       12/31/06         751          1,877.50       30.00
061-61640 BRILLANTIF JOYEROS                       0 ACTIVE       12/01/94       11/30/04         800          2,333.33       35.00
061-61650 PRECIOSA                                 0 ACTIVE       12/11/94       12/31/04       1,602          4,672.50       35.00
061-61660 CINE FOTO                                0 ACTIVE       07/01/95       11/30/04       1,000          2,083.33       25.00
061-61670 CROSSWAY FAMILY HAIR                     0 ACTIVE       05/05/95       05/30/05       1,430          3,575.00       30.00


------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
061-61450 SBARRRO                                      4,088.96     0.00     0.00
061-61460 EL SANDWICHON                                2,132.97     0.00     0.00        010   03/01/00      1,950.00     65.00
061-61470 FLAMERS CHARBROILED H                        2,692.52     0.00     0.00
061-61480 TACO MAKER                                   3,133.47     0.00     0.00        010   01/01/00      2,870.83     65.00
061-61490 LA PARRILLA ARGENTINA                        1,227.17     0.00     0.00
061-61500 CHOPSTICKS                                   3,802.29     0.00     0.00
061-61510 COUNTRY PIT                                  3,809.53     0.00     0.00
061-61520 KFC                                          4,544.17     0.00     0.00
061-61530 GALLERIA GIRASOL                               625.47     0.00     0.00
061-61550 VICTORIAN ROOM                                 385.77     0.00     0.00        010   10/01/00      1,772.50     30.00
061-61560 J. RIGGINS #479                              1,433.78     0.00     0.00
061-61580 OAK TREE #10066                              1,195.37     0.00     0.00
061-61595 CLICK                                        1,364.32     0.00     0.00        010   09/01/01      3,996.67     22.00
061-61600 FOOTACTION #359                              3,906.84     0.00     0.00
061-61610 POSTAL ZONE                                    779.40     0.00     0.00        010   08/01/98      2,250.00     25.00
                                                                                         010   08/01/00      2,430.00     27.00
                                                                                         010   08/01/02      2,700.00     30.00

061-61612 CROSSWAY BEAUTY SPA                            357.23     0.00     0.00        010   07/01/99      1,650.00     40.00
061-61615 MONTEHIEDRA CRUISES &                          422.18     0.00     0.00        010   12/01/98      1,316.25     27.00
                                                                                         010   12/01/00      1,462.50     30.00
061-61620 IN DETAIL                                      817.58     0.00     0.00
061-61621 LORD JIM LEATHER                               501.34     0.00     0.00        010   01/01/99      2,000.00     30.00
061-61631 HILL MONOGRAMS                                 501.92     0.00     0.00        010   01/01/01      2,190.42     35.00
061-61640 BRILLANTIF JOYEROS                             661.50     0.00     0.00
061-61650 PRECIOSA                                     1,314.63     0.00     0.00
061-61660 CINE FOTO                                      764.36     0.00     0.00        010   12/01/99      3,750.00     45.00
061-61670 CROSSWAY FAMILY HAIR                         1,181.49     0.00     0.00        010   06/01/00      4,170.83     35.00

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 4
                                                         Detail Rent Roll                                             Date: 01/09/97
                                                      MONTEHIEDRA TOWN CENTER                                         Time: 10:31:01
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61680 BANCO SANTANDER                         0 ACTIVE       02/01/96      01/31/06        1,553          3,882.50      30.00

0061-61690 MARIANNE #3782                          0 ACTIVE       12/01/94      01/31/05       10,481         12,227.84      14.00
0061-61710 INFINITO                                0 ACTIVE       12/01/94      11/30/04        4,360          6,176.67      17.00
0061-61720 KAY BEE TOYS                            0 ACTIVE       07/01/95      06/30/05        4,317          6,475.50      18.00
0061-61730 WILD PAIR #5696                         0 ACTIVE       12/07/94      12/31/06        1,383          2,881.25      25.00
0061-61740 KINDER MODE                             0 ACTIVE       12/19/94      12/31/04        1,573          3,277.08      25.00

0061-61750 EYE CENTER                              0 ACTIVE       03/01/95      02/28/05        1,596          3,325.00      25.00

0061-61760 JW #80914                               0 ACTIVE       12/01/94      11/30/06        1,383          2,881.25      25.00
0061-61770 PATRICIA                                0 ACTIVE       05/07/96      05/31/04        2,025          4,387.50      26.00
0061-61780 ATICO ANTIQUES & FINE                   0 ACTIVE       12/01/96      11/30/06        2,343          3,514.50      18.00

061-61790  REQUEST JEANS                           0 ACTIVE       03/01/95      02/28/05        2,212          3,686.67      20.00
061-61800  STEPHANIE ADDLER                        0 ACTIVE       05/06/95      05/31/05        2,094          3,664.50      21.00
061-61810  BOSTONIAN                               0 ACTIVE       03/01/95      02/28/05        1,335          2,447.50      22.00


061-61820  KITTYLAND                               0 ACTIVE       05/01/95      05/31/05          990          2,887.50      35.00
061-61830  PETLAND                                 0 ACTIVE       08/01/96      06/30/06        2,904          4,820.00      19.92
061-61840  IMPERIAL BEAUTY SUPPL                   0 ACTIVE       05/01/95      01/31/05        1,628          4,748.33      35.00
061-61850  LE CLUB                                 0 ACTIVE       04/01/96      03/31/06        4,005          7,676.25      23.00

0061-61860 SALON DE ORO-BARED                      0 ACTIVE       12/16/94      12/31/04          902          3,006.67      40.00
0061-61880 EKENIRIX                                0 ACTIVE       12/01/94      11/30/04          678          2,260.00      40.00
0061-61890 GODDESS                                 0 ACTIVE       11/24/95      11/30/02          180          2,000.00     133.33

0061-61900 MR. PRETZELS                            0 ACTIVE       01/01/95      12/31/99           90          1,000.00     133.33
0061-61910 ROORICAST                               0 ACTIVE       12/01/95      11/30/00           90          1,200.00     160.00



------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61680 BANCO SANTANDER                               908.51     0.00     0.00        010   02/01/00      4,529.58      35.00
                                                                                               02/01/03      5,176.67      40.00
0061-61690 MARIANNE #3782                              5,927.69     0.00     0.00
0061-61710 INFINITO                                    2,731.30     0.00     0.00        010   12/01/99      6,903.33      19.00
0061-61720 KAY BEE TOYS                                3,053.11     0.00     0.00        010   07/01/08      7,354.75      21.00
0061-61730 WILD PAIR #5696                               792.66     0.00     0.00
0061-61740 KINDER MODE                                 1,103.67     0.00     0.00        010   01/01/00      3,408.17      26.00
                                                                                         010   01/01/02      3,539.25      27.00
0061-61750 EYE CENTER                                  1,318.76     0.00     0.00        010   12/01/97      3,408.17      26.00
                                                                                         010   12/01/98      3,990.00      30.00
0061-61760 JW #80914                                     792.66     0.00     0.00
0061-61770 PATRICIA                                    1,461.37     0.00     0.00        010   06/01/00      4,725.00      28.00
0061-61780 ATICO ANTIQUES & FINE                       1,759.69     0.00     0.00        010   12/01/98      4,100.25      21.00
                                                                                         010   12/01/02      4,686.00      24.00
061-61790  REQUEST JEANS                               1,828.11     0.00     0.00
061-61800  STEPHANIE ADDLER                            1,556.04     0.00     0.00        010   06/01/00      4,013.50      23.00
061-61810  BOSTONIAN                                   1,112.52     0.00     0.00        010   03/01/98      2,670.00      24.00
                                                                                         010   03/01/01      2,892.50      26.00

061-61820  KITTYLAND                                     818.60     0.00     0.00
061-61830  PETLAND                                     2,153.72     0.00     0.00        010   07/01/01      5,302.00      21.91
061-61840  IMPERIAL BEAUTY SUPPL                       1,345.21     0.00     0.00
061-61850  LE CLUB                                     2,973.72     0.00     0.00        010
                                                                                         010   04/01/01      8,343.75      25.00
0061-61860 SALON DE ORO-BARED                            745.84     0.00     0.00
0061-61880 EKENIRIX                                      560.63     0.00     0.00
0061-61890 GODDESS                                       100.00     0.00     0.00        010   12/01/97      2,333.33     155.56
                                                                                         010   12/01/99      2,500.00     166.67
0061-61900 MR. PRETZELS                                  300.00     0.00     0.00
0061-61910 ROORICAST                                     300.00     0.00     0.00

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 5
                                                          Detail Rent Roll                                            Date: 01/09/97
                                                       MONTEHIEDRA TOWN CENTER                                        Time: 10:32:23
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61920 PIERCING PAGODA                         0 ACTIVE       03/01/95      02/28/00       180            2,000.00      133.33
0061-61930 GAFAS Y GAFAS                           0 ACTIVE       12/16/94      12/31/99       180            2,000.00      133.33
0061-61950 VALIJA GATANA                           0 ACTIVE       01/15/96      01/31/01       180            2,450.00      163.33
0061-61960 BEEPERS CONNECTION                      0 ACTIVE       03/11/95      03/31/00        90            1,000.00      133.33
0061-61970 SUNGLASS HUT                            0 ACTIVE       12/15/94      12/31/04       180            2,000.00      133.33
0061-61980 GOODIES                                 0 ACTIVE       01/01/95      12/31/99       180            2,000.00      133.33
0061-61990 HOWARD JOHNSON'S ICE                    0 ACTIVE       07/17/95      07/31/05       180            2,500.00      166.67
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                            Occupied Sqft:    100%   517,672          661,725.93
                                                                 Available Sqft:      0%         0
                                                                     Total Sqft:           517,672
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61920 PIERCING PAGODA                             113.25       0.00     0.00
0061-61930 GAFAS Y GAFAS                               200.00       0.00     0.00
0061-61950 VALIJA GATANA                               150.00       0.00     0.00
0061-61960 BEEPERS CONNECTION                          300.00       0.00     0.00
0061-61970 SUNGLASS HUT                                195.00       0.00     0.00
0061-61980 GOODIES                                     300.00       0.00     0.00
0061-61990 HOWARD JOHNSON'S ICE                        195.00       0.00     0.00        010   08/01/99      3,000.00     200.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                                             162,329.73                0.00
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 1
                                                         Detail Rent Roll                                             Date: 01/09/97
                                                      MONTEHIEDRA TOWN CENTER                                         Time: 10:26:34
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61010 KMART #4844                             0 ACTIVE       10/03/94      10/31/19       135,385        121,282.42    10.75
0061-61020 ME SALVE                                0 ACTIVE       12/01/94      11/30/04         4,968          6,210.00    15.00
0061-61030 THE HORSE LOVERS' SHO                   0 ACTIVE       11/01/96      08/31/03           800          2,000.00    30.00

0061-61831 XPLOSIF                                 0 ACTIVE       12/15/96      12/31/06         3,419          4,273.75    15.00
0061-61040 LA DEFENSA                              0 ACTIVE       11/15/95      10/31/05         2,394          4,389.00    22.00
0061-61050 ATHLETIC XPRESS                         0 ACTIVE       11/17/96      11/30/06         3,294          6,862.50    25.00
0061-61070 LA GRAN VIA                             0 ACTIVE       05/01/95      05/31/05         4,360          9,083.33    25.00
0061-61080 KIDZ WORLD                              0 ACTIVE       04/24/95      04/30/05         2,094          4,013.50    23.00
0061-61090 REQUERDOS                               0 ACTIVE       03/01/95      11/03/04         2,215          3,691.67    20.00

0061-61100 ALMACENES GONZALEZ                      0 ACTIVE       02/01/96      01/31/06         2,861          5,960.42    25.00
0061-61118 MAMBO                                   0 ACTIVE       01/01/95      12/31/04         1,500          2,875.00    23.00
0061-61120 5-7-9 #162                              0 ACTIVE       12/06/94      12/31/06         1,554          3,237.50    25.00
0061-61130 THE PRO IMAGE                           0 ACTIVE       05/12/95      05/31/05         1,461          3,652.50    30.00
0061-61140 THE ELECTRONICS BOUTI                   0 ACTIVE       04/01/95      05/31/05         1,461          3,043.75    25.00
0061-61150 GIRALDA                                 0 ACTIVE       12/17/94      11/30/09        14,615         18,422.50    15.13

0061-61180 THOM MCAN FOOTWEAR                      0 ACTIVE       07/01/95      06/30/05         2,978          4,963.33    20.00
0061-61190 SPEC'S MUSIC                            0 ACTIVE       03/01/95      02/28/05         3,410          8,525.00    30.00
0061-61208 CLAIRE'S BOUTIQUE #62                   0 ACTIVE       12/01/94      11/30/04           940          2,916.67    37.23
0061-61210 NOYUS                                   0 ACTIVE       01/01/95      11/30/04         2,995          4,742.08    19.00

0061-61220 BAKERS #2696                            0 ACTIVE       12/01/94      11/30/06         2,588          4,960.33    23.00
0061-61230 GENERAL NUTRITION CEN                   0 ACTIVE       03/01/95      02/28/85         1,730          3,964.58    27.50


------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61010 KMART #4844                                     0.00     0.00     0.00
0061-61020 ME SALVE                                    3,042.83     0.00     0.00        010   12/01/97           0.00     0.00
0061-61030 THE HORSE LOVERS' SHO                         577.35     0.00     0.00        010   09/01/98       2,200.00    33.00
                                                                                         010   09/01/01       2,466.67    37.00
0061-61831 XPLOSIF                                     2,133.52     0.00     0.00        010   01/01/01       5,128.50    18.00
0061-61040 LA DEFENSA                                  1,978.66     0.00     0.00        010   11/01/00       4,768.00    24.00
0061-61050 ATHLETIC XPRESS                             2,720.30     0.00     0.00
0061-61070 LA GRAN VIA                                 3,603.30     0.00     0.00        010   05/01/00      10,900.00    30.00
0061-61080 KIDZ WORLD                                  1,730.54     0.00     0.00        010   05/01/00       5,235.08    30.00
0061-61090 REQUERDOS                                   1,831.06     0.00     0.00        010   03/01/98       4,060.83    22.00
                                                                                         010   03/01/01       4,430.00    24.00
0061-61100 ALMACENES GONZALEZ                          2,210.11     0.00     0.00        010   02/01/00       7,152.50    30.00
0061-61118 MAMBO                                       1,239.38     0.00     0.00        010   01/01/00       3,125.00    25.00
0061-61120 5-7-9 #162                                    890.30     0.00     0.00
0061-61130 THE PRO IMAGE                               1,207.60     0.00     0.00        010   06/01/00       4,261.00    35.00
0061-61140 THE ELECTRONICS BOUTI                       1,085.85     0.00     0.00        010   04/01/00       3,652.50    30.00
0061-61150 GIRALDA                                     7,816.91     0.00     0.00        010   01/01/00      19,651.50    16.14
                                                                                         010   01/01/05      20,878.83    17.14
0061-61180 THOM MCAN FOOTWEAR                          2,326.48     0.00     0.00
0061-61190 SPEC'S MUSIC                                2,799.33     0.00     0.00        010   03/01/00       9,945.83    35.00
0061-61208 CLAIRE'S BOUTIQUE #62                         777.27     0.00     0.00
0061-61210 NOYUS                                       1,983.88     0.00     0.00        010   12/01/97       5,241.25    21.00
                                                                                         010   12/01/01       5,740.42    23.00
0061-61220 BAKERS #2696                                1,483.23     0.00     0.00
0061-61230 GENERAL NUTRITION CEN                       1,264.32     0.00     0.00        010   03/01/98       4,325.00    30.00
                                                                                         010   03/01/02       4,685.42    32.50

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 2
                                                         Detail Rent Roll                                             Date: 01/09/97
                                                      MONTEHIEDRA TOWN CENTER                                         Time: 10:28:14
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61240 MADELENE BOUTIQUE                       0 ACTIVE       11/01/95      10/31/05         1,780          3,856.67    26.00



0061-61250 THE BOOK SHOP                           0 ACTIVE       05/01/96      04/30/04         1,716          2,750.00    19.23
0061-61260 KRESS & KRESS KIDS                      0 ACTIVE       04/01/95      03/31/05         6,331          7,913.75    15.00
0061-61270 DONATO                                  0 ACTIVE       12/01/94      11/30/97          4309          7,181.67    20.00
0061-61280 PAYLESS SHOESOURCE #4                   0 ACTIVE       12/01/94      11/30/04         4,363          7,630.00    20.99
0061-61290 CASA VEBUS                              0 ACTIVE       04/26/95      04/30/05          4360          8,720.00    24.00
0061-61300 PUERTOS ESCONDIDOS                      0 ACTIVE       12/22/94      12/31/94          1738          3,186.33    22.00
0061-61310 PEARLE VISION                           0 ACTIVE       12/14/94      12/31/94         1,905          3,968.75    25.00
0061-61320 CALZADOS PIMPOLIN                       0 ACTIVE       05/01/95      01/31/05         1,200          2,500.00    25.00
0061-61330 PARTY LAND                              0 ACTIVE       10/16/95      10/31/05         4,029          6,379.25    19.00

0061-61350 ONE PRICE CLOTHING $7                   0 ACTIVE       11/01/94      01/31/05         4,360          7,266.67    20.00
0061-61351 ATHLETIC ATTIC                          0 ACTIVE       03/01/95      02/28/05         2,042          3,743.67    22.00
0061-61360 CASA DE LOS TAPES                       0 ACTIVE       04/24/95      04/30/05         3,126          7,815.00    30.00
0061-61370 MARSHALLS                               0 ACTIVE       12/01/94      01/31/10        29,776         20,535.33    11.50





0061-61375 DISCOVERY ZONE #905                     0 ACTIVE       02/03/95      02/28/03        10,000         16,666.67    20.00

0061-61300 CARIBBEAN THEATERS                      0 ACTIVE       05/01/96      04/30/21        50,000         29,166.67     7.00


0061-61390 BUILDERS SQUARE #1004                   0 ACTIVE       08/28/94      08/31/19       110,241        105,074.92    11.44
0061-61400 TIME-OUT #10019                         0 ACTIVE       02/01/95      01/31/07         2,082          3,470.00    20.00
0061-61420 DELICIAS                                0 ACTIVE       02/01/95      01/31/05           777          1,942.30    30.00



------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61240 MADELENE BOUTIQUE                           1,285.47     0.00     0.00        010   11/01/97       4,153.33    28.00
                                                                                         010   11/01/99       4,450.00    30.00
                                                                                         010   11/01/01       4,746.67    32.00
                                                                                         010   11/01/03       5,043.33    34.00

0061-61250 THE BOOK SHOP                               1,003.86     0.00     0.00        010   05/01/00           0.00     0.00
0061-61260 KRESS & KRESS KIDS                          3,666.66     0.00     0.00        010   04/01/00       8,968.92    17.00
0061-61270 DONATO                                      3,022.97     0.00     0.00        010   12/01/99       7,899.83    22.00
0061-61280 PAYLESS SHOESOURCE #4                       2,665.90     0.00     0.00
0061-61290 CASA VEBUS                                  2,967.46     0.00     0.00        010   05/01/00       9,446.67    26.00
0061-61300 PUERTOS ESCONDIDOS                          1,436.17     0.00     0.00
0061-61310 PEARLE VISION                               1,563.91     0.00     0.00
0061-61320 CALZADOS PIMPOLIN                             792.25     0.00     0.00        010   05/01/00       3,000.00    30.00
0061-61330 PARTY LAND                                  2,910.59     0.00     0.00        010   11/01/97       6,715.00    20.00
                                                                                         010   11/01/00           0.00     0.00
0061-61350 ONE PRICE CLOTHING $7                       2,620.75     0.00     0.00        010   02/01/05       9,446.67    26.00
0061-61351 ATHLETIC ATTIC                              1,432.28     0.00     0.00        010   03/01/08       3,913.83    23.00
0061-61360 CASA DE LOS TAPES                           1,997.75     0.00     0.00        010   05/01/00       9,117.50    35.00
0061-61370 MARSHALLS                                   4,833.68     0.00     0.00        010   11/01/98      31,016.67    12.50
                                                                                         010   11/01/01      33,498.00    13.50
                                                                                         010   11/01/04      34,738.67    14.00
                                                                                         010   02/01/10      37,220.00    15.00
                                                                                         010   02/01/15      39,701.33    16.00
                                                                                         010   02/01/20      42,182.67    17.00

0061-61375 DISCOVERY ZONE #905                         2,395.67     0.00     0.00        010   03/01/05      18,333.33    22.00
                                                                                         010   03/01/10      20,166.67    24.20
0061-61300 CARIBBEAN THEATERS                          6,356.83     0.00     0.00        010   05/01/06      33,541.67     8.05
                                                                                         010   05/01/16      37,916.67     9.10
                                                                                         010   05/01/21      42,291.67    10.15
0061-61390 BUILDERS SQUARE #1004                           0.00     0.00     0.00
0061-61400 TIME-OUT #10019                             1,193.08     0.00     0.00
0061-61420 DELICIAS                                      561.09     0.00     0.00

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 3
                                                    Detail Rent Roll Date                                             Date: 01/09/97
                                               MONTEHIEDRA TOWN CENTER Time                                           Time: 10:29:33
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
061-61450 SBARRRO                                  0 ACTIVE       01/24/95       01/31/05         700          3,500.00       60.00
061-61460 EL SANDWICHON                            0 ACTIVE       03/01/95       02/28/05         360          1,860.00       62.00
061-61470 FLAMERS CHARBROILED H                    0 ACTIVE       01/01/95       12/31/05         461          2,305.00       60.00
061-61480 TACO MAKER                               0 ACTIVE       01/01/95       12/31/04         530          2,650.00       60.00
061-61490 LA PARRILLA ARGENTINA                    0 ACTIVE       04/01/96       03/31/06         370          3,083.33      100.00
061-61500 CHOPSTICKS                               0 ACTIVE       08/01/95       07/31/05         651          3,797.50       70.00
061-61510 COUNTRY PIT                              0 ACTIVE       02/01/95       01/31/05         651          3,255.00       60.00
061-61520 KFC                                      0 ACTIVE       02/01/95       01/31/05         768          3,840.00       60.00
061-61530 GALLERIA GIRASOL                         0 ACTIVE       05/12/95       05/31/05         757          2,838.75       45.00
061-61550 VICTORIAN ROOM                           0 ACTIVE       09/15/95       09/30/05         709          1,477.08       25.00
061-61560 J. RIGGINS #479                          0 ACTIVE       12/01/94       11/30/06       2,501          4,793.58       23.00
061-61580 OAK TREE #10066                          0 ACTIVE       12/01/94       11/30/06       2,086          3,998.17       23.00
061-61595 CLICK                                    0 ACTIVE       09/01/06       08/31/06       2,180          3,633.33       20.00
061-61600 FOOTACTION #359                          0 ACTIVE       11/24/95       11/30/05       4,966          8,276.67       20.00
061-61610 POSTAL ZONE                              0 ACTIVE       10/01/96       07/31/04       1,080          2,070.00       23.00


061-61612 CROSSWAY BEAUTY SPA                      0 ACTIVE       08/01/96       06/30/02         495          1,443.75       35.00
061-61615 MONTEHIEDRA CRUISES &                    0 ACTIVE       11/15/96       11/30/02         585          1,218.75       25.00

061-61620 IN DETAIL                                0 ACTIVE       05/01/96       04/30/06         990          2,062.50       25.00
061-61621 LORD JIM LEATHER                         0 ACTIVE       03/08/96       12/31/01         800          1,866.67       28.00
061-61631 HILL MONOGRAMS                           0 ACTIVE       01/01/96       12/31/06         751          1,877.50       30.00
061-61640 BRILLANTIF JOYEROS                       0 ACTIVE       12/01/94       11/30/04         800          2,333.33       35.00
061-61650 PRECIOSA                                 0 ACTIVE       12/11/94       12/31/04       1,602          4,672.50       35.00
061-61660 CINE FOTO                                0 ACTIVE       07/01/95       11/30/04       1,000          2,083.33       25.00
061-61670 CROSSWAY FAMILY HAIR                     0 ACTIVE       05/05/95       05/30/05       1,430          3,575.00       30.00


------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
061-61450 SBARRRO                                      4,088.96     0.00     0.00
061-61460 EL SANDWICHON                                2,132.97     0.00     0.00        010   03/01/00      1,950.00     65.00
061-61470 FLAMERS CHARBROILED H                        2,692.52     0.00     0.00
061-61480 TACO MAKER                                   3,133.47     0.00     0.00        010   01/01/00      2,870.83     65.00
061-61490 LA PARRILLA ARGENTINA                        1,227.17     0.00     0.00
061-61500 CHOPSTICKS                                   3,802.29     0.00     0.00
061-61510 COUNTRY PIT                                  3,809.53     0.00     0.00
061-61520 KFC                                          4,544.17     0.00     0.00
061-61530 GALLERIA GIRASOL                               625.47     0.00     0.00
061-61550 VICTORIAN ROOM                                 385.77     0.00     0.00        010   10/01/00      1,772.50     30.00
061-61560 J. RIGGINS #479                              1,433.78     0.00     0.00
061-61580 OAK TREE #10066                              1,195.37     0.00     0.00
061-61595 CLICK                                        1,364.32     0.00     0.00        010   09/01/01      3,996.67     22.00
061-61600 FOOTACTION #359                              3,906.84     0.00     0.00
061-61610 POSTAL ZONE                                    779.40     0.00     0.00        010   08/01/98      2,250.00     25.00
                                                                                         010   08/01/00      2,430.00     27.00
                                                                                         010   08/01/02      2,700.00     30.00

061-61612 CROSSWAY BEAUTY SPA                            357.23     0.00     0.00        010   07/01/99      1,650.00     40.00
061-61615 MONTEHIEDRA CRUISES &                          422.18     0.00     0.00        010   12/01/98      1,316.25     27.00
                                                                                         010   12/01/00      1,462.50     30.00
061-61620 IN DETAIL                                      817.58     0.00     0.00
061-61621 LORD JIM LEATHER                               501.34     0.00     0.00        010   01/01/99      2,000.00     30.00
061-61631 HILL MONOGRAMS                                 501.92     0.00     0.00        010   01/01/01      2,190.42     35.00
061-61640 BRILLANTIF JOYEROS                             661.50     0.00     0.00
061-61650 PRECIOSA                                     1,314.63     0.00     0.00
061-61660 CINE FOTO                                      764.36     0.00     0.00        010   12/01/99      3,750.00     45.00
061-61670 CROSSWAY FAMILY HAIR                         1,181.49     0.00     0.00        010   06/01/00      4,170.83     35.00

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 4
                                                         Detail Rent Roll                                             Date: 01/09/97
                                                      MONTEHIEDRA TOWN CENTER                                         Time: 10:31:01
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61680 BANCO SANTANDER                         0 ACTIVE       02/01/96      01/31/06        1,553          3,882.50      30.00

0061-61690 MARIANNE #3782                          0 ACTIVE       12/01/94      01/31/05       10,481         12,227.84      14.00
0061-61710 INFINITO                                0 ACTIVE       12/01/94      11/30/04        4,360          6,176.67      17.00
0061-61720 KAY BEE TOYS                            0 ACTIVE       07/01/95      06/30/05        4,317          6,475.50      18.00
0061-61730 WILD PAIR #5696                         0 ACTIVE       12/07/94      12/31/06        1,383          2,881.25      25.00
0061-61740 KINDER MODE                             0 ACTIVE       12/19/94      12/31/04        1,573          3,277.08      25.00

0061-61750 EYE CENTER                              0 ACTIVE       03/01/95      02/28/05        1,596          3,325.00      25.00

0061-61760 JW #80914                               0 ACTIVE       12/01/94      11/30/06        1,383          2,881.25      25.00
0061-61770 PATRICIA                                0 ACTIVE       05/07/96      05/31/04        2,025          4,387.50      26.00
0061-61780 ATICO ANTIQUES & FINE                   0 ACTIVE       12/01/96      11/30/06        2,343          3,514.50      18.00

061-61790  REQUEST JEANS                           0 ACTIVE       03/01/95      02/28/05        2,212          3,686.67      20.00
061-61800  STEPHANIE ADDLER                        0 ACTIVE       05/06/95      05/31/05        2,094          3,664.50      21.00
061-61810  BOSTONIAN                               0 ACTIVE       03/01/95      02/28/05        1,335          2,447.50      22.00


061-61820  KITTYLAND                               0 ACTIVE       05/01/95      05/31/05          990          2,887.50      35.00
061-61830  PETLAND                                 0 ACTIVE       08/01/96      06/30/06        2,904          4,820.00      19.92
061-61840  IMPERIAL BEAUTY SUPPL                   0 ACTIVE       05/01/95      01/31/05        1,628          4,748.33      35.00
061-61850  LE CLUB                                 0 ACTIVE       04/01/96      03/31/06        4,005          7,676.25      23.00

0061-61860 SALON DE ORO-BARED                      0 ACTIVE       12/16/94      12/31/04          902          3,006.67      40.00
0061-61880 EKENIRIX                                0 ACTIVE       12/01/94      11/30/04          678          2,260.00      40.00
0061-61890 GODDESS                                 0 ACTIVE       11/24/95      11/30/02          180          2,000.00     133.33

0061-61900 MR. PRETZELS                            0 ACTIVE       01/01/95      12/31/99           90          1,000.00     133.33
0061-61910 ROORICAST                               0 ACTIVE       12/01/95      11/30/00           90          1,200.00     160.00



------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61680 BANCO SANTANDER                               908.51     0.00     0.00        010   02/01/00      4,529.58      35.00
                                                                                               02/01/03      5,176.67      40.00
0061-61690 MARIANNE #3782                              5,927.69     0.00     0.00
0061-61710 INFINITO                                    2,731.30     0.00     0.00        010   12/01/99      6,903.33      19.00
0061-61720 KAY BEE TOYS                                3,053.11     0.00     0.00        010   07/01/08      7,354.75      21.00
0061-61730 WILD PAIR #5696                               792.66     0.00     0.00
0061-61740 KINDER MODE                                 1,103.67     0.00     0.00        010   01/01/00      3,408.17      26.00
                                                                                         010   01/01/02      3,539.25      27.00
0061-61750 EYE CENTER                                  1,318.76     0.00     0.00        010   12/01/97      3,408.17      26.00
                                                                                         010   12/01/98      3,990.00      30.00
0061-61760 JW #80914                                     792.66     0.00     0.00
0061-61770 PATRICIA                                    1,461.37     0.00     0.00        010   06/01/00      4,725.00      28.00
0061-61780 ATICO ANTIQUES & FINE                       1,759.69     0.00     0.00        010   12/01/98      4,100.25      21.00
                                                                                         010   12/01/02      4,686.00      24.00
061-61790  REQUEST JEANS                               1,828.11     0.00     0.00
061-61800  STEPHANIE ADDLER                            1,556.04     0.00     0.00        010   06/01/00      4,013.50      23.00
061-61810  BOSTONIAN                                   1,112.52     0.00     0.00        010   03/01/98      2,670.00      24.00
                                                                                         010   03/01/01      2,892.50      26.00

061-61820  KITTYLAND                                     818.60     0.00     0.00
061-61830  PETLAND                                     2,153.72     0.00     0.00        010   07/01/01      5,302.00      21.91
061-61840  IMPERIAL BEAUTY SUPPL                       1,345.21     0.00     0.00
061-61850  LE CLUB                                     2,973.72     0.00     0.00        010
                                                                                         010   04/01/01      8,343.75      25.00
0061-61860 SALON DE ORO-BARED                            745.84     0.00     0.00
0061-61880 EKENIRIX                                      560.63     0.00     0.00
0061-61890 GODDESS                                       100.00     0.00     0.00        010   12/01/97      2,333.33     155.56
                                                                                         010   12/01/99      2,500.00     166.67
0061-61900 MR. PRETZELS                                  300.00     0.00     0.00
0061-61910 ROORICAST                                     300.00     0.00     0.00

------------------------------------------------------------------------------------------------------------------------------------
Sort Date:  01/09/97                              Manley-Berenson Associates, Inc.                                    Page: 5
                                                          Detail Rent Roll                                            Date: 01/09/97
                                                       MONTEHIEDRA TOWN CENTER                                        Time: 10:32:23
------------------------------------------------------------------------------------------------------------------------------------
                                                   Occupancy            Rent Dates              Square         Monthly       Annual
          Tenant Date                               Status         Start          Expire       Footage        Base Rent     Rate/SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61920 PIERCING PAGODA                         0 ACTIVE       03/01/95      02/28/00       180            2,000.00      133.33
0061-61930 GAFAS Y GAFAS                           0 ACTIVE       12/16/94      12/31/99       180            2,000.00      133.33
0061-61950 VALIJA GATANA                           0 ACTIVE       01/15/96      01/31/01       180            2,450.00      163.33
0061-61960 BEEPERS CONNECTION                      0 ACTIVE       03/11/95      03/31/00        90            1,000.00      133.33
0061-61970 SUNGLASS HUT                            0 ACTIVE       12/15/94      12/31/04       180            2,000.00      133.33
0061-61980 GOODIES                                 0 ACTIVE       01/01/95      12/31/99       180            2,000.00      133.33
0061-61990 HOWARD JOHNSON'S ICE                    0 ACTIVE       07/17/95      07/31/05       180            2,500.00      166.67
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                            Occupied Sqft:    100%   517,672          661,725.93
                                                                 Available Sqft:      0%         0
                                                                     Total Sqft:           517,672
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

          Tenant Name                              Cost Recovery    Stop  Other Income   Cal     Date       Monthly Rate  Per SF
------------------------------------------------------------------------------------------------------------------------------------
0061-61920 PIERCING PAGODA                             113.25       0.00     0.00
0061-61930 GAFAS Y GAFAS                               200.00       0.00     0.00
0061-61950 VALIJA GATANA                               150.00       0.00     0.00
0061-61960 BEEPERS CONNECTION                          300.00       0.00     0.00
0061-61970 SUNGLASS HUT                                195.00       0.00     0.00
0061-61980 GOODIES                                     300.00       0.00     0.00
0061-61990 HOWARD JOHNSON'S ICE                        195.00       0.00     0.00        010   08/01/99      3,000.00     200.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                                             162,329.73                0.00
------------------------------------------------------------------------------------------------------------------------------------



                                                      MONTEHIEDRA TOWN CENTER
                                                       LEASE ABSTRACT REPORT
                                                          FOR ALL TENANTS

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 1-SUITE 10         4     135,385  10/94  10/19    -           10.75  1,455,389                        NATURAL   CAM - KMART
KMART               10                                                                                            TAXES - KMART

# 2-SUITE 20         1       4,968  12/94  11/04    -           15.00     74,520    5.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
ME SALVE             5                                                                                            CAM ME SALVE
                                                                                                                  TAX-MALL SHOPS

# 3-SUITE 30         1         800  11/96   8/03    -           30.00     24,000    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
THE HORSE LOVERS'    2                                   9/98   33.00     26,400                                  TAX-MALL SHOPS
                                                         9/01   37.00     29,600                                  SPRINKLER REOVERY

# 4-SUITE 31         1       3,419  12/96  12/06    -           15.00     51,285    5.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
XPLOSIF              4                                   1/01   18.00     61,542                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 5-SUITE 40         1       2,394  11/95  10/05    -           22.00     52,668    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
LA DEFENSA           4                                  11/00   24.00     57,456                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 6-SUITE 50         1       3,294  12/96  11/06    -           25.00     82,350    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
ATHLETIC EXPRESS     4                                                                                            CAM-MALL SHOP REC.
                                                                                                                  TAX MALL SHOPS

# 7-SUITE 70         1       4,360   5/95   S/05    -           25.00    109,000    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
LA GRAN VIA          5                                   5/00   30.00    130,800                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 8-SUITE 80         1       2,094   5/95   4/05    -           23.00     48,162    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
KIDZ WORLD           4                                   5/00   30.00     62,820                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 9-SUITE 90         1       2,215   3/95  11/04    -           20.00     44,300    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
REQUERDOS            4                                   3/98   22.00     48,730                                  TAX-MALL SHOPS
                                                         3/01   24.00     53,160                                  SPRINKLER REOVERY

# 10-SUITE 100       1       2,861   2/96   1/06    -           25.00     71,525    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
ALMACENES GONZALEZ   4                                   1/00   30.00     85,830                                  SPRINKLER REOVERY
                                                                                                                  TAX MALL SHOPS

# 11-SUITE 110       1       1,500   1/95  12/04    -           23.00     34,500    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
MAMBO                3                                   1/00   25.00     37,500                                  TAX-MALL SHOPS

# 12-SUITE 120       1       1,554  12/94  12/06    -           25.00     38,850    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
5-7-9                3                                                                                            CAM MALL SHOPS
                                                                                                                  TAX-MALL SHOPS

# 13-SUITE 130       1       1,461   5/95   5/05    -           30.00     43,830    6 00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
THE PRO IMAGE        3                                   6/00   35.00     51,135                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY
# 14-SUITE 140       1       1,461   4/95   5/05    -           25.00     36,525    5.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
ELECTRONICS BOUTI.   3                                   4/00   30.00     43,830                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 15-SUITE 150       1      14,615  12/94  11/09    -           15.53    226,971    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
GIRALDA              7                                   1/00   16.14    235,886                                  TAX-MALL SHOPS
                                                         1/05   17.14    250,501                                  SPRINKLER REOVERY

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 16-SUITE 180       1       2,978   7/95   6/05    -           20.00     59,560    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
THOM MCAN FOOTWEAR   4                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 17-SUITE 190       1       3,410   3/95   2/05    -           30.00    102,300    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
SPEC'S MUSIC         4                                   3/00   35.00    119,350                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 18-SUITE 200       1         940  12/94  11/04    -           37.23     34,996    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CLAIRE'S BOUTIQUE    2                                                                                            CAM-MALL SHOP REC.
                                                                                                                  TAX MALL SHOPS

# 19-SUITE 210       1       2,995   1/95  11/04    -           19.00     56,905    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
NOVUS                4                                  12/97   21.00     62,895                                  CAM NOVUS
                                                        12/01   23.00     68,885                                  TAX-MALL SHOPS

# 20-SUITE 220       1       2,588  12/94  11/06    -           23.00     59,524    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
BAKERS               4                                                                                            CAM MALL SHOPS
                                                                                                                  TAX-MALL SHOPS

# 21-SUITE 230       1       1,730   3/95   2/05    -           27.50     47,575    7.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
GENERAL NUTRITION    3                                   3/98   30.00     51,900                                  CAM MALL SHOPS
                                                         3/02   32.50     56,225                                  TAX-MALL SHOPS

# 22-SUITE 240       1       1,780  11/95  10/05    -           26.00     46,280    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
MADELENE BOUTIQUE    3                                  11/97   28.00     49,840                                  TAX-MALL SHOPS
                                                        11/99   30.00     53,400                                  SPRINKLER REOVERY
                                                        11/01   32.00     56,960
                                                        11/03   34.00     60,520

# 23-SUITE 250       1       1,716   5/96   4/04    -           19.23     32,999    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
THE BOOK SHOP        3                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 24-SUITE 260       1       6,331   4/95   3/05    -           15.00     94,965    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
KRESS & KRESS KIDS   6                                   4/00   17.00    107,627                                  CAM KRESS ~ KRESS
                                                                                                                  TAX-MALL SHOPS

# 25-SUITE 270       1       4,309  12/94  11/04    -           20.00     86,180    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
DONATO               5                                  12/99   22.00     94,798                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 26-SUITE 280       1       4,363  12/94  11/04    -           20.99     91,579    5.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
PAYLESS SHOESOURCE   5                                                                                            CAM PAYLESS
                                                                                                                  TAX-MALL SHOPS

# 27-SUITE 290       1       4,360   5/95   4/05    -           24.00    104,640    5.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CASA FEBUS           5                                   5/00   26.00    113,360                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 28-SUITE 300       1       1,738   1/94  12/04    -           22 00     38,236    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
PUERTOS ESCANDIDOS   3                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 29-SUITE 310       1       1,905  12/94  12/04    -           25.00     47,625    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
PEARLE VISION        3                                                                                            CAM PEARLE
                                                                                                                  TAX-MALL SHOPS

# 30-SUITE 320       1       1,200   5/95   1/05    -           25.00     30,000    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CALZADOS PIMPOLIN    2                                   5/00   30.00     36,000                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 31-SUITE 330       1       4,029  11/95  10/05    -           19.00     76,551    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
PARTY LAND           5                                  11/97   20.00     80,580                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 32-SUITE 350       1       4,360  11/95   1/05    -           20.00     87,200    4.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
ONE PRICE CLOTHING   5                                                                                            CAM MALL SHOPS
                                                                                                                  TAX ONE PRICE

# 33-SUITE 351       1       2,042   3/95   2/05    -           22.00     44,924    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
ATHLETIC ATTIC       4                                   3/00   23.00     46,966                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 34-SUITE 360       1       3,126   5/95   4/05    -           30.00     93,780    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CASA DE LOS TAPES    4                                   5/00   35.00    109,410                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 35-SUITE 370       4      29,776  12/94   1/15    -           11.50    342,424    2.00  UNLIMITED      11,500   CAM MARSHALL'S
MARSHALLS           10                                  11/98   12.50    372,200                   11/98 12,500   TAX MARSHALL'S
                                                        11/01   13.50    401,976                   11/01 13,500
                                                        11/04   14.00    416,864                   11/04 14,000
                                                         2/10   15.00    446,640

# 36-SUITE 375       1      10,000   2/95   2/15    -           20.00    200,000    6.00  UNLIMITED       3,333   SPRINKLER REOVERY
DISCOVERY ZONE       6                                   3/05   22.00    220,000                    3/05  3,667   CAMS DISCOVERY
                                                         3/10   24.00    240,000                                  TAX-MALL SHOPS

# 37-SUITE 380       5      50,000   5/96   4/21    -            7.00    350,000    8.00  UNLIMITED       5,510   CAM - CARIBBEAN
CARIBBEAN THEATRES  11                                   5/06    8.05    402,500                    5/06  6,300   TAX CARIBBEAN
                                                         5/16    9.10    455,000

# 38-SUITE 390       4     110,241   9/94   8/19    -           11.44  1,261,157                        NATURAL   TAXES BLD. SQUARE
BUILDERS SQUARE     10

# 39-SUITE 400       1       2,082   2/95   1/07    -           20.00     41,640   10.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
TIME-OUT             4                                                                                            CAM TIME-OUT
                                                                                                                  TAX-MALL SHOPS
# 40-SUITE 420       1         777   2/95   1/05    -           30.00     23,310    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
DELECIAS             2                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 41-SUITE 450       2         700   2/95   1/05    -           60.00     42,000    6.00  UNLIMITED     NATURAL   TAX-MALL SHOPS
SBARRO               8                                                                                            FOOD COOURT CAM
                                                                                                                  SPRINKLER REOVERY

# 42-SUITE 460       2         360   3/95   2/05    -           62.00     22,320    8.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
EL SANDWICHON        8                                   3/00   65.00     23,400                                  TAX-MALL SHOPS
                                                                                                                  FOOD COOURT CAM

# 43-SUITE 470       2         461   1/95  12/05    -           60.00     27,660    6.00  UNLIMITED     NATURAL   TAX-MALL SHOPS
FLAMERS              8                                                                                            FOOD COOURT CAM
                                                                                                                  SPRINKLER REOVERY

# 44-SUITE 480       2         530   1/95  12/04    -           60.00     31,800    6.00  UNLIMITED     NATURAL   TAX-MALL SHOPS
TACO MAKER           8                                   1/00   65.00     34,450                                  FOOD COOURT CAM
                                                                                                                  SPRINKLER REOVERY

# 45-SUITE 490       2         370   4/96   3/06    -          100.00     37,000    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
LA PAPILLA           8                                                                                            FOOD COOURT CAM
                                                                                                                  TAX LA PAPILLA

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 46-SUITE 500       2         651   8/95   7/05    -           70.00     45,570    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CHOPSTICKS           8                                                                                            FOOD COOURT CAM
                                                                                                                  TAX-MALL SHOPS

# 47-SUITE 510       2         651   2/95   1/05    -           60.00     39,060    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
COUNTRY PIT          8                                                                                            FOOD COOURT CAM
                                                                                                                  TAX-MALL SHOPS

# 48-SUITE 520       2         768   2/95   1/05    -           60.00     46,080    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
KFC                  8                                                                                            FOOD COOURT CAM
                                                                                                                  TAX KFC

# 49-SUITE 530       1         757   5/95   5/05    -           45.00     34,065    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
GALLERIA GIRASOL     2                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 50-SUITE 550       1         709  10/95   9/05    -           25.00     17,725    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
VICTORIAN ROOM       1                     10/00                30.00     21,270                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER RECOVERY

# 51-SUITE 560       1       2,501  12/94  11/06    -           23.00     57,523    5.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
J. RIGGINS           4                                                                                            CAM MALL SHOPS
                                                                                                                  TAX-MALL SHOPS

# 52-SUITE 580       1       2,086  12/94  11/06    -           23.00     47,978    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
OAK TREE             4                                                                                            CAM OAK TREE
                                                                                                                  TAX-MALL SHOPS

# 53-SUITE 595       1       2,180   9/96   8/06    -           20.00     43,600    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CLICK                4                                   5/01   22.00     47,960                                  CAM-MALL SHOP REC.
                                                                                                                  TAX MALL SHOPS

# 54-SUITE 600       1       4,966  12/95  11/05    -           20.00     99,320    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
FOOTCACTION          5                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 55-SUITE 610       1       1,080  10/96   7/04    -           23.00     24,840    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
POSTAL ZONE          2                                   8/98   25.00     27,000                                  TAX-MALL SHOPS
                                                         8/00   27.00     29,160                                  SPRINKLER REOVERY
                                                         8/02   30.00     32,400

# 56-SUITE 612       1         495   8/96   6/02    -           35.00     17,325    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CROSSWAY BEAUTY      1                                   7/99   40.00     19,800                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 57-SUITE 615       1         585  10/96  11/02    -           25.00     14,625    8.00  UNLIMITED        100    CAM-MALL SHOP REC.
MONTEHIEDRA          1                                  12/98   27.00     15,795                                  TAX-MALL SHOPS
                                                        12/00   30.00     17,550                                  SPRINKLER REOVERY

# 58-SUITE 620       1         990   5/96   4/06    -           25.00     24,750    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
IN DETAIL            2                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 59-SUITE 621       1         800   3/96  12/01    -           28.00     22,400    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
LORD JIM LEATHER     2                                   1/99   30.00     24,000                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 60-SUITE 631       1         751   1/96  12/06    -           30.00     22,530    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
HILL MONOGRAMS       2                                   1/01   35.00     26,285                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 61-SUITE 640       1         800  12/94  11/04    -           35.00     28,000   10.00  UNLIMITED         800   SPRINKLER REOVERY
BRILLANTIF JOYEROS   2                                                                                            CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 62-SUITE 650       1       1,602  12/94  12/04    -           35.00     56,070    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
PRECIOSA             3                                                                                            CAM PRECIOSA
                                                                                                                  TAX-MALL SHOPS

# 63-SUITE 660       1       1,000   7/95  11/04    -           25.00     25,000    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CINE FOTO            2                                  12/99   45.00     45,000                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS

# 64-SUITE 670       1       1,430   5/95   5/05    -           30.00     42,900    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
CROSSWAY FAMILY      3                                   6/00   35.00     50,050                                  CAM-MALL SHOP REC.
                                                                                                                  TAX-MALL SHOPS
# 65-SUITE 680       1       1,553   2/96   1/06    -           30.00     46,590     -     -             -        SPRINKLER REOVERY
BANCO SANTANDER      3                                   2/00   35.00     54,355                                  CAM-MALL SHOP REC.
                                                         2/03   40.00     62,120                                  TAX-MALL SHOPS

# 66-SUITE 690       1      10,481  12/94   1/05    -           14.00    146,734    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
MARIANNE             7                                                                                            CAM-MALL SHOP REC.
                                                                                                                  TAX MARIANNE

# 67-SUITE 710       1       4,360  12/94  11/04    -           17.00     74,120    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
INFINITO             5                                   2/99   19.00     82,840                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 68-SUITE 720       1       4,317   7/95   6/05    -           18.00     77,706    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
KAY BEE TOYS         5                                   7/00   21.00     90,657                                  CAM KAY BEE
                                                                                                                  TAX-MALL SHOPS

# 69-SUITE 730       1       1,383  12/94  12/06    -           25.00     34,575    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
WILD PAIR            3                                                                                            CAM WILD PAIR
                                                                                                                  TAX-MALL SHOPS

# 70-SUITE 740       1       1,573  11/94  12/04    -           25.00     39,325    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
KINDER MODE          3                                   1/00   26.00     40,898                                  CAM KINDER MODE
                                                         1/02   27.00     42,471                                  TAX KINDER MODE

# 71-SUITE 750       1       1,596   3/95   2/05    -           25.00     39,900    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
EYE CENTER           3                                  12/97   27.50     43,890                                  TAX-MALL SHOPS
                                                        12/98   30.00     47,880                                  SPRINKLER REOVERY

# 72-SUITE 760       1       1,383  12/94  11/06    -           25.00     34,575    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
JW                   3                                                                                            CAM MALL SHOPS
                                                                                                                  TAX MALL SHOPS

# 73-SUITE 770       1       2,025   5/96   5/04    -           26.00     52,650    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
PATRICA              4                                   6/00   28.00     56,700                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 74-SUITE 780       1       2,343  12/96  11/06    -           18.00     42,174    7.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
ATICO ANTIQUES       4                                  12/98   21.00     49,203                                  CAM-MALL SHOP REC.
                                                        12/02   24.00     56,232                                  TAX-MALL SHOPS

# 75-SUITE 790       1       2,212   3/95   2/05    -           20.00     44,240    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
REQUEST JEANS        4                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 76-SUITE 800       1       2,094   5/95   5/05    -           21.00     43,974    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
STEPHANIE ADDLER     4                                   6/00   23.00     48,162                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 77-SUITE 810       1       1,335   3/95   2/05    -           22.00     29,370    6.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
BOSTONIAN            3                                   3/98   24.0O     32,040                                  CAM BOSTONIAN
                                                         3/01   26.00     34,710                                  TAX MALL SHOPS

# 78-SUITE 820       1         990   5/95   5/05    -           35.00     34,650    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
KITTY LAND           2                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 79-SUITE 830       1       2,904   8/96   6/06    -           19.92     57,848    3.00  UNLIMITED       1,653   SPRINKLER REOVERY
PETLAND              4                                   7/01   21.91     63,627                                  CAM-MALL SHOP REP
                                                                                                                  TAX PETLAND

# 80-SUITE 840       1       1,628   5/95   1/05    -           35.00     56.980    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
IMPERIAL BEAUTY      3                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 81-SUITE 850       1       4,005   4/96   3/06    -           23.00     92,115    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
LE CLUB              5                                   4/01   25.00    100,125                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 82-SUITE 860       1         902  11/94  12/04                40.00     36,080    7.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
SALON DE ORO         2                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 83-SUITE 880       1         678  12/94  11/04    -           40.00     27,120    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
EKENIRIX             1                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 84-SUITE 890       3         180  12/95  11/02    -          133.33     23,999    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
GODDESS              9                                  12/97  155.56     28,001                                  TAX-MALL SHOPS
                                                        12/99  166.67     30,001                                  SPRINKLER REOVERY

# 85-SUITE 900       3          90   1/95  12/99    -          133.33     12,000    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
MR. PRETZELS         9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 86-SUITE 910       3          90  12/95  11/00    -          160.00     14,400   10.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
ROORICAST            9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 87-SUITE 920       3         180   3/95   2/00    -          133.33     23,999   10.00  UNLIMITED     NATURAL   SPRINKLER REOVERY
PIERCING PAGODA      9                                                                                            TAX PIERCING

# 88-SUITE 930       3         180   1/94  12/99    -          133.33     23,999    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
GAFAS Y GAFAS        9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 89-SUITE 950       3         180   2/96   1/01    -          163.33     29,399    8.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
VALIJA GATANA        9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 90-SUITE 960       3          90   3/95   3/00    -          133.33     12,000   10.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
BEEPERS CONNECTION   9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 91-SUITE 970       3         180   1/95  12/04    -          133.33     23,999   10.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
SUNGLASS HUT         9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 92-SUITE 980       3         180   1/95  12/99    -          133.33     23,999   10.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
GOODIES              9                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

                  PRIMARY/                                               ANNUAL
                 SECONDARY  SQUARE  LEASE  LEASE  OPTION  MINIMUM       MINIMUM   OVERAGE  CEILING    BREAKPOINT
 TENANT            CODES     FEET   BEGIN   END   #/MOS   RENT/SF        RENT        %     (000'S)      (000'S)      RECOVERIES
 ------            -----     ----   -----   ---   -----   -------        ----     -------  -------      -------      ----------
# 93-SUITE 990       3         180   8/95   7/05    -          166.67     30,001   10.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
HOWARD JOHNSON'S     9                                   8/99  200.00     36,000                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 94-SUITE 1000      1       2,725   6/97   5/07    -           22.00     59,950    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC
VACANT IN-LINE***    4                                   6/02   24.20     65,945                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 95-SUITE 1100      1       2,525   9/97   8/07    -           22.00     55,550    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
VACANT IN-LINE***    4                                   9/02   24.20     61,105                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 96-SUITE 1120      1         350  12/97  11/07    -           31.00     10,850    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
VACANT IN-LINE***    1                                  12/02   34.10     11,935                                  TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY

# 97-SUITE 1130      1       2,180   1/97  12/06    -            0.00          0    6.00  UNLIMITED     NATURAL   CAM-MALL SHOP REC.
TECHNOLOGY SHOP      4                                                                                            TAX-MALL SHOPS
                                                                                                                  SPRINKLER REOVERY
                           -------
                           525,452
                           =======

                            MONTEHIEDRA TOWN CENTER
                           PROJECT ASSUMPTIONS REPORT
                               EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF MONTEHIEDRA TOWN CENTER BEGINNING 1/1996
FOR 31 YEARS ON A CALENDAR YEAR BASIS

AREA MEASURES
-------------

SGLA

DESCRIBED  AS GROSS  LEASABLE  AREA;  MALL SHOP  TENANTS
1996  VALUE - 200,050
THEREAFTER - CONSTANT

AGLA
DESCRIBED AS GROSS LEASABLE AREA; ANCHOR TENANTS
1996 VALUE - 275,402
1997 VALUE - 275,402
THEREAFTER - CONSTANT

CGLA
DESCRIBED AS GROSS LEASABLE AREA; CINEMA
1996 VALUE - 50,000
THEREAFTER - CONSTANT

TGLA
DESCRIBED AS GROSS LEASABLE AREA; TOTAL PROJECT
+100.0% OF SGLA+100.0% OF AGLA
+100.0% OF CGLA

OCCS
DESCRIBED AS GROSS LEASABLE AREA; OWNED MALL AREA
1996 VALUE -      175,430
1997 VALUE -      196,910
1998 VALUE -      200,050
1999 VALUE -      200,050
2000 VALUE -      199,923
2001 VALUE -      200,013
2002 VALUE -      199,770
2003 VALUE -      199,853
2004 VALUE -      197,028
2005 VALUE -      182,517
2006 VALUE -      195,854
2007 VALUE -      196,068
2008 VALUE -      199,991
2009 VALUE -      198,832
2010 VALUE -      198,652
2011 VALUE -      200,005
2012 VALUE -      199,224
2013 VALUE -      199,651
2014 VALUE -      199,247
2015 VALUE -      181,096
2016 VALUE -      195,321
2017 VALUE -      194,914
2018 VALUE -      199,962
2019 VALUE -      199,494
2020 VALUE -      197,279
2021 VALUE -      199,968
2022 VALUE -      199,834
2023 VALUE -      199,923
2024 VALUE -      199,203
2025 VALUE -      181,125
2026 VALUE -      195,078
THEREAFTER - CONSTANT

DESCRIBED AS TOTAL OCCUPIED MALL SHOP AREA; EXCLUDES PRIMARY CODES #4 - ANCHORS AND #5 - CINEMA
1996 VALUE -     175,430
1997 VALUE -     194,730
1998 VALUE -     197,870
1999 VALUE -     197,870
2000 VALUE -     197,743
2001 VALUE -     197,833
2002 VALUE -     197,590
2003 VALUE -     197,673
2004 VALUE -     194,848
2005 VALUE -     180,337
2006 VALUE -     193,674
2007 VALUE -     194,251
2008 VALUE -     197,811
2009 VALUE -     196,652
2010 VALUE -     196,472
2011 VALUE -     197,825
2012 VALUE -     197,044
2013 VALUE -     197,471
2014 VALUE -     197,067
2015 VALUE -     178,916
2016 VALUE -     193,141
2017 VALUE -     193,098
2018 VALUE -     197,782
2019 VALUE -     197,314
2020 VALUE -     195,099
2021 VALUE -     197,788
2022 VALUE -     197,654
2023 VALUE -     197,743
2024 VALUE -     197,023
2025 VALUE -     178,945
2026 VALUE -     192,898
THEREAFTER - CONSTANT

FCTA
DESCRIBED AS GROSS LEASABLE AREA: FOOD COURT
1996 VALUE - 4,491
THEREAFTER - CONSTANT

CAMI
DESCRIBED AS TOTAL GLA - MALL SHOPS, FOOD COURT AND MARSHALLS; UTILIZED FOR INTEIOR CAM RECOVERY.
1996 VALUE - 197,870
THEREAFTER - CONSTANT

GROWTH RATES
------------

RNTG
DESCRIBED AS MARKET RENT GROWTH
1996 VALUE -         4.00
1997 VALUE -         4.00
1998 VALUE -         4.00
1999 VALUE -         4 00
2000 VALUE -         3.50
THEREAFTER - CONSTANT

SALG
DESCRIBED AS SALES GROWTH RATE
1996 VALUE - 5.00
1997 VALUE - 5.00
1998 VALUE - 3.50
THEREAFTER - CONSTANT

EXPG

DESCRIBED AS GENERAL EXPENSE GROWTH
1996 VALUE - 3.50
THEREAFTER - CONSTANT

TAXG
DESCRIBED AS TAX EXPENSE GROWTH
1996 VALUE - 3.50
THEREAFTER - CONSTANT

MISG
DESCRIBED AS MISCELLANEOUS INCOME GROWTH
1996 VALUE - 3.00
THEREAFTER - CONSTANT

TMPG
1996 VALUE - 3.00
THEREAFTER - CONSTANT

MARKET RATES
------------

SALM
DESCRIBED AS AVERAGE SALES; MALL SHOP TENANTS
1996 VALUE - 340
THEREAFTER - GROWING AT GROWTH RATE SALG

MKT1
DESCRIBED AS MARKET RENTAL RATE; TENANTS < 750 SF
1996 VALUE - 31.00
1997 VALUE - 31 00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT2
DESCRIBED AS MARKET RENTAL RATE; TENATS 751-1200 SF
1996 VALUE - 30.00
1997 VALUE - 30.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT3
DESCRIBED AS MARKET RENTAL RATE; TENANTS 1201-2000 SF
1996 VALUE - 26.00
1997 VALUE - 26.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT4
DESCRIBED AS MARKET RENTAL RATE, TENANTS 2001-3500 SF
1996 VALUE - 22 00
1997 VALUE - 22.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT5
DESCRIBED AS MARKET RENTAL RATE; TENANTS 3501-5000 SF
1996 VALUE - 20.00
1997 VALUE - 20.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT6
DESCRIBED AS MARKET RENTAL RATE; TENANTS 5001-10000 SF
1996 VALUE - 18.00
1997 VALUE - 18.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT7
DESCRIBED AS MARKET RENTAL RATE; TENANTS > 10000 SF
1996 VALUE - 15.00
1997 VALUE - 15.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT8
DESCRIBED AS MARKET RENTAL RATE; FOOD COURT TENANTS
1996 VALUE - 65.00
1997 VALUE - 65.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MKT9
DESCRIBED AS MARKET RENTAL RATE; KIOSK TENANTS
1996 VALUE - 150
1997 VALUE - 150
THEREAFTER - GROWING AT GROWTH RATE RNTG

SALF
DESCRIBED AS AVERAGE SALES; FOOD COURT TENANTS
1996 VALUE - 1,200
THEREAFTER - GROWING AT GROWTH RATE SALG

ALTN
DESCRIBED AS ALTERATION RATE; NEW TENANTS
1996 VALUE - 8.00
1997 VALUE - 8.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION RATE; RENEWAL TENANTS
1996 VALUE - 0.00
1997 VALUE - 0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTB
DESCRIBED AS ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30% OF ALTN +70% OF ALTR
+20.0% OF ALTN +80.0% OF ALTR

COMN
DESCRIBED AS COMMISSION RATE; NEW TENANTS
ZERO

COMR
DESCRIBED AS COMMISSION RATE; RENEWAL TENATS
ZERO

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30% COMN +70% COMR
+35.0X OF COMN +65.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1996 VALUE - 0.15
1997 VALUE - 0.15
THEREAFTER - GROWING AT GROWTH RATE EXPG

CONSTANT

MISCELLANEOUS INCOMES
---------------------

MESCELLANEOUS
1996 VALUE - 50,000
1997 VALUE - 50,000
THEREAFTER - GROWING AT GROWTH RATE TMPG

/1
ZERO

EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE CHARGE; EXCLUSIVE OF MANAGEMENT AND INCLUDING FOOD COURT EXPENSES.
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 1,500,000
1997 VALUE - 1,500,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM-ANCHORS            , REFERRED TO AS CAMA
DESCRIBED AS CAM; ANCHOR CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
 1996 VALUE -     208,131
 1997 VALUE -     261,644
 1998 VALUE -     270,801
 1999 VALUE -     280,279
 2000 VALUE -     290,089
 2001 VALUE -     300,242
 2002 VALUE -     310,750
 2003 VALUE -     321,627
 2004 VALUE -     332,883
 2005 VALUE -     344,534
 2006 VALUE -     356,593
 2007 VALUE -     369,074
 2008 VALUE -     381,991
 2009 VALUE -     395,361
 2010 VALUE -     409,199
 2011 VALUE -     423,521
 2012 VALUE -     438,344
 2013 VALUE -     453,686
 2014 VALUE -     469,565
 2015 VALUE -     437,835
 2016 VALUE -     448,627
 2017 VALUE -     464,329
 2018 VALUE -     480,581
 2019 VALUE -     464,824
 2020 VALUE -     312,507
 2021 VALUE -     107,815
 2022 VALUE -        0.00
 2023 VALUE -        0.00
 2024 VALUE -        0.00
 2025 VALUE -        0.00
 2026 VALUE -        0.00
 THEREAFTER - CONSTANT

CAM-MALL SHOPS      , REFERRED TO AS CAMM
DESCRIBED AS MALL SHOPS CAM (INCLUDING MANAGEMENT) ALLOCATION.
AN INFORMATIONAL EXPENSE
+82.0% OF CAMR

CAM-MALL SHOP REC., REFERRED TO AS CAMS
DESCRIBED AS CAM RECOVERY; INTERIOR, EXTERIOR, MANANGEMENT PLUS ADIMISTRATIVE AN INFORMATIONAL EXPENSE
1996 VALUE - 1,886,000
THEREAFTER - +115.0X OF CAMM-100.0% OF CAMA

TAXES         , REFERRED TO AS TAXX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 350,262
1997 VALUE - 350,262
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX-BUILDERS SQ.           , REFERRED lO AS TAXB
AN INFORMATIONAL EXPENSE
+16 6% OF TAXX

TAX-MALL SHOPS , REFERRED TO AS TAXM
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100 0% OF TAXA

TAX ANCHOR CONT. , REFERRED TO AS TAXA
AN INFORMATIONAL EXPENSE
1996 VALUE -      164,551
1997 VALUE -      164,551
1998 VALUE -      170,311
1999 VALUE -      176,271
2000 VALUE -      182,441
2001 VALUE -      188,827
2002 VALUE -      195,435
2003 VALUE -      202,275
2004 VALUE -      209,355
2005 VALUE -      216,682
2006 VALUE -      224,266
2007 VALUE -      232,115
2008 VALUE -      240,239
2009 VALUE -      248,648
2010 VALUE -      257,351
2011 VALUE -      266,358
2012 VALUE -      275,680
2013 VALUE -      285,329
THEREAFTER - CONSTANT

LEGAL 8 ACCOUNTING, REFERRED TO AS LGLX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 75,000
1997 VALUE - 75,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

FOOD COURT EXPENSE, REFERRED TO AS FDCX
AN INFORMATIONAL EXPENSE
1996 VALUE - 250,000
1997 VALUE - 250,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MARKETING CONT. , REFERRED TO AS MKTX
AN INFORMATIONAL EXPENSE
1996 VALUE - 80,000
1997 VALUE - 80,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

LEASING EXPENSES , REFERRED TO AS LEAX
AN INFORMATIONAL EXPENSE
1996 VALUE - 120,000
1997 VALUE - 120,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

SPECIALTY LEASING , REFERRED TO AS SPCX
AN INFORMATIONAL EXPENSE
1996 VALUE - 71,000
1997 VALUE - 71,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

GENERAL & ADMIN. , REFERRED TO AS G&AX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 40,000
1997 VALUE - 40,000
THEREAFTER - GROWING AT GROWTH RATE MISG

CAM-FOOD COURT , REFERRED TO AS CAMF
AN INFORMATIONAL EXPENSE
1996 VALUE - 100,000
1997 VALUE - 100,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MISCELLANEOUS           , REFERRED TO AS MISC
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 25,000
1997 VALUE - 25,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

INTERIOR CAM           , REFERRED TO AS CAMI
DESCRIBED AS INTERIOR COMMON AREA EXPENSE
AN INFORMATIONAL EXPENSE
1996 VALUE - 600,000
1997 VALUE - 600,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

EXTERIOR CAM           , REFERRED TO AS CAME
DESCRIBED AS EXTERIOR COMMON AREA EXPENSE
AN INFORMATIONAL EXPENSE
1996 VALUE - 400,000
1997 VALUE - 400,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

RECOVERY CAM           , REFERRED TO AS CAMR
DESCRIBED AS CAM RECOVERY; CAM EXPENSE PLUS MANAGEMENT EXPENSE. FOR RECOVERY PURPOSES ONLY.
AN INFORMATIONAL EXPENSE
+100.0% OF CAMX+100.0% OF MGTX

MANAGEMENT EXPENSE, REFERRED TO AS MGTX
DESCRIBED AS MANAGEMENT EXPENSE; FOR RECOVERY PURPOSES ONLY.
AN INFORMATIONAL EXPENSE

1996 VALUE -      343,974
1997 VALUE -      351,430
1998 VALUE -      356,472
1999 VALUE -      365,080
2000 VALUE -      372,924
2001 VALUE -      378,829
2002 VALUE -      384,937
2003 VALUE -      386,927
2004 VALUE -      382,024
2005 VALUE -      412,645
2006 VALUE -      426,981
2007 VALUE -      438,946
2008 VALUE -      444,555
2009 VALUE -      457,993
2010 VALUE -      471,276
2011 VALUE -      478,161
THEREAFTER - CONSTANT

FOOD COOURT CAM , REFERRED TO AS FCTC
DESCRIBED AS CAM FOOD COURT; FOOD COURT ALLOCATTION OF CAM.
AN INFORMATIONAL EXPENSE
+18.0% OF CAMR

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE - 1.00
1997 VALUE - 1.00
1998 VALUE - 2.00
1999 VALUE - 3.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1996 VALUE - 4.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT
STANDARD METHOD #2 - 0.000% OF TOTAL RENT
STANDARD METHOD #3 - 0.000% OF TOTAL RENT
STANDARD METHOD #4 - 0.000% OF TOTAL RENT
STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

CONTRIBUTIONS CONTAINED IN EXPENSE CAMA
BASED ON RECOVERIES ASSIGNED TO COST CENTER 3 - CAMA-CAM ANCHORS FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
     4 - ANCHOR TENANTS
     5 - CINEMA

CAPITAL EXPENDITURES
--------------------

STRUCTURAL RESERVE
MARKET RATE RESX MULTIPLIED BY AREA MEASURE TGLA

/1
ZERO

PRIMARY CLASSIFICATION CODES
----------------------------

1 - IN-LINE MALL SHOPS
2 - FOOD COURT TENANTS
3 - KIOSK TENANTS
4 - ANCHOR TENANTS
5 - CINEMA

SECONDARY CLASSIFICATION CODES
------------------------------

 1 - TENANTS  < 750
 2 - TENANTS  751-1200
 3 - TENANTS  1201-2000
 4 - TENANTS 2001-3500
 5 - TENANTS  3501-5000
 6 - TENANTS  5001-10000
 7 - TENANTS > 10000
 8 - FOOD COURT TENANTS
 9 - KIOSK TENANTS
10 - ANCHOR TENANTS
11 - CINEMA

COST CENTERS
------------

 1 - CAMM-MALL SHOPS
 2 - TAXM-MALL SHOPS
 3 - CAMA-CAM ANCHORS
 4 - TAXA-TAX ANCHORS
 5 - INSURANCE
 6 - HVAC RECOVERY
 7 - SPRINKLER RECOVERY
 8 - CAMF-FOOD COURT
 9 - UTILITY RECOVERY
10 - COMPACTOR RECOVERY
11 - SEARS TAX RECOVERY

SALES VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
 MONTH    ANNUAL SALES       VOLUME
 -----    ------------       ------
  JAN         8.33%           1.00
  FED         8.33%           1.00
  MAR         8.33%           1.00
  APR         8.33%           1.00
  MAY         8.33%           1.00
  JUN         8.33%           1.00
  JUL         8.33%           1.00
  AUG         8.33%           1.00
  SEP         8.33%           1.00
  OCT         8.33%           1.00
  NOV         8.33%           1.00
  DEC         8.33%           1.00
            ------          ------

TOTALS        100.00%         12.00

GLOBAL RECOVERIES
-----------------

CAM-MALL SHOP REC.,  REFERRED TO AS CAMM
ASSIGNED TO COST CENTER        1 - CAMM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAMS
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCS
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX-MALL SHOPS       , REFERRED TO AS TAXM
ASSIGNED TO COST CENTER      2 - TAXM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAXM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY CAMM
GLOBAL RECOVERY TAXM

FOOD COOURT CAM       , REFERRED TO AS FCTR
ASSIGNED TO COST CENTER        8 - CAMF-FOOD COURT
PRO RATA SHARE RECOVERY OF EXPENSE FCTC
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FCTA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY FCTR

SPRINKLER REOVERY , REFERRED TO AS SPRK
ASSIGNED TO COST CENTER      7 - SPRINKLER RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 0.30/SF
YEAR 2 VALUE - 0.30/SF
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

GLB3
GLOBAL GROUPING
GLOBAL RECOVERY CAMM
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY SPRK

GLB4
GLOBAL GROUPING
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY FCTR
GLOBAL RECOVERY SPRK

SPRINKLER RECOVERY, REFERRED TO AS SPIR
ASSIGNED TO COST CENTER      7 - SPRINKLER RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 0.30/SF
YEAR 2 VALUE - 0.30/SF
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

--------------------------------------------------------------------------------

# 1 - REF1
BASE LEASE DATES:        1/1996 TO 12/2010
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH         VACANT    SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS  INCREASE   FREE RENT      COMMISSIONS  ALTERATIONS
----   ------------   ------  --------   ---------      -----------  -----------

1      10.00            2       NONE       NONE             YES          YES
2      10 00            2       NONE       NONE             YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000,  OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL   EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB

RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 2 - REF2
BASE LEASE DATES:       1/1996 TO12/2010
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           1 - IN-LINE MALL SHOPS
SECONDARY CODE:         2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH          VACANT  SQ FT      MONTHS OF
TERM   YEARS.MONTHS    MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------    ------  --------   ---------   -----------   -----------

1      10.00           2       NONE         NONE           YES           YES
2      10 00           2       NONE         NONE           YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 3 - REF3
 BASE LEASE DATES:       1/1996  TO 12/2010
 TYPE OF TENANT:         RETAIL
 SQUARE FOOTAGE:              1
 PRIMARY CODE:                1 - IN-LINE MALL SHOPS
 SECONDARY CODE:              3 - TENANTS 1201-2000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT      SQ FT    MONTHS OF
TERM    YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----    ------------   ------   --------  ---------   -----------   -----------

1          10.00        2         NONE       NONE        YES            YES
2          10 00        2         NONE       NONE        YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 4 - REF4
BASE LEASE DATES:      1/1996 TO 12/2010
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1
PRIMARY CODE:          1 - IN-LINE MALL SHOPS
SECONDARY CODE:        4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -         0/YEAR
THEREAFTER - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE
ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS ALTERATIONS
----     ------------   ------   --------   ----------  ----------- -----------
1           10.00         2        NONE       NONE          YES         YES
2           10.00         2        NONE       NONE          YES         YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT,  MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTO
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 5 - REF5
BASE LEASE DATES:      l/1996 TO 12/2010
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1
PRIMARY CODE:          1 - IN-LINE MALL SHOPS
SECONDARY CODE:        5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - O/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT      MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS  ALTERATIONS
----     ------------   ------   --------   ---------   -----------  -----------
1           10.00         2        NONE       NONE          YES          YES
2           10.00         2        NONE       NONE          YES          YES

RENEWAL MINIMUM RENT:

100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3
RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 6 - REF6
BASE LEASE DATES:      1/1996 TO 12/2010
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1
PRIMARY CODE:          1 - IN-LINE MALL SHOPS
SECONDARY CODE:        6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT     - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -        0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT      MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS  ALTERATIONS
----     ------------   ------   --------   ---------   -----------  -----------
1           10.00         2        NONE        NONE          YES         YES
2           10.00         2        NONE        NONE          YES         YES

RENEWAL MINIMUM RENT:
100.00X OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING

GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 7 - REF7
BASE LEASE DATES:      1/1996 TO 12/201D
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1
PRIMARY CODE:          1 - IN-LINE MALL SHOPS
SECONDARY CODE:        7 - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----     ------------   ------   --------   ---------  -----------  -----------
1           10.00         2        NONE       NONE         YES         YES
2           10.00         2        NONE       NONE         YES         YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 8 - REF8
BASE LEASE DATES:      1/1996 TO 12/2010
TYPE OF TENANT:        RETAIL

SQUARE FOOTAGE:    1
PRIMARY CODE:      2 - FOOD COURT TENANTS
SECONDARY CODE:    8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 0/YEAR
THEREAFTER    - GROWING AT D.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT     SQ FT    MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----     ------------   ------   --------   ---------  -----------  -----------
1            7.00         2         NONE      NONE         YES          YES
2            7.00         2         NONE      NONE         YES          YES
3            7.00         2         NONE      NONE         YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0 00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 9 - REF9
BASE LEASE DATES:  1/1996 TO 12/2010
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:         1
PRIMARY CODE:           3 - KIOSK TENANTS
SECONDARY CODE:         9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS ALTERATIONS
----     ------------   ------   --------   ---------  ----------- -----------
1            5.00         2        NONE       NONE         YES          YES
2            5.00         2        NONE       NONE         YES          YES
3            5.00         2        NONE       NONE         YES          YES
4            5.00         2        NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT9 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 24
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: NONE

                            MONTEHIEDRA TOWN CENTER
                                EXPIRATION REPORT
                        YEARS 1997 TO 2007, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
# 85-SUITE 900                      INITIAL
MR PRETZELS                   90    12/1999    389.60     9.20    398.80    168.73

# 88-SUlTE 930                      INITIAL
GAFAS Y GAFAS                180    12/1999    133.33     9.20    142.53    168.73

# 92-SUITE 980                      INITIAL
GOODIES                      180    12/1999    133.33     9.20    142.53    168.73
                           -----               ------    -----   -------    ------
3 CY 99 EXPIRATIONS          450               184.59     9.20    193.79    168.73

# 87-SUITE 920                      INITIAL
PIERCING PAGODA              180     2/2000    282.13     5.53    287.67    168.73

# 90-SUITE 960                      INITIAL
BEEPERS CONNECTION            90     3/2000    133.33     9.47    142.80    168.73

# 86-SUITE 910                      INITIAL
ROORICAST                     90    11/2000    160.00     9.47    169.47    168.73
                           -----               ------    -----   -------    ------
3 CY100 EXPIRATIONS          360               214.40     7.50    221.90    168.73
                           -----               ------    -----   -------    ------
6 CUMULATIVE EXPS            810               197.84     8.44    206.28    168.73

# 89-SUITE 950                      INITIAL
VALIJA GATANA                180     1/2001    163.33     9.80    173.13    174.64

# 59-SUITE 621                      INITIAL
LORD JIM LEATHER             800    12/2001     30.00     9.82     39.83     36.15
                           -----               ------    -----   -------    ------
2 CY101 EXPIRATIONS          980                54.49     9.82     64.31     61.59
                           -----               ------    -----   -------    ------
8 CUMULATIVE EXPS          1,790               119.36     9.20    128.55    110.07

# 56-SUITE 612                      INITIAL
CROSSWAY BEAUTY              495     6/2002     49.07    10.16     59.22     37.35

# 84-SUITE 890                      INITIAL
GODDESS                      180    11/2002    166.67    10.13    176.80    180.75

# 57-SUITE 615                      INITIAL
MONTEHIEDRA                  585    11/2002     50.75    10.13     60.88     37.35
                           -----               ------    -----   -------    ------
3 CY102 EXPIRATIONS        1,260                66.65    10.14     76.79     57.84
                           -----               ------    -----   -------    ------
11 CUMULATIVE EXPS         3,050                97.58     9.59    107.17     88.49

# 3-SUITE 30                        INITIAL
THE HORSE LOVERS'            800     8/2003     37.01    10.44     47.45     37.41
                           -----               ------    -----   -------    ------

                                                                          PAGE 2

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
1 CY103 EXPIRATIONS          800                37.01    10.44     47.45     37.41
                           -----               ------    -----   -------    ------
12 CUMULATIVE EXPS         3,850                84.99     9.77     94.76     77.88


# 23-SUITE 250                      INITIAL
THE BOOK SHOP              1,716     4/2004     47.38    10.87     58.25     33.56

# 73-SUITE 770                      INITIAL
PATR1CA                    2,025     5/2004     29.87    10.87     40.73     28.40

# 55-SUITE 610                      INITIAL
POSTAL ZONE                1,080     7/2004     30.00    10.87     40.87     38.72

# 25-suite 270                      INITIAL
DONATO                     4,309    11/2004     34.74    10.87     45.61     25.82

# 83-suite 880                      INITIAL
EKENIRIX                     678    11/2004     41.36    10.88     52.25     40.02

# 26-SUITE 28D                      INITIAL
PAYLESS SHOESOURCE         4,363    11/2004     21.07     3.89     24.96     25.82

# 9-SUITE 90                        INITIAL
REQUERDOS                  2,215    11/2004     24.00    10.87     34.87     28.40

# 18-SUITE 200                      INITIAL
CLAIRE'S BOUTIQUE            940    11/2004     37.23    10.93     48.15     38.72

# 19-SUITE 210                      INITIAL
NOVUS                      2,995    11/2004     43.25    11.14     54.39     28.40

# 2-SUITE 20                        INITIAL
ME SALVE                   4,968    11/2004     15.00    11.14     26.14     25.82

# 61-SUITE 640                      INITIAL
BRILLANTIF JOYEROS           800    11/2004     71.49    10.86     82.35     38.72

# 63-SUITE 660                      INITIAL
CINE FOTO                  1,000    11/2004     45.00    10.87     55.87     38.72

# 67-SUITE 710                      INITIAL
INFINITO                   4,360    11/2004     29.90    10.87     40.77     25.82

# 28-SUITE 300                      INITIAL
PUERTOS ESCANDIDOS         1,738    12/2004     36.79    10.87     47.66     34.74

# 29-SUITE 310                      INITIAL
PEARLE VISION              1,905    12/2004     25.00    11.14     36.14     34.74

# 70-SUITE 740                      INITIAL
KINDER MODE                1,573    12/2004     33.24    12.21     45.45     34.74

# 44-SUITE 480                      INITIAL
TACO MAKER                   530    12/2004    116.74    93.42    210.16     86.84

# 82-SUITE 860                      INITIAL
SALON DE ORO                 902    12/2004     53.61    10.87     64.48     40.08

# 11-SUITE 110                      INITIAL
MAMBO                      1,500    12/2004     34.87    10.87     45.74     34.74

# 91-SUITE 970                      INITIAL
SUNGLASS HUT                 180    12/2004    133.33    10.87    144.20    200.40

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
# 62-SUITE 650                      INITIAL
PRECIOSA                   1,602    12/2004     45.69    11.14     56.82     34.74
                           -----               ------    -----   -------    ------
21 CY104 EXPIRATIONS      41,379                33.65    11.32     44.96     31.66
                           -----               ------    -----   -------    ------
33 CUMULATIVE EXPS        45,229                38.02    11.18     49.20     35.59


# 66-SUITE 690                      INITIAL
MARIANNE                  10,481     1/2005     28.62    12.10     40.71     20.04

# 40-SUITE 420                      INITIAL
DELECIAS                     777     1/2005     30.01    12.22     42.22     40.08

# 41-SUITE 450                      INITIAL
SBARRO                       700     1/2005    111.77    97.46    209.23     86.84

# 30-SUITE 320                      INITIAL
CALZADOS PIMPOLIN          1,200     1/2005     30.00    12.21     42.21     40.08

# 80-SUITE 840                      INITIAL
IMPERIAL BEAUTY            1,628     1/2005     35.00    12.21     47.20     34.74

# 47-SUITE 510                      INITIAL
COUNTRY PIT                  651     1/2005    113.57    97.46    211.02     86.84

# 48-SUITE 520                      INITIAL
KFC                          768     1/2005     86.69    97 41    184.09     86.84

# 32-SUITE 350                      INITIAL
ONE PRICE CLOTHING         4,360     1/2005     20.00    11.75     31.75     26.72

# 85-SUITE 900                     RENEWAL 1
MR. PRETZELS                  90     2/2005    478.93    12.13    491.07    200.40

# 75-SUITE 790                      INITIAL
REQUEST JEANS              2,212     2/2005     20.00    12.20     32.20     29.39

# 77-SUITE 810                      INITIAL
BOSTONIAN                  1,335     2/2005     37.72    11.41     49.12     34.74

# 17-SUITE 19D                      INITIAL
SPEC'S MUSIC               3,410     2/2005     35.00    12.20     47.20     29.39

# 88-SUITE 930                     RENEWAL 1
GAFAS Y GAFAS                180     2/2005    185.60    12.13    197.73    200.40

# 42-SUITE 460                      INITIAL
EL SANDWICHON                360     2/2005     76.80    97.47    174.27     86.84

# 33-SUITE 351                      INITIAL
ATHLETIC ATTIC             2,042     2/2005     42.08    12.20     54.28     29.39

# 71-SUITE 750                      INITIAL
EYE CENTER                 1,596     2/2005     30.00    12.20     42.20     34.74

# 21-SUITE 230                      INITIAL
GENERAL NUTRITION          1,730     2/2005     45.40    11.63     57.02     34.74

# 92-SUITE 980                     RENEWAL 1
GOODIES                      180     2/2005    185.60    12.13    197.73    200.40

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
# 24-SUITE 260                      INITIAL
KRESS & KRESS KIDS         6,331     3/2005     27.67     9.62     37.29     24.05

# 87-SUITE 920                     RENEWAL 1
PIERCING PAGODA              180     4/2005    335.07    12.13    347.20    200.40

# 8-SUITE 80                        INITIAL
KIDZ WORLD                 2,094     4/2005     30.00    12.20     42.20     29.39

# 34-SUITE 360                      INITIAL
CASA DE LOS TAPES          3,126     4/2005     36.03    12.20     48.23     29.39

# 27-SUITE 290                      INITIAL
CASA FEBUS                 4,360     4/2005     30.67    12.20     42.88     26.72

# 64-SUITE 670                      INITIAL
CROSSWAY FAMILY            1,430     5/2005     47.09    12.20     59.29     34.74

# 49-SUITE 530                      INITIAL
GALLERIA GIRASOL             757     5/2005     56.48    12.21     68.69     40.08

# 76-SUITE 800                      INITIAL
STEPHANIE ADDLER           2,094     5/2005     23.00    12.20     35.20     29.39

# 7-SUITE 70                        INITIAL
LA GRAN VIA                4,360     5/2005     30.00    12.20     42.20     26.72

# 90-SUITE 960                     RENEWAL 1
BEEPERS CONNECTION            90     5/2005    185.60    12.13    197.73    200.40

# 78-SUITE 820                      INITIAL
KITTY LAND                   990     5/2005     90.63    12.21    102.84     40.08

# 13-SUITE 130                      INITIAL
THE PRO IMAGE              1,461     5/2005     35.00    12.20     47.20     34.74

# 14-SUITE 140                      INITIAL
ELECTRONICS B ANTI.        1,461     5/2005     55.93    12.20     68.12     34.74

# 16-SUITE 180                      INITIAL
THOM MCAN FOOTWEAR         2,978     6/2005     25.43    12.20     37.64     29.39

# 68-SUITE 720                      INITIAL
KAY BEE TOYS               4,317     6/2005     24.85    11.63     36.48     26.72

# 46-SUITE 500                      INITIAL
CHOPSTICKS                   651     7/2005     93.25    97.46    190.71     86.84

# 93-SUITE 990                      INITIAL
HOWARD JOHNSON'S             180     7/2005    200.00    12.20    212.20    200.40

# 50-SUITE 550                      INITIAL
VICTORIAN ROOM               709     9/2005     63.05    12.19     75.23     41.42

# 5-SUITE 40                        INITIAL
LA DEFENSA                 2,394    10/2005     24.00    12.21     36.21     29.39

# 22-SUITE 240                      INITIAL
MADELENE BOUT1OUE          1,780    10/2005     34.00    12.20     46.20     34.74

# 31-SUITE 330                      INITIAL
PARTY LAND                 4,029    10/2005     20.00    12.20     32.20     26.72

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
# 54-SUITE 600                      INITIAL
FOOTCACTION                4,966    11/2005     37.77     12.20    49.97     26.72

# 43-SUITE 470                      INITIAL
FLAMERS                      461    12/2005    193.77     97.46   291.23     89.88
                           -----               ------     -----   ------    ------
41 CY105 EXPIRATIONS      84,899                37.21     15.52    52.73     32.62
                           -----               ------     -----   ------    ------
74 CUMULATIVE EXPS       130,128                37.49     14.02    51.50     33.65


# 86-SUITE 910                     RENEWAL 1
ROORICAST                     90     1/2006    192.13     11.87   204.00    207.41

# 65-SUITE 680                      INITIAL
BANCO SANTANDER            1,553     1/2006     40.00     11.79    51.79     35.95

# 10-SUITE 100                      INITIAL
ALMACENES GONZALEZ         2,861     1/2006     30.00     11.85    41.85     30.42

# 45-SUITE 490                      INITIAL
LA PAPILLA                   370     3/2006    164.79    100.83   265.62     89.88

# 81-SUITE 850                      INITIAL
LE CLUB                    4,005     3/2006     25.00     11.79    36.79     27.65

# 89-SUITE 950                     RENEWAL 1
VALIJA GATANA                180     3/2006    192.07     11.85   203.80    207.41

# 58-SUITE 620                      INITIAL
IN DETAIL                    990     4/2006     25.01     11.79    36.80     41.48

# 79-SUITE 830                      INITIAL
PETLAND                    2,904     6/2006     21.91     11.85    33.76     30.42

# 53-SUITE 595                      INITIAL
CLICK                      2,180     8/2006     27 43     11.85    39.29     30.42

# 20-SUITE 220                      INITIAL
BAKERS                     2,588    11/2006     45.26      9.06    54.32     30.42

# 72-SUITE 760                      INITIAL
JW                         1,383    11/2006     37.15      8.93    46.08     35.95

# 6-SUITE 50                        INITIAL
ATHLETIC EXPRESS           3,294    11/2006     29.34     11.28    40.61     30.42

# 74-SUITE 780                      INITIAL
ATICO ANTIQUES             2,343    11/2006     34.55     11.80    46.35     30.42

# 51-SUITE 560                      INITIAL
J. RIGGINS                 2,501    11/2006     23.00      9.06    32.06     30.42

# 52-SUITE 580                      INITIAL
OAK TREE                   2,086    11/2006     27.99      9.06    37.05     30.42

# 69-SUITE in 0                     INITIAL
WILD PAIR                  1,383    12/2006     41.79      9.07    50.85     37.21

# 60-SUITE 631                      INITIAL
HILL MONOGRAMS               751    12/2006     34.99     11.81    46.80     42.93

                                     TERM/      BASE              TOTAL     MARKET
TENANT                 SQUARE FT   END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
------                 ---------   --------   -------  -------   -------   -------
# 12-SUITE 120                      INITIAL
5-7-9                      1,554    12/2006     54.56     9.06     63.61     37.21

# 4-SUITE 31                        INITIAL
XPLOSIF                    3,419    12/2006     24.45    11.79     36.24     31.49

# 97-SUITE 1130                     INITIAL
TECHNOLOGY SHOP            2,180    12/2006     29.61    11.78     41.39     31.49

20 CY106 EXPIRATIONS      38,615                33 36    11.79     45.15     33.56

94 CUMULATIVE EXPS       168,743                36.54    13.51     50.05     33.63

# 39-SUITE 400                      INITIAL
TIME-OUT                   2,082     1/2007     28.87     9.37     38.24     31.49

# 94-SUITE 1000                     INITIAL
VACANT IN-LINE***          2,725     5/2007     30.65    12.16     42.81     31.49

# 95-SUITE 1100                     INITIAL
VACANT IN-LINE***          2,525     8/2007     30.65    12.16     42.82     31.49

# 96-SUITE 1120                     INITIAL
VACANT IN-LINE***            350    11/2007     34.11    12.14     46.25     44.37
                         -------               ------    -----   -------    ------
4 CY107 EXPIRATIONS        7,682                30.33    11.40     41.73     32.07
                         -------               ------    -----   -------    ------
98 CUMULATIVE EXPS       176,425                36.27    13.42     49.69     33.56

                            MONTEHIEDRA TOWN CENTER
                                 TENANT REGISTER

               TENANT                        SQUARE FEET  BEGIN DATE   END DATE
---------------------------------------      ----------   ----------   --------
            1 - IN-LINE MALL SHOPS

 #  2 - SUITE 20  ME SALVE                      4,968      12/1994      11/2004
 #  3 - SUITE 30  THE HORSE LOVERS'               800      11/1996       8/2003
 #  4 - SUITE 31  XPLOSIF                       3,419      12/1996      12/2006
 #  5 - SUITE 40  LA DEFENSA                    2,394      11/1995      10/2005
 #  6 - SUITE 50  ATHLETIC EXPRESS              3,294      12/1996      11/2006
 #  7 - SUITE 70  LA GRAN VIA                   4,360       5/1995       5/2005
 #  8 - SUITE 80  KIDZ WORLD                    2,094       5/1995       4/2005
 #  9 - SUITE 90  REOUERDOS                     2,215       3/1995      11/2004
 # 10 - SUITE 100 ALMACENES GONZALEZ            2,861       2/1996       1/2006
 # 11 - SUITE 110 MAMBO                         1,500       1/1995      12/2004
 # 12 - SUITE 120 5-7-9                         1,554      12/1994      12/2006
 # 13 - SUITE 130 THE PRO IMAGE                 1,461       5/1995       5/2005
 # 14 - SUITE 140 ELECTRONICS BOUTI.            1,461       4/1995       5/2005
 # 15 - SUITE 150 GIRALDA                      14,615      12/1994      11/2009
 # 16 - SUITE 180 THOM MCAN FOOTWEAR            2,978       7/1995       6/2005
 # 17 - SUITE 190 SPEC'S MUSIC                  3,410       3/1995       2/2005
 # 18 - SUITE 200 CLAIRE'S BOUTIQUE               940      12/1994      11/2004
 # 19 - SUITE 210 NOVUS                         2,995       1/1995      11/2004
 # 20 - SUITE 220 BAKERS                        2,588      12/1994      11/2006
 # 21 - SUITE 230 GENERAL NUTRITION             1,730       3/1995       2/2005
 # 22 - SUITE 240 MADELENE BOUTIQUE             1,780      11/1995      10/2005
 # 23 - SUITE 25O THE BOOK SHOP                 1,716       5/1996       4/2004
 # 24 - SUITE 260 KRESS & KRESS KIDS            6,331       4/1995       3/2005
 # 25 - SUITE 270 DONATO                        4,309      12/1994      11/2004
 # 26 - SUITE 280 PAYLESS SHOESOURCE            4,363      12/1994      11/2004
 # 27 - SUITE 290 CASA FEBUS                    4,360       5/1995       4/2005
 # 28 - SUITE 300 PUERTOS ESCANDIDOS            1,738       1/1994      12/2004
 # 29 - SUITE 310 PEARLE VISION                 1,905      12/1994      12/2004
 # 30 - SUITE 320 CALZADOS PIMPOLIN             1,200       5/1995       1/2005
 # 31 - SUITE 330 PARTY LAND                    4,029      11/1995      10/2005
 # 32 - SUITE 350 ONE PRICE CLOTHING            4,360      11/1995       1/2005
 # 33 - SUITE 351 ATHLETIC ATTIC                2,042       3/1995       2/2005
 # 34 - SUITE 360 CASA DE LOS TAPES             3,126       5/1995       4/2005
 # 36 - SUITE 375 DISCOVERY ZONE               10,000       2/1995       2/2015
 # 39 - SUITE 400 TIME-OUT                      2,082       2/1995       1/2007
 # 40 - SUITE 420 DELECIAS                        777       2/1995       1/2005
 # 49 - SUITE 530 GALLERIA GIRASOL                757       5/1995       5/2005
 # 50 - SUITE 550 VICTORIAN ROOM                  709      10/1995       9/2005
 # 51 - SUITE 560 J. RIGGINS                    2,501      12/1994      11/2006
 # 52 - SUITE 580 OAK TREE                      2,086      12/1994      11/2006
 # 53 - SUITE 595 CLICK                         2,180       9/1996       8/2006
 # 54 - SUITE 600 FOOTCACTION                   4,966      12/1995      11/2005
 # 55 - SUITE 610 POSTAL ZONE                   1,080      10/1996       7/2004
 # 56 - SUITE 612 CROSSWAY BEAUTY                 495       8/1996       6/2002
 # 57 - SUITE 615 MONTEHIEDRA                     585      10/1996      11/2002
 # 58 - SUITE 620 IN DETAIL                       990       5/1996       4/2006
 # 59 - SUITE 621 LORD JIM LEATHER                800       3/1996      12/2001
 # 60 - SUITE 631 HILL MONOGRAMS                  751       1/1996      12/2006
 # 61 - SUITE 640 BRILLANTIF JOYEROS              800      12/1994      11/2004
 # 62 - SUITE 650 PRECIOSA                      1,602      12/1994      12/2004
 # 63 - SUITE 660 CINE FOTO                     1,000       7/1995      11/2004
 # 64 - SUITE 670 CROSSWAY FAMILY               1,430       5/1995       5/2005
 # 65 - SUITE 680 BANCO SANTANDER               1,553       2/1996       1/2006
 # 66 - SUITE 690 MARIANNE                     10,481      12/1994       1/2005
 # 67 - SUITE 710 INFINITO                      4,360      12/1994      11/2004
 # 68 - SUITE 720 KAY BEE TOYS                  4,317       7/1995       6/2005
 # 69 - SUITE 730 WILD PAIR                     1,383      12/1994      12/2006
 # 70 - SUITE 740 KINDER MODE                   1,573      11/1994      12/2004
 # 71 - SUITE 750 EYE CENTER                    1,596       3/1995       2/2005
 # 72 - SUITE 760 JW                            1,383      12/1994      11/2006
 # 73 - SUITE 770 PATRICA                       2,025       5/1996       5/2004
 # 74 - SUITE 780 ATICO ANTIQUES                2,343      12/1996      11/2006
 # 75 - SUITE 790 REQUEST JEANS                 2,212       3/1995       2/2005

MONTEHIEDRA TOWN CENTER                                                  PAGE 2

               TENANT                        SQUARE FEET  BEGIN DATE   END DATE
---------------------------------------      ----------   ----------   --------
 # 76 - SUITE 800  STEPHANIE ADDLER             2,094       5/1995       5/2005
 # 77 - SUITE 810  BOSTONIAN                    1,335       3/1995       2/2005
 # 78 - SUITE 820  KITTY LAND                     990       5/1995       5/2005
 # 79 - SUITE 830  PETLAND                      2,904       8/1996       6/2006
 # 80 - SUITE 840  IMPERIAL BEAUTY              1,628       5/1995       1/2005
 # 81 - SUITE 850  LE CLUB                      4,005       4/1996       3/2006
 # 82 - SUITE 860  SALON DE ORO                   902      11/1994      12/20D4
 # 83 - SUITE 880  EKENIRIX                       678      12/1994      11/2004
 # 94 - SUITE 1000 VACANT IN-LINE***            2,725       6/1997       5/2007
 # 95 - SUITE 1100 VACANT IN-LINE***            2,525       9/1997       8/2007
 # 96 - SUITE 1120 VACANT IN-LINE***              350      12/1997      11/2007
 # 97 - SUITE 1130 TECHNOLOGY SHOP              2,180       1/1997      12/2006
                                              -------
            75 TENANTS                        194,029

            2 - FOOD COURT TENANTS

 # 41 - SUITE 450  SBARRO                         700       2/1995       1/2005
 # 42 - SUITE 460  EL SANDWICHON                  360       3/1995       2/2005
 # 43 - SUITE 470  FLAMERS                        461       1/1995      12/2005
 # 44 - SUITE 480  TACO MAKER                     530       1/1995      12/2004
 # 45 - SUITE 490  LA PAPILLA                     370       4/1996       3/2006
 # 46 - SUITE 500  CHOPSTICKS                     651       8/1995       7/2005
 # 47 - SUITE 510  COUNTRY PIT                    651       2/1995       1/2005
 # 48 - SUITE 520  KFC                            768       2/1995       1/2005
                                              -------
     8 TENANTS                                  4,491

            3 - KIOSK TENANTS

 # 84 - SUITE 890  GODDESS                        180      12/1995      11/2002
 # 85 - SUITE 900  MR. PRETZELS                    90       1/1995      12/1999
 # 86 - SUITE 910  ROORICAST                       90      12/1995      11/2000
 # 87 - SUITE 920  PIERCING PAGODA                180       3/1995       2/2000
 # 88 - SUITE 930  GAFAS Y GAFAS                  180       1/1994      12/1999
 # 89 - SUITE 950  VALIJA GATANA                  180       2/1996       1/2001
 # 90 - SUITE 960  BEEPERS CONNECTION              90       3/1995       3/2000
 # 91 - SUITE 970  SUNGLASS HUT                   180       1/1995      12/2004
 # 92 - SUITE 980  GOODIES                        180       1/1995      12/1999
 # 93 - SUITE 990  HOWARD JOHNSON'S               180       8/1995       7/2005
                                              -------
    10 TENANTS                                  1,530

            4 - ANCHOR TENANTS

 #  1 - SUITE 10   KMART                      135,385      10/1994      10/2019
 # 35 - SUITE 370  MARSHALLS                   29,776      12/1994       1/2015
 # 38 - SUITE 390  BUILDERS SQUARE            110,241       9/1994       8/2019
                                              -------
            3 TENANTS                         275,402

            5 - CINEMA

 # 37 - SUITE 380  CARIBBEAN THEATRES          50,000       5/1996       4/2021
                                              -------
            1 TENANTS                          50,000
                                              -------
           97 TENANTS                         525,452
                                              =======

                                       QUALIFICATIONS OF RICHARD W. LATELLA
================================================================================

Professional Affiliations
Member, American Institute of Real Estate Appraisers
 (MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R
State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216

New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member- International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W. Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.

Formal Education
Trenton State College, Trenton, New Jersey
  Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

                                           QUALIFICATIONS OF BRIAN J. BOOTH
================================================================================

General Experience

     Brian J. Booth joined Cushman & Wakefield Valuation Advisory Services in 1995. Cushman & Wakefield is a national full service real estate organization.

     Mr. Booth previously worked for two years at C. Spencer Powell & Associates in Portland, Oregon, where he was an associate appraiser. He worked on the analysis and valuation of numerous properties including, office buildings, apartments, industrials, retail centers, vacant land, and special purpose properties.

Academic Education

Bachelor of Science (BS)                      Willamette University (1993)
Major: Business-Economics                     Salem, Oregon
Study Overseas (Spring 1992)                  London University
                                               London, England
Appraisal Education

110  Appraisal Principles                     Appraisal Institute       1993
120  Appraisal Procedures                     Appraisal Institute       1994
310  Income Capitalization                    Appraisal Institute       1994
320  General Applications                     Appraisal Institute       1994
410  Standards of Professional Practice A     Appraisal Institute       1993
420  Standards of Professional Practice B     Appraisal Institute       1993

Professional Affiliation

Associate Member, Candidate MAI, Appraisal Institute